UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. 3)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

Global Consumer Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Copies to:
Jeffrey A. Horwitz, Esq.
Frank J. Lopez, Esq.
Proskauer Rose, LLP
1585 Broadway
New York, New York 10036
Telephone: 212-969-3000
Fax: 212-969-2900

1370 Avenue of the Americas, 28th Floor
New York, New York 10019

To be renamed:

To the Stockholders of Global Consumer Acquisition Corp.:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Global Consumer Acquisition Corp. (“GCAC”), a Delaware corporation, which will be held at 10:00 a.m. EST, on September 30, 2009, at the offices of our counsel, Proskauer Rose LLP, 1585 Broadway, New York, New York 10036. The purpose of the Special Meeting is:

(1) to consider and vote upon a proposal to approve the Merger Agreement (the “1st Commerce Merger Agreement”), dated as of July 13, 2009, among GCAC, WL Interim Bank, a Nevada corporation (“Merger Sub”), 1st Commerce Bank, a Nevada-chartered non-member bank (“1st Commerce Bank”), Capitol Development Bancorp Limited V, a Michigan corporation (“Capitol Development”) and Capitol Bancorp Limited, a Michigan corporation (“Capitol Bancorp”), which provides for the merger of Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming our wholly owned subsidiary (the “Acquisition”) — this proposal is referred to as the “Acquisition Proposal”;

(2) to consider and vote upon the issuance of:

•	50,000 restricted stock units to each of Richard A.C. Coles and Michael B. Frankel, who currently serve on our Board of Directors and will continue to serve on our Board of Directors upon the consummation of the Acquisition; Mark Schulhof, who currently serves on our Board of Directors; and Daniel B. Silvers, who currently serves as our President and will continue to serve as our President upon the consummation of the Acquisition (a total of 200,000 restricted stock units); and

•	approximately 91,556 shares of restricted stock to Mark Daigle, who will serve as President, Chief Executive Officer and Chief Credit Officer of 1st Commerce Bank, which will be our operating company subsidiary upon the consummation of the Acquisition; approximately 25,432 shares of restricted stock to George A. Rosenbaum Jr. who will serve as our Principal Accounting Officer and the Chief Financial Officer of 1st Commerce Bank; and approximately 101,729 shares of restricted stock to Laus M. Abdo, who will serve as our Chief Operating Officer (a total of approximately 218,717 shares of restricted stock) — this proposal is referred to collectively as the “Restricted Stock and Unit Proposal”;

(3) to consider and vote upon a proposal to amend our Amended and Restated Certificate of Incorporation to:

•	amend the definition of “Business Combination” to remove the requirement that the initial acquisition of one or more assets or operating businesses have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of acquisition;

•	remove the prohibition on the consummation of a Business Combination if holders of an aggregate of 30% or more in interest of the shares of our common stock issued in our initial public offering (“Public Shares”) exercise their conversion rights;

•	remove the requirement that only holders of Public Shares who vote against the Acquisition may convert their Public Shares into cash (the amendments set forth in these first three bullets are referred to collectively as the “Initial Charter Amendment Proposals”);

•	change our name from “Global Consumer Acquisition Corp.” to “Western Liberty Bancorp”; and

•	change our corporate existence to perpetual;

•	remove provisions that will no longer be applicable to us after the Acquisition (the amendments set forth in these last three bullets are referred to collectively as the “Secondary Charter Amendment Proposals”) — these proposals are referred to collectively as the “Charter Amendment Proposals”;

(4) to elect eight directors to our Board of Directors — this proposal is referred to as the “Director Election Proposal”; and

(5) to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, we are not authorized to consummate the Acquisition — this proposal is referred to as the “Adjournment Proposal.”

We are providing the enclosed proxy statement, Notice of Special Meeting of Stockholders and proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Unless the context requires otherwise, references to “you” are references to GCAC stockholders, and references to “we,” “us” and “our” are to GCAC. Our common stock, units and warrants are currently listed on the NYSE Amex under the symbols GHC, GHC.U and GHC.W, respectively, which will be changed to WLBC and WLBC.W. We intend to apply to have our securities listed on the New York Stock Exchange Euronext (the “NYSE”) following the consummation of the Acquisition.

After careful consideration, our Board of Directors has determined that the Acquisition Proposal, the Restricted Stock and Unit Proposal, each of the Charter Amendment Proposals, the Director Election Proposal and the Adjournment Proposal are fair to and in the best interests of GCAC and our stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the approval of all of the proposals.

Enclosed is a Notice of Special Meeting of Stockholders, proxy statement and accompanying proxy card containing detailed information concerning the Acquisition Proposal, the Restricted Stock and Unit Proposal, each of the Charter Amendment Proposals, the Director Election Proposal and the Adjournment Proposal. Whether or not you plan to attend the Special Meeting, we urge you to read this material carefully.

I look forward to seeing you at the Special Meeting.

Sincerely,

Jason N. Ader
Chairman of the Board and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT.  WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, THE DETAILS OF WHICH ARE DESCRIBED ON THE FOLLOWING

PAGES, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

IF YOU ARE A HOLDER OF PUBLIC SHARES AND WISH TO EXERCISE YOUR CONVERSION RIGHTS AS DESCRIBED IN THIS PROXY STATEMENT, YOU MUST (I) VOTE WITH RESPECT TO THE ACQUISITION PROPOSAL, (II) DEMAND THAT WE CONVERT YOUR SHARES INTO CASH BY MARKING THE APPROPRIATE SPACE ON THE PROXY CARD, AND (III) DELIVER YOUR STOCK TO OUR TRANSFER AGENT PHYSICALLY OR ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM UPON THE CLOSING OF THE ACQUISITION OF 1ST COMMERCE BANK, WHICH WILL BE AS SOON AS PRACTICABLE FOLLOWING THE SPECIAL MEETING. IF YOU CHOOSE TO CONVERT YOUR SHARES AND THE ACQUISITION OF 1ST COMMERCE BANK IS APPROVED YOU WILL RECEIVE SUCH CASH AS SOON AS PRACTICAL AFTER CLOSING THE ACQUISITION OF 1ST COMMERCE BANK. IN MAKING YOUR DECISION AS TO THE ACQUISITION PROPOSAL, PLEASE CONSIDER THAT PURSUANT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, IF THE ACQUISITION OF 1ST COMMERCE BANK IS NOT APPROVED, STOCKHOLDERS WILL NOT BE PERMITTED TO CONVERT THEIR SHARES INTO THEIR PRO RATA PORTION OF OUR TRUST ACCOUNT, EVEN IF SUCH STOCKHOLDERS ELECTED TO EXERCISE THEIR CONVERSION RIGHTS, AND WE WILL LIKELY BE FORCED TO LIQUIDATE ALL OF THE ASSETS HELD IN OUR TRUST ACCOUNT. WE BELIEVE THAT SUCH LIQUIDATION WILL LIKELY NOT OCCUR UNTIL EARLY 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

You are encouraged to carefully read the entire document and the documents incorporated by reference. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 20.

The proxy statement is dated September   , 2009, and is first being mailed on or about September   , 2009.

If you would like additional copies of this proxy statement or have questions about the Acquisition, you should contact our Assistant Secretary via telephone or in writing: Mr. Andrew Nelson, Global Consumer Acquisition Corp., 1370 Avenue of the Americas, Floor 28, New York, New York 10019; Telephone: (212) 445-7800.

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the Special Meeting. The latest date to request the information to be received timely is          , 2009.

1370 Avenue of the Americas, 28th Floor
New York, New York 10019

To be renamed:

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 30, 2009

To the Stockholders of Global Consumer Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of Global Consumer Acquisition Corp. (“GCAC”), a Delaware corporation, will be held at 10:00 a.m. EST, on September 30, 2009, at the offices of our counsel, Proskauer Rose LLP, 1585 Broadway, New York, New York 10036. You are cordially invited to attend the meeting, which will be held for the following purposes:

(1) to consider and vote upon a proposal to approve the Merger Agreement (the “1st Commerce Merger Agreement”), dated as of July 13, 2009, among GCAC, WL Interim Bank, a Nevada corporation (“Merger Sub”), 1st Commerce Bank, a Nevada-chartered non-member bank (“1st Commerce Bank”), Capitol Development Bancorp Limited V, a Michigan corporation (“Capitol Development”) and Capitol Bancorp Limited, a Michigan corporation (“Capitol Bancorp”), which provides for the merger of Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming our wholly owned subsidiary (the “Acquisition”) — this proposal is referred to as the “Acquisition Proposal”;

(2) to consider and vote upon the issuance of:

•	50,000 restricted stock units to each of Richard A.C. Coles and Michael B. Frankel, who currently serve on our Board of Directors and will continue to serve on our Board of Directors upon the consummation of the Acquisition; Mark Schulhof, who currently serves on our Board of Directors; and Daniel B. Silvers, who currently serves as our President and will continue to serve as our President upon the consummation of the Acquisition (a total of 200,000 restricted stock units); and

•	approximately 91,556 shares of restricted stock restricted stock to Mark Daigle, who will serve as President, Chief Executive Officer and Chief Credit Officer of 1st Commerce Bank, which will be our operating company subsidiary upon the consummation of the Acquisition; approximately 25,432 shares of restricted stock to George A. Rosenbaum Jr. who will serve as our Principal Accounting Officer and the Chief Financial Officer of 1st Commerce Bank; and approximately 101,729 shares of restricted stock to Laus M. Abdo, who will serve as our Chief Operating Officer (a total of approximately 218,717 shares of restricted stock) — this proposal is referred to collectively as the “Restricted Stock and Unit Proposal”;

(3) to consider and vote upon a proposal to amend our Amended and Restated Certificate of Incorporation to:

•	amend the definition of “Business Combination” to remove the requirement that the initial acquisition of one or more assets or operating businesses have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of acquisition;

•	remove the prohibition on the consummation of a Business Combination if holders of an aggregate of 30% or more in interest of the shares of our common stock issued in our initial public offering (“Public Shares”) exercise their conversion rights;

•	remove the requirement that only holders of Public Shares who vote against the acquisition may covert their Public Shares into cash (the amendments set forth in these first three bullets are referred to collectively as the “Initial Charter Amendment Proposals”);

•	change our name from ‘Global Consumer Acquisition Corp.’ to ‘Western Liberty Bancorp’;

•	change our corporate existence to perpetual;

•	remove provisions that will no longer be applicable to us after the Acquisition (the amendments set forth in these last three bullets are referred to collectively as the “Secondary Charter Amendment Proposals”) — these proposals are referred to collectively as the “Charter Amendment Proposals”;

(4) to elect eight directors to our Board of Directors — this proposal is referred to as the “Director Election Proposal”; and

(5) to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, we are not authorized to consummate the Acquisition — this proposal is referred to as the “Adjournment Proposal.”

These items of business are described in the attached proxy statement, which you are encouraged to read in its entirety before voting. Only holders of record of our common stock at the close of business on September 11, 2009, the record date for our Special Meeting, are entitled to notice of the Special Meeting and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting. We are commencing our solicitation of proxies on September   , 2009, which is before the September 11, 2009 record date. We will continue to solicit proxies until the September 30, 2009 Special Meeting and each stockholder of record on September 11, 2009 will receive a proxy statement and have the opportunity to vote on the matters described in the proxy statement. Proxies delivered prior to the record date will be valid and effective so long as the stockholder providing the proxy is a stockholder on the record date. If you are not a holder of record on the record date any proxy you deliver will be ineffective. If you deliver a proxy prior to the record date and remain a holder on the record date you do not need to deliver another proxy after the record date. If you deliver a proxy prior to the record date and do not revoke that proxy, your proxy will be deemed to cover the number of shares you own on the record date even if that number is different from the number of shares you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the record date will not be effective.

After careful consideration, our Board of Directors has determined that the Acquisition Proposal, the Restricted Stock and Unit Proposal, each of the Charter Amendment Proposals, the Director Election Proposal and the Adjournment Proposal are fair to and in the best interests of GCAC and our stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the approval of all of the proposals.

All of our stockholders are cordially invited to attend the Special Meeting in person. To ensure your representation at the Special Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of our common stock, you may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker or bank.

A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for 10 days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting. A complete list of our stockholders of record entitled to vote at the Special Meeting will be mailed to any stockholder who makes such request in writing, within five business days after receipt of such request.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Special Meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Jason N. Ader
Chairman of the Board and
Chief Executive Officer

September   , 2009

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS AND YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES CONVERTED INTO A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE GROSS PROCEEDS OF OUR INITIAL PUBLIC OFFERING ARE HELD. YOU MUST AFFIRMATIVELY VOTE WITH RESPECT TO THE ACQUISITION PROPOSAL AND DEMAND THAT WE CONVERT YOUR SHARES INTO CASH NO LATER THAN THE CLOSE OF THE VOTE ON THE ACQUISITION PROPOSAL TO EXERCISE YOUR CONVERSION RIGHTS. IN ORDER TO CONVERT YOUR SHARES, YOU MUST TENDER YOUR STOCK TO OUR STOCK TRANSFER AGENT UPON CLOSING OF THE ACQUISITION, WHICH WILL BE AS SOON AS PRACTICABLE FOLLOWING THE SPECIAL MEETING. YOU MAY TENDER YOUR STOCK BY EITHER DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE ACQUISITION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE CONVERTED INTO CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR CONVERSION RIGHTS. IN MAKING YOUR DECISION AS TO THE ACQUISITION PROPOSAL, PLEASE CONSIDER THAT PURSUANT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, IF THE ACQUISITION IS NOT APPROVED, STOCKHOLDERS WILL NOT BE PERMITTED TO CONVERT THEIR SHARES INTO THEIR PRO RATA PORTION OF OUR TRUST ACCOUNT, EVEN IF SUCH STOCKHOLDERS ELECTED TO EXERCISE THEIR CONVERSION RIGHTS, AND WE WILL LIKELY BE FORCED TO LIQUIDATE ALL OF THE ASSETS HELD IN THE TRUST ACCOUNT. WE BELIEVE THAT SUCH LIQUIDATION WILL LIKELY NOT OCCUR UNTIL EARLY 2010. SEE “SPECIAL MEETING OF GCAC STOCKHOLDERS — CONVERSION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

SUMMARY OF THE PROPOSALS

Summary of the Acquisition Proposal

•	Our Board of Directors and the Board of Directors of each of Merger Sub, 1st Commerce Bank and Capitol Development have approved the 1st Commerce Merger Agreement, attached hereto as Annex A, which provides for the merger of Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming our wholly owned subsidiary. 1st Commerce Bank is referred to as the “target” and the transaction contemplated by the 1st Commerce Merger Agreement is referred to herein as the “Acquisition.”

•	In connection with the Acquisition, we intend to become a bank holding company, which will enable us to participate in financial lines of business, and will rename ourselves Western Liberty Bancorp. Our wholly owned subsidiary, Merger Sub, which was formed by us under Nevada law for the sole purpose of facilitating our acquisition of 1st Commerce Bank, will merge with and into 1st Commerce Bank, a Nevada state chartered non-member bank located in North Las Vegas, Nevada. Western Liberty Bancorp’s banking operations will be conducted through 1st Commerce Bank, which will be the surviving entity pursuant to the 1st Commerce Merger Agreement and will retain the 1st Commerce Bank name. Founded in October 2006, 1st Commerce Bank is a Nevada state chartered non-member bank located in North Las Vegas, Nevada and will continue to operate following the consummation of the Acquisition.

•	Upon the consummation of the Acquisition, the combined entity will form a “new” Nevada financial institution. Our prospective business strategy will be to actively pursue government assisted transactions, generate additional transaction deposits to grow our base of high-quality deposits, pursue conservative lending opportunities in markets which are underserved by other lenders and expand our geographic footprint. Following the consummation of the Acquisition, we intend to use the remaining funds held in trust to facilitate additional acquisitions that we may pursue and to fund the growth of our loan portfolio and deposit base. Please see the section entitled “The Business of Western Liberty Bancorp.”

•	On July 13, 2009, we concurrently entered into (i) the 1st Commerce Merger Agreement and (ii) an Asset Purchase Agreement (the “Colonial Asset Purchase Agreement”), with Colonial Bank, an Alabama banking corporation (“Colonial Bank”), and The Colonial BancGroup, Inc., a Delaware corporation (“Colonial BancGroup”). On August 14, 2009, the Alabama State Banking Department closed Colonial Bank and named the Federal Deposit Insurance Corporation (“FDIC”) as receiver. Under the terms of an agreement between the FDIC and Branch Banking and Trust Company, Winston Salem, North Carolina, a North Carolina-chartered commercial bank and commercial bank subsidiary of BB&T Corporation (“BB&T”), BB&T has acquired the banking operations of Colonial Bank. In light of the agreement between the FDIC and BB&T and pursuant to FDIC regulations, we believe that, as a practical matter, the Colonial Asset Purchase Agreement cannot be performed. However, we remain focused on a transaction involving BB&T’s Nevada operations following the closure of the Acquisition. We intend to continue negotiations with BB&T with respect to its Nevada operations, however, the timing and terms of such negotiations remain unknown.

•	Following the consummation of the Acquisition and our transition from a blank check company to a bank holding company, we may not present any additional acquisitions to our stockholders for a vote, except as required under Delaware or other applicable law, including any transaction involving BB&T’s Nevada operations or any acquisition of a troubled financial institution as part of a sale by the FDIC or other regulator. In general, no vote of our stockholders would be required under our Second Amended and Restated Certificate of Incorporation or Delaware law to authorize the purchase by us of the assets of another entity (including, for example, assets purchased from a troubled financial institution as part of a sale by the FDIC or other regulator) or to authorize acquisitions effected through a merger in which we are the surviving corporation, each share of our stock outstanding immediately prior to the effectiveness of the merger is an identical share of the surviving corporation, and our authorized unissued shares or treasury shares to be issued or delivered under the relevant merger agreement do not exceed 20% of the shares of our common stock outstanding immediately prior to the effective date of the merger. Such matters would be authorized by the our Board of Directors, which is charged with directing our business and affairs.

•	Pursuant to the 1st Commerce Merger Agreement, attached hereto as Annex A, and subject to the terms and conditions specified therein, Merger Sub will be merged with and into 1st Commerce Bank, with 1st Commerce Bank as the surviving entity at closing. We will pay the stockholders of 1st Commerce Bank an aggregate merger consideration of $8.25 million, subject to adjustment in accordance with the terms of the 1st Commerce Merger Agreement. For more information regarding the consideration for the Acquisition, please see the section entitled “The 1st Commerce Merger Agreement — Merger Consideration.” The shares of those 1st Commerce Bank stockholders who do not exercise their dissenter’s rights under Nevada state law will be cancelled and extinguished and automatically converted into the right to certain per share merger consideration, based on the aggregate merger consideration paid. As a result of the Acquisition, our stockholders will own 100% of the shares of our common stock outstanding after the Acquisition. Each share of common stock of Merger Sub shall be converted into one share of common stock of the surviving corporation. The consummation of the Acquisition is conditioned upon, among other things, the approval of the holders of a majority of the outstanding shares of capital stock of 1st Commerce Bank (the “1st Commerce Stockholder Approval”) and of the holders of a majority of the issued and outstanding shares of Capitol Development’s Class A common stock and Class B common stock voting together as a single class (the “Capitol Development Stockholder Approval”).

•	Upon consummation of the Acquisition, the funds held in our trust account will be transferred to us, after deduction of transaction expenses, deferred underwriting commissions payable to the underwriters in our initial public offering and our advisors engaged in connection with the Acquisition, the merger consideration payable to 1st Commerce Bank of $8.25 million, subject to adjustment in accordance with the terms of the 1st Commerce Merger Agreement, and payments to converting stockholders.

•	We considered and analyzed numerous companies and merger or acquisition opportunities in our search for attractive business combination candidates. While we sought potential targets that evidenced key characteristics, including an experienced management team and strong competitive position, some attractive candidates did not exhibit all of these characteristics. The ultimate threshold criteria was whether, in management’s opinion, the target represented an attractive investment opportunity, with growth potential at a fair valuation. We believe that our acquisition of 1st Commerce Bank will provide us with a platform through which we will be able to grow our balance sheet and acquire high quality loan assets and deposits. Our search for and evaluation of business combination candidates and our reasons for selecting 1st Commerce Bank is discussed under the section of this proxy statement entitled “The Acquisition Proposal — Background of the Acquisition.”

•	1st Commerce Bank is a de novo Nevada state chartered non-member bank, located in North Las Vegas, Nevada, formed by Capitol Bancorp and local Nevada executives. 1st Commerce Bank provides a variety of personal and business banking services, including checking and savings accounts, money market accounts, certificates of deposit, loans and lines of credit. See the section entitled “The Business of Western Liberty Bancorp.”

•	Based on our due diligence investigation of 1st Commerce Bank and the industry in which it operates, including the financial and other information provided by 1st Commerce Bank in the course of our negotiations, we believe that the Acquisition will provide our stockholders with an opportunity to participate in a company with significant growth potential. We believe that the Acquisition will provide us with a platform through which we will be able to grow our balance sheet through the acquisition of high quality loan assets and deposits. See the section entitled “The Acquisition Proposal — Our Board of Directors’ Reasons for the Approval of the Acquisition.” For a discussion of the significant risks and uncertainties we expect to face, please see the section entitled “Risk Factors.”

•	Pursuant to the Second Amended and Restated Sponsor Support Agreement, dated as of August 13, 2009, between us and our sponsor, Hayground Cove Asset Management (the “Sponsor Support Agreement”), we have agreed that neither we nor our sponsor (or any affiliates of our sponsor) will enter into any private negotiations to purchase any of our securities, or solicit tenders of any of our securities. We have agreed to indemnify our sponsor and its affiliates for any liabilities arising from the Sponsor Support Agreement or otherwise in their capacity as sponsor.

•	We have entered into employment agreements with certain individuals which will be effective upon consummation of the Acquisition. These future executive officers are Mark Daigle, George A. Rosenbaum Jr. and Laus M. Abdo. Upon consummation of the Acquisition, Mark Daigle will serve as President, Chief Executive Officer and Chief Credit Officer of our wholly owned subsidiary 1st Commerce Bank. In addition, upon consummation of the Acquisition, George A. Rosenbaum, Jr. will serve as Chief Financial Officer of 1st Commerce Bank and as the Principal Accounting Officer of Western Liberty Bancorp and Laus M. Abdo will serve as Chief Operating Officer of Western Liberty Bancorp. Each of Messrs. Daigle, Rosenbaum, and Abdo has entered into an employment agreement with us that will be effective upon the consummation of the Acquisition. See the section entitled “Executive Officer and Director Compensation — Employment Agreements.”

•	The Acquisition is expected to be consummated as soon as practicable following the Special Meeting, subject to the fulfillment of certain conditions, including (a) obtaining the required regulatory approvals (as described below) and (b) the affirmative vote of our stockholders to adopt the 1st Commerce Merger Agreement. The consummation of the Acquisition is also conditioned upon the receipt of 1st Commerce Stockholder Approval and Capitol Development Stockholder Approval. The 1st Commerce Merger Agreement is also subject to the fulfillment of other customary closing conditions. We cannot be certain when, or if, the conditions to the Acquisition will be satisfied or waived, or that the Acquisition will be consummated.

•	If each of the Charter Amendment Proposals are not authorized by the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date, the Acquisition Proposal will not be submitted to the stockholders for a vote and the Acquisition will not be consummated. Pursuant to our Amended and Restated Certificate of Incorporation, if the Acquisition is not consummated, stockholders will not be allowed to convert their shares into their pro rata portion of our trust account, even if such stockholders elected to exercise their conversion rights, and we will be forced to liquidate all of the assets held in our trust account. We believe that such liquidation will likely not occur until early 2010.

•	As a corporation not currently subject to bank supervisory regulation, our applications to become a bank holding company for a Nevada-based community bank are subject to different statutory approval processes maintained by several federal and state bank regulatory agencies with supervisory oversight and jurisdiction of the contemplated transactions and the parties to the 1st Commerce Merger Agreement. Under the 1st Commerce Merger Agreement, GCAC, Merger Sub, Capitol Development and 1st Commerce Bank have agreed to use commercially reasonable best efforts to take all action necessary to consummate the transactions contemplated thereby, including obtaining such regulatory approvals. These approvals include approval from or notices to the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the FDIC, federal and state securities authorities and various other federal and state regulatory authorities and self-regulatory organizations, including the Nevada Financial Institutions Division. We have completed, or will complete promptly following the date of this proxy statement, the filing of applications and notifications to obtain the required regulatory approvals. Approval terms granted by these federal and state bank regulatory agencies may include terms and conditions more onerous than our management contemplates, and approval may not be granted in the timeframes desired by the parties to the contemplated transactions. See the sections entitled “The Acquisition Proposal — Regulatory Matters” and “Supervision and Regulation.”

Summary of the Restricted Stock and Unit Proposal

•	As part of the Restricted Stock and Unit Proposal, we will issue a total of 200,000 restricted stock units with respect to shares of our common stock to our directors Messrs. Coles, Frankel and Schulhof in consideration of their participation on our Board of Directors and any committee thereof, pursuant to letter agreements dated December 23, 2008, to grant each of them 50,000 restricted stock units, and to our President, Mr. Silvers, in consideration of his appointment as our President, pursuant to a letter agreement dated April 28, 2009, to grant him 50,000 restricted stock units. Pursuant to these letters, we agreed to submit the restricted stock units to a vote of our stockholders in connection with the solicitation of proxies from our stockholders to approve a business combination. Subject to stockholder approval of the Restricted Stock and Unit Proposal, the restricted stock units will fully vest on the closing date of the Acquisition. Settlement of vested restricted stock units will occur 180 days after the closing of the Acquisition. Restricted stock units will be settled by delivery of one share of our common stock for each restricted stock unit settled. The restricted stock units are subject to a lock-up period that commenced on the date of the agreement granting such restricted stock units and will continue for a period of 180 days after the closing of the Acquisition. Based upon a recent closing price of $9.83 on the NYSE Amex, the dollar value of each the awards of restricted stock units to Messrs. Coles, Frankel, Schulhof and Silvers is $491,500, $491,500, $491,500 and $491,500.

•	As part of the Restricted Stock and Unit Proposal, we will also issue restricted stock with respect to shares of our common stock to Mark Daigle and George A. Rosenbaum Jr. in consideration for their future services as executive officers of 1st Commerce Bank, and to Laus M. Abdo in consideration for his future services as our executive officer. Pursuant to an employment agreement we have agreed to grant Mr. Daigle a number of shares of restricted stock equal to $900,000 divided by the closing price of our common stock on the closing date of the Acquisition (the “Effective Date”) of his employment agreement, upon the closing of the Acquisition. Assuming a closing price of $9.83, a recent closing price of our common stock on the NYSE Amex, approximately 91,556 shares of restricted stock will be issued to Mr. Daigle. In addition, we have agreed to grant Mr. Daigle a number of shares of restricted stock equal to $1.6 million divided by the closing price of our common stock on the Effective Date, upon the occurrence of each of the following: (i) 1st Commerce Bank, which will be our operating company subsidiary following the consummation of the Acquisition, having a loan portfolio consisting of loans with an aggregate value of more than $500.0 million net of applicable reserves, charge-backs or other similar items, all as determined by our Board of Directors acting in good faith, (ii) 1st Commerce Bank being an “eligible depository institution” within the meaning of 12 CFR 303.2(r), and Western Liberty Bancorp being a “well-managed” bank holding company within the meaning of 12 CFR 225.23 (c)(2), and (iii) the employee remaining continuously employed through the occurrence of (i) and (ii) (a “Step-Up Event”). Pursuant to an employment agreement we have agreed to grant Mr. Rosenbaum a number of shares of restricted stock equal to $250,000 divided by the closing price of our common stock on the Effective Date of his employment agreement. Assuming a closing price of $9.83, a recent closing price of our common stock on the NYSE Amex, approximately 25,432 shares of restricted stock will be issued to Mr. Rosenbaum. Pursuant to an employment agreement we have agreed to grant Mr. Abdo a number of shares of restricted stock equal to $1.0 million divided by the closing price of our common stock on the Effective Date of his employment agreement, upon the closing of the Acquisition. Assuming a closing price of $9.83, a recent closing price of our common stock on the NYSE Amex, approximately 101,729 shares of restricted stock will be issued to Mr. Abdo. In addition, we have agreed to grant Mr. Abdo a number of shares of restricted stock equal to $2.0 million divided by the closing price of our common stock on the Effective Date, upon the occurrence of a Step-Up Event. Pursuant to these employment agreements, we agreed to submit the restricted stock to a vote of our stockholders in connection with the solicitation of proxies from our stockholders to approve a business combination. Subject to stockholder approval of the Restricted Stock and Unit Proposal, all restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Effective Date, subject to Messrs. Daigle, Rosenbaum and Abdo’s continuous employment through each vesting date, except that the restricted stock will immediately vest in full upon a change in control. The restricted stock is subject to a lock-up period that will commence on the vesting date and will continue for a period one year following each vesting date. During this period Messrs. Daigle, Rosenbaum and Abdo may not transfer the shares of our common stock that became vested on such vesting date, subject to certain exceptions.

•	The approval of the Restricted Stock and Unit Proposal requires the affirmative vote of a majority of the issued and outstanding shares of our common stock represented in person or by proxy at the meeting and entitled to vote thereon. If the Acquisition is not authorized by the approval of each of the Charter Amendment Proposals and the Acquisition Proposal, the Restricted Stock and Unit Proposal will not be submitted to the stockholders for a vote.

Summary of the Charter Amendment Proposals

•	In our initial public offering prospectus, we undertook to consummate an initial business combination in which we would acquire one or more operating businesses with a fair market value of at least 80% of the amount held in trust at the time of acquisition (net of taxes, and other than the portion representing our deferred underwriting commissions). In the proposed transaction, the fair market value of 1st Commerce Bank will not be at least 80% of the amount held in trust (net of taxes, and other than the portion representing our deferred underwriting commissions). Accordingly, the Acquisition does not satisfy the requirements set forth in our Amended and Restated Certificate of Incorporation. However, we are proposing to amend the terms of our Amended and Restated Certificate of Incorporation to allow for the consummation of the proposed transaction by removing this requirement. We have received an opinion from special Delaware counsel, Richards, Layton & Finger P.A., with respect to the foregoing, a copy of which is included as Annex D to this proxy statement, and stockholders are urged to review it in its entirety.

•	The Charter Amendment Proposals, if approved, will provide for the amendment of our Amended and Restated Certificate of Incorporation to:

•	amend the definition of “Business Combination” to remove the requirement that the initial acquisition of one or more assets or operating businesses have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of acquisition;

•	remove the prohibition on the consummation of a Business Combination if holders of an aggregate of 30% or more in interest of Public Shares exercise their conversion rights;

•	remove the requirement that only holders of Public Shares who vote against the Acquisition may covert their Public Shares into cash;

•	change our name from “Global Consumer Acquisition Corp.” to “Western Liberty Bancorp”;

•	change our corporate existence to perpetual; and

•	remove provisions that will no longer be applicable to us after the Acquisition. See the section entitled “The Charter Amendment Proposals.”

•	If each of the Charter Amendment Proposals is not approved, the Acquisition Proposal will not be presented at the meeting. The approval of each of the Charter Amendment Proposals will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

•	A copy of our Certificate of Amendment to our Amended and Restated Certificate of Incorporation, incorporating each of the Initial Charter Amendment Proposals, as will be in effect assuming approval of the Charter Amendment Proposals and the filing in the office of the Secretary of State of Delaware’s attached to this proxy statements as Annex B. A copy of our Second Amended and Restated Certificate of Incorporation, incorporating each of the Secondary Charter Amendment Proposals, as it will be in effect assuming approval of the Charter Amendment Proposals and filing in the office of the Secretary of State of the State of Delaware, is attached to this proxy statement as Annex C.

Summary of the Director Election Proposal

•	At the Special Meeting, our stockholders are also being asked to elect the eight director nominees to serve on our Board of Directors, conditioned on consummation of the Acquisition. See the section entitled “The Director Election Proposal.”

•	Effective upon the consummation of the Acquisition: (i) our current directors Mark Schulhof and Andrew Nelson will resign, (ii) the size of our Board of Directors will be increased to eight members and (iii) if elected, the nominees will serve as the members of our Board of Directors from and after the closing until our annual meeting of stockholders in 2010 or until their successors are elected and qualified.

•	The election of directors requires a plurality vote of the shares of common stock present in person or represented by proxy and entitled to vote at the Special Meeting. If the Acquisition is not authorized by the approval of the Acquisition Proposal and each of the Charter Amendment Proposals, the Director Election Proposal will not be submitted to the stockholders for a vote and our current directors will continue in office until we are required to be liquidated.

Summary of the Adjournment Proposal

•	The Adjournment Proposal, if adopted, will allow our Board of Directors to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the consummation of the Acquisition.

•	We may obtain sufficient votes to approve the Adjournment Proposal but not receive sufficient votes to approve each of the Charter Amendment Proposals and the Acquisition Proposal. In such a situation, we could adjourn the meeting and attempt to solicit additional votes in favor of each of the Charter Amendment Proposals and the Acquisition Proposal. See the section entitled “The Adjournment Proposal.”

Actions Taken In Contemplation of the Acquisition

•	Prior to the consummation of our initial public offering, we issued 8,625,000 shares of our common stock in a private placement (“Founders Shares”) to certain of our affiliates, of which 637,786 were redeemed because the underwriters did not fully exercise their over-allotment option, resulting in a total of 7,987,214 Founders Shares outstanding after redemption. On July 20, 2009, we entered into a restructuring agreement (the “Founders Shares Restructuring Agreement”) with our sponsor, pursuant to which over 95% of our Founders Shares will be cancelled and exchanged for one warrant per Founders Share cancelled (the “Exchange Warrants”) prior to or concurrently with the consummation of the Acquisition. Each Exchange Warrant will be governed by the Amended and Restated Warrant Agreement and have terms identical to those of the restructured Private Warrants. The Founders Shares Restructuring Agreement provides that no warrant held by our sponsor or any of its affiliates, including their Exchange Warrants, will be exercisable at any time while under our sponsor’s or any of its affiliates’ control. Pursuant to a separate agreement between us and our sponsor, our sponsor and its affiliates’ may only transfer their warrants to an unaffiliated third party transferee if: (i) the transfer is part of a widespread distribution of such warrants; (ii) the transferee controls more than 50% of our voting securities prior to affecting the warrant transfer or (iii) the warrants transferred would not constitute more than 2% of any class of our voting securities. In addition, our sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve under the Change in Bank Control Act. The exchange of Founders Shares for Exchange Warrants shall occur prior to or concurrently with the consummation of the Acquisition. In consideration for entering into the Founders Shares Restructuring Agreement, we shall indemnify our sponsor and each participating holder of Founder Shares for any claims that arise out of or are based upon the restructuring of the Founders Shares and shall indemnify our sponsor and its affiliates for any of their obligations with respect to the Founders Shares.

•	On July 20, 2009, we entered into an Amended and Restated Warrant Agreement with Continental Stock Transfer & Trust Company as warrant agent, which amends certain terms of our public warrants (the “Public Warrants”) and our private warrants (the “Private Warrants”). The terms of the Amended and Restated Warrant Agreement provide for certain new terms, including (i) a new strike price of $12.50 per share of our common stock, par value $0.0001, (ii) an expiration occurring on the earlier of (x) seven years from the consummation of the Acquisition or another business combination or (y) the date fixed for redemption of the warrants set forth in the original warrant agreement, (iii) a redemption price of $0.01 per warrant, provided that (x) all of the warrants are redeemed (y) the last sales price of the common stock has been equal to or greater than $21.00 per share on each of 20 trading days within any 30 day trading period ending on the third business day prior to the date on which notice of redemption is given and (z) there is an effective registration statement in place with respect to the common stock underlying the warrants, (iv) mandatory downward adjustment of the strike price for each warrant to reflect any cash dividends paid with respect to the outstanding common stock, until such date as our publicly traded common stock trades at $18.00 or more per share on each of 20 trading days within any 30 trading day period; and (v) in the event an effective registration statement is not in place on the date the warrants are set to expire, the warrants will remain outstanding until 90 days after an effective registration statement is filed. If we have not filed an effective registration statement within 90 days after the expiration date, the warrants shall become exercisable for cash consideration. Additionally, the warrants shall not be exercisable by any warrant holder to the extent that, after giving effect to such exercise, any warrant holder or its affiliates would beneficially own in excess of 9.99% of the common stock outstanding immediately after giving effect to such exercise and no warrants held by our sponsor or any of its affiliates will be exercisable at any time while under our sponsor’s or any of its affiliates’ control. In addition, our sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act. We have filed a Schedule 14C Information Statement in connection with the warrant restructuring.

Interests of Directors, Officers and Others in the Acquisition

When you consider the recommendation of our Board of Directors in favor of approval of the Acquisition Proposal, you should keep in mind that our directors and officers have interests in the transaction that are different from, or in addition to, your interests as a stockholder. Please see the section entitled “The Acquisition Proposal — Interests of our Directors and Officers and Others in the Acquisition.” These interests include, among other things:

•	If the Acquisition is not consummated by November 27, 2009, our Amended and Restated Certificate of Incorporation provides that we will automatically be liquidated. In such event, all of the Founders Shares, including those held by certain of our current directors and officers would be worthless because holders of Founders Shares are not entitled to receive any of the liquidation proceeds with respect to such shares. Additionally, 95%, or 7,602,864, of the Founders Shares have agreed to restructure their Founders Shares into Exchange Warrants pursuant to the terms of the Founders Shares Restructuring Agreement upon the closing of the Acquisition.

•	Subject to stockholder approval of the Restricted Stock and Unit Proposal, we will issue 50,000 restricted stock units with respect to shares of our common stock to each of our current directors Richard A.C. Coles, Michael Frankel and Mark Schulhof, and 50,000 restricted stock units to our President, Daniel Silvers, pursuant to letter agreements. If the Restricted Stock and Unit Proposal is not approved, these restricted stock units will not be issued and if the Acquisition is not consummated Messrs. Coles, Frankel, Schulhof and Silvers will not be entitled to receive any of the liquidation proceeds with respect to such restricted stock units. Based upon a recent closing price of $9.83 on the NYSE Amex, the dollar value of each the awards of restricted stock units to Messrs. Coles, Frankel, Schulhof and Silvers is $491,500, $491,500, $491,500 and $491,500.

•	Prior to our initial public offering, our sponsor purchased 7,500,000 Private Warrants, for an aggregate purchase price of $7,500,00 in a private placement. All of the warrants will become worthless if the Acquisition is not consummated and we are liquidated because holders of warrants are not entitled to receive any of the liquidation proceeds with respect to such warrants.

•	After the consummation of the Acquisition, Jason Ader will continue to serve as our Chief Executive Officer and as Chairman of our Board of Directors, Andrew Nelson will continue to serve as our Chief Financial Officer and Daniel Silvers will continue to serve as our President. It is expected that our current directors, Messrs. Coles and Frankel, will continue to serve on our Board of Directors. At present, there have been no agreements entered into, or discussions regarding, the terms of employment with our executive officers or the compensation of our directors, except for the employment agreements with Messrs. Daigle, Rosenbaum and Abdo. It is contemplated that if the Acquisition is approved, the compensation and other terms of employment of our executive officers and the compensation of directors, except for Messrs. Daigle, Rosenbaum and Abdo, will be determined by the Compensation Committee and will be commensurate with the compensation packages of comparable level executives at similarly situated companies. Because we have made a determination to postpone such discussions until after the closing of the transaction and the formation of the Compensation Committee, you will not have information that you may deem material to your decision on whether or not to vote in favor of the Acquisition Proposal.

•	If we are required to be liquidated, our sponsor may have to indemnify us against claims by vendors, service providers, prospective target businesses or other entities that did not provide valid and enforceable waivers to any rights or claims to the trust account.

•	Upon consummation of the Acquisition, Mark Daigle will serve as President, Chief Executive Officer and Chief Credit Officer of 1st Commerce Bank. Pursuant to his employment agreement, and subject to the approval of the Restricted Stock and Unit Proposal, Mr. Daigle will receive a one-time grant of restricted stock equal to $900,000 divided by the closing price of our common stock on the Effective Date and a bonus of $250,000 within ten days of the Effective Date. In addition, upon the occurrence of each of the following: (i) 1st Commerce Bank, which will be our operating company subsidiary following the consummation of the Acquisition, having a loan portfolio consisting of loans with an aggregate value of more than $500.0 million net of applicable reserves, charge-backs or other similar items, all as determined by our Board of Directors acting in good faith, (ii) 1st Commerce Bank being an “eligible depository institution” within the meaning of 12 CFR 303.2(r), and Western Liberty Bancorp being a “well-managed” bank holding company within the meaning of 12 CFR 225.23 (c)(2), and (iii) the employee remaining continuously employed through the occurrence of (i) and (ii) (a “Step-Up Event”), Mr. Daigle will receive another one-time grant of restricted stock equal to $1.6 million divided by the closing price of our common stock on the Effective Date. See the section entitled “Executive Officer and Director Compensation — Employment Agreements.”

•	Upon consummation of the Acquisition, George A. Rosenbaum Jr. will serve as Chief Financial Officer of 1st Commerce Bank and Principal Accounting Officer of Western Liberty Bancorp. Pursuant to his employment agreement, and subject to the approval of the Restricted Stock and Unit Proposal, Mr. Rosenbaum will receive a one-time grant of restricted stock equal to $250,000 divided by the closing price of our common stock on the Effective Date and a transaction bonus equal to the pro rata amount of Mr. Rosenbaum’s base salary for the period from the signing of the employment agreement to the Effective Date. See the section entitled “Executive Officer and Director Compensation — Employment Agreements.”

•	Upon consummation of the Acquisition, Laus M. Abdo will serve as Chief Operating Officer of Western Liberty Bancorp. Pursuant to his employment agreement, and subject to the approval of the Restricted Stock and Unit Proposal, Mr. Abdo will receive a one-time grant of restricted stock equal to $1.0 million divided by the closing price of our common stock on the Effective Date and a bonus of $100,000 within ten days of the Effective Date. In addition, upon the occurrence of a Step-Up Event, Mr. Abdo will receive another one-time grant of restricted stock equal to $2.0 million divided by the closing price of our common stock on the Effective Date and an additional bonus of $400,000 within 30 days of the Step-Up Event. See the section entitled “Executive Officer and Director Compensation — Employment Agreements.”

•	Additionally, upon consummation of the Acquisition, the underwriters of our initial public offering will be entitled to receive up to $9,584,655 of deferred underwriting commissions. In connection with the Acquisition, we have engaged Jefferies & Company, Inc. and JMP Securities LLC as our advisors. The underwriters in our initial public offering have agreed to pay $2,750,000 of their deferred underwriting commissions to Jefferies & Company, Inc. and JMP Securities LLC in consideration for their services upon the consummation of a business combination and up to an additional $1,000,000 of their deferred underwriting commissions based on the amount of capital remaining in Western Liberty Bancorp at closing. If the Acquisition is not consummated and we are required to liquidate, the underwriters and Jefferies & Company, Inc. and JMP Securities LLC will not receive any of such funds. We have also engaged Deutsche Bank Securities Inc. to provide investment banking after-market services in connection with the Acquisition.

QUESTIONS AND ANSWERS

FOR GCAC STOCKHOLDERS ABOUT THE PROPOSALS

Q.	Why did the sponsor change the target from consumer products to Nevada-based banking?

A.	Since our formation as a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination with one or more domestic or international operating businesses in the global consumer products and services industry, our sponsor has actively pursued acquisition opportunities across numerous consumer related industries. In December 2008, we reconstituted our Board of Directors. Since December 2008, our new Board of Directors, who are all based in the United States, have been focused on pursuing a transaction in the United States, as they believed there were more attractive investment opportunities on a risk-adjusted basis in the United States, than existed internationally. Since early 2009, our sponsor, Hayground Cove Asset Management LLC, has been providing our Board of Directors with memoranda on a weekly basis outlining its goals for the upcoming week with respect to our search for a target, as well as updating the Board of Directors on its near-term progress regarding any active and ongoing negotiations. As the financial markets continued to experience turmoil in light of current market conditions and the resulting economic downturn, our search for a target continued to span numerous industries, including acquisition targets in the financial services industry, the gaming and hospitality sector and the real estate sector. In April 2009, we began to focus on Nevada-based opportunities in the financial services industry. Given the extensive professional and personal networks of our management in the state of Nevada, as well as their respective knowledge of the Nevada economy, we believed there to be value and opportunity in the Nevada banking sector and decided to pursue the opportunity with 1st Commerce Bank. Please see the sections entitled “The Acquisition Proposal — Background of the Acquisition” and “Risk Factors.”

Q.	Why am I receiving this proxy statement?

A.	We have agreed to consummate the terms of the 1st Commerce Merger Agreement that are described in this proxy statement. A copy of the 1st Commerce Merger Agreement is attached to this proxy statement as Annex A. We encourage you to read the 1st Commerce Merger Agreement.

You are being asked to consider and vote upon a proposal to approve the 1st Commerce Merger Agreement, which provides for the merger of Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming our wholly owned subsidiary. You are also being asked to consider and vote upon:

• the Restricted Stock and Unit Proposal;

• each of the Charter Amendment Proposals;

• the Director Election Proposal; and

• the Adjournment Proposal.

The approval of the Acquisition Proposal and each of the Charter Amendment Proposals are conditions to the consummation of the Acquisition. If each of the Charter Amendment Proposals is not approved by the affirmative vote of the outstanding shares of our common stock on the record date, the Acquisition Proposal will not be presented to the stockholders for a vote and the Acquisition will not be consummated. Pursuant to our Amended and Restated Certificate of Incorporation, if the Acquisition is not consummated, stockholders will not be allowed to convert their shares into their pro rata portion of our trust account, even if such stockholders elected to exercise their conversion rights, and we will be forced to liquidate all of the assets held in our trust account. We believe that such liquidation will likely not occur until early 2010.

This proxy statement contains important information about the proposed Acquisition and the other matters to be acted upon at the Special Meeting. You should read it carefully.

Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement.

Q.	Why are we not seeking a 95% supermajority vote on the Initial Charter Amendment Proposals?

A.	In order to consummate the Acquisition, our Amended and Restated Certificate of Incorporation will need to be amended to redefine the term “Business Combination” as it is defined in Article Sixth to include the acquisition of 1st Commerce Bank as contemplated by the Acquisition Proposal. While our Amended and Restated Certificate of Incorporation and initial public offering prospectus state that these relevant portions of the Amended and Restated Certificate of Incorporation cannot be amended without the vote of 95% of the Public Shares, we have obtained the opinion of Delaware counsel, included in this proxy statement as Annex D, that the Initial Charter Amendment Proposals if duly adopted by our Board of Directors and duly approved by the holders of a majority of our outstanding capital stock, all in accordance with the applicable provisions of the Delaware General Corporations Law, or DGCL, would be valid and effective when filed in accordance with the DGCL. See the section entitled “The Charter Amendment Proposals — Rescission Rights.”

Q:	What is the Record Date for the Special Meeting?

A:	The record date for the special meeting is September 11, 2009. Only holders of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. We are commencing our solicitation of proxies on September , 2009, which is before the September 11, 2009 record date. We will continue to solicit proxies until the September 30, 2009 Special Meeting and each stockholder of record on September 11, 2009 will receive a proxy statement and have the opportunity to vote on the matters described in the proxy statement. Proxies delivered prior to the record date will be valid and effective so long as the stockholder providing the proxy is a stockholder on the record date. If you are not a holder of record on the record date any proxy you deliver will be ineffective. If you deliver a proxy prior to the record date and remain a holder on the record date you do not need to deliver another proxy after the record date. If you deliver a proxy prior to the record date and do not revoke that proxy, your proxy will be deemed to cover the number of shares you own on the record date even if that number is different from the number of shares you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the record date will not be effective.

Q.	Are the warrant holders being asked to vote on any of the proposals?

A.	No. On July 20, 2009, we entered into an Amended and Restated Warrant Agreement with Continental Stock Transfer & Trust Company as warrant agent, which amends certain terms of our warrants. The terms of the Amended and Restated Warrant Agreement provide for certain new terms, including (i) a new strike price of $12.50 per share of our common stock, par value $0.0001, (ii) an expiration occurring on the earlier of (x) seven years from the consummation of the Acquisition or another business combination or (y) the date fixed for redemption of the warrants set forth in the original warrant agreement, (iii) a redemption price of $0.01 per warrant, provided that (x) all of the warrants are redeemed (y) the last sales price of the common stock has been equal to or greater than $21.00 per share on each of 20 trading days within any 30 day trading period ending on the third business day prior to the date on which notice of redemption is given and (z) there is an effective registration statement in place with respect to the common stock underlying the warrants, (iv) mandatory downward adjustment of the strike price for each warrant to reflect any cash dividends paid with respect to the outstanding common stock, until such date as our publicly traded common stock trades at $18.00 or more per share on each of 20 trading days within any 30 trading day period; and (v) in the event an effective registration statement is not in place on the date the warrants are set to expire, the warrants will remain outstanding until 90 days after an effective registration statement is filed. If we have not filed an effective registration statement within 90 days after the expiration date, the warrants shall become exercisable for cash consideration. Additionally, the warrants shall not be exercisable by any warrant holder to the extent that, after giving effect to such exercise, any warrant holder or its affiliates would beneficially own in excess of 9.99% of the common stock outstanding immediately after giving effect to such exercise and no warrants held by our sponsor or any of its affiliates will be exercisable at any time while under our sponsor’s or any of its affiliates’ control. In addition, our sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act. We have filed a Schedule 14C Information Statement in connection with the warrant restructuring.

All references herein to the terms of Public Warrants and Private Warrants, are on a pro forma basis, which assumes that the warrant restructuring has become operative and reflects the terms of the Amended and Restated Warrant Agreement.

Q.	What if I am a founding stockholder?

A.	Pursuant to letter agreements, dated October 3, 2007 and November 20, 2007, each founding stockholder has agreed to vote their Founders Shares in accordance with the majority of the shares of common stock voted by the public stockholders. Each founding stockholder has also agreed to vote any shares acquired by them in or after our initial public offering in favor of a business combination. Therefore, holders of Founders Shares must vote their shares accordingly.

On July 20, 2009, we entered into the Founders Shares Restructuring Agreement with our sponsor, pursuant to which over 95% of our Founders Shares will be cancelled and exchanged for Exchange Warrants prior to or concurrently with the consummation of the Acquisition. Each Exchange Warrant will be governed by the Amended and Restated Warrant Agreement and have terms identical to those of the restructured Private Warrants. The Founders Shares Restructuring Agreement provides that no warrant held by our sponsor or any of its affiliates including their Exchange Warrants, will be exercisable at any time while under our sponsor’s or any of its affiliates’ control. In addition, our sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve under the Change in Bank Control Act. Pursuant to a separate agreement between us and our sponsor, our sponsor and its affiliates may only transfer their warrants to an unaffiliated third party transferee if: (i) the transfer is part of a widespread distribution of such warrants; (ii) the transferee controls more than 50% of our voting securities prior to affecting the warrant transfer or (iii) the warrants transferred would not constitute more than 2% of any class of our voting securities. The exchange of Founders Shares for Exchange Warrants shall occur prior to or concurrently with the consummation of the Acquisition. In consideration for entering into the Founders Shares Restructuring Agreement, we shall indemnify our sponsor and each participating holder of Founder Shares for any claims that arise out of or are based upon the restructuring of the Founders Shares and shall indemnify our sponsor and its affiliates for any of their obligations with respect to the Founders Shares.

Q.	Do I have conversion rights?

A.	If you are a holder of Public Shares, you have the right to demand that we convert such shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of our initial public offering are held. The right to demand conversion of the Public Shares into a pro rata portion of the trust account are sometimes referred to herein as conversion rights.

Q.	How do I exercise my conversion rights?

A.	If you are a holder of Public Shares and wish to exercise your conversion rights, you must (i) vote with respect to the Acquisition Proposal, which must be approved and completed, (ii) demand that we convert your shares into cash by marking the appropriate space on the proxy card, and (iii) deliver your stock to our transfer agent physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System upon the closing of the Acquisition.

You may request conversion at any time after you receive this proxy statement and prior to the Special Meeting by submitting your request in writing to Mark Zimkind of Continental Stock Transfer & Trust Company, our transfer agent, at the address listed at the end of this section, or by checking the box on the proxy card.

Failure to vote with respect to the Acquisition Proposal will prevent you from exercising your conversion rights. Your vote on any proposal other than the Acquisition Proposal will have no impact on your right to convert.

Any request for conversion, once made, may be withdrawn at any time up to the date of the Special Meeting. If you wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to us to exercise your conversion rights, you may request that we send you another proxy card on which you may indicate your intent to convert. You may make such request by contacting us at the phone number or address listed at the end of this section. Any corrected or changed proxy card must be received by our Assistant Secretary, Andrew Nelson, prior to the Special Meeting.

You will only be entitled to receive cash for your Public Shares if you continue to hold those shares through the closing date of the Acquisition and then deliver your stock to our transfer agent. No demand for conversion will be honored unless the holder’s stock has been delivered (either physically or electronically) to our transfer agent upon closing, which will be as soon as practicable following the Special Meeting.

If the Acquisition is completed, then, if you have also properly exercised your conversion rights, you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon, calculated as of two business days prior to the date of the consummation of the Acquisition. As of June 30, 2009, there was $316,770,979 in the trust account, which would amount to approximately $9.91 per Public Share upon conversion. If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own these shares. If the Acquisition is not completed, your shares will not be converted into cash, even if you have properly exercised your conversion rights.

If you are a holder of Public Shares and wish to exercise your conversion rights, you must (i) vote with respect to the Acquisition Proposal, (ii) demand that we convert your shares into cash by marking the appropriate space on the proxy card, and (iii) deliver your stock to our transfer agent physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System upon the closing of the Acquisition, which will be as soon as practicable following the Special Meeting. If you choose to convert your shares and the Acquisition is approved you will receive such cash as soon as practical after closing the Acquisition. In making your decision as to the Acquisition Proposal, please consider that pursuant to our Amended and Restated Certificate of Incorporation, if the Acquisition is not approved, stockholders will not be permitted to convert their shares into their pro rata portion of our trust account, even if such stockholders elected to exercise their conversion rights, and we will likely be forced to liquidate all of the assets held in our trust account. We believe that such liquidation will likely not occur until early 2010.

Exercise of your conversion rights does not result in either the exercise or loss of any of our warrants that you may hold. Your warrants will continue to be outstanding following a conversion of your common stock and will become exercisable upon consummation of the Acquisition. A registration statement must be in effect to allow you to exercise any warrants you may hold or to allow us to call the warrants for redemption if the redemption conditions are satisfied. If the Acquisition is not consummated, the warrants will not become exercisable and will be worthless.

Q.	When do you expect the Acquisition to be closed?

A.	We are holding the Special Meeting on September 30, 2009. If the Acquisition Proposal is approved, we expect to close the Acquisition as soon as practicable thereafter subject to the fulfillment of certain conditions in the 1st Commerce Merger Agreement, including the receipt of the requisite regulatory approvals. The 1st Commerce Merger Agreement may be terminated by us or 1st Commerce Bank if we do not consummate the Acquisition by October 31, 2009.

For a description of the conditions to the completion of the Acquisition, see the sections entitled “The 1st Commerce Merger Agreement — Conditions to the Consummation of the Merger.”

Q.	Do I have appraisal rights if I object to the proposed Acquisition?

A.	No. Our stockholders do not have appraisal rights in connection with the Acquisition. The stockholders of 1st Commerce Bank have dissenters’ rights in connection with the Acquisition under the Nevada Revised Statutes.

Q.	What happens to the funds deposited in the trust account after consummation of the Acquisition?

A.	At the closing of the Acquisition, the funds in the trust account will be released to pay 1st Commerce Bank an aggregate merger consideration of $8.25 million (subject to adjustment in accordance with the terms of the 1st Commerce Merger Agreement), to pay a deferred underwriters commission of up to $9,584,655 to the underwriters in our initial public offering and Jefferies & Company, Inc. and JMP Securities LLC, our advisors engaged in connection with the Acquisition (including the payment of $2,750,000 to such advisors in consideration for their services in connection with the Acquisition upon the consummation of a business combination, with such advisors eligible to receive up to an additional $1,000,000 of their deferred underwriting commissions based on the amount of capital remaining in Western Liberty Bancorp at closing and to pay transaction fees and expenses, including legal, accounting due diligence fees and other transaction fees directly related to the Acquisition, which we estimate to be approximately $9.8 million. The balance of the funds will be released to us to pay our stockholders who properly exercise their conversion rights and for working capital and general corporate purposes (including any future tax obligations).

Q.	Since our initial public offering prospectus did not disclose what is being proposed at the meeting, what are my legal rights?

A.	You should be aware that our Amended and Restated Certificate of Incorporation and our initial public offering prospectus require us to complete a business combination in which we acquire one or more operating businesses with a fair market value of at least 80% of the amount held in trust at the time of acquisition (net of taxes, and other than the portion representing our deferred underwriting commissions). Furthermore, our initial public offering prospectus stated that specific provisions in our Amended and Restated Certificate of Incorporation may not be amended prior to the consummation of an initial business combination without the affirmative vote of 95% of the Public Shares. Our initial public offering prospectus further stated that while the validity under Delaware law of a 95% supermajority provision restricting the ability to amend the charter has not been settled, we would not take any actions to waive or amend any of those provisions. Accordingly, each holder of Public Shares at the time of the Acquisition who purchased such shares in the initial public offering may have securities law claims against us for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). Such claims may entitle stockholders asserting them to up to $10.00 per share, based on the initial offering price of the initial public offering units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of our initial public offering (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation). See the section entitled “The Acquisition Proposal — Rescission Rights.”

Q.	What happens if the Acquisition is not consummated?

A.	If we are unable to complete the Acquisition or another business combination by November 27, 2009, our amended and restated certificate of incorporation provides that we must liquidate. See the section entitled “Information Related to GCAC — Liquidation If No Business Combination” for additional information.

Q.	What do I need to do now?

A.	We urge you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Acquisition will affect you as our stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?

A.	If you are a holder of record of our common stock on the record date, you may vote in person at the Special Meeting or by submitting a proxy for the Special Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.	No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	May I change my vote after I have mailed my signed proxy card?

A.	Yes. Send a later-dated, signed proxy card to our Assistant Secretary at the address set forth below so that it is received by our Assistant Secretary prior to the Special Meeting or attend the Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our Assistant Secretary, which must be received by our Assistant Secretary prior to the Special Meeting.

Q.	What should I do with my stock, warrant and unit certificates?

A.	If you are not electing conversion in connection with your vote on the Acquisition Proposal and the Acquisition is approved and consummated, you do not need to do anything with your certificates as our securities are not being exchanged or converted.

If the Acquisition is approved our stockholders who exercised their conversion rights must deliver their shares (either physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System) to our transfer agent upon the closing of the Acquisition.

Q.	What should I do if I receive more than one set of voting materials?

A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your GCAC shares.

Q.	Who can help answer my questions?

A.	If you have questions about the Acquisition or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Mr. Andrew Nelson Assistant Secretary Global Consumer Acquisition Corp. 1370 Avenue of the Americas, 28th Floor New York, New York 10019 or

Frank J. Lopez, Esq. Proskauer Rose LLP 1585 Broadway New York, New York 10036

You may also obtain additional information about us from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek conversion of your shares, you will need to deliver your stock (either physically or electronically) to our transfer agent upon the closing of the Acquisition. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mark Zimkind Vice President Continental Stock Transfer & Trust Co. 17 Battery Place, 8th Floor New York, New York 10004 Tel: (212) 845-3287 Fax: (212) 616-7616

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement.

General Risks Related to Our Business and Our Operations Following the Acquisition

The value of your investment in us following consummation of the Acquisition will be subject to the significant risks affecting the target and inherent in their business. While our business and operations following the Acquisition face risks and uncertainties, including those discussed below and elsewhere in this proxy statement, the risks described below are not the only risks that we will face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business and operations following the Acquisition. If any of the events described below occur, our post-acquisition business and financial results could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose all or part of your investment. Please refer to the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — GCAC” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — 1st Commerce Bank” for more information about credit, interest rate, market and litigation risks, and to the section entitled “Supervision and Regulation” for more information about legislative and regulatory risks. The following summarizes significant risks that we have identified.

Risks Related to Our Business and the Financial Services Industry

The historical financial information included in this proxy statement is not necessarily indicative of our future performance.

The historical financial information for 1st Commerce Bank included in this proxy statement is not necessarily indicative of what our financial position, results of operations and cash flows would have been if we had been a public bank holding company during those periods. The results of future periods may be different as a result of, among other things, the additional costs associated with being a public bank holding company and the pace of growth of our business in the future, which is likely to differ from the historical growth reflected in 1st Commerce Bank’s financial information presented herein as the assets being purchased and the liabilities being assumed would have been originated at varying dates, during recent periods and the reports on those assets and deposits reflect reported amounts that would not necessarily be relevant to our future expected results.

As a newly-formed public bank holding company, we will incur significant legal, accounting, compliance and other expenses.

As a public company, we will incur significant legal, accounting and other expenses that were not necessarily allocated to 1st Commerce Bank prior to the Acquisition. There can be no assurances that the costs will not be materially higher. For example, we will continue to be required to prepare and file quarterly, annual and current reports with the SEC, as well as comply with myriad rules applicable to public companies, such as the proxy rules, beneficial ownership reporting requirements and other obligations. In addition, the Sarbanes-Oxley Act of 2002 and the rules implemented by the SEC in response to that legislation have required significant changes in corporate governance practices of public companies. While we have had to comply with such rules and regulations in the past, we expect these rules and regulations to significantly affect legal and financial compliance costs, when we enter into the financial services industry as a result of the Acquisition, and to make some activities more time-consuming and costly than they had been prior to the Acquisition.

Additionally, as a newly-formed bank holding company, we will be required to prepare supplemental qualitative disclosure regarding our assets and operations as set forth in Article 9 of Regulation S-X and Industry Guide No. 3, which will include information such as portfolio loan composition, yield, costs, loan terms, maturities, re-pricing characteristics, credit ratings and risk elements such as non-accrual and past due items, which will add to our legal and compliance costs going forward.

As the provider of financial services, our business and earnings will be significantly affected by general business and economic conditions, particularly in the real estate industry, and accordingly, our business and earnings could be further harmed in the event of a continuation or deepening of the current U.S. recession or further market deterioration or disruption.

The global and U.S. economies and the local economies in the Nevada market, where our entire loan portfolio was originated, experienced a rapid decline between 2007 and 2009. The financial markets and the financial services industry in particular suffered unprecedented disruption, causing many major institutions to fail or require government intervention to avoid failure. These conditions were largely the result of the erosion of the U.S. and global credit markets, including a significant and rapid deterioration of the mortgage lending and related real estate markets. We give you no assurance that economic conditions that have adversely affected the financial services industry and the capital, credit, and real estate markets generally, will improve in the near term.

Our business and earnings will be sensitive to general business, economic and market conditions in the United States. These conditions include changes in short-term and long-term interest rates, inflation, deflation, fluctuation in the real estate and debt capital markets, developments in national and regional economies and changes in government policies and regulations.

Our business and earnings will be particularly sensitive to economic and market conditions affecting the real estate industry because a large portion of our loan portfolio will consist of commercial real estate, construction and residential loans. Real estate values have been declining in Nevada, steeply in some cases, which has affected collateral values and has resulted in increased provisions for loan losses for Nevada banks. Further, the effects of recent mortgage market challenges, combined with the ongoing decrease in residential real estate market prices and demand, could result in further price reductions in home values, adversely affecting the value of collateral securing residential real estate and construction loans as well as loan originations and gains on sale of real estate and construction loans.

While generally containing lower risk than unsecured loans, commercial real estate and construction loans generally involve a high degree of credit risk. Such loans also generally involve larger individual loan balances. In addition, real estate construction loans may be affected to a greater extent than residential loans by adverse conditions in real estate markets or the economy because many real estate construction borrowers’ ability to repay their loans is dependent on successful development of their properties, as well as the factors affecting residential real estate borrowers. Risk of loss on a construction loan depends largely upon whether the initial estimate of the property’s value at completion of construction equals or exceeds the cost of property construction (including interest) and the availability of permanent take-out financing. During the construction phase, a number of factors can result in delays and cost overruns. Construction and commercial real estate loans also involve greater risk because they may not be fully amortizing over the loan period, but have a balloon payment due at maturity. A borrower’s ability to make a balloon payment may depend on the borrower being able to refinance the loan, timely sell the underlying property or liquidate other assets.

The current U.S. recession has resulted in a reduction in the value of many of the real estate assets securing a large portion of the loans that we are purchasing. Any increase in the number of delinquencies or defaults would result in higher levels of nonperforming assets, net charge-offs and provisions for loan losses, adversely affecting our results of operations and financial condition.

We will effectively be a new bank and there is a risk we may never become profitable.

Although we are merging with 1st Commerce Bank, we will effectively be a de novo bank. As is typical with most new banks, and despite the transition services that we expect will be provided by Capitol Bancorp, we expect to incur certain start-up expenses that may be large in proportion to the scale of our operations. In addition, we have no earnings history and there is no guarantee that we will ever be profitable or be able to successfully implement an effective business model. In order for us to become profitable, we believe that we will need to attract a larger amount of deposits and a larger portfolio of loans than we currently have. Our future profitability will also be dependent on numerous other factors, including the success of the economy of the community and favorable government regulation. The Las Vegas and Reno, Nevada economies have experienced significant declines in recent years due to the current economic climate, which has affected the business of 1st Commerce Bank. We will also be a highly regulated institution. Our ability to grow and achieve profitability may be adversely affected by state and federal regulations that limit a bank’s ability to make loans and purchase securities. Continued deterioration of the national and/or local economies, adverse government regulation or our inability to grow our business could affect our ability to become profitable. If this happens, we may never become profitable.

We will have a significant amount of unallocated capital that does not support commercial banking assets following the Acquisition and this excess capital may put significant pressure on our ability to earn an acceptable return on equity, even if our loan portfolio performs at current levels.

While we believe that our acquisition of 1st Commerce Bank will provide us with a platform through which we will be able to grow our balance sheet and acquire high quality loan assets and deposits, we will have between approximately $50.0 million (assuming the maximum number of our stockholders convert their shares into their pro rata portion of the trust account) and $316,770,979 (assuming none of our stockholders convert their shares into their pro rata portion of the trust account) of unallocated capital, before the payment of the purchase price for 1st Commerce Bank, deferred underwriting commissions (including to advisors engaged in connection with the Acquisition) and transaction expenses, remaining from our trust account that does not support any commercial banking assets following the Acquisition. In the event we are unable to quickly deploy capital after the closing of the Acquisition to purchase banking assets, substantial excess capital could put significant pressure on our ability to earn an acceptable return on equity due to a lack of tangible banking assets, even if our loan portfolio performs at current levels.

The 1st Commerce Bank loan portfolio and any other loan portfolios we may acquire after the closing of the Acquisition may not perform as expected.

Our performance and prospects after the consummation of the Acquisition will be dependent to a significant extent on the performance of the loan portfolio of 1st Commerce Bank, constituting a total of 114 loans totaling $36 million, and other loan portfolios we may acquire following the consummation of the Acquisition, and ultimately on the financial condition of our borrowers and other customers. The 1st Commerce loan portfolio and any other loan portfolios we may acquire after consummation of the Acquisition may differ to some extent in the types of borrowers, industries and credits represented. In addition, there may be differences in the documentation, classifications, risk gradings and management of the portfolios, and we may acquire loans from various geographic locations following the Acquisition. None of these loans will have historically been serviced or maintained by our employees or management. As a result, our overall loan portfolio after the consummation of the Acquisition may have a different risk profile than the loan portfolio of 1st Commerce Bank before the consummation of the Acquisition. The performance of our loan portfolio could be adversely affected if any of such factors are worse than currently anticipated. In addition, to the extent that present customers are not retained or additional expenses are incurred in retaining them, there could be adverse effects on our future consolidated results of operations following the consummation of the Acquisition. Realization of improvement in profitability is dependent, in part, on the extent to which the revenues of 1st Commerce Bank are maintained and enhanced.

Most of the loans being acquired have been originated in the last three years and may have experienced performance which may not be representative of credit defaults in the future.

We are acquiring many loans that have been originated in the past three years and have a shorter maturity. A portfolio of older loans will often behave more predictably than a newer portfolio. The average age of our loan portfolio is 2.15 years. Because our loan portfolio will be relatively new with short term maturities, the current level of delinquencies and defaults may not be representative of the level that will prevail in the event we make loans with longer maturity periods. As of June 30, 2009, 30-89 days delinquent loans were $0.3 million, 90 plus days delinquent and accruing loans were $2.3 million and non-accrual loans were $3.6 million. If delinquencies and defaults increase, we may be required to increase our provision for loan losses, which would adversely affect our results of operations and financial condition. Current appraisals (12 months or less) were available on 30% of the reviewed loans and 43.35% of loans were supported by appraisals less than 18 months old. All appraisal valuations in file were assessed and updated based on current market conditions, cap rates and varying degrees of stress testing based on property type, location, lease maturities, vacancy factors and tenant strength.

There is no guarantee that future acquisitions will be similar to the acquisition of 1st Commerce Bank or the terminated transaction with Colonial Bank.

Although we intend to continue negotiations with BB&T regarding a transaction involving BB&T’s Nevada operations, the timing and terms of a potential BB&T transaction currently remain unknown. If a transaction with BB&T does occur, there is no guarantee that it will be on similar terms to the terminated transaction with Colonial Bank. There is also no guarantee that any other transactions we may enter into will be similar to the Acquisition, any transaction with BB&T or the terminated transaction with Colonial Bank. In addition, there is no assurance that any future acquisitions will conform to our current business plan and asset portfolio. For a discussion of BB&T and the terminated transaction with Colonial Bank, please see the section entitled “The Acquisition Proposal — Background of the Acquisition.”

Following the consummation of the Acquisition and our transition from a blank check company to a bank holding company, we may not present any additional acquisitions to our stockholders for a vote.

Following the consummation of the Acquisition and our transition from a blank check company to a bank holding company, we may not present any additional acquisitions to our stockholders for a vote, except as required under Delaware or other applicable law, including any transaction involving BB&T’s Nevada operations or any acquisition of a troubled financial institution as part of a sale by the FDIC or other regulator. If the Charter Amendment Proposals are approved and become effective, the holders of a majority of the Public Shares cast at a meeting will no longer have the separate right under our Second Amended and Restated Certificate of Incorporation to approve a business combination. Moreover, the Second Amended and Restated Certificate of Incorporation would contain no provisions providing common stockholders with voting rights in addition to those provided by applicable law or regulation. Following the effectiveness of such amendments in connection with the Acquisition, our stockholders would continue to be entitled to vote upon such matters requiring a vote of stockholders under any applicable law or regulation. This would include, among other things, the right to vote upon certain direct mergers involving the Company and upon any sale, lease or exchange of all or substantially all of our assets. In general, no vote of our stockholders would be required under our Second Amended and Restated Certificate of Incorporation or Delaware law to authorize the purchase by us of the assets of another entity (including, for example, assets purchased from a troubled financial institution as part of a sale by the FDIC or other regulator) or to authorize acquisitions effected through a merger in which we are the surviving corporation, each share of our stock outstanding immediately prior to the effectiveness of the merger is an identical share of the surviving corporation, and our authorized unissued shares or treasury shares to be issued or delivered under the relevant merger agreement do not exceed 20% of the shares of our common stock outstanding immediately prior to the effective date of the merger. Such matters would be authorized by our board of directors, which is charged with directing our business and affairs, and we may not consult holders of our securities prior to such decisions. Although our management and board of directors will use their best efforts to select targets that will produce the best returns on our stockholders’ equity, there is no guarantee that the acquisition of banking assets in the future will produce management’s and the board of directors’ intended results.

The condition of the residential mortgage and related markets and the economy may deteriorate further and adversely affect our business.

Recently, the residential mortgage market in the United States has experienced a variety of worsening economic conditions that could adversely affect the performance and market value of the residential construction and mortgage loans we are purchasing. Across the United States, delinquencies, foreclosures and losses with respect to residential construction and mortgage loans generally have increased and may continue to increase. In addition, housing prices and appraisal values in most markets have declined or stopped appreciating. Given our concentration of real estate loans (84.4% of our portfolio by principal balance), an extended period of flat or declining housing values may result in additional increases in delinquencies and further losses on residential construction and mortgage loans. If such events were to occur, they could have an effect on our capital position which could impede our ability to grow our business.

Our geographic concentration will be tied to business, economic and regulatory conditions in Nevada.

Unfavorable business, economic or regulatory conditions in Nevada, where we will conduct the majority of our business, could have a significant adverse impact on our business, financial condition and results of operations. In addition, because our business will be concentrated in Nevada, and our entire loan portfolio originated from Nevada, we could also be adversely affected by any material change in Nevada law or regulation and may be exposed to economic and regulatory risks that are greater than the risks we would face if the business were spread more evenly by geographic region.

Furthermore, the recent decline in Nevada in the value of real estate assets and local business revenues, particularly in the gaming and hospitality industries, could continue and would like have a significant adverse impact on business, financial conditions and results of operations. There can be no assurance that the real estate market or local industry revenues will not continue to decline. Further erosion in asset values in Nevada could impact our existing loans and could make it difficult for us to find attractive alternatives to deploy our capital, impeding our ability to grow our business.

The Las Vegas and Reno markets are substantially dependent on gaming and tourism revenue, and the downturn in the gaming and tourism industries has indirectly had an adverse impact on Nevada banks.

The economy of the Las Vegas and Reno areas is unique in the United States for its level of dependence on services and industries related to gaming and tourism. Regardless of whether a Nevada bank has substantial customer relationships in the gaming and tourism industries, the downturn in the Nevada economy adversely affects the bank’s customers, resulting in an increase in loan delinquencies and foreclosures, a reduction in the demand for products and services, and a reduction of the value of collateral for loans, with an associated adverse impact on the bank’s business, financial condition, results of operations, and prospects.

Any event or state of affairs that adversely affects the gaming or tourism industry adversely impacts the Las Vegas and Reno economies generally. Gaming and tourism revenue is particularly vulnerable to fluctuations in the economy. Virtually any development or event that dissuades travel or spending related to gaming and tourism adversely affects the Las Vegas and Reno economies. The Las Vegas and Reno economies are more susceptible than the economies of many other cities to such issues as higher gasoline and other fuel prices, increased airfares, unemployment levels, recession, rising interest rates, and other economic conditions, whether domestic or foreign. Gaming and tourism are also susceptible to political conditions or events, such as military hostilities and acts of terrorism, whether domestic or foreign. In addition, Las Vegas and Reno compete with other areas of the country and other parts of the world for gaming revenue, and it is possible that the expansion of gaming operations in other states, such as California, and other countries would significantly reduce gaming revenue in the Las Vegas and Reno areas.

The soundness of other financial institutions with which we do business could adversely affect us.

The financial services industry and the securities markets have been materially adversely affected by significant declines in values of almost all asset classes and by extreme lack of liquidity in the capital and credit markets. Financial institutions specifically have been subject to increased volatility and an overall loss in investor confidence. Financial institutions are interrelated as a result of trading, clearing, counterparty, investment, or other relationships, including loan participations, derivatives, and hedging transactions and investments in securities or loans originated or issued by financial institutions or supported by the loans they originate. Many of these transactions expose a financial institution to credit or investment risk arising out of default by the counterparty. In addition, a bank’s credit risk may be exacerbated if the collateral it holds cannot be realized or is liquidated at prices not sufficient to recover the full amount of the loan or other exposure. These circumstances could lead to impairments or write-downs in a bank’s securities portfolio and periodic gains or losses on other investments under mark-to-market accounting treatment. We could incur additional losses to our securities portfolio in the future as a result of these issues. In addition, in light of industry volatility and losses, there can be no assurances that any indemnification we obtain from Capitol Bancorp will be collectible. These types of losses could have a material adverse effect on our business, financial condition or results of operation. Furthermore, if we are unable to ascertain the credit quality of certain potential counterparties, we may not pursue otherwise attractive opportunities and we may be unable to effectively grow our business.

Our earnings may be significantly affected by the fiscal and monetary policies of the federal government and its agencies.

The Federal Reserve regulates the supply of money and credit in the United States. Its policies determine in large part cost of funds for lending and investing and the return earned on those loans and investments, both of which impact net interest margin, and can materially affect the value of financial instruments, such as debt securities. Its policies can also affect borrowers, potentially increasing the risk that they may fail to repay their loans. Changes in Federal Reserve policies will be beyond our control and difficult to predict or anticipate. To the extent that changes in Federal Reserve policies have a disproportionate effect on our cost of funding or on the health of our borrowers, such changes could materially affect our operating results.

If there was a depletion of the FDIC’s Deposit Insurance Fund, the FDIC could impose additional assessments on the banking industry.

If there was a depletion of the FDIC’s Deposit Insurance Fund, we believe that the FDIC would impose additional assessments on the banking industry. In such case, 1st Commerce Bank’s profitability would be reduced by any special assessments from the FDIC to replenish the Deposit Insurance Fund. Please the discussion in the section entitled “Supervision and Regulation — Deposit Insurance.”

The financial services industry is heavily regulated by federal and state agencies.

Federal and state regulation is to protect depositors, federal deposit insurance funds and the banking system as a whole, not security holders. Congress and federal regulatory agencies continually review banking laws, regulations and policies for possible changes. Changes to statutes, regulations or regulatory policies, including changes in interpretation or implementation of statutes, regulations or policies, could affect the business going forward in substantial and unpredictable ways including limiting the types of financial services and products we may offer and/or increasing the ability of nonbanks to offer competing financial services and products. Failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies and damage to our reputation. For further discussion of applicable regulations please see the section entitled “Supervision and Regulation.”

Potential acquisitions through government-assisted transactions are ultimately decided upon by many of the agencies that will regulate us. To the extent that our regulators took actions that were not in our interests, it could have a negative impact on our growth prospects.

We operate in a highly regulated environment and changes in the laws and regulations that govern our operations, changes in the accounting principles that are applicable to us, and our failure to comply with the foregoing, may adversely affect us.

We will be subject to extensive regulation, supervision, and legislation that governs almost all aspects of our operations. See the section entitled “Supervision and Regulation.” The laws and regulations applicable to the banking industry could change at any time and are primarily intended for the protection of customers, depositors, and the deposit insurance funds, not stockholders. Changes in these laws or in applicable accounting principles could make it more difficult and expensive for us to comply with laws, regulations, or accounting principles and could affect the way we conduct business.

Moreover, the United States, state, and foreign governments have taken or are considering extraordinary actions to deal with the worldwide financial crisis and the severe decline in the global economy. Many of these actions have been in effect for only a limited time and have produced limited or no relief to the capital, credit, and real estate markets. We cannot assure you that these actions or other actions under consideration will ultimately be successful. Although we cannot reliably predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on us, these changes could be materially adverse to our investors and stockholders. Compliance with the initiatives may increase our costs and limit our ability to pursue business opportunities.

A stockholder with a 5% or greater interest in Western Liberty Bancorp could, under certain circumstances, be subject to regulation as a “bank holding company.”

Any entity (including a “group” composed of natural persons) owning 25% or more of the outstanding Western Liberty Bancorp common stock, or 5% or more if such stockholder otherwise exercises a “controlling influence” over Western Liberty Bancorp, may be subject to regulation as a “bank holding company” in accordance with the Bank Holding Company Act of 1956, as amended (the “BHCA”). In addition, (1) any bank holding company or foreign bank with a U.S. presence may be required to obtain the approval of the Federal Reserve Board under the BHCA to acquire or retain 5% or more of the outstanding Western Liberty Bancorp common stock and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of the outstanding Western Liberty Bancorp common stock. Becoming a bank holding company imposes certain statutory and regulatory restrictions and burdens, and might require the stockholder to divest all or a portion of the stockholder’s investment in Western Liberty Bancorp. In addition, because a bank holding company is required to provide managerial and financial strength for its bank subsidiary, such stockholder may be required to divest investments that may be deemed incompatible with bank holding company status, such as a material investment in a company unrelated to banking. Each stockholder is responsible for monitoring their ownership level to determine whether they will become subject to regulation as a “bank holding company.”

Any current or future litigation, regulatory investigations, proceedings, inquiries or changes could have a significant impact on the financial services industry.

The financial services industry has experienced unprecedented market value declines caused primarily by the current U.S. recession and real estate market deterioration. As a result of the current market perceptions of shareholder advocacy groups as well as the new U.S. Administration in Washington, D.C., litigation, proceedings, inquiries or regulatory changes are all distinct possibilities for financial institutions. Such actions or changes could result in significant costs. Because we will be a relatively new financial institution, any costs and/or burdens imposed by such actions or changes could affect us disproportionately from how they affect our competitors.

The Emergency Economic Stabilization Act of 2008 (EESA) and the American Recovery and Reinvestment Act of 2009 (ARRA) may not stabilize the financial services industry or the U.S. economy.

The EESA was signed into law on October 3, 2008. The legislation was intended to alleviate the financial crisis affecting the U.S. banking system. A number of programs have been and are being developed and implemented under EESA. The EESA may not have the intended effect and therefore the condition of the financial services industry may worsen instead of improve. The failure of the EESA to improve the condition of the U.S. banking system could significantly adversely impact business, financial condition, financial results and/or access to funding or capital, as well as the trading price of common stock after consummation of the Acquisition.

The ARRA was signed into law on February 17, 2009. The legislation was intended to provide immediate and long-term solutions to the current U.S. recession. The ARRA may not have the intended effect; therefore, the current U.S. recession and the condition of the financial services industry may worsen instead of improve. The failure of the ARRA to improve the current U.S. recession and/or improve the condition of the U.S. banking system could significantly adversely impact business, financial condition, financial results and/or access to funding or capital, as well as the trading price of common stock after consummation of the Acquisition.

1st Commerce Bank has agreed with the FDIC and the Nevada Financial Institutions Division (i) to develop a written action plan to reduce the bank’s risk for any loan classified substandard and exceeding $150,000, (ii) to adopt a written plan to better manage lending risk concentration, (iii) to develop a plan for improving bank earnings, (iv) to maintain Tier 1 capital at a level no less than 9% of the bank’s total assets, (v) to pay dividends only with the prior written consent of the FDIC and the Nevada Division of Financial Institutions and (vi) to provide quarterly progress reports regarding these undertakings. Although we believe that the consummation of the Acquisition, together with the appointment of the new directors and officers will be consistent with the agreement with the FDIC and the Nevada Financial Institutions Division, it is likely that the agreement with 1st Commerce Bank and its regulators will still be in place on the closing date of the Acquisition and may continue for some period of time after the consummation of the Acquisition.

Current market volatility and industry developments may adversely affect business and financial results.

The volatility in the capital and credit markets along with the housing declines during the last year have resulted in significant pressure on the financial services industry. If current volatility and market conditions continue or worsen, there can be no assurance that the financial services industry, results of operations or the business will not continue to be significantly adversely impacted. We may have further increases in loan losses, deterioration of capital or limitations on their access to funding or capital, if needed.

Further, if other financial institutions fail to be adequately capitalized or funded, it may negatively impact business and financial results. In the past, 1st Commerce Bank has routinely interacted with numerous financial institutions in the ordinary course of business and have therefore been exposed to operational and credit risk to those institutions. In particular, 1st Commerce Bank has had meaningful counterparty exposure to temporary servicing arrangements from Capitol Bancorp and loan participations purchased from and sold to Capitol Bancorp affiliates. Failures of such institutions may significantly adversely impact our operations going forward.

Strategies to manage interest rate risk may yield results other than those anticipated.

Changes in the interest rate environment are difficult to predict. Net interest margins can expand or contract which can significantly impact overall earnings. Changes in interest rates can also adversely affect the application of critical management estimates, their projected returns on investments, as well as the determination of fair values of certain assets. We have certain assets and liabilities with fixed interest rates. Unexpected and dramatic changes in interest rates may materially impact our operating results.

Negative public opinion could damage our reputation and adversely impact our business and revenues.

Financial institutions’ earnings and capital are subject to risks associated with negative public opinion. Negative public opinion could result from actual, alleged or perceived conduct in any number of activities, including lending practices, the failure of any product or service to meet customers’ expectations or applicable regulatory requirements, corporate governance, acquisitions, as a defendant in litigation, or from actions taken by government regulators or community organizations. Negative public opinion could adversely affect our ability to attract and/or retain customers and can expose us to litigation or regulatory action. Negative public opinion could also affect our credit ratings, which are important for access to certain sources of wholesale borrowings, thereby increasing the cost or reducing, or eliminating, the availability of these sources of funding. We are highly dependent on our customer relationships. Any negative perception of us which impacted our customer relationships could materially affect our business prospects by reducing our deposit base. We will not have controlled 1st Commerce Bank prior to the closing of the acquisition. As such, there may be actions, that we are unaware of, which have been taken by 1st Commerce Bank in the past that could cause a negative public opinion of us in the future.

Disruptions in our ability to access capital markets may negatively affect our capital resources and liquidity.

In managing their consolidated balance sheet, financial institutions depend on access to capital markets to provide them with sufficient capital resources and liquidity to meet their commitments and business needs, and to accommodate the transaction and cash management needs of their customers. Other sources of funding available, and upon which they rely as regular components of their liquidity risk management strategy, include deposits, inter-bank borrowings, repurchase agreements and borrowings from banks and the Federal Reserve discount window. Any occurrence that may limit access to the capital markets, such as a decline in the confidence of depositors, debt purchasers, or counterparties participating in the capital markets, or a downgrade of their debt ratings, may adversely affect our borrowing costs and liquidity going forward.

Deposit pricing may negatively impact net interest margin and earnings.

Intense competition for liquidity during 2008 resulted in elevated rates being paid on time deposits, thereby compressing net interest margin and reducing net interest income. A continuation or exacerbation of such competition for time deposits could adversely impact earnings and financial condition.

Changes in interest rates could adversely affect our profitability, business and prospects.

Most of the assets and liabilities of a bank holding company are monetary in nature, exposed to significant risks from changes in interest rates that can affect net income and the valuation of assets and liabilities. Increases or decreases in prevailing interest rates could have an adverse effect on our business, asset quality, and prospects. Our operating income and net income will depend to a great extent on our net interest margin, the difference between the interest yields we receive on loans, securities, and other interest-earning assets and the interest rates we pay on interest-bearing deposits, borrowings, and other liabilities. These rates are highly sensitive to many factors beyond our control, including competition, general economic conditions, and monetary and fiscal policies of various governmental and regulatory authorities, including the Federal Reserve. If the rate of interest we pay on interest-bearing deposits, borrowings, and other liabilities increases more than the rate of interest we receive on loans, securities, and other interest-earning assets, our net interest income and therefore our earnings could be adversely affected. Our earnings could also be adversely affected if the rates on our loans and other investments fall more quickly than those on our deposits and other liabilities.

In addition, loan volumes are affected by market interest rates on loans. Rising interest rates generally are associated with a lower volume of loan originations while lower interest rates are usually associated with increased loan originations. Conversely, in rising interest rate environments loan repayment rates decline and in a falling interest rate environment loan repayment rates increase. We cannot assure you that we will be able to minimize our risk exposure to changing interest rates. In addition, an increase in the general level of interest rates may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations.

Interest rates also affect how much money we can lend. When rates rise, the cost of borrowing increases. Accordingly, changes in market interest rates could materially and adversely affect our net interest spread, asset quality, loan origination volume, business, financial condition, results of operations, and cash flows.

Increasing our existing market share may depend on market acceptance and regulatory approval of new products and services.

We will assume the market share of 1st Commerce Bank. Our ability to increase that market share will depend, in part, on our ability to create and adapt products and services to evolving industry standards. There is increasing pressure on financial services companies to provide products and services at lower prices. This can reduce net interest margin and revenues from fee-based products and services. In addition, the widespread adoption of new technologies, including internet-based services, could require us to make substantial expenditures to modify or adapt the existing products and services we are assuming. We may not successfully introduce new products and services, achieve market acceptance of products and services and/or be able to develop and maintain loyal customers. Market share expansion will also require fixed asset (branch) expansion to service a larger customer base and to access broader markets. There is no guaranty of a positive return on these expenditures.

Certain expenses with respect to certain of our executive officers and directors are currently unknown.

After the consummation of the Acquisition, Jason Ader will continue to serve as our Chief Executive Officer and as Chairman of our Board of Directors, Andrew Nelson will continue to serve as our Chief Financial Officer and Daniel Silvers will continue to serve as our President. It is expected that our current directors, Messrs. Coles and Frankel, will continue to serve on our Board of Directors. At present, there have been no agreements entered into, or discussions regarding, the terms of employment with our executive officers or the compensation of our directors, except for the employment agreements with Messrs. Daigle, Rosenbaum and Abdo. It is contemplated that if the Acquisition is approved, the compensation and other terms of employment of our executive officers and the compensation of directors, except for Messrs. Daigle, Rosenbaum and Abdo, will be determined by the Compensation Committee and will be commensurate with the compensation packages of comparable level executives at similarly situated companies. Because we have made a determination to postpone such discussions until after the closing of the transaction and the formation of the Compensation Committee, you will not have information you may deem material to your decision on whether or not to vote in favor of the Acquisition.

Risks Related to GCAC and the Acquisition

The Acquisition is subject to the receipt of consents and approvals from regulatory authorities that may impose conditions that could have an adverse effect on us or, if not obtained, could prevent completion of the Acquisition.

Before the Acquisition may be completed, various approvals and consents must be obtained from the Federal Reserve, the FDIC and the Nevada Financial Institutions Division. As a corporation not currently subject to bank supervisory regulation, our applications to become a bank holding company for a Nevada-based community bank are subject to different statutory approval processes maintained by several federal and state bank regulatory agencies with supervisory oversight and jurisdiction of the contemplated transactions and the banks that are parties to the contemplated transactions. Approval terms granted by these federal and state bank regulatory agencies may include terms and conditions more onerous than our management contemplates, and approval may not be granted in the timeframes desired by the parties to the contemplated transactions. Bank regulatory approval, if granted, may contain terms that relate to deteriorating real estate lending both nationally and in Nevada; bank regulatory supervisory reactions to the current economic difficulties may not be specific to GCAC itself. Additionally, these regulators may impose conditions on the completion of the Acquisition or require changes to the terms of the Acquisition. Any such conditions or changes could have the effect of delaying or prohibiting completion of the Acquisition or imposing additional costs on or limiting the revenues following the Acquisition.

We may not be able to consummate the Acquisition, or another business combination, within the required time frame, in which case we would be forced to liquidate and distribute the funds in the trust account. If we are forced to liquidate before the completion of a business combination and distribute the funds in the trust account, our public stockholders may receive significantly less than $9.91 per share and our warrants will expire worthless.

We must complete a business combination by November 27, 2009. If we are unable to complete a business combination within the prescribed time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account will be less than $10.00 because of the expenses of our initial public offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by our sponsor) approximately $9.91 per share plus interest earned on their pro rata portion of the trust account (net of taxes payable), which includes up to

$9,584,655 ($0.30 per unit) of deferred underwriting commissions payable to the underwriters in our initial public offering, a portion of which will be paid to our advisors engaged in connection with the Acquisition and $8,500,000 ($0.28 per unit) of the purchase price of the Private Warrants. Our sponsor has agreed to indemnify us for all creditor claims to the extent we do not obtain valid and enforceable waivers from vendors, service providers, prospective target businesses or other entities, in order to protect the amounts held in the trust account. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. We assume that in the event we liquidate we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. Should this assumption prove to be incorrect, we may have to adopt such a plan upon our liquidation, which could result in the per-share liquidation amount to our stockholders being significantly less than $9.91 per share, without taking into account any interest earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account). Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate the trust account in the event we do not complete a business combination within the prescribed time period.

Holders of Public Shares at the time of the Acquisition who purchased their units in the initial public offering and have not redeemed their shares for cash may have rights to rescind their purchases and assert a claim for damages therefor against us and our directors and officers.

The initial public offering prospectus disclosed that (i) we are required to complete a business combination in which we acquire one or more operating businesses having a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of acquisition and (ii) that we would not seek to amend any of the provisions of Articles Fifth and Sixth of our amended and restated certificate of incorporation. Consequently, each holder of Public Shares at the time of the Acquisition who purchased his Public Shares in the initial public offering and who has not converted his shares into cash may have securities law claims against us for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

If we are unable to consummate the Acquisition or another business combination, our public stockholders will be forced to wait until after November 27, 2009 before receiving liquidation distributions.

We have until November 27, 2009 to complete a business combination if we do not complete the Acquisition. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our Amended and Restated Certificate of Incorporation provides that we will continue in existence only until November 27, 2009. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we comply with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that we make reasonable provisions for all claims against us, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after November 27, 2009 and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, there can be no assurance that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust fund to holders of our Public Shares promptly after November 27, 2009 if we have not completed a business combination by such date, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our Board of Directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith; thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust fund prior to addressing the claims of creditors. There can be no assurance that claims will not be brought against us for these reasons.

Our placing of funds in trust may not protect those funds from third-party claims against us.

Third-party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our Amended and Restated Certificate of Incorporation. We intend to pay any claims, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, service providers and prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Although we are required to use our commercially reasonable efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the exercisable warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants.

Although we have undertaken in the Amended and Restated Warrant Agreement, and therefore have a contractual obligation, to use our commercially reasonable efforts to maintain a current registration statement covering the shares of common stock underlying the warrants following the consummation of a business combination to the extent required by federal securities laws, and we intend to comply with our undertaking, we cannot assure that we will be able to do so. In addition, we have agreed to use our commercially reasonable efforts to register the shares of common stock underlying the warrants under the blue sky laws of the states of residence of the existing warrant holders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares of common stock underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $21.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants comprising the units sold in our initial public offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the warrant holders to (i) exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to us.

Our working capital will be reduced if our stockholders exercise their right to convert their shares into cash, and our reduced working capital may adversely affect our business strategy and future operations.

If each of the Charter Amendment Proposals is approved by the holders of a majority of our outstanding shares there will be no express limit in our Amended and Restated Certificate of Incorporation on the number of stockholders who may vote with respect to the Acquisition and elect to convert their shares. We have stated in our applications to become a bank holding company that we will not consummate the Acquisition if less than $50.0 million remains in the trust account after giving pro forma effect to conversions by our stockholders, before the payment of the purchase price for 1st Commerce Bank, deferred underwriting commissions (including to advisors engaged in connection with the Acquisition) and transaction expenses. As of June 30, 2009, the balance in the trust account was approximately $316,770,979. Such funds will be used to pay stockholders who opt to convert their shares, to pay 1st Commerce Bank the $8.5 million cash purchase price for the Acquisition, to pay the underwriters in our initial public offering up to $9.6 million for deferred underwriting commissions (including to advisors engaged in connection with the Acquisition) and to pay approximately $9.8 million for transaction expenses. Following the consummation of the acquisition of

1st Commerce Bank, we intend to use the remaining funds held in trust to facilitate additional acquisitions that we may pursue and to fund the growth of our loan portfolio and deposit base. In the event there are substantial conversions we will have less working capital available to pursue this strategy.

If our stockholders exercise their right to convert their shares into cash, you may hold shares in a smaller company than anticipated and we may have less resources available for growth or to support losses on our lending portfolio.

If each of the Charter Amendment Proposals is approved by the holders of a majority of our outstanding shares there will be no express limit in our Amended and Restated Certificate of Incorporation on the number of stockholders who may vote with respect to the Acquisition and elect to convert their shares. We have stated in our applications to become a bank holding company that we will not consummate the Acquisition if less than $50.0 million remains in the trust account after giving pro forma effect to conversions by our stockholders, before the payment of the purchase price for 1st Commerce Bank, deferred underwriting commissions (including to advisors engaged in connection with the Acquisition) and transaction expenses. However, the removal of the prohibition against closing an acquisition if more than 30% of the shareholders exercise their conversation rights may mean that remaining shareholders may own shares in a significantly smaller company, with less resources available for growth or to support any losses on our lending portfolio.

Our outstanding warrants may be exercised in the future, which would increase the number of shares eligible for future resale in the public market and result in dilution of our stockholders.

Outstanding redeemable warrants to purchase an aggregate of (i) 31,948,850 shares of our common stock with respect to our Public Warrants, (ii) up to 8,500,000 shares of our common stock with respect to our Private Warrants (assuming the Private Warrants held by our sponsor or its affiliates are no longer under our sponsor’s or any of its affiliates’ control) and (iii) up to 7,987,214 shares of our common stock to be issued with respect to our Exchange Warrants assuming all of the Founders Shares enter into the Founders Shares Restructuring Agreement, will become exercisable after the consummation of the Acquisition. These warrants likely will be exercised only if the per share exercise price is below the market price of the shares of our common stock. To the extent such warrants are exercised, 48,436,064 additional shares of our common stock will be issued, which will result in the dilution of the ownership of the holders of our common stock and an increase in the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

Our Board of Directors has approved the award of post-closing transaction related equity awards, which, if issued would increase the number of shares eligible for future resale in the public market and result in dilution of our stockholders.

Our Board of Directors has approved the award of up to 1.5 million shares of restricted stock in connection with the Acquisition, which we expect to be awarded to certain members of our management and our consultants, in connection with the Acquisition. As soon as practicable after the closing of the Acquisition, the Compensation Committee will meet to determine which members of our management and our consultants will receive equity grants and the allocation of such grants. No decision has been made by our current Board of Directors as to whether these shares will be awarded at all, how many of such shares may be awarded, when such shares may be awarded or to whom such shares may be awarded. All such determinations will be made solely by the Compensation Committee in place upon consummation of the Acquisition. However, assuming that all 1.5 million shares of restricted stock are granted, based upon a recent closing price of $9.83 on the NYSE Amex, the maximum dollar value represented by such grants is $14.7 million. Any future awards of these restricted stock will not be subject to the approval of stockholders. To the extent such grants are allocated post-closing, 1.5 million additional shares of our common stock may be issued, which will result in the dilution of the ownership of the holders of our common stock and an increase in the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock. See the section entitled “Executive Officer and Director Compensation — Post-Closing Transaction Related Equity Awards.”

If our stockholders fail to vote with respect to the Acquisition Proposal and/or fail to deliver their shares in accordance with the conversion requirements specified in this proxy statement, they will not be entitled to convert their shares of our common stock into a pro rata portion of the trust account.

Stockholders holding Public Shares who vote with respect to the Acquisition Proposal may demand that we convert their shares into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the Acquisition. Our stockholders who seek to exercise this conversion right must affirmatively vote with respect to the Acquisition, demand that we convert their shares into cash by marking the appropriate space on the proxy card, and deliver their stock (either physically or electronically) to our transfer agent upon consummation of the Acquisition. Any of our stockholders that fail to vote with respect to the Acquisition Proposal and/or that fail to deliver their stock will not be entitled to convert their shares into a pro rata portion of the trust account for conversion of their shares. See the section entitled “Special Meeting of GCAC Stockholders — Conversion Rights” for the procedures to be followed if you wish to convert your shares to cash.

The NYSE Amex may not continue to list our securities on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We plan to apply to list our securities on NYSE. If our application is refused, we plan to continue to list our securities on the NYSE Amex upon consummation of the Acquisition. We will be required to meet the NYSE Amex continued listing requirements to remain listed. We may not be able to maintain those listing requirements.

If the NYSE Amex delists our securities for trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our shares of common stock are “penny stock,” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the shares of common stock;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

A market for our securities after the Acquisition may not develop, which would adversely affect the liquidity and price of our securities.

Although we currently list our securities on the NYSE Amex and we intend to apply to list our securities on the NYSE following the consummation of the Acquisition, an active trading market for our securities may never develop after the Acquisition or, if developed, may not be sustained. You may be unable to sell your securities unless a market can be established and/or sustained.

The value of our capital stock could be adversely affected to the extent we fail to effectively integrate 1st Commerce Bank and realize the expected benefits of the Acquisition.

The Acquisition will involve the merger of Merger Sub with and into 1st Commerce Bank. It is possible that this will result in the loss of key employees, the disruption of ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with customers and employees. As with any financial institution acquisition, there also may be disruptions that cause us to lose customers or cause customers to take deposits out of banks.

Our financial results and condition after the Acquisition may be affected by factors different from those currently affecting our current financial results and condition. Although we believe that the Acquisition will create financial, operational and strategic benefits for the combined company and our stockholders, these benefits may not be achieved. The Acquisition, even if conducted in an efficient, effective and timely manner, may not result in combined financial performance that is better than what we would have achieved if the Acquisition had not occurred or if we entered into liquidation.

Capitol Development and 1st Commerce Bank may not be able to obtain the approval of the stockholders of Capitol Development and 1st Commerce Bank, which are required to consummate the Acquisition.

Under the applicable Nevada corporate statutes, the consummation of the Acquisition will require the 1st Commerce Stockholder Approval. Capitol Development owns 408,000 shares of 1st Commerce Bank’s outstanding common stock, representing 51% of the outstanding shares of 1st Commerce Bank’s common shares. Although Capitol Development owns the requisite number of shares to obtain the 1st Commerce Stockholder Approval, Capitol Development’s articles of incorporation require that Capitol Development first obtain the Capitol Development Stockholder Approval. The shares of Capitol Development currently are held by 116 different stockholders, including Capitol Bancorp, which owns approximately 6.44% of the outstanding shares. If the exchange offer (described below) is not consummated, the stockholders of Capitol Development will be required to approve the Acquisition. There can be no assurance that Capitol Development will be able to obtain the Capitol Development Stockholder Approval. If the Capitol Development Stockholder Approval is not obtained, then the 1st Commerce Stockholder Approval will not be able to be obtained, in which case we would not be able to consummate the Acquisition.

Capitol Bancorp is commencing an exchange offer to stockholders of Capitol Development, which may delay the Capitol Development Stockholder Approval and the 1st Commerce Stockholder Approval.

On August 20, 2009, Capitol Bancorp filed an amended registration statement on Form S-4/A with the SEC setting forth the revised terms of an exchange offer with stockholders of four of its controlled subsidiaries, including the stockholders of Capitol Development, to improve the position of stockholders of Capitol Development and such other controlled subsidiaries by offering units issued by Capitol Bancorp (consisting of shares of Trust-Preferred Securities issued by Capitol Trust XII, a Delaware statutory trust and shares of Capitol Bancorp’s Series A Noncumulative Convertible Perpetual Preferred Stock) in exchange for the illiquid securities of such subsidiaries.

If the exchange offer is consummated, Capitol Bancorp would own 51% of the outstanding capital stock of 1st Commerce Bank, and therefore Capitol Bancorp would control a sufficient amount of 1st Commerce Bank’s outstanding capital stock to control the 1st Commerce Stockholder Approval. Under the terms of the Merger Agreement, if the exchange offer is not consummated, then Capitol Development and Capitol Bancorp are required to use best efforts to obtain the Capitol Development Stockholder Approval and the 1st Commerce Stockholder Approval as soon as reasonably possible; however, there can be no assurance that such approvals will be obtained.

After the dates on which Capitol Bancorp is no longer required to provide transition services to us, we expect to receive such services from our internal operations or third-party service providers. We may need to extend the transition services period, or may not be able to obtain such services on commercially reasonable terms, which could negatively affect our ability to realize the expected benefits of the Acquisition.

As a part of the Acquisition, Capitol Bancorp has agreed to provide us with certain transition services to facilitate the transition of the target businesses. We are currently negotiating the terms and conditions of the services to be provided by Capitol Bancorp. It is possible that even with these transition services there may be disruptions to services that cause us to lose customers and deposits.

In addition, after the dates on which transition services will no longer be provided to us, we expect that such services will be provided by our internal operations or third-party service providers. We cannot assure you that we will be able to provide any of these services ourselves on a cost efficient basis, or that we will be ready to separate from these transition services. If, after the transition services period is over, we are unable to obtain services provided to us under any agreement entered into with Capitol Bancorp from our internal operations or third-party service providers, we may need to extend such transition services, possibly at prices that are greater than the prices charged for such services during the initial period.

We may apply the proceeds released from the trust account in a manner that does not improve our results of operations or increase the value of an investment in 1st Commerce Bank.

Other than the uses described herein, we do not have specific plans for the funds held in our trust account and will have broad discretion regarding how we use such funds. These funds could be applied in ways that do not improve our results of operations or increase the value of your investment.

Our stock price could fluctuate and could cause you to lose a significant part of your investment.

Following consummation of the Acquisition, the market price of our securities may be influenced by many factors, some of which are beyond our control, including those described above and the following:

•	changes in our perceived ability to increase our assets and deposits;

•	changes in financial estimates by analysts;

•	announcements by us or our competitors of significant contracts, productions, acquisitions or capital commitments;

•	fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	general economic conditions;

•	changes in market valuations of similar companies;

•	terrorist acts;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	future sales of our common stock;

•	regulatory developments in the United States, foreign countries or both;

•	litigation involving us, our subsidiaries or our general industry; and

•	additions or departures of key personnel.

If the Acquisition’s benefits do not meet the expectations of financial or industry analysts, the market price of our securities may decline.

The market price of our securities may decline as a result of the Acquisition if:

•	we do not achieve the perceived benefits of the Acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•	the effect of the Acquisition on our financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decreasing stock price and we may not be able to raise future capital, if necessary, in the equity markets.

Our ability to request indemnification from Capitol Development for damages arising out of the Acquisition is subject to certain limitations.

The 1st Commerce Merger Agreement provides that Capitol Development will indemnify us for losses arising from, among other things, (i) any breach of, or inaccuracy contained in, any representation or warranty of Capitol Development or 1st Commerce Bank and (ii) Capitol Development’s or 1st Commerce Bank’s failure to perform any of such parties’ agreements, covenants, obligations or undertakings thereunder and in accordance with the terms thereof. Subject to certain exceptions, our ability to seek indemnification for losses arising from breaches of representations and warranties is not triggered until the aggregate amount of such losses exceeds $300,000, whereupon we will be entitled to indemnification for the amount of such losses in excess of $300,000. We will not be deemed to have suffered any losses arising from any breach of, or inaccuracy contained in, any representation or warranty unless losses arising out of that breach (together with all matters substantially related to the matter underlying that breach) equal or exceed $5,000; provided, that the aggregate amount of losses that we shall be deemed not to have been suffered by reason of the foregoing shall not exceed $50,000. Subject to certain exceptions set forth in the 1st Commerce Merger Agreement, the maximum aggregate liability of Capitol Development for losses arising from breaches of representations or warranties is limited to $1.0 million in the aggregate. For further discussion of limitations on indemnification pursuant to the 1st Commerce Merger Agreement, see the section entitled “The 1st Commerce Merger Agreement — Indemnification.”

Our current directors and executive officers have certain interests in consummating the Acquisition that may have influenced their decision to approve the business combination with the target.

Certain of our current directors and executive officers comprise certain of our founding stockholders and holders of restricted stock units, and have approved the Acquisition. These financial interests of those founding stockholders and holders of restricted stock units, who are our current directors or officers, may have influenced their decision to approve the Acquisition and to continue to pursue the Acquisition. In considering the recommendations of our Board of Directors to vote for the Acquisition Proposal and other proposals, our stockholders should consider these interests. See the section entitled “The Acquisition Proposal — Interests of Our Directors and Officers and Others in the Acquisition.”

Certain of our stockholders may consider the Acquisition to go beyond our target industry and may vote against the Acquisition Proposal, exercise their conversion rights and/or seek other legal relief on the basis that the target is in an industry different than originally stated in the prospectus for our initial public offering.

Since our formation as a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination with one or more domestic or international operating businesses in the global consumer products and services industry, which we define as the commercial delivery of products and services directly to the consumer in both the United States and the international marketplace. Stockholders may determine that the Acquisition goes beyond our target industry and may exercise their right to vote against approval of the Acquisition Proposal. Even if the Acquisition Proposal is approved, stockholders may exercise their conversion rights, which could reduce the working capital available to the post transaction company or prevent the consummation of the Acquisition. Certain investors in the initial public offering who continue to hold their shares may also believe that they have a cause of action against us for the expansion of the business focus and may fashion a form of legal redress which ultimately results in the payment of monetary damages. That cause of action may be founded in a 10b-5 claim for mis-statement or state law claims of breach of contract or fraud. If any claims are pursued, we may have to expend a considerable amount of personnel and financial resources in defending any such action and may be found to be liable for considerable amounts of damages. Such amounts cannot be estimated at this time, but any expenses and damage awards would be expected to have an adverse impact on our resources, may restrict our working capital and/or may impair our ability to operate.

If we are unable to effectively maintain a system of internal control over financial reporting, we may not be able to accurately or timely report financial results, which could materially adversely affect our business.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that a public company evaluate the effectiveness of its internal control over financial reporting as of the end of each fiscal year, and to include a management report assessing the effectiveness of its internal control over financial reporting in its annual report on Form 10-K for that fiscal year. Section 404 also requires that a public company’s independent registered public accounting firm attest to, and report on, the company’s internal control over financial reporting.

Our ability to comply with the annual internal control report requirements of Section 404 will depend on the effectiveness of our financial reporting and data systems and controls across our operations. We expect these systems and controls to involve significant expenditures and to become increasingly complex after the consummation of the Acquisition. To effectively manage this complexity, we will likely need to continue to improve our operational, financial and management controls and our reporting systems and procedures.

If we are not able to implement the required new or improved controls, or encounter difficulties in the implementation or operation of these controls, our independent registered public accounting firm may not be able to certify the adequacy of our internal controls over financial reporting. This failure could cause us to be unable to report our financial information on a timely basis and thereby subject them to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. If any of these events were to occur, our business could be adversely affected.

Following the consummation of the Acquisition, our allowance for loan losses may not be adequate to cover actual loan losses, which may require us to take a charge to our earnings and adversely impact our financial condition and results of operations.

Following the consummation of the Acquisition, we will maintain an allowance for estimated loan losses that we believe is adequate for absorbing the inherent losses in our loan portfolio. As of June 30, 2009, the allowance for loan and lease losses for 1st Commerce Bank was $1.2 million on a total of $36 million loans. Based on these amounts, the percentage of allowance to total loans for 1st Commerce Bank was 3.2% and the percentage of allowance to non-performing loans for 1st Commerce Bank was 20.2%.

Pursuant to Statement of Financial Accounting Standards No. 141 (revised) Business Combinations, the allowance for loan losses from the acquired entities does not transfer to the acquiring entity. In addition, the acquiring bank should establish loan loss allowances for the acquired held-for-investment loans in periods after the acquisition, but only for losses incurred on these loans due to credit deterioration after acquisition. Therefore, management will determine the provision for loan losses based upon an analysis of general market conditions, credit quality of the loan portfolios, and performance of customers relative to their financial obligations. The amount of future losses is susceptible to changes in economic, operating, and other conditions, including changes in interest rates that may be beyond our control and such losses may exceed the allowance for estimated loan losses. Although we expect that the allowance for estimated loan losses will be adequate to absorb any inherent losses on existing loans that may become uncollectible, there can be no assurance that the allowance will prove sufficient to cover actual loan losses in the future. Significant increases to the provision for loan losses may be necessary if material adverse changes in general economic conditions occur or the performance of the loan portfolio deteriorates. Additionally, banking regulators, as an integral part of their supervisory function, periodically review the allowance for estimated loan losses. If these regulatory agencies require us to increase the allowance for estimated loan losses, it could have a negative effect on our results of operations and financial condition.

Following the consummation of the Acquisition, if we are unable to recruit and retain experienced management personnel and recruit and retain additional qualified personnel, our business and prospects could be adversely affected.

Our success following the Acquisition will depend in significant part on our ability to retain senior executives and other key personnel in technical, marketing and staff positions. There can be no assurance that we will be able to successfully attract and retain highly qualified key personnel, either in existing markets and market segments or in new areas that we may enter. If we are unable to recruit and retain an experienced management team or recruit and retain additional qualified personnel, our business, and consequently our sales and results of operations, may be materially adversely affected.

Upon consummation of the Acquisition we will have approximately 14 employees. Employment categories will break down as follows: 1 Chief Executive Officer and Chief Credit Officer, 1 Chief Financial Officer, 1 senior operations manager, 1 employee in deposit operations, 1 teller, 1 employee in loan administration, 3 loan officers, 1 private banker 1 lending and private banking assistant, 1 branch manager and 1 new accounts representative. Additional staff positions may be added as the need arises.

Our success following the completion of the Acquisition will depend in part on our ability to retain key customers, and to hire and retain management and employees and successfully manage the broader organization resulting from the Acquisition. Competition for qualified individuals may be intense and key individuals may depart because of issues relating to the uncertainty and difficulty of integration or a general desire not to remain with us after the Acquisition. Furthermore, we will face challenges inherent in efficiently managing an increased number of employees. Accordingly, no assurance can be given that we will be able to attract and retain key customers, management or employees or successfully manage the acquired organization, which could result in disruption to our business and negatively impact our operations and financial condition, which in turn could cause us not to realize the benefits anticipated to result from the Acquisition.

We are exposed to risk of environmental liabilities with respect to properties to which we take title.

In the course of our business we may foreclose and take title to real estate, potentially becoming subject to environmental liabilities associated with the properties. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs or we may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. Costs associated with investigation or remediation activities can be substantial. If we are the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. These costs and claims could adversely affect our business and prospects.

Changing tax laws, rules and regulations are subject to interpretation by applicable taxing authorities. If interpretations or tax laws, rules and regulations were to change, this may adversely affect our business, financial condition and results of operations after the consummation of the Acquisition.

We are subject to various domestic tax laws, rules and regulations. These regulations are subject to change, and applicable laws, rules and regulations are subject to interpretation by the applicable taxing authorities. We attempt to be in compliance with all applicable tax provisions. However, compliance with these tax provisions is not necessarily clear in all cases and taxing authorities may take a contrary position. Such positions could have an adverse effect on our businesses, financial condition and results of operations. If the tax laws, rules and regulations were amended or if current interpretations of the laws were to change adversely to our interests, the results could have an adverse affect on our business, results of operations and financial condition.

Compliance with governmental regulations and changes in laws and regulations and risks from investigations and legal proceedings could be costly and could adversely affect operating results.

Following the consummation of the Acquisition, our operations could be impacted by changes in the legal and business environments in which we could operate, as well as the outcome of ongoing government and internal investigations and legal proceedings. Also, as a result of new laws and regulations or other factors, we could be required to curtail or cease certain operations. Changes that could impact the legal environment include new legislation, new regulation, new policies, investigations and legal proceedings and new interpretations of the existing legal rules and regulations. Changes that impact the business environment include changes in accounting standards, changes in environmental laws, changes in tax laws or tax rates, the resolution of audits by various tax authorities, and the ability to fully utilize any tax loss carry forwards and tax credits. Compliance-related issues could limit our ability to do business in certain countries. These changes could have a significant financial impact on our future operations and the way we conduct, or if we conduct, business in the affected countries.

We may need to raise additional capital in the future and such capital may not be available when needed or at all.

We may need to raise additional capital in the future to provide us with sufficient capital resources and liquidity to satisfy our commitments and business needs, capital might not be available on terms acceptable to us or at all. Our ability to raise additional capital, if needed, will depend on, among other things, conditions in the capital markets at that time, which are outside of our control, and our financial performance. The ongoing liquidity crisis and the loss of confidence in financial institutions may increase our cost of funding and limit our access to some of our customary sources of capital, including but not limited to inter-bank borrowings, repurchase agreements, and borrowings from the discount window of the Federal Reserve. We cannot assure you that capital will be available to us on acceptable terms or at all. Any occurrence that limits our access to the capital markets, such as a decline in the confidence of debt purchasers, depositors of subsidiary banks, or counterparties participating in the capital markets, could adversely affect our capital costs and our ability to raise capital and, in turn, our liquidity. The inability to raise additional capital on acceptable terms when needed could have a materially adverse effect on our businesses, financial condition, and results of operations.

Risks if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to approve the Acquisition Proposal, the Charter Amendment Proposals and the Director Election Proposal, our Board of Directors will not have the ability to adjourn the Special Meeting to a later date in order to solicit further votes, and, therefore, the Acquisition Proposal and each of the Charter Amendment Proposals will not be approved.

Our Board of Directors is seeking approval to adjourn the Special Meeting to a later date if, at the Special Meeting, there are insufficient votes to approve the Acquisition Proposal and each of the Charter Amendment Proposals. If the Adjournment Proposal is not approved, our Board of Directors will not have the ability to adjourn the Special Meeting to a later date and, therefore, will not have more time to solicit votes to approve the Acquisition Proposal and each of the Charter Amendment Proposals. In such case, the Acquisition Proposal and each of the Charter Amendment Proposals will not be approved. Since approval of the Acquisition Proposal and each of the Charter Amendment Proposals by our stockholders is a condition to completion of the Acquisition, the Acquisition would not be completed.

FORWARD LOOKING STATEMENTS

Certain statements made in this proxy statement constitute forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “potential,” “intend” or similar expressions. These statements include, among others, statements regarding the successful acquisition by us of 1st Commerce Bank, our expected business outlook, anticipated financial and operating results, business strategy and means to implement the strategy, the amount and timing of capital expenditures, the likelihood of our success in building our business, financing plans, budgets, working capital needs and sources of liquidity. We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control.

Forward-looking statements, estimates and projections are based on management’s beliefs and assumptions, are not guarantees of performance and may prove to be inaccurate. Forward-looking statements also involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement and which may have a material adverse effect on our business, financial condition, results of operations and liquidity. A number of important factors could cause actual results or events to differ materially from those indicated by forward-looking statements. These risks and uncertainties include, but are not limited to, (i) the risk that the businesses of GCAC and 1st Commerce Bank will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (ii) expected revenue synergies and cost savings from the Acquisition may not be fully realized or realized within the expected time frame; (iii) revenues following the Acquisition may be lower than expected; (iv) deposit attrition, operating costs, customer loss and business disruption following the Acquisition, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) the ability to obtain governmental and regulatory approvals of the Acquisition on the proposed terms and schedule; (vi) the failure of our stockholders to approve the Acquisition; (vii) local, regional, national and international economic conditions and the impact they may have on 1st Commerce Bank upon consummation of the Acquisition and its customers and our assessment of that impact; (viii) changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; (ix) prepayment speeds, loan originations and credit losses; (x) sources of liquidity; (xi) our common shares outstanding and common stock price volatility; (xii) fair value of and number of stock-based compensation awards to be issued in future periods; (xiii) legislation affecting the financial services industry as a whole, and/or the parties to the Acquisition and their subsidiaries individually or collectively; (xiv) regulatory supervision and oversight, including required capital levels; (xv) increasing price and product/service competition by competitors, including new entrants; (xvi) rapid technological developments and changes; (xvii) following the consummation of the Acquisition, 1st Commerce Bank’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xviii) following the consummation of the Acquisition, 1st Commerce Bank’s ability to contain costs and expenses; (xix) governmental and public policy changes; (xx) protection and validity of intellectual property rights; (xxi) reliance on large customers; (xxii) technological, implementation and cost/financial risks in large, multi-year contracts; (xxiii) the outcome of pending and future litigation and governmental proceedings; (xxiv) continued availability of financing; (xxv) financial resources in the amounts, at the times and on the terms required to support 1st Commerce Bank’s future businesses; and (xxvi) material differences in the actual financial results of the Acquisition and acquisition activities compared with our expectations, including the full realization of anticipated cost savings and revenue enhancements.

Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. Additional information on these and other factors that may cause actual results and our performance to differ materially is included in the section entitled “Risk Factors” and elsewhere in this proxy statement and in our periodic reports filed with the SEC.

All forward-looking statements included herein attributable to any of GCAC, 1st Commerce Bank, Capitol Development, Capitol Bancorp or any person acting on any party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, GCAC, 1st Commerce Bank, Capitol Development and Capitol Bancorp undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

SPECIAL MEETING OF GCAC STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the Special Meeting, to be held on September 30, 2009, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about September   , 2009 in connection with the vote on the Acquisition Proposal, the Restricted Stock and Unit Proposal, each of the Charter Amendment Proposals, the Director Election Proposal and the Adjournment Proposal. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held on September 30, 2009, at 9 a.m., Eastern Time, at the offices of our counsel, Proskauer Rose LLP, 1585 Broadway, New York, New York 10036.

Purpose of the GCAC Special Meeting

At the Special Meeting, we will ask holders of our common stock to:

•	consider and vote upon a proposal to approve the 1st Commerce Merger Agreement, dated as of July 13, 2009, among GCAC, Merger Sub, 1st Commerce Bank, Capitol Development and Capitol Bancorp, which, provides for the merger of Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming our wholly owned subsidiary (the “Acquisition Proposal”);

•	to consider and vote upon the issuance of:

•	50,000 restricted stock units to each of Richard A.C. Coles and Michael B. Frankel, who currently serve on our Board of Directors and will continue to serve on our Board of Directors upon the consummation of the Acquisition; Mark Schulhof, who currently serves on our Board of Directors; and Daniel B. Silvers, who currently serves as our President and will continue to serve as our President upon the consummation of the Acquisition (a total of 200,000 restricted stock units); and

•	approximately 91,556 shares of restricted stock to Mark Daigle, who will serve as President, Chief Executive Officer and Chief Credit Officer of 1st Commerce Bank, which will be our operating company subsidiary upon the consummation of the Acquisition; approximately 25,432 shares of restricted stock to George A. Rosenbaum Jr. who will serve as our Principal Accounting Officer and the Chief Financial Officer of 1st Commerce Bank; and approximately 101,729 shares of restricted stock to Laus M. Abdo, who will serve as our Chief Operating Officer (a total of approximately 218,717 shares of restricted stock) (the “Restricted Stock and Unit Proposal”);

•	to consider and vote upon a proposal to amend our Amended and Restated Certificate of Incorporation to:

•	amend the definition of “Business Combination” to remove the requirement that the initial acquisition of one or more assets or operating businesses have a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of acquisition;

•	remove the prohibition on the consummation of a Business Combination if holders of an aggregate of 30% or more in interest of Public Shares exercise their conversion rights;

•	remove the requirement that only holders of Public Shares who vote against the acquisition may covert their Public Shares into cash;

•	change our name from “Global Consumer Acquisition Corp.” to “Western Liberty Bancorp”;

•	change our corporate existence to perpetual; and

•	remove provisions that will no longer be applicable to us after the Acquisition (the “Charter Amendment Proposals”);

•	elect eight directors to our Board of Directors (the “Director Election Proposal”); and

•	consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, we are not authorized to consummate the Acquisition (the “Adjournment Proposal”).

Recommendation of the GCAC Board of Directors

Our Board of Directors:

•	has unanimously determined that each of the proposals is fair to and in the best interests of GCAC and our stockholders;

•	has unanimously approved each of the proposals;

•	unanimously recommends that our common stockholders vote “FOR” the Acquisition Proposal;

•	unanimously recommends that our common stockholders vote “FOR” the Restricted Stock and Unit Proposal.

•	unanimously recommends that our common stockholders vote “FOR” each of the Charter Amendment Proposals;

•	unanimously recommends that our common stockholders vote “FOR” the Director Election Proposal; and

•	unanimously recommends that our common stockholders vote “FOR” the Adjournment Proposal.

Record Date; Who is Entitled to Vote

We have fixed September 11, 2009 as the record date. Only holders of record of our common stock as of the close of business on the record date will be entitled to notice of, and to vote at, the special meeting. As of the close of business on September   , 2009, there were 39,936,064 shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote per share at the Special Meeting.

Pursuant to letter agreements with us, the 7,987,214 Founders Shares will be voted on the Acquisition Proposal in accordance with the majority of the votes cast at the Special Meeting on such proposal by the holders of the Public Shares. Accordingly, the vote of such shares will not affect the outcome of the vote on the Acquisition Proposal.

We are commencing our solicitation of proxies on September   , 2009, which is before the September 11, 2009 record date. We will continue to solicit proxies until the September 30, 2009 stockholders meeting and each stockholder of record on September 11, 2009 will receive a proxy statement and have the opportunity to vote on the matters described in the proxy statement. Proxies delivered prior to the record date will be valid and effective so long as the stockholder providing the proxy is a stockholder on the record date. If you are not a holder of record on the record date any proxy you deliver will be ineffective. If you deliver a proxy prior to the record date and remain a holder on the record date you do not need to deliver another proxy after the record date. If you deliver a proxy prior to the record date and do not revoke that proxy, your proxy will be deemed to cover the number of shares you own on the record date even if that number is different from the number of shares you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the record date will not be effective.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock entitled to vote constitutes a quorum at the Special Meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld from the broker. If you do not give the broker voting instructions, under applicable self-regulatory organization rules, your broker may not vote your shares on “non-routine” proposals, such as the Acquisition Proposal and each of the Charter Amendment Proposals. Since a stockholder must vote with respect to the Acquisition Proposal to have conversion rights, individuals who fail to vote or who abstain from voting may not exercise their conversion rights. See the information set forth in the section entitled “Special Meeting of GCAC Stockholders — Conversion Rights.”

Vote of Our Stockholders Required

The approval of the Acquisition Proposal will require the affirmative vote in favor of the proposal by the holders of a majority of the Public Shares cast at the Special Meeting. Broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on the approval of the Acquisition Proposal. You cannot seek conversion unless you vote with respect to the Acquisition Proposal.

The Restricted Stock and Unit Proposal will require the affirmative vote of the holders of a majority of our common stock represented and entitled to vote thereon at the Special Meeting

Each of the Charter Amendment Proposals will require the affirmative vote of the holders of a majority of our common stock outstanding on the record date. Because these proposals require the affirmative vote of a majority of the shares of common stock outstanding for approval, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against these proposals.

The approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of our common stock represented and entitled to vote thereon at the Special Meeting. Abstentions are deemed entitled to vote on such proposal. Therefore, they have the same effect as a vote against either proposal. Broker non-votes are not deemed entitled to vote on such proposals and, therefore, they will have no effect on the vote on such proposals.

Directors are elected by a plurality. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of abstentions, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.

If each of the Charter Amendment Proposals is not approved by the affirmative vote of the outstanding shares of our common stock on the record date, the Acquisition Proposal will not be presented to the stockholders for a vote and the Acquisition will not be consummated. If the Acquisition Proposal is not presented and approved, the Restricted Stock and Unit Proposal and the Director Election Proposal will not be presented to stockholders for a vote. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Voting Your Shares

Each share of our common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of our common stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your shares of our common stock at the Special Meeting:

•	You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our Board of Directors “FOR” the Acquisition Proposal, the Restricted Stock and Unit Proposal, each of the Charter Amendment Proposals, the persons nominated by our management for election as directors and, if necessary, the Adjournment Proposal. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

•	You Can Attend the Special Meeting and Vote in Person. GCAC will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Andrew Nelson, our Assistant Secretary, in writing before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call D.F. King & Co., Inc., our proxy solicitor, at (800) 967-4617, or Andrew Nelson, our Assistant Secretary, at (212) 445-7800.

Conversion Rights

Any of our stockholders holding Public Shares as of the record date may demand that such shares be converted into a pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Acquisition. If demand is properly made and the Acquisition is consummated, these shares will be converted into a pro rata portion of funds deposited in the trust account plus interest, calculated as of such date.

Our stockholders who seek to exercise their conversion rights, or converting stockholders, must vote with respect to the Acquisition Proposal and demand that we convert their shares into cash by marking the appropriate space on the proxy card. Abstentions and broker non-votes do not satisfy this requirement. Additionally, converting stockholders must deliver their shares (either physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System) to our transfer agent upon closing of the Acquisition, which will be as soon as practicable following the Special Meeting. The 1st Commerce Merger Agreement may be terminated by us or 1st Commerce Bank if we do not consummate the Acquisition by October 31, 2009. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash. In making your decision as to the Acquisition Proposal, please consider that pursuant to our Amended and Restated Certificate of Incorporation, if the Acquisition is not approved, stockholders will not be permitted to convert their shares into their pro rata portion of our trust account, even if such stockholders elected to exercise their conversion rights, and we will likely be forced to liquidate all of the assets held in our trust account. We believe that such liquidation will likely not occur until early 2010.

There will be sufficient funds from the trust account funds transferred to us to pay the holders of all Public Shares that are properly converted and we will use such funds for such purpose. The closing price of

our common stock on September   , 2009 was $     . The cash held in the trust account on June 30, 2009 was $316,770,979 (approximately $9.91 per Public Share). Prior to exercising conversion rights, stockholders should verify the market price of our common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. We cannot assure our stockholders that they will be able to sell their shares of our common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in our securities when our stockholders wish to sell their shares.

If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you vote with respect to the Acquisition Proposal, properly demand conversion, and deliver your stock certificate (either physically or electronically) to our transfer agent.

Pursuant to the 1st Commerce Merger Agreement, and subject to the terms and conditions set forth therein, either party may terminate the 1st Commerce Merger Agreement in the event the Acquisition is not consummated by October 31, 2009. If we are unable to complete the Acquisition by November 27, 2009, our Amended and Restated Certificate of Incorporation provides that our corporate existence will terminate on that date and, upon our resulting liquidation, the holders of Public Shares will receive an amount equal to the amount of funds in the trust account, inclusive of interest not previously released to us, as well as any remaining net assets outside of the trust account, at the time of the liquidation distribution divided by the number of Public Shares. Although both the per share liquidation price and the per share conversion price are equal to the amount in the trust account divided by the number of Public Shares, the amount a holder of Public Shares would receive at liquidation may be more or less than the amount such a holder would have received had it sought conversion of its shares in connection with the Acquisition because (i) there will be greater earned interest in the trust account at the time of a liquidation distribution since it would occur at a later date than a conversion and (ii) we may incur expenses it otherwise would not incur if we consummate the Acquisition, including, potentially, claims requiring payment from the trust account by creditors who have not waived their rights against the trust account. See the section entitled “Other Information Related to GCAC — Liquidation If No Business Combination” for additional information.

Appraisal Rights

Our stockholders do not have appraisal rights in connection the Acquisition under the DGCL. The stockholders of 1st Commerce Bank have dissenters’ rights in connection with the Acquisition under the Nevada Revised Statutes.

Proxy Solicitation Costs

We are soliciting proxies on behalf of our Board of Directors. All solicitation costs will be paid by us. This solicitation is being made by mail but also may be made by telephone or in person. Our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means, including email and facsimile.

We have hired D.F. King & Co., Inc. to assist in the proxy solicitation process. We will pay D.F. King & Co., Inc. a fee of $15,000 plus disbursements.

We will also ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Founders Shares and Founding Stockholders

As of September   , 2009, founding stockholders beneficially owned and were entitled to vote 7,987,214 Founders Shares. The Founders Shares constitute approximately 20% of the outstanding shares of our common stock. In connection with our initial public offering, we entered into letter agreements with each of the founding stockholders, each, a lock-up agreement, pursuant to which each founding stockholder agreed to vote their Founders Shares on the Acquisition Proposal in accordance with the majority of the votes cast by the holders of Public Shares. The Founders Shares have no liquidation rights and will be worthless if no business combination is effected. Pursuant to the lock-up agreements, the founding stockholders further agreed that they would not sell their Founders Shares until the earlier of 180 days following the consummation of a business combination, or the consummation of a liquidation, acquisition, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target.

On July 20, 2009, we entered into the Founders Shares Restructuring Agreement with our sponsor, pursuant to which over 95% of our Founders Shares will be cancelled and exchanged for Exchange Warrants prior to or concurrently with the consummation of the Acquisition. Each Exchange Warrant will be governed by the Amended and Restated Warrant Agreement and have terms identical to those of the restructured Private Warrants. The Founders Shares Restructuring Agreement provides that no warrant held by our sponsor or any of its affiliates will be exercisable at any time while under our sponsor’s or any of its affiliates’ control. In addition, our sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve under the Change in Bank Control Act. Pursuant to a separate agreement between us and our sponsor, our sponsor and its affiliates may only transfer their warrants to an unaffiliated third party transferee if: (i) the transfer is part of a widespread distribution of such warrants; (ii) the transferee controls more than 50% of our voting securities prior to affecting the warrant transfer or (iii) the warrants transferred would not constitute more than 2% of any class of our voting securities. The exchange of Founders Shares for Exchange Warrants shall occur prior to or concurrently with the consummation of the Acquisition. In consideration for entering into the Founders Shares Restructuring Agreement, we shall indemnify our sponsor and each participating holder of Founders Shares for any claims that arise out of or are based upon the restructuring of the Founders Shares and shall indemnify our sponsor and its affiliates for any of their obligations with respect to the Founders Shares.

If the founding stockholders believe it would be desirable for them or their affiliates to purchase shares in advance of the Special Meeting, such determination would be based on factors such as the likelihood of approval or disapproval of the Acquisition Proposal, the number of shares for which conversion may be requested and the financial resources available to such prospective purchasers. Pursuant to the terms of the lock-up agreements, any additional shares purchased by the founding stockholders will be voted by them in favor of the Acquisition.

THE ACQUISITION PROPOSAL

The discussion in this proxy statement of the Acquisition and the principal terms of the 1st Commerce Merger Agreement, by and among GCAC, Merger Sub, 1st Commerce Bank, Capitol Development and Capitol Bancorp is subject to, and is qualified in its entirety by reference to, the 1st Commerce Merger Agreement. A copy of the 1st Commerce Merger Agreement is attached as Annex A is incorporated into this proxy statement by reference.

The Parties

GCAC

We are a blank check company, formed under the laws of Delaware on June 28, 2007, to consummate an acquisition, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The registration statement for our initial public offering was declared effective on November 20, 2007. We sold 31,948,850 units in our initial public offering (including 1,948,850 units issued pursuant to the partial exercise of the underwriters’ over-allotment option). Each unit consists of one share of common stock and one warrant. Our sponsor and our former Chief Executive Officer purchased an aggregate of 8,500,000 Private Warrants (7,500,000 by our sponsor and 1,000,000 by our former Chief Executive Officer) at a price of $1.00 per warrant for a total of $8.5 million in a private placement that occurred immediately prior to our initial public offering.

A total of $314,158,960 of the net proceeds from our initial public offering and the sale of Private Warrants, including $9,584,655 of deferred underwriting commissions payable to the underwriters in our initial public offering, $2,750,000 of which will be paid to Jefferies & Company, Inc. and JMP Securities LLC as our advisors engaged in connection with the Acquisition (with up to an additional $1,000,000 to be paid based on the amount of capital remaining in Western Liberty Bancorp at closing), was deposited into the trust account and the remaining proceeds became available to be used for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. In addition, we were entitled to withdraw up to $4.1 million of these funds for working capital purposes.

We intend to use the funds held in the trust account to pay deferred underwriting commissions payable to the underwriters in our initial public offering, a portion of which will be used to pay our advisors engaged in connection with the Acquisition, to pay merger consideration to 1st Commerce Bank, to pay stockholders who properly exercise their conversion rights, to pay transaction fees and expenses, including legal, accounting, due diligence fees and other transaction fees directly related to the Acquisition, which we estimate to be approximately $9.8 million, and for working capital and general corporate purposes. There will be sufficient funds from the trust account funds transferred to us to pay the holders of all Public Shares that are properly converted and we will use such funds for such purpose.

Pursuant to the 1st Commerce Merger Agreement, and subject to the terms and conditions set forth therein, either party may terminate the 1st Commerce Merger Agreement in the event the Acquisition is not consummated by October 31, 2009. If we are unable to complete the Acquisition or another business combination by November 27, 2009, our Amended and Restated Certificate of incorporation provides that our corporate existence will automatically terminate and we will liquidate and promptly distribute to our public stockholders the amount in the trust account plus any remaining non-trust account funds after payment of our liabilities.

Our common stock, units and warrants are currently listed on the NYSE Amex under the symbols GHC, GHC.U and GHC.W, respectively, which will be changed to WLBC and WLBC.W. We intend to apply to have our securities listed on the NYSE following consummation of the Acquisition.

The mailing address of our principal executive office is 1370 Avenue of the Americas, New York, New York, 10019. Our telephone number is (212) 445-7800.

1st Commerce Bank

1st Commerce Bank is a Nevada state chartered non-member bank located in North Las Vegas, Nevada. 1st Commerce Bank commenced operations in October 2006. 1st Commerce Bank is 51%-owned by Capitol Development, a bank development company headquartered in Lansing, Michigan, and a controlled subsidiary of Capitol Bancorp, a national community bank-development company. The shares of Capitol Development currently are held by 116 different stockholders, including Capitol Bancorp, which owns approximately 6.44% of the outstanding shares. On August 20, 2009, Capitol Bancorp filed an amended registration statement on Form S-4/A with the SEC setting forth the revised terms of an exchange offer with stockholders of four of its controlled subsidiaries, including the stockholders of Capitol Development. If the exchange offer is consummated, Capitol Bancorp would own 51% of the outstanding capital stock of 1st Commerce Bank. Please see the sections entitled “Risk Factors — Capitol Development and 1st Commerce Bank may not be able to obtain the approval of the stockholders of Capitol Development and 1st Commerce Bank, which are required to consummate the Merger” and “Risk Factors — Capitol Bancorp is commencing an exchange offer to stockholders of Capitol Development, which may delay the Capitol Development Stockholder Approval and the 1st Commerce Stockholder Approval”.

1st Commerce Bank is a full-service commercial bank with one location in North Las Vegas, Nevada. It has full local decision-making authority in making loans and the delivery of other banking services. 1st Commerce Bank is managed by an on-site president and management team under the direction of its board of directors, comprised of business leaders from the Nevada community. 1st Commerce Bank is not a member of the Federal Reserve System, and its primary federal regulator is the FDIC. 1st Commerce Bank is further regulated by the Nevada Financial Institutions Division.

Structure of the Acquisition

In connection with the Acquisition, we have initiated the process to become a bank holding company, which will enable us to participate in financial lines of business, and will rename ourselves Western Liberty Bancorp. Our wholly owned subsidiary, Merger Sub, which was formed by us under Nevada law for the sole purpose of facilitating our acquisition of 1st Commerce Bank, will merge with and into 1st Commerce Bank, a Nevada state chartered non-member bank located in North Las Vegas, Nevada. Western Liberty Bancorp’s banking operations will be conducted through 1st Commerce Bank, which will be the surviving entity pursuant to the 1st Commerce Merger Agreement and will retain the 1st Commerce Bank name. Founded in 2006, 1st Commerce Bank is a Nevada state chartered non-member bank located in North Las Vegas, Nevada and will continue to operate following the consummation of the Acquisition. Upon the consummation of the Acquisition, the combined entity will form a “new” Nevada financial institution.

Pursuant to the 1st Commerce Merger Agreement and subject to the terms and conditions specified therein, Merger Sub will be merged with and into 1st Commerce Bank, with 1st Commerce Bank as the surviving entity at closing. We will pay the stockholders of 1st Commerce Bank an aggregate merger consideration of $8.25 million, subject to adjustment in accordance with the terms of the 1st Commerce Merger Agreement. The shares of those 1st Commerce Bank stockholders who do not exercise their dissenter’s rights under Nevada state law will be cancelled and extinguished and automatically converted into the right to certain per share merger consideration, based on the aggregate merger consideration paid. Each share of common stock of Merger Sub shall be converted into one share of common stock of the surviving corporation. The consummation of the Acquisition is conditioned upon, among other things, the 1st Commerce Stockholder Approval and the Capital Development Stockholder Approval. The 1st Commerce Merger Agreement is attached hereto as Annex A. Please see the sections entitled “Risk Factors — Capitol Development and 1st Commerce Bank may not be able to obtain the approval of the stockholders of Capitol Development and 1st Commerce Bank, which are required to consummate the Acquisition” and “Risk Factors — Capitol Bancorp is commencing an exchange offer to stockholders of Capitol Development, which may delay the Capitol Development Stockholder Approval and the 1st Commerce Stockholder Approval”. The 1st Commerce Merger Agreement is also subject to the fulfillment of other customary closing conditions.

The Acquisition is expected to be consummated as soon as practicable following the Special Meeting, subject to the fulfillment of certain conditions, including (a) obtaining the required regulatory approvals and (b) the affirmative vote of our stockholders to adopt the 1st Commerce Merger Agreement.

Amendment of the Warrant Agreement

On July 20, 2009, we entered in an Amended and Restated Warrant Agreement with Continental Stock Transfer & Trust Company as warrant agent, which amends certain terms of our Public Warrants and our Private Warrants. The terms of the Amended and Restated Warrant Agreement provide for certain new terms, including (i) a new strike price of $12.50 per share of our common stock, par value $0.0001, (ii) an expiration occurring on the earlier of (x) seven years from the consummation of the Acquisition or another business combination or (y) the date fixed for redemption of the warrants set forth in the original warrant agreement, (iii) a redemption price of $0.01 per warrant, provided that (x) all of the warrants are redeemed (y) the last sales price of the common stock has been equal to or greater than $21.00 per share on each of 20 trading days within any 30 day trading period ending on the third business day prior to the date on which notice of redemption is given and (z) there is an effective registration statement in place with respect to the common stock underlying the warrants, (iv) mandatory downward adjustment of the strike price for each warrant to reflect any cash dividends paid with respect to the outstanding common stock, until such date as our publicly traded common stock trades at $18.00 or more per share on each of 20 trading days within any 30 trading day period; (iv) in the event an effective registration statement is not in place on the date the warrants are set to expire, the warrants will remain outstanding until 90 days after an effective registration statement is filed. If we have not filed an effective registration statement within 90 days after the expiration date, the warrants shall become exercisable for cash consideration. Additionally, the warrants shall not be exercisable by any warrant holder to the extent that, after giving effect to such exercise, any warrant holder or its affiliates would beneficially own in excess of 9.99% of the common stock outstanding immediately after giving effect to such exercise and no warrants held by our sponsor or any of its affiliates will be exercisable at any time while under our sponsor’s or any of its affiliates’ control. In addition, our sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act. We have filed a Schedule 14C Information Statement in connection with the warrant restructuring.

Restructuring of the Founders Shares

Prior to our initial public offering, we issued 8,625,000 Founders Shares in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, to certain of our affiliates for an aggregate amount of $8,625 in cash, at a purchase price of $0.001 per share, of which 637,786 were redeemed because the underwriters did not fully exercise their over-allotment option. As of the date hereof, there are a total of 7,987,214 Founders Shares outstanding after such redemption.

On July 20, 2009, we entered into the Founders Shares Restructuring Agreement with our sponsor, pursuant to which over 95% of our Founders Shares will be cancelled and exchanged for Exchange Warrants prior to or concurrently with the consummation of the Acquisition. Each Exchange Warrant will be governed by the Amended and Restated Warrant Agreement and have terms identical to those of the restructured Private Warrants. The Founders Shares Restructuring Agreement provides that no warrant held by our sponsor or any of its affiliates, including their Exchange Warrants, will be exercisable at any time while under our sponsor’s or any of its affiliates’ control. Pursuant to a separate agreement between us and our sponsor, our sponsor and its affiliates may only transfer their warrants to an unaffiliated third party transferee if: (i) the transfer is part of a widespread distribution of such warrants; (ii) the transferee controls more than 50% of our voting securities prior to affecting the warrant transfer or (iii) the warrants transferred would not constitute more than 2% of any class of our voting securities. In addition, our sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act. The exchange of Founders Shares for Exchange Warrants shall occur prior to or concurrently with the consummation of the Acquisition. In consideration for entering into the Founders Shares Restructuring Agreement, we shall indemnify our sponsor and each participating holder of Founders Shares for any claims that arise out of or are based upon the restructuring of the Founders Shares and shall indemnify our sponsor and its affiliates for any of their obligations with respect to the Founders Shares.

Interest of GCAC Stockholders in the Acquisition

Upon consummation of the Acquisition, our stockholders will own 100% of the shares of our common stock outstanding after the Acquisition.

Name; Headquarters; Stock Symbols

After completion of the Acquisition:

•	the name of the publicly traded bank holding company will be Western Liberty Bancorp;

•	the corporate headquarters and principal executive offices of Western Liberty Bancorp will be located at 5135 Camino Al Norte, Suite 100, North Las Vegas, NV 89031; and

•	ticker symbols will be changed to WLBC and WLBC.W, and we intend to apply to have our securities listed on the NYSE upon consummation of the Acquisition.

Employment Agreements

We have entered into employment agreements with certain individuals which will be effective upon consummation of the Acquisition. These future executive officers are Mark Daigle, George A. Rosenbaum Jr. and Laus M. Abdo. Upon consummation of the Acquisition, Mark Daigle will serve as President, Chief Executive Officer and Chief Credit Officer of our wholly owned subsidiary 1st Commerce Bank. In addition, upon consummation of the Acquisition, George A. Rosenbaum, Jr. will serve as Chief Financial Officer of 1st Commerce Bank and as the Principal Accounting Officer of Western Liberty Bancorp and Laus M. Abdo will serve as Chief Operating Officer of Western Liberty Bancorp. See the section entitled “Executive Officer and Director Compensation — Employment Agreements.”

Lock-Up Agreements

In connection with the vote required for our initial business combination, each of our founding stockholders has agreed to vote their Founders Shares in accordance with the majority of the shares of common stock voted by the public stockholders. Each of our founding stockholders has also agreed to vote any shares acquired by it in or after our initial public offering in favor of our initial business combination. Therefore, if such entity acquired shares in our initial public offering or acquires any shares in the aftermarket, it must vote any such shares in favor of the Acquisition and has, as a result, waived the right to exercise redemption rights for those shares in its possession in the event that the Acquisition are approved by a majority of holders of our Public Shares.

All of the Founders Shares are currently subject to a lock-up agreement until the earliest of: 180 days following the consummation of a business combination; or the consummation of a liquidation, acquisition, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination.

On July 22, 2009, we entered into a letter agreement (the “Lock-Up Amendment Letter”) with Deutsche Bank Securities Inc. to amend the underwriting agreement, dated November 20, 2007 (the “Underwriting Agreement”). The Lock-Up Amendment Letter amends the Underwriting Agreement with respect to the lock-up agreement provisions set forth therein. Pursuant to the Lock-Up Amendment Letter, we have agreed to amend the lock-up agreements with our sponsor and the funds and accounts it manages to extend the lock-up period for any Founders Shares that do not participate in the Founders Share Restructuring Agreement to four years from the closing of our business combination. The lock-up period for the Exchange Warrants received pursuant to the Founders Shares Restructuring Agreement and Amended and Restated Warrant Agreement shall be freely tradable upon the closing date of our initial business combination.

During the lock-up period, our founding stockholders cannot sell or transfer their Founders Shares except in certain limited circumstances (such as, in the case of our sponsor, (a) transfers among various funds under our sponsor’s management for rebalancing purposes only and (b) distributions to investors in such funds, provided that such investors agree to be bound by the lock-up agreement, or transfers to relatives and trusts for estate planning purposes), but otherwise retain all other rights as our stockholders, including, without limitation, the right to vote their Founders Shares and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up. If we are unable to consummate the Acquisition or another business combination and liquidate, none of our founding stockholders will receive any portion of the liquidation proceeds with respect to their Founders Shares, or any shares of common stock underlying any Private Warrants acquired by them.

Background of the Acquisition

The terms of the 1st Commerce Merger Agreement are the result of arms-length negotiations between GCAC and representatives of 1st Commerce Bank, Capitol Development and Capitol Bancorp. The following is a brief discussion of the background of these negotiations, the resulting 1st Commerce Merger Agreement and related transactions.

We were formed on June 28, 2007 to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with one or more businesses. We completed our initial public offering on November 27, 2007, raising net proceeds of $305,658,960, including net proceeds from the sale of units on exercise of the underwriters’ over-allotment option. A total of $314,158,960 of the net proceeds from our initial public offering and from the sale of Private Warrants, including $9,584,655 of deferred underwriting commissions, was placed in a trust account. In accordance with our Amended and Restated Certificate of Incorporation, these funds will be released upon either our consummation of a business combination or our liquidation. Our Amended and Restated Certificate of Incorporation provides that we must liquidate unless we have consummated a business combination by November 27, 2009. As of June 30, 2009, $316,770,979, including $2,612,019 of interest earned and $9,584,655 of deferred underwriting commissions was held in deposit in the trust account.

Promptly following our initial public offering, we contacted various principals and intermediaries such as investment banks, private equity firms and business brokers, as well as other industry contacts, in order to generate ideas for a suitable business combination. We informed our business contacts that we had consummated an initial public offering and were seeking an operating business for a business combination. We encouraged business brokers to contact clients who might constitute potential acquisition targets and explore the possibility of a transaction.

Through these and further efforts, we identified and reviewed information with respect to approximately 195 potential target companies.

Potential business targets were pursued until they were deemed either unsuitable or potentially too expensive. Criteria for suitability included management’s assessment of the competitive strengths and weaknesses of the potential business targets, the outlook for the sectors in which the targets operated, the strength of the management team, and the quality of the assets to be acquired. In some cases, the geographic location of the business target’s operations and customers was considered as well. Certain potential targets were considered by management to have too great a level of business risk due to poor asset quality or poor or erratic financial results.

On several occasions described below, we engaged in multiple meetings with potential targets and engaged in serious discussions with a select few businesses, which led to approximately 40 confidentiality agreements being executed.

We made offers for specific businesses or assets to approximately 20 of those targets, including, a number of potential targets involved in the financial services industry, the gaming and hospitality sector and the real estate sector.

In October 2008, we engaged Abdo Global Partners, Inc. as a consultant to help source Nevada-based opportunities and to provide customary consulting and financial advisory services to us. We do not have a written agreement with Abdo Global Partners, Inc. with respect to such engagement. Abdo Global Partners, Inc. is a financial advisory firm focusing on the small-cap and mid-market sectors in the commercial real estate and gaming markets that advises companies, lenders and investors in asset acquisition, disposition, restructurings, private placements and similar corporate finance matters. Abdo Global Partners, Inc. is compensated for such services on a monthly basis. Abdo Global Partners, Inc. is run by Laus M. Abdo, a long time business associate of Mr. Ader. Neither Abdo Global Partners, Inc. nor any of its affiliates owns any shares or warrants of the Company.

In April 2009, we and our Board began to focus on Nevada-based opportunities in the financial services industry.

On April 14, 2009 Mr. Abdo had a lunch meeting with the president of a subsidiary of a bank holding company that operates locally-managed banks in Indiana, Michigan, Utah, and Nevada. The president indicated that the transaction structure presented by Mr. Abdo was not of interest to the company and no further discussions took place with this particular target.

On April 14, 2009, Mr. Abdo had a meeting with the president of a Nevada bank with three branches in southern Nevada. At this meeting, Mr. Abdo outlined our interest in exploring acquisition opportunities in the local banking industry. The financial condition of this particular target was strong and they were not interested in pursuing future discussions with us.

On April 16, 2009, Mr. Abdo and Mr. Silvers had an initial meeting with Mr. Mark Daigle, who is the Chief Executive Officer and President of the Nevada Segment of Colonial Bank. Prior to the meeting, Mr. Abdo had conducted preliminary due diligence on Colonial Bank and believed that this could be an ideal target. During the meeting it became clear that the potential for a mutually beneficial transaction was worth further investigation. Following the meeting Mr. Abdo updated Mr. Ader on his discussion with Mr. Daigle. On April 17, 2009 Mr. Ader instructed Messrs. Abdo and Silvers to pursue the possibility of a potential transaction with Colonial Bank.

On April 20, 2009, Mr. Abdo had a telephone call with a board member of a community bank with operations primarily in California and Arizona. The board member was known to Mr. Abdo through a mutual contact. Subsequent calls were held with that bank’s Chairman, and both parties executed a nondisclosure agreement. After a preliminary review of that potential target’s loan portfolio and capital needs, Messrs. Ader, Abdo and Silvers determined the target would not be a suitable target.

Subsequent to the April 16, 2009 meeting with Mr. Daigle, Messrs. Abdo and Silvers continued to hold telephone discussions with contact persons at Colonial Bank, including Mr. Daigle. Concurrently, Messrs. Abdo and Silvers began to gather preliminary information regarding the business and financials of certain Colonial Bank segments.

On April 23, 2009, Mr. Ader and Mr. Abdo met with Mr. Daigle to further advance discussions with Colonial Bank. At this meeting the parties discussed the potential of a transaction based on publicly available information.

On April 23, 2009, Mr. Ader and Mr. Abdo also met with the director and largest shareholder of another Las Vegas-based community bank, who was a long-time associate of Mr. Abdo, to explore potential business combination opportunities. During the conversation they explored the idea of a potential merger of the two entities. Messrs. Ader, Abdo and the director agreed to continue discussions and the director agreed to discuss a potential transaction with the rest of the Board of Directors and to schedule a follow up meeting with the bank’s Board of Directors. Both parties executed a non-disclosure agreement.

On April 24, 2009 Mr. Ader and Mr. Abdo had a brief follow up meeting with Mr. Daigle to express continued interest in pursuing a transaction with Colonial Bank.

On April 29, 2009 Messrs. Ader, Abdo, Silvers, Daigle and Ms. Sarah Moore, the Senior Executive Vice President and Chief Financial Officer of Colonial BancGroup and Colonial Bank, held a conference call. Our interest in exploring a transaction was discussed, and in particular whether Colonial Bank’s board of directors would be receptive to a transaction with us. Following the conference call Mr. Ader instructed Mr. Abdo and Mr. Silvers to continue to pursue Colonial Bank as a priority. Both parties executed a mutual non-disclosure agreement.

On May 1, 2009, our deal team, including outside consultants and advisors, were provided with access to an electronic “data room” containing detailed information related to Colonial Bank generally and the Select Colonial Assets specifically. We commenced legal and financial due diligence and began drafting a proposed term sheet during this time.

On May 12, 2009, Messrs. Ader, Abdo and Silvers attended a follow up meeting to the April 23, 2009 meeting, with that bank’s Board of Directors. At that meeting it was determined that a transaction was of preliminary interest to both parties, however Mr. Ader emphasized that the bank would not qualify on its own and that we needed to complete a business combination with a fair market value of the assets of at least 80% of the amount held in trust (excluding amounts payable for deferred underwriting costs). Stockholders should note that such 80% threshold will no longer be applicable upon stockholder approval of the Charter Amendment Proposal. See “The Charter Amendments Proposal.” At the meeting, Mr. Ader also relayed to Messrs. Abdo and Silvers that Colonial Bank should remain our primary focus and that any other acquisitions, including the acquisition of a local bank with a Nevada banking charter, would need to be integrated into the Colonial Bank transaction.

During the week of May 18, 2009, the Colonial Bank term sheet was agreed to in principal and both parties mobilized deal teams to begin working towards a definitive agreement.

On or about May 20, Mr. Daigle had a telephone conversation with Tom Mangione, a business associate of Mr. Daigle and the Chairman of 1st Commerce Bank. Mr. Daigle was aware from Capitol Bancorp’s public filings that Capitol Bancorp had engaged Keefe, Bruyette & Woods to assist it in the divestiture of certain of its assets. Discussions between Mr. Daigle and Mr. Mangione ensued regarding Capitol Bancorp’s desire to divest two of its de novo banks, each of which had a Nevada banking charter. Based on his discussions with Mr. Mangione, Mr. Daigle determined that 1st Commerce Bank would be a viable acquisition target to pursue in conjunction with Colonial Bank. Mr. Magione put Mr. Daigle in touch with Keefe, Bruyette & Woods to discuss next steps.

On May 23, 2009, Messrs. Ader, Abdo, Silvers and Daigle met with the Nevada Financial Institutions Division to discuss the proposed transaction and to gauge the receptivity of Nevada regulators to the contemplated acquisitions.

On May 27, 2009, Mr. Daigle made a preliminary due diligence request regarding 1st Commerce Bank and came to an agreement in principle on a non-binding letter of intent with 1st Commerce Bank.

On May 28, 2009, Messrs. Ader, Abdo and Daigle met with the Regional FDIC office in San Francisco, California in order to introduce the structure of the transaction and to discuss the process that the transaction might take.

On May 31, 2009, our counsel travelled to Colonial Bank’s Nevada offices in order to conduct legal diligence on the potential loan portfolio.

On June 1, 2009, Mr. Daigle executed a non-binding letter of intent with 1st Commerce Bank.

On July 6, 2009, a telephonic meeting of our Board of Directors was held. All directors attended. Prior to the meeting, copies of the most recent drafts of the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement and the related significant transaction documents were delivered to the directors. After review and discussion, the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement and

related documents were unanimously approved, subject to final negotiations and modifications, and the Board determined to recommend the approval of the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement.

On July 13, 2009, we entered into the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement and related transaction documents including the employment agreement with Mr. Daigle, the original support agreement and the Indemnification and Waiver Agreement. None of our advisors and their affiliates nor our sponsor and their affiliates own any interest in 1st Commerce or have any loans or deposits that will be purchased in connection with the Acquisition.

On July 14, 2009, we issued a press release and filed a Current Report on Form 8-K announcing the transaction and describing the material agreements. We also engaged Deutsche Bank Securities Inc. to provide investment banking after-market services in connection with the Acquisition.

On July 16, 2009, we engaged Jefferies & Company, Inc. and JMP Securities LLC as our advisors in connection with the Acquisition.

On July 20, 2009, we entered into the Founders Share Restructuring Agreement and the Amended and Restated Warrant Agreement.

On July 22, 2009, another telephonic meeting of our Board of Directors was held. Four out of our five directors attended. Prior to the meeting, copies of the most recent drafts of this proxy statement, the Schedule 14C Information Statement and the documents relating to the Founders Shares Restructuring and the warrant restructuring were delivered to the directors. After review and discussion, the proxy statement and Schedule 14C Information Statement were approved, and the documents relating to the Founders Shares Restructuring and the warrant restructuring were ratified, subject to final modifications, and the Board determined to recommend the filing of the proxy statement and Schedule 14C Information Statement.

On July 28, 2009, we held another telephonic meeting of our Board of Directors, which was attended by all of our directors. Prior to the meeting, copies of this proxy statement, the Form 10-Q for the second quarter of the current fiscal year, the Support Agreement, and the employment agreement with George A. Rosenbaum Jr. were delivered to the directors. After review and discussion, the proxy statement, the Form 10-Q, the Support Agreement and the employment agreement with George A. Rosenbaum were approved, and the Board determined to recommend the filing of the proxy statement and the Form 10Q.

On August 13, 2009, we held another telephonic meeting of our Board of Directors, which was attended by all of our directors to approve the filing of Amendment No. 1 to this proxy statement, Amendment No. 1 to the Schedule 14C Information Statement, the employment agreement with Laus M. Abdo and the Second Amended and Restated Sponsor Support Agreement. After review and discussion, Amendment No. 1 to this proxy statement, Amendment No. 1 to the Schedule 14C Information Statement, the employment agreement with Laus M. Abdo, the Second and Amended and Restated Sponsor Support Agreement were approved, and the Board determined to recommend the filing of Amendment No. 1 to the proxy statement.

On August 14, 2009, the Alabama State Banking Department closed Colonial Bank and named the FDIC as receiver. Under the terms of an agreement between the FDIC and Branch Banking and Trust Company, Winston Salem, North Carolina, a North Carolina-chartered commercial bank and commercial bank subsidiary of BB&T, BB&T has acquired the banking operations of Colonial Bank. In light of the agreement between the FDIC and BB&T and pursuant to FDIC regulations, we believe that, as a practical matter, the Colonial Asset Purchase Agreement cannot be performed. We remain focused on a transaction involving BB&T’s Nevada operations following the closure of the Acquisition. We intend to continue negotiations with BB&T with respect to its Nevada operations, however, the timing and terms of such negotiations remain unknown.

Since the filing of Form 8-K on July 14, 2009 and the proxy statement on July 28, 2009, we have conducted more than 60 investor presentations across the United States.

Our Board of Directors’ Reasons for the Approval of the Acquisition

Our Board of Directors reviewed industry and financial data in order to determine that the transaction terms were reasonable and that the Acquisition was in the best interests of our stockholders.

We conducted a due diligence review of 1st Commerce Bank that included an industry analysis, a description of its’ existing business model, valuation analysis and financial projections in order to enable the Board of Directors to ascertain the reasonableness of the of consideration. During our negotiations with potential targets, including 1st Commerce Bank, we received consulting services from Abdo Global Partners, Inc., to assist us in to making the necessary analysis and determinations.

Our management, including members of our Board of Directors, has long and diverse experience in financial services, operational management, investments and financial management and analysis. In the opinion of our Board of Directors, it is well qualified to conduct the due diligence and other investigations and analyses required in connection with the search for an acquisition partner.

Our Board of Directors concluded that entry into the 1st Commerce Merger Agreement would be in the best interests of our stockholders. In reaching this conclusion, it considered a wide variety of factors. In light of the complexity of those factors, the Board of Directors did not consider it practicable to quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Board may have given different weight to different factors. The following is a summary of the material factors that the Board of Directors considered, divided into positive reasons for the approval of the Acquisition and potential adverse factors considered by the Board of Directors:

Positive Reasons for the Approval of the Acquisition

Ability to create a well-capitalized bank

The Board of Directors considered the fact that the Acquisition would enable us to create bank with a balance sheet in significantly better shape than many competitors. Post-closing, Western Liberty Bancorp will focus on conservative business and commercial real estate lending, consumer lending, trade finance and depository products. Through our management oversight, which we believe will be instrumental in overseeing the credit processes of 1st Commerce Bank, Western Liberty Bancorp will be positioned to capitalize on recent financial market turmoil, troubled assets and increased regional and commercial banking closures that have occurred over the past twelve months. The recapitalization plan is anticipated to create what we believe will be an “over capitalized” financial institution that will be positioned to benefit from tight lending markets and current economic conditions.

Potential to create an attractive growth platform

Our Board of Directors further considered that Western Liberty Bancorp also expects to be able to exploit its competitive position to grow a balance sheet in an environment that is favorable to originating and acquiring high quality loan assets at attractive spreads. Additionally, we intend to pursue government assisted transactions and opportunities involving federally assisted bank acquisitions in the future. Given recent events in the financial markets we expect that the government will seek to affect structured transactions for a number of institutions of Nevada market specifically and the Southwestern region generally.

Experience in the banking industry

The Board of Directors considered the extensive experience operating within the banking and regulatory framework that certain members of the proposed management team possessed, as well our sponsor’s long history in the financial services industry generally and extensive exposure to credit processes. The Board of Directors considered the fact that certain of the management and director nominees did not have direct experience in the provision of consumer and commercial banking services, but gave considerable weight to their experience in the financial services industry.

Mr. Daigle, who will serve as President, Chief Executive Officer and Chief Credit Officer of 1st Commerce Bank and will serve on the Board of Directors of Western Liberty Bancorp, served as President and Chief Executive Officer of Colonial Bank’s Nevada operations and led the growth of the Nevada operations from 8 to 22 branches and approximately $250.0 million in deposits in 2001 to approximately $900.0 million during his eight year tenure with Colonial Bank. Mr. Abdo, who will serve as Chief Operating Officer of Western Liberty Bancorp, will bring over 20 years of Nevada-based experience as an advisor in commercial real estate and gaming financing to Western Liberty Bancorp.

Mr. Ader, who will serve as Chairman and Chief Executive Officer of Western Liberty Bancorp and Chairman of 1st Commerce Bank, is founder and Chief Executive Officer of our sponsor, a New York-based investment management firm. Mr. Ader has extensive experience in the real estate, gaming and hospitality industries. Additionally, Mr. Silvers, who will serve as President and Director of Western Liberty Bancorp, is President of Hayground Cove Capital Partners LLC, an affiliate of our sponsor, previously had responsibility for gaming and real estate investments at Fortress Investment Group, a leading global alternative asset manager. Mr. Silvers has been instrumental in transactions within the real estate, gaming and hospitality industries totaling over $13.0 billion.

Implementation of core processing infrastructure

Our Board of Directors also noted that we planned to engage a third party consultant to assist in the implementation of a third party processing system to use as its technology platform. This processing system is expected to provide integrated technology solutions and data processing services for Western Liberty Bancorp.

Favorable transaction structure

The Board also considered the measures we had taken to restructure the Founders Shares and our warrants to help facilitate a successful business combination by almost entirely eliminating the dilutive effect of the Founders Shares and warrants. On July 20, 2009, we entered into the Founders Shares Restructuring Agreement with our sponsor, pursuant to which over 95% of our Founders Shares will be cancelled and exchanged for Exchange Warrants prior to or concurrently with the consummation of the Acquisition. Each Exchange Warrant will be governed by the Amended and Restated Warrant Agreement and have terms identical to those of the restructured Private Warrants. The Founders Shares Restructuring Agreement provides that no warrant held by our sponsor or any of its affiliates, including their Exchange Warrants, will be exercisable at any time while under our sponsor’s or any of its affiliates’ control. In addition, our sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act. Pursuant to a separate agreement between us and our sponsor, our sponsor and its affiliates may only transfer their warrants to an unaffiliated third party transferee if: (i) the transfer is part of a widespread distribution of such warrants; (ii) the transferee controls more than 50% of our voting securities prior to affecting the warrant transfer or (iii) the warrants transferred would not constitute more than 2% of any class of our voting securities. The exchange of Founders Shares for Exchange Warrants shall occur prior to or concurrently with the consummation of the Acquisition. In consideration for entering into the Founders Shares Restructuring Agreement, we shall indemnify our sponsor and each participating holder of Founder Shares for any claims that arise out of or are based upon the restructuring of the Founders Shares and shall indemnify our sponsor and its affiliates for any of their obligations with respect to the Founders Shares.

On July 20, 2009, we entered in an Amended and Restated Warrant Agreement with Continental Stock Transfer & Trust Company as warrant agent, which amends certain terms of our Public Warrants and our Private Warrants. The terms of the Amended and Restated Warrant Agreement provide for certain new terms, including (i) a new strike price of $12.50 per share of our common stock, par value $0.0001, (ii) an expiration occurring on the earlier of (x) seven years from the consummation of the Acquisition or another business combination or (y) the date fixed for redemption of the warrants set forth in the original warrant agreement, (iii) a redemption price of $0.01 per warrant, provided that (x) all of the warrants are redeemed (y) the last sales price of the common stock has been equal to or greater than $21.00 per share on each of 20 trading days within any 30 day trading period ending on the third business day prior to the date on which notice of redemption is given and (z) there is an effective registration statement in place with respect to the common stock underlying the warrants, (iv) mandatory downward adjustment of the strike price for each warrant to reflect any cash dividends paid with respect to the outstanding common stock, until such date as our publicly traded common stock trades at $18.00 or more per share on each of 20 trading days within any 30 trading day period; and (v) in the event an effective registration statement is not in place on the date the warrants are set to expire, the warrants will remain outstanding until 90 days after an effective registration statement is filed. If we have not filed an effective registration statement within 90 days after the expiration date, the warrants shall become exercisable for cash consideration. Additionally, the warrants shall not be exercisable by any warrant holder to the extent that, after giving effect to such exercise, any warrant holder or its affiliates would beneficially own in excess of 9.99% of the common stock outstanding immediately after giving effect to such exercise and no warrants held by our sponsor or any of its affiliates will be exercisable at any time while under our sponsor’s or any of its affiliates’ control. In addition, our sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act. We have filed a Schedule 14C Information Statement in connection with the warrant restructuring.

Advisors

We engaged Jefferies & Company, Inc. and JMP Securities LLC as our advisors in connection with the Acquisition and engaged Deutsche Bank Securities Inc. to provide investment banking after-market services in connection with the Acquisition.

Completion of the Acquisition

We will be required to liquidate under the terms of its amended and restated certificate of incorporation if we do not complete a business combination by November 27, 2009.

Potential Adverse Factors Considered by the Board of Directors

Risk of Creating a “New” Bank

Our Board of Directors gave considerable thought to the fact that upon the consummation of the Acquisition, Western Liberty Bancorp will be a “new” bank with no earnings history. Our Board of Directors considered the factors that would contribute to Western Liberty Bancorp’s ability to become profitable, including the need to attract a larger amount of deposits, accumulation of a larger portfolio of loans, the success of the local economies in the communities that will be served by Western Liberty Bancorp and favorable government regulation.

Climate for depository institutions

The Board of Directors also considered the current economic climate facing financial institutions as well as the regulatory environment that Western Liberty Bancorp would be operating in upon the consummation of the Acquisition. The Board of Directors took into account the supervisory commitments under which 1st Commerce Bank is currently operating. The Las Vegas, Nevada economy has experienced significant declines in recent years due to the current economic climate, which has affected the business of 1st Commerce Bank. The Board of Directors also considered the fact that Western Liberty Bancorp’s ability to grow and achieve profitability could be adversely affected by state and federal regulations that could limit its ability to make loans and purchase securities. Continued deterioration of the national and/or local economies or adverse government regulation could affect Western Liberty Bancorp’s ability to become profitable.

Potential for negative perception of loan portfolio with a concentration in commercial real estate

The loan portfolio to be acquired is heavily weighted to commercial real estate loans, which comprise approximately 81.1% of the portfolio’s gross principal balance on a consolidated basis. Our Board of Directors took into account the fact that business and earnings will be particularly sensitive to economic and market conditions affecting the real estate industry because a large portion of our loan portfolio will consist of commercial real estate, construction and residential loans. Real estate values have been declining in Nevada, steeply in some cases, which has affected collateral values and has resulted in increased provisions for loan losses for Nevada banks. Further, the effects of recent mortgage market challenges, combined with the ongoing decrease in residential real estate market prices and demand, could result in further price reductions in home values, adversely affecting the value of collateral securing residential real estate and construction loans as well as loan originations and gains on sale of real estate and construction loans. While generally containing lower risk than unsecured loans, commercial real estate and construction loans generally involve a high degree of credit risk. Such loans also generally involve larger individual loan balances. In addition, real estate construction loans may be affected to a greater extent than residential loans by adverse conditions in real estate markets or the economy because many real estate construction borrowers’ ability to repay their loans is dependent on successful development of their properties, as well as the factors affecting residential real estate borrowers.

Our Board of Directors considered all of the foregoing factors as a whole and concluded that it supported a favorable determination to approve the Acquisition and recommend it to our stockholders.

Methodology for Review of Loans

Our procedures related to commercial loans were focused on repayment ability, collateral type and value, payment history, and secondary sources of repayment. We determined that a focus on loans in excess of $500,000 in outstanding principal would provide an acceptable level of targeted portfolio penetration. We also reviewed a sample of targeted loans less than $500,000. All loans risk rated management attention 5 or higher were subject to a full review. Risk ratings were based on information from 1st Commerce Bank’s internal risk ratings and an independent review of the loan files. Based on recommended risk grades from our third party consultants six loans were subject to downgrades. Loan files were also reviewed for completeness and adequacy of legal documentation. Consideration was given in the review and risk assessment to potential risk factors, including changes in the real estate market, local economic conditions, industry conditions, and other market conditions that might impact risk grades. Based on review results, the complete review of targeted loans over $500,000, specific sampling of smaller loans, a full review of loans risk rated management attention 5 or higher and 1st Commerce Bank’s management and delinquency reports, We believe the specific sampling and review penetration of 65% to be an acceptable assessment of portfolio risk. We determined that a 65% threshold of total gross loan assets would provide a sampling that would be representative of the loan portfolio. The remaining 35% of the loan portfolio was comprised of performing loans with no indication or evidence of deteriorating credit quality based on review of past due and payment history reports by 1st Commerce Bank.

Interests of Our Directors and Officers and Others in the Acquisition

When you consider the recommendation of our Board of Directors in favor of approval of the Acquisition Proposal, you should keep in mind that our directors and officers have interests in the transaction that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•	If the Acquisition is not consummated by November 27, 2009, our Amended and Restated Certificate of Incorporation provides that we will automatically be liquidated. In such event, all of the Founders Shares, including those held by certain of our current directors and officers would be worthless because holders of Founders Shares are not entitled to receive any of the liquidation proceeds with respect to such shares. Andrew Nelson, who currently serves on our Board of Directors, holds 25,000 Founders Shares. The aggregate value of these shares, based upon a recent closing price of our shares of $9.83 on the NYSE Amex, is $245,750. 95%, or 7,602,864, of the Founders Shares, which includes the Founders Shares held by our sponsor (which was founded by Jason N. Ader, our Chief Executive Officer and Chairman of our Board) and its affiliates, have agreed to restructure their Founders Shares into Exchange Warrants, prior to or concurrently with the consummation of the Acquisition, pursuant to the Founders Shares Restructuring Agreement. Both the Amended and Restated Warrant Agreement and the Founders Shares Restructuring Agreement provide that no warrant held by our sponsor will be exercisable at any time while under our sponsor’s control. See the sections entitled “The Acquisition Proposal — Amendment of the Warrant Agreement” and “The Acquisition Proposal — Restructuring of

the Founders Shares”. The aggregate value of these Exchange Warrants, based upon a recent closing price of our warrants of $1.04 on the NYSE Amex, is $7,906,979.

•	Subject to stockholder approval of the Restricted Stock and Unit Proposal, we will issue 50,000 restricted stock units with respect to shares of our common stock to each of our current directors Richard A.C. Coles, Michael Frankel and Mark Schulhof, and 50,000 restricted stock units to our President, Daniel Silvers, pursuant to letter agreements. If the Acquisition are not consummated, these restricted stock units will not be issued and Messrs. Coles, Frankel, Schulhof and Silvers will not be entitled to receive any of the liquidations proceeds with respect to such restricted stock units. Based upon a recent closing price of $9.83 on the NYSE Amex, the dollar value of each the awards of restricted stock units to Messrs. Coles, Frankel, Schulhof and Silvers is $491,500, $491,500, $491,500 and $491,500.

•	Prior to our initial public offering, our sponsor purchased 7,500,000 Private Warrants, for an aggregate purchase price of $7,500,000 in a private placement. All of the warrants will become worthless if the Acquisition are not consummated and we are liquidated because holders of warrants are not entitled to receive any of the liquidation proceeds with respect to such warrants. Pursuant to the terms of the Amended and Restated Warrant Agreement, no warrant held by our sponsor will be exercisable at any time while under our sponsor’s control. See the sections entitled “The Acquisition Proposal — Amendment of the Warrant Agreement.” The aggregate value of these warrants, based upon a recent closing price of our warrants of $1.04 on the NYSE Amex, is $7,800,000.

•	After the consummation of the Acquisition, Jason Ader will continue to serve as our Chief Executive Officer and as Chairman of our Board of Directors, Andrew Nelson will continue to serve as our Chief Financial Officer and Daniel Silvers will continue to serve as our President. It is expected that our current directors, Messrs. Coles and Frankel, will continue to serve on our Board of Directors. At present, there have been no agreements entered into, or discussions regarding, the terms of employment with our executive officers or the compensation of our directors, except for the employment agreements with Messrs. Daigle, Rosenbaum and Abdo. It is contemplated that if the Acquisition is approved, the compensation and other terms of employment of our executive officers and the compensation of directors, except for Messrs. Daigle, Rosenbaum and Abdo, will be determined by the Compensation Committee and will be commensurate with the compensation packages of comparable level executives at similarly situated companies. Because we have made a determination to postpone such discussions until after the closing of the transaction and the formation of the Compensation Committee, you will not have information you may deem material to your decision on whether or not to vote in favor of the Acquisition Proposal.

•	If we are required to be liquidated, our sponsor may have to indemnify us against claims by vendors, service providers, prospective target businesses or other entities that did not provide valid and enforceable waivers to any rights or claims to the trust account.

•	Upon consummation of the Acquisition, Mark Daigle will serve as President, Chief Executive Officer and Chief Credit Officer of 1st Commerce Bank. Pursuant to his employment agreement, and subject to stockholder approval of the Restricted Stock and Unit Proposal, Mr. Daigle will receive a one-time grant of restricted stock equal to $900,000 divided by the closing price of our common stock on the Effective Date and a bonus of $250,000 within ten days of the Effective Date. In addition, upon the occurrence of a Step-Up Event, Mr. Daigle will receive another one-time grant of restricted stock equal to $1.6 million divided by the closing price of our common stock on the Effective Date. See the section entitled “Executive Officer and Director Compensation — Employment Agreements.”

•	Upon consummation of the Acquisition, George A. Rosenbaum Jr. will serve as Chief Financial Officer of 1st Commerce Bank and Principal Accounting Officer of Western Liberty Bancorp. Pursuant to his employment agreement, and subject to stockholder approval of the Restricted Stock and Unit Proposal, Mr. Rosenbaum will receive a one-time grant of restricted stock equal to $250,000 divided by the closing price of our common stock on the Effective Date and a transaction bonus equal to the pro rata amount of Mr. Rosenbaum’s base salary for the period from the signing of the employment agreement to the Effective Date. See the section entitled “Executive Officer and Director Compensation — Employment Agreements.”

•	Upon consummation of the Acquisition, Laus M. Abdo will serve as Chief Operating Officer of Western Liberty Bancorp. Pursuant to his employment agreement, and subject to stockholder approval of the Restricted Stock and Unit Proposal, Mr. Abdo will receive a one-time grant of restricted stock equal to $1.0 million divided by the closing price of our common stock on the Effective Date and a bonus of $100,000 within ten days of the Effective Date. In addition, upon the occurrence of a Step-Up Event, Mr. Abdo will receive another one-time grant of restricted stock equal to $2.0 million divided by the closing price of our common stock on the Effective Date and an additional bonus of $400,000 within 30 days of the Step-Up Event. See the section entitled “Executive Officer and Director Compensation — Employment Agreements.”

•	We have entered into the Founders Shares Restructuring Agreement with our sponsor, pursuant to which over 95% of our Founders Shares will be cancelled and exchanged for Exchange Warrants upon the prior to or concurrently with the consummation of the Acquisition. The cancelled Founders Shares will include all such Founders Shares currently held by our sponsor and its affiliates. In consideration for entering into the Founders Shares Restructuring Agreement, we shall indemnify our sponsor and each participating holder of Founders Shares for any claims that arise out of or are based upon the restructuring of the Founders Shares and shall indemnify our sponsor and its affiliates for any of their obligations with respect to the Founders Shares.

•	Additionally, upon consummation of the Acquisition, the underwriters of our initial public offering will be entitled to receive up to $9,584,655 of deferred underwriting commissions, $2,750,000 of which they have agreed to pay to Jefferies & Company, Inc. and JMP Securities LLC as our advisors engaged in connection with the Acquisition (with up to an additional $1,000,000 to be paid based on the amount of capital remaining in Western Liberty Bancorp at closing). The underwriters and our advisors will not receive fees or commissions if the Acquisition is not consummated.

Interests of 1st Commerce Bank’s Directors and Officers in the Acquisition

No directors or officers of 1st Commerce Bank have an interest in the Acquisition.

Recommendation of our Board of Directors

After careful consideration of the matters described above, our Board of Directors determined unanimously that the Acquisition Proposal is fair to and in the best interests of the company and its stockholders. Our Board of Directors has approved and declared advisable and unanimously recommend that you vote or give instructions to vote “FOR” the Acquisition Proposal.

The foregoing discussion of the information and factors considered by our Board of Directors is not meant to be exhaustive, but includes the material information and factors considered by our Board of Directors.

1st Commerce Bank’s Reasons for the Approval of the Acquisition

1st Commerce Bank has agreed with the FDIC and the Nevada Financial Institutions Division (i) to develop a written action plan to reduce the bank’s risk for any loan classified substandard and exceeding $150,000, (ii) to adopt a written plan to better manage lending risk concentration, (iii) to develop a plan for improving bank earnings, (iv) to maintain Tier 1 capital at a level no less than 9% of the bank’s total assets, (v) to pay dividends only with the prior written consent of the FDIC and the Nevada Division of Financial Institutions and (vi) to provide quarterly progress reports regarding these undertakings.

We and 1st Commerce Bank believe that the consummation of the Acquisition, together with the appointment of the new directors and officers to serve on the board of directors of Western Liberty Bancorp and 1st Commerce Bank upon the consummation of the Acquisition will be consistent with the agreement with the FDIC and the Nevada Financial Institutions Division and enable 1st Commerce Bank to comply with the guidelines set forth by the FDIC and the Nevada Financial Institutions.

Advisors in Connection with the Acquisition

We have engaged Jefferies & Company, Inc. and JMP Securities LLC as our advisors in connection with the Acquisition. Our underwriters in connection with our initial public offering have agreed to pay a portion of the deferred underwriting discount payable to them to Jefferies & Company, Inc. and JMP Securities LLC in consideration for these services in connection with the Acquisition. We have also engaged Deutsche Bank Securities Inc. to provide investment banking after-market services in connection with the Acquisition.

Amendment of the Warrant Agreement

On July 20, 2009, we entered in an Amended and Restated Warrant Agreement with Continental Stock Transfer & Trust Company as warrant agent, which amends certain terms of our Public Warrants and our Private Warrants. The terms of the Amended and Restated Warrant Agreement provide for certain new terms, including (i) a new strike price of $12.50 per share of our common stock, par value $0.0001, (ii) an expiration occurring on the earlier of (x) seven years from the consummation of the Acquisition or another business combination or (y) the date fixed for redemption of the warrants set forth in the original warrant agreement, (iii) a redemption price of $0.01 per warrant, provided that (x) all of the warrants are redeemed (y) the last sales price of the common stock has been equal to or greater than $21.00 per share on each of 20 trading days within any 30 day trading period ending on the third business day prior to the date on which notice of redemption is given and (z) there is an effective registration statement in place with respect to the common stock underlying the warrants, (iv) mandatory downward adjustment of the strike price for each warrant to reflect any cash dividends paid with respect to the outstanding common stock, until such date as our publicly traded common stock trades at $18.00 or more per share on each of 20 trading days within any 30 trading day period; and (v) in the event an effective registration statement is not in place on the date the warrants are set to expire, the warrants will remain outstanding until 90 days after an effective registration statement is filed. If we have not filed an effective registration statement within 90 days after the expiration date, the warrants shall become exercisable for cash consideration. Additionally, the warrants shall not be exercisable by any warrant holder to the extent that, after giving effect to such exercise, any warrant holder or its affiliates would beneficially own in excess of 9.99% of the common stock outstanding immediately after giving effect to such exercise and no warrants held by our sponsor or any of its affiliates will be exercisable at any time while under our sponsor’s or any of its affiliates’ control. In addition, our sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act. We have filed a Schedule 14C Information Statement in connection with the warrant restructuring.

Restructuring of the Founders Shares

Prior to our initial public offering, we issued 8,625,000 Founders Shares in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, to certain of our affiliates for an aggregate amount of $8,625 in cash, at a purchase price of $0.001 per share, of which 637,786 were redeemed because the underwriters did not fully exercise their over-allotment option. As of the date hereof, there are a total of 7,987,214 Founders Shares outstanding after such redemption.

On July 20, 2009, we entered into the Founders Shares Restructuring Agreement with our sponsor, pursuant to which over 95% of our Founders Shares will be cancelled and exchanged for Exchange Warrants prior to or concurrently with the consummation of the Acquisition. Each Exchange Warrant will be governed by the Amended and Restated Warrant Agreement and have terms identical to those of the restructured Private Warrants. The Founders Shares Restructuring Agreement provides that no warrant held by our sponsor or any of its affiliates will be exercisable at any time while under our sponsor’s or any of its affiliates’ control. In addition, our sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve under the Change in Bank Control Act. Pursuant to a separate agreement between us and our sponsor, our sponsor and its affiliates may only transfer their warrants to an unaffiliated third party transferee if: (i) the transfer is part of a widespread distribution of such warrants; (ii) the transferee controls more than 50% of our voting securities prior to affecting the warrant transfer or (iii) the warrants transferred would not constitute more than 2% of any class of our voting securities. The exchange of Founders Shares for Exchange Warrants shall occur prior to or concurrently with the consummation of the Acquisition. In consideration for entering into the Founders Shares Restructuring Agreement, we shall indemnify our sponsor and each participating holder of Founders Shares for any claims that arise out of or are based upon the restructuring of the Founders Shares and shall indemnify our sponsor and its affiliates for any of their obligations with respect to the Founders Shares.

Certain Material Federal Income Tax Consequences of the Acquisition and Related Transactions to Us and Our Stockholders

The following section is a summary of certain material United States federal income tax consequences of the Acquisition to us and to holders of our common stock. This discussion addresses only those of our stockholders that hold their shares as a capital asset within the meaning of Section 1221 of the Code, and does not address all of the United States federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

•	financial institutions;

•	investors in pass-through entities;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	persons that hold our common stock as part of a straddle, hedge, constructive sale or conversion transaction; and

•	persons who are not citizens or residents of the United States.

This summary is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to income tax, are not addressed.

Neither GCAC nor 1st Commerce Bank intends to request any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the Acquisition and related transactions.

We believe that in connection with the Acquisition no gain or loss will be recognized by us or by our stockholders if their conversion rights are not exercised.

We also believe that a stockholder who exercises conversion rights and effects a termination of the stockholder’s interest in GCAC will recognize gain or loss upon the exchange of that stockholder’s shares of our common stock for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of our common stock. This gain or loss will be a capital gain or loss if the shares were held as a capital asset on the date of the termination and will be a long-term capital gain or loss if the holding period for the shares of our common stock is more than one year.

We further believe that no income, gain or loss will be recognized by us or by our stockholders in connection with the issuance of restricted stock units to certain of our officers and directors, the issuance of restricted stock to Mark Daigle, George A. Rosenbaum, Jr. and Laus M. Abdo and the restructuring of Founders Shares.

The statements set forth above are based on current law. Future legislative, administrative or judicial changes or interpretations, which can apply retroactively, could affect the accuracy of those conclusions.

This discussion is intended to provide only a summary of certain material United States federal income tax consequences of the Acquisition and related transactions. It does not address tax consequences that may vary with, or are contingent on, a GCAC stockholder’s individual circumstances. In addition, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the Acquisition and related transactions. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you.

Anticipated Accounting Treatment

We intend to account for the Acquisition under the acquisition method of accounting in accordance with the provisions of Statement of Financial Accounting No. 141(R), “Business Combinations.” Under this accounting method, we will record at its fair value the assets of the target less the liabilities assumed, with the excess of the purchase price over the estimated fair value of such net assets reflected as goodwill. Our statement of operations will include the operations of the target after the acquisition date.

Regulatory Matters

Completion of the Acquisition is subject to prior receipt of all approvals and consents required to be obtained from applicable governmental and regulatory authorities to complete the Acquisition. Under the 1st Commerce Merger Agreement, GCAC, Merger Sub, Capitol Development and 1st Commerce Bank have agreed to use commercially reasonable best efforts to take all action necessary to consummate the transactions contemplated thereby, including obtaining such regulatory approvals.

There can be no assurance that regulatory approvals will be obtained, that such approvals will be received on a timely basis, or that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of GCAC or 1st Commerce Bank following completion of the Acquisition.

The approval of an application by the applicable banking regulatory agency means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by the target is fair. Regulatory approval does not constitute an endorsement or recommendation of the Acquisition.

In order for Merger Sub to merge with and into 1st Commerce Bank, we must first obtain approval from the Federal Reserve under Section 3(a)(1) of the Bank Holding Company Act of 1956, as amended, to become a bank holding company and approval of the FDIC for the merger of Merger Sub into 1st Commerce Bank under the Bank Merger Act. We must also obtain approval of the Nevada Financial Institutions Division. Merger Sub was formed by us under Nevada law for the sole purpose of facilitating our acquisition of 1st Commerce Bank.

We have submitted applications to the Federal Reserve, the FDIC, and the Nevada Financial Institutions Division for approval of the merger with 1st Commerce Bank. It is unlikely that the regulatory authorities will have taken final action on those applications by the date of the meeting. See the section entitled “Supervision and Regulation” for the further description of BHCA and Regulation Y compliance requirements for investors controlling more than 5% of our outstanding voting common stock.

GCAC, Capitol Development and 1st Commerce Bank are not aware of any governmental approvals or compliance with banking laws and regulations that are required for the Acquisition to become effective other than those described herein. GCAC, Capitol Development and 1st Commerce Bank intend to seek any other approvals and to take any other actions that may be required to complete the Acquisition. There can be no assurance that any required approval or action can be obtained or taken prior to the meeting.

Required Vote

The approval of the Acquisition Proposal will require the affirmative vote for the proposal by the holders of a majority of the Public Shares cast at the Special Meeting.

THE GCAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE GCAC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ACQUISITION PROPOSAL.

THE 1ST COMMERCE MERGER AGREEMENT

The following summary of certain material provisions of the 1st Commerce Merger Agreement is qualified by reference to the complete text of the 1st Commerce Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. Each capitalized term used herein that is defined in the 1st Commerce Merger Agreement shall have the meaning set forth in the 1st Commerce Merger Agreement. All stockholders are encouraged to read the 1st Commerce Merger Agreement in its entirety for a more complete description of the terms and conditions of the Acquisition.

Structure of the Merger

Pursuant to the 1st Commerce Merger Agreement, Merger Sub will be merged with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming GCAC’s wholly-owned subsidiary at the closing.

Merger Consideration

GCAC will pay the stockholders of 1st Commerce Bank an aggregate merger consideration of $8.25 million, subject to adjustment in accordance with the terms of the 1st Commerce Merger Agreement.

The shares of those 1st Commerce Bank stockholders who do not exercise their dissenters’ rights under Nevada law will be cancelled and extinguished and automatically converted into the right to certain per share merger consideration, based on the aggregate merger consideration paid. Each share of common stock of Merger Sub shall be converted into one share of common stock of the surviving corporation.

Closing and Effective Time of the Merger

The closing of the Merger will take place upon the satisfaction or waiver of the conditions to closing set forth in the 1st Commerce Merger Agreement. The parties to the 1st Commerce Merger Agreement will cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of Nevada (the date and time of such filing, the “Effective Time”) as soon as practicable on or after the closing date.

Indemnification

The 1st Commerce Merger Agreement provides that Capitol Development will indemnify GCAC, Merger Sub and 1st Commerce Bank (from and after the Effective Time) for losses arising from, among other things, (i) any breach of, or inaccuracy contained in, any representation or warranty by Capitol Development or 1st Commerce Bank, and (ii) Capitol Development’s or 1st Commerce Bank’s failure to perform or otherwise fulfill any of its agreements, covenants, obligations or undertakings thereunder and in accordance with the terms thereof.

Pursuant to the 1st Commerce Merger Agreement, we will indemnify the stockholders of 1st Commerce Bank for losses arising from among other things, (i) any breach of, or inaccuracy contained in, any representation or warranty by GCAC, and (ii) GCAC’s failure to perform or otherwise fulfill any of its agreements, covenants, obligations or undertakings thereunder and in accordance with the terms thereof.

Subject to certain exceptions, each party’s ability to seek indemnification for losses arising from breaches of representations and warranties is not triggered until the aggregate amount of such losses exceeds $300,000, whereupon the indemnified party will be entitled to indemnification for the amount of such losses in excess of $300,000. No indemnified party shall be deemed to have suffered any losses as result of a breach of, or inaccuracy contained in, any representation or warranty unless losses arising out of that breach (together with all matters substantially related to the matter underlying that breach) equal or exceed $5,000; provided, that the aggregate amount of losses that each indemnified party shall be deemed not to have been suffered shall not exceed $50,000. Subject to certain exceptions, the maximum aggregate liability of the indemnifying parties arising out of a breach of representation or warranty shall be limited to $1,000,000 in the aggregate.

Pursuant to the 1st Commerce Merger Agreement, the liability for indemnification of any indemnifying party will not exceed the actual damages of the party entitled to indemnification and will not include incidental, indirect, special, punitive, exemplary or other similar damages or diminution in value, other than any such damages awarded to a third party.

Guaranty

Capitol Bancorp has agreed to guarantee to GCAC and Merger Sub the full prompt payment and punctual performance by Capitol Development and 1st Commerce Bank of any and all obligations of such parties under the 1st Commerce Merger Agreement, including, without limitation, Capitol Development’s indemnification obligations.

Representations and Warranties; Covenants

The 1st Commerce Merger Agreement contains customary representations and warranties and covenants, subject to certain exceptions, for the benefit of GCAC and Merger Sub, on the one hand, and Capitol Development, on the other hand, and each of their respective affiliates. All representations and warranties contained in the 1st Commerce Merger Agreement shall survive for a period of fifteen (15) months subsequent to the closing date, except as set forth herein. Representations and warranties of (a) Capitol Development and 1st Commerce Bank with respect to (i) 1st Commerce Bank’s capitalization, (ii) Capitol Development and 1st Commerce’s organization, standing and authority, (iii) Capitol Development and 1st Commerce’s legal power and authority and (iv) the enforceability of the 1st Commerce Merger Agreement against Capitol Development and 1st Commerce Bank and (b) GCAC and Merger Sub with respect to GCAC and Merger Sub’s organization, standing, authority, legal power and authority and enforceability of the 1st Commerce Agreement against GCAC and Merger Sub shall survive the closing and continue in full force and effect indefinitely. Capitol Development and 1st Commerce Bank’s representations and warranties relating to taxes and compliance with laws shall survive the closing and continue in full force and effect until ninety (90) days after the applicable statutes of limitations expire. The covenants and agreements of the Parties contained in the 1st Commerce Merger Agreement shall survive the closing indefinitely.

Conditions to the Consummation of the Merger

The obligations of the parties to the 1st Commerce Merger Agreement to complete the Merger are subject to the satisfaction of specified conditions prior to the closing date, including (i) none of the parties shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which challenges, enjoins or prohibits the consummation of the Merger, (ii) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any legislative body or governmental entity which prohibits, restricts or makes illegal the consummation of the Merger, (iii) there shall be no action, suit, claim, litigation or proceeding before any administrative or judicial body or threatened against Capitol Development, 1st Commerce Bank, GCAC or Merger Sub or any of their respective officers or directors, that would be reasonably expected to materially and adversely affect the ability of GCAC to own or control 1st Commerce Bank or the ability to consummate the Merger as provided in the 1st Commerce Merger Agreement, and (iv) all necessary governmental approvals, permissions or consents if any shall have been obtained and shall not have been revoked, and all legally required notices to depositors shall have been made, and the legally required waiting or protest periods, of or relating to licenses, approvals and consents shall have been met (the “Regulatory Approvals”).

Obligations of GCAC and Merger Sub

The obligations of GCAC and Merger Sub to consummate the transactions contemplated by the 1st Commerce Merger Agreement are subject to, among other things, customary closing conditions as well as the following conditions:

•	the approval by holders of the Public Shares of the Acquisition Proposal;

•	the holders of a majority of the outstanding shares of 1st Commerce Bank approving the 1st Commerce Merger Agreement, the Merger and the transactions contemplated thereby;

•	the approval of the 1st Commerce Merger Agreement, the Merger and the other transactions contemplated thereby by the holders of a majority of all the issued and outstanding shares of Class A Common Stock and Class B Common Stock of Capitol Development voting together as a single class;

•	the holders of not more than 25% of the outstanding shares of 1st Commerce Bank having exercised, or having continuing rights to exercise dissenters’ rights under the Nevada Revised Statutes with respect to the transactions contemplated by the 1st Commerce Merger Agreement;

•	evidence satisfactory to GCAC and Merger Sub that 1st Commerce Bank has disposed of all Excluded Loans (as defined in the 1st Commerce Merger Agreement); and

•	1st Commerce Bank remaining FDIC insured, with no action pending, threatened or contemplated to terminate FDIC deposit insurance.

Obligations of Capitol Development and 1st Commerce Bank

The obligations of GCAC and Merger Sub to consummate the transactions contemplated by the 1st Commerce Merger Agreement are subject to, among other things, customary closing conditions as well as the approval of the 1st Commerce Merger Agreement, the Merger and the other transactions contemplated thereby by the holders of a majority of all the issued and outstanding shares of Class A Common Stock and Class B Common Stock of Capitol Development voting together as a single class.

Waiver

The 1st Commerce Merger Agreement may not be modified except in a writing duly executed by the parties.

Termination

The 1st Commerce Merger Agreement may be terminated prior to the closing, subject to certain exceptions, (i) by mutual written consent of GCAC and Capitol Development, (ii) by either such party if there has been a material breach on the part of the other party of any representation, warranty or agreement contained in the 1st Commerce Merger Agreement which cannot be or has not been cured within thirty (30) days after written notice by GCAC or Capitol Development to the other of such breach, (iii) by either GCAC or Capitol Development if any court or Bank Regulator (as defined therein) shall finally determine that the subject matter of the 1st Commerce Merger Agreement violates any law and the terms of the 1st Commerce Merger Agreement cannot be amended to meet all legal requirements to the satisfaction of such court or Bank Regulator, (iv) at the election or either GCAC or Capitol Development if the closing shall have not have occurred on or before October 31, 2009 or such later date as agreed upon in writing by GCAC and Capitol Development, (v) by either GCAC or Capitol Development if final action has been taken by a regulatory authority whose approval is required or sought in connection with the 1st Commerce Merger Agreement and the transactions contemplated thereby, which final action (x) has become unappealable and (y) does not approve the 1st Commerce Merger Agreement or the transactions contemplated thereby, and (vi) by Capitol Development if GCAC has not filed for Regulatory Approvals by thirty (30) days after the date of the 1st Commerce Merger Agreement.

Effect of Termination

In the event of termination of the 1st Commerce Merger Agreement, the 1st Commerce Merger Agreement shall become void and have no further force and there shall be no liability or other obligation on the part of any party thereto or its officers, directors or stockholder, except that any provision that by its terms relates to post-termination rights or obligations shall survive termination thereof and remain in full force and effect, and each party shall remain liable for any breach of the 1st Commerce Merger Agreement prior to its termination.

Fees and Expenses

Whether or not the Merger is consummated, all expenses incurred in connection with the 1st Commerce Merger Agreement and the transactions contemplated thereby shall be borne by the party incurring such costs and expenses.

Confidentiality; Access to Information

All information furnished previously in connection with the transactions contemplated by the 1st Commerce Merger Agreement or pursuant thereto shall be treated as the sole property of the party furnishing the information and subject to the Confidentiality Agreement, dated as of June 2009, between GCAC and Capitol Bancorp, and the Confidentiality Agreement will continue in full force and effect in accordance with its terms. Pursuant to the 1st Commerce Merger Agreement, Capitol Development has agreed to be bound by the Confidentiality Agreement as though as party thereto.

In connection with obtaining any and all Regulatory Approvals, each party to the 1st Commerce Merger Agreement has agreed to permit the other parties and their representatives reasonable access to the properties and personnel of 1st Commerce Bank and GCAC, respectively, and has agreed to disclose and make available to such other parties all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of 1st Commerce Bank and GCAC, including, without limitation, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority (except for any confidential portions thereof), accountants’ work papers, litigation files, loan files, plans affecting employees and any other business activities or prospects; provided, that such access shall be reasonably related to the procurement of the Regulatory Approvals thereunder and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations or violate applicable law. Capitol Development, 1st Commerce and Merger Sub have agreed to make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other parties and their representatives; provided, that such access shall be reasonably related to the procurement of the Regulatory Approvals hereunder and shall not unduly interfere with normal operations.

Services Agreement

From and after the closing, Capitol Bancorp has agreed to provide certain services and other support functions to 1st Commerce Bank such that the Bank Business (as defined in the 1st Commerce Merger Agreement) can continue to operate as it did prior to the closing.

Public Announcements

Other than the mutually agreed upon press releases and other materials to be issued upon the announcement of the 1st Commerce Merger Agreement, with respect to which the parties shall cooperate in good faith to jointly prepare, no party shall make any public announcement or public comment regarding the 1st Commerce Merger Agreement or the transactions contemplated herein without the prior written consent of the other parties (which consent shall not be unreasonably withheld, conditioned, or delayed), unless and only to the extent that (i) the furnishing or use of such information is required in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereunder or (ii) the furnishing or use of such information is required by applicable law, legal proceedings or the rules or regulations of the SEC, the Nasdaq National Market or the New York Stock Exchange.

THE RESTRICTED STOCK AND UNIT PROPOSAL

The Restricted Stock and Unit Proposal, if approved would provide for the issuance of restricted stock units and restricted stock to certain of our current and future directors and executive officers.

Issuance of Restricted Stock Units

As part of the Restricted Stock and Unit Proposal, we propose to issue a total of 200,000 restricted stock units with respect to shares of our common stock to our directors Richard A.C. Coles, Michael Frankel and Mark Schulhof in consideration of their participation on our Board of Directors and any committee thereof, pursuant to letter agreements dated December 23, 2008, to grant each of them 50,000 restricted stock units, and to our President, Daniel Silvers in consideration of his appointment as our President, pursuant to a letter agreement dated April 28, 2009, to grant him 50,000 restricted stock units.

Pursuant to these letters, we agreed to submit the restricted stock units to a vote of our stockholders in connection with the solicitation of proxies from our stockholders to approve a business combination. Subject to stockholder approval of the Restricted Stock and Unit Proposal, the restricted stock units will fully vest on the closing date of the Acquisition. Settlement of vested restricted stock units will occur 180 days after the vesting date. Restricted stock units will be settled by delivery of one share of our common stock for each restricted stock unit settled. The restricted stock units are subject to a lock-up period that commenced on the date of the agreement granting such restricted stock units and will continue for a period of 180 days after the closing date of the Acquisition.

Based upon a recent closing price of $9.83 on the NYSE Amex, the dollar value of each of the awards of restricted stock units to Messrs. Coles, Frankel, Schulhof and Silvers is $491,500, $491,500, $491,500 and $491,500.

Issuance of Restricted Stock

As part of the Restricted Stock and Unit Proposal, we propose to issue restricted stock with respect to shares of our common stock to Mark Daigle and George A. Rosenbaum Jr. in consideration for their future services as executive officers of our Nevada commercial banking operations, and to Laus M. Abdo in consideration for his future services as our executive officer, subject to the closing of the Acquisition. Assuming a closing price of $9.83, a recent closing price of our common stock on the NYSE Amex, approximately 218,717 shares of restricted stock will be issued to Messrs. Daigle, Rosenbaum and Abdo, upon closing of the Acquisition. Upon the occurrence of a Step-Up Event, an additional 366,225 shares of restricted stock may be issued to Messrs. Daigle and Abdo. See the section entitled “Executive Officer and Director Compensation — Employment Agreements.”

Pursuant to an employment agreement we have agreed to grant Mr. Daigle a number of shares of restricted stock equal to $900,000 divided by the closing price of our common stock on the Effective Date of his employment agreement, upon the closing of the Acquisition. Assuming a closing price of $9.83, a recent closing price of our common stock on the NYSE Amex, approximately 91,556 shares of restricted stock will be issued to Mr. Daigle. In addition, we have agreed to grant Mr. Daigle a number of shares of restricted stock equal to $1.6 million divided by the closing price of our common stock on the Effective Date, upon the occurrence of each of the following: (i) 1st Commerce Bank, which will be our operating company subsidiary following the consummation of the Acquisition, having a loan portfolio consisting of loans with an aggregate value of more than $500.0 million net of applicable reserves, charge-backs or other similar items, all as determined by our Board of Directors acting in good faith, (ii) 1st Commerce Bank being an “eligible depository institution” within the meaning of 12 CFR 303.2(r), and Western Liberty Bancorp being a “well-managed” bank holding company within the meaning of 12 CFR 225.23 (c)(2), and (iii) the employee remaining continuously employed through the occurrence of (i) and (ii) (a “Step-Up Event”). Pursuant to an employment agreement we have agreed to grant Mr. Rosenbaum a number of shares of restricted stock equal to $250,000 divided by the closing price of our common stock on the Effective Date of his employment agreement. Assuming a closing price of $9.83, a recent closing price of our common stock on the NYSE Amex, approximately 25,432 shares of restricted stock will be issued to Mr. Rosenbaum. Pursuant to an employment agreement we have agreed to grant Mr. Abdo a number of shares of restricted stock equal to $1.0 million divided by the closing price of our common stock on the Effective Date of his employment agreement, upon the closing of the Acquisition. Assuming a closing price of $9.83, a recent closing price of our common stock on the NYSE Amex, approximately 101,729 shares of restricted stock will be issued to Mr. Abdo. In addition, we have agreed to grant Mr. Abdo a number of shares of restricted stock equal to $2.0 million divided by the closing price of our common stock on the Effective Date, upon the occurrence of a Step-Up Event.

Pursuant to these employment agreements, we agreed to submit the issuance of the restricted stock to a vote of our stockholders in connection with the solicitation of proxies from our stockholders to approve a business combination. Subject to stockholder approval of the Restricted Stock and Unit Proposal, all restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Effective Date, subject to Messrs. Daigle, Rosenbaum and Abdo’s continuous employment through each vesting date, except that all restricted stock will immediately vest in full upon a change in control. Such restricted stock is subject to a lock-up period that will commence on the vesting date and will continue for a period one year following each vesting date. During this period Messrs. Daigle, Rosenbaum and Abdo may not transfer the shares of our common stock that became vested on such vesting date, subject to certain exceptions.

Required Vote

The approval of the Restricted Stock and Unit Proposal will require the affirmative vote of a majority of the issued and outstanding shares of our common stock represented in person or by proxy at the meeting and entitled to vote thereon.

If each of the Charter Amendment Proposals and the Acquisition Proposal are not approved, the Restricted Stock and Unit Proposal will not be presented at the meeting.

GCAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF THE RESTRICTED STOCK AND UNIT PROPOSAL.

THE CHARTER AMENDMENT PROPOSALS

Initial Charter Amendment Proposals

We are proposing to amend Article Sixth of our Amended and Restated Certificate of Incorporation to revise the definition of a “Business Combination” The definition in our Amended and Restated Certificate of Incorporation is currently as follows:

“A “Business Combination” shall mean the initial acquisition by the Corporation of one or more assets or operating businesses with a fair market value of at least 80% of the Company’s net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the acquisition through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination.”

Because the fair market value of 1st Commerce Bank on the date of the closing will not meet the 80% fair market value threshold, the merger with 1st Commerce Bank does not meet the requirements as set forth above.

We are also proposing to amend our Amended and Restated Certificate of Incorporation to revise Paragraph A and Paragraph B of Article Sixth of our Amended and Restated Certificate of Incorporation. Paragraph A and Paragraph B of Article Sixth of our Amended and Restated Certificate of Incorporation currently state as follows:

“(A) Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event a majority of the IPO Shares cast at a meeting of stockholders of the Corporation to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if holders of an aggregate of 30% or more in interest of the IPO Shares exercise their conversion rights described in paragraph B below.

(B) In the event a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock (“IPO Shares”) issued in the Corporation’s initial public offering (“IPO”) of securities who voted against the Business Combination may, contemporaneous with such vote, demand the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert, subject to the availability of lawful funds therefor, such shares at a per share conversion price equal to (i) the amount held in the Trust Account (net of taxes payable and accrued interest released to the Corporation, up to a maximum of $4,100,000, as described in paragraph C below and calculated as of two business days prior to the consummation of the Business Combination), divided by (ii) the total number of IPO Shares.”

In order to allow all holders of Public Shares who do not wish to remain invested in us following the consummation of the Acquisition to recuperate a significant portion of their initial investment by exercising their conversion rights, we are proposing an amendment to Article Sixth of our Amended and Restated certificate of Incorporation to allow us to consummate a business combination if holders of more than 30% of our Public Shares elect to exercise their conversion rights. Currently, our Amended and Restated Certificate of Incorporation states that we may not consummate a business combination if holders of more than 30% of our Public Shares exercise their conversion rights. The consummation of our initial business combination is a prerequisite to the pro rata disbursement of funds from our trust account to each holder who elects to convert his, her or its Public Shares. In addition, in order to allow us to consummate the Acquisition, we are proposing an additional amendment to Article Sixth of our Amended and Restated Certificate of Incorporation to allow any holder of our Public Shares who votes with respect to the Acquisition Proposal and elects to convert their shares into their pro rata portion of the trust account. Currently, our Amended and Restated Certificate of

Incorporation only allows for holders who vote against our initial business combination to convert their Public Shares.

Our Amended and Restated Certificate of Incorporation purports to prohibit amendment to certain of its provisions, including Article Sixth, prior to consummation of an initial business combination without the affirmative vote of at least 95% of the Public Shares cast at a meeting of our stockholders. Our initial offering prospectus stated that we had been advised that such provision limiting our ability to amend our Amended and Restated certificate of incorporation may not be enforceable under Delaware law. We believe that the Acquisition is an extremely attractive opportunity in the current market environment and, therefore, our stockholders should be given the opportunity to consider the Acquisition. In considering the Initial Charter Amendment Proposals, our board of directors came to the conclusion that the potential benefits of the proposed acquisition outweighed the possibility of any liability described below as a result of the initial charter proposal being approved. Moreover, we are still offering holders of Public Shares the right to affirmatively vote their Public Shares against the acquisition proposal and demand that such shares be redeemed for a pro rata portion of the trust account. Accordingly, we believe that the proposed amendment to our Amended and Restated Certificate of Incorporation is consistent with the spirit in which we offered our securities to the public.

We have received an opinion from special Delaware counsel, Richards, Layton & Finger P.A. concerning the enforceability of the 95% supermajority provision . Richards, Layton & Finger P.A. concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that the proposed amendments to Article Sixth of our Amended and Restated Certificate of Incorporation, “if duly adopted by the Board of Directors of the Company (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and duly approved by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the General Corporation Law, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the General Corporation Law.” A copy of Richards, Layton & Finger P.A.’s opinion is included as Annex D to this proxy statement, and stockholders are urged to review it in its entirety.

We will file a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, a copy of which is included as Annex B to this proxy statement, with the Secretary of State of the State of Delaware to amend the second sentence of Article Sixth to revise the definition of a “Business Combination” as set forth below:

“A “Business Combination” shall mean the initial acquisition by the Corporation of one or more assets or operating businesses through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination.”

The Certificate of Amendment to our Amended and Restated Certificate of Incorporation will also amend the second sentence of paragraph A of Article Sixth as set forth below:

“In the event a majority of the IPO Shares cast at a meeting of stockholders of the Corporation to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination.”

The Certificate of Amendment to our Amended and Restated Certificate of Incorporation will also amend the first sentence of paragraph B of Article Sixth as set forth below:

“In the event a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock (“IPO Shares”) issued in the Corporation’s initial public offering (“IPO”) of securities who voted his, her or its IPO Shares with respect to the Business Combination may, contemporaneous with such vote, demand the Corporation convert his, her or its IPO Shares into cash.”

Rescission Rights

Our initial public offering prospectus disclosed that (i) we are required to complete a business combination in which we acquire one or more operating businesses having a fair market value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of acquisition and (ii) that we would not seek to amend any of the provisions of Articles Fifth and Sixth of our amended and restated certificate of incorporation. Consequently, each holder of Public Shares at the time of the Acquisition who purchased his Public Shares in the initial public offering and who has not converted his shares into cash may have securities law claims against us for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to up to $10.00 per share, based on the initial offering price of the initial public offering units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of our initial public offering (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the Acquisition may be completed, and such claims would not be extinguished by consummation of the transactions.

Even if you do not pursue such claims, others, who may include all holders of Public Shares, may. Neither GCAC nor 1st Commerce Bank can predict whether our stockholders will bring such claims, how many might bring them or the extent to which they might be successful.

Secondary Charter Amendment Proposals

The Secondary Charter Amendment Proposals, if approved, will provide for the amendment of our Amended and Restated Certificate of Incorporation to:

•	change our corporate name to “Western Liberty Bancorp”;

•	amend Article Fifth to change the period of our corporate existence to perpetual; and

•	delete Article Sixth, as such provisions will no longer be applicable to us after the Acquisition given that we will no longer be a “blank-check” company.

The provisions of Article Sixth that are proposed to be deleted apply only during the period that will terminate upon the consummation of the business combination that will be effected by the Acquisition. Article Sixth, Section A, requires that the business combination be submitted to our stockholders for approval and is authorized by the vote of a majority of the Public Shares cast at a meeting of stockholders to approve the business combination, provided that the business combination shall not be consummated if the holders of 30% or more of the Public Shares exercise their conversion rights. Article Sixth, Section B, specifies the procedures for exercising conversion rights. Article Sixth, Section C, provides when funds may be disbursed from our trust account. Article Sixth, Section E, provides that no other business combination may be consummated until our initial business combination meeting all of the requirements set forth in our amended and restated certificate of incorporation is consummated. Article Sixth, Section F, provides that holders of the Public Shares will be entitled to receive distributions from our trust account established in connection with our initial public offering only in the event of our liquidation or by demanding conversion.

In the judgment of our Board of Directors, the Secondary Charter Amendment Proposals are desirable for the following reasons:

•	The change of our corporate name is desirable to reflect the Acquisition.

•	The present Amended and Restated Certificate of Incorporation provides that our corporate existence will terminate on November 27, 2009. In order to continue in existence after the consummation of the Acquisition subsequent to such date, Article Fifth must be amended. Perpetual existence is the usual period of existence for corporations and our Board of Directors believes it is the most appropriate period for us as the surviving company in the Acquisition.

•	Article Sixth relates to the operation of GCAC as a blank check company prior to the consummation of our initial business combination and will not be applicable after consummation of the Acquisition. Accordingly, they will serve no further purpose.

A copy of our Second Amended and Restated Certificate of Incorporation, incorporating each of the Secondary Charter Amendment Proposals, as it will be in effect assuming approval of the Charter Amendment Proposals and filing in the office of the Secretary of State of the State of Delaware, is attached to this proxy statement as Annex C.

Required Vote

The approval of each of the Charter Amendment Proposals will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date.

If each of the Charter Amendment Proposals is not approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date, the Acquisition Proposal will not be presented to the stockholders for a vote and the Acquisition will not be consummated.

GCAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE CHARTER AMENDMENT PROPOSALS.

THE DIRECTOR ELECTION PROPOSAL

At the Special Meeting, our stockholders are also being asked to elect the following individuals, whom we refer to as the “director nominees,” to serve as the nine members of our Board of Directors, conditioned on consummation of the Acquisition.

Nominees for Director

Name	Age	Position

Jason N. Ader	41	Chairman of the Board and Chief Executive Officer
Daniel B. Silvers	33	President and Director
Mark Daigle	48	Director
Richard A. C. Coles	42	Director
Michael B. Frankel	73	Director
Dr. Leonard E. Goodall	72	Director
Dr. William Stephan	82	Director
Robert G. Goldstein	54	Director

Effective upon the consummation of the Acquisition: (i) our current directors Mark Schulhof and Andrew Nelson will resign, (ii) the size of our Board of Directors will be increased to eight members and (iii) if elected, the nominees will serve as the members of our Board of Directors from and after the closing until our annual meeting of stockholders in 2010 or until their successors are elected and qualified.

Information about the Director Nominees

Jason N. Ader has been Chief Executive Officer of Global Consumer Acquisition Corp. since December 2008 and the Chairman of the Board since our formation. Mr. Ader also founded and serves as Chief Executive Officer of Hayground Cove Asset Management, a New York-based investment management firm. Mr. Ader is the sole member of Hayground Cove Asset Management, the managing member of Hayground Cove Fund Management LLC, which is the general partner of Hayground Cove Associates LP, the investment manager for the funds and accounts managed by Hayground Cove. Mr. Ader also serves as Chairman of Hayground Cove Asset Management’s Investment Committee and Co-Chairman of Hayground Cove’s Risk Committee. Mr. Ader is co-founder of Hayground Cove Capital Partners LLC, a merchant bank focused on the real estate and consumer sectors which he co-founded with Mr. Silvers in March 2009. Prior to founding Hayground Cove Asset Management, was a Senior Managing Director at Bear, Stearns & Co. Inc., from 1995 to 2003, where he performed equity and high yield research for more than 50 companies in the gaming, lodging and leisure industries. From 1993 to 1995, Mr. Ader served as a Senior Analyst at Smith Barney covering the gaming industry. From 1990 to 1993, Mr. Ader served as a buy-side analyst at Baron Capital, where he covered the casino industry. Mr. Ader was rated as one of the top ranked analysts by Institutional Investor Magazine for nine consecutive years from 1994 to 2002. Mr. Ader has a Bachelor of Arts in Economics from New York University and an M.B.A. in Finance from New York University, Stern School of Business. Mr. Ader also sits on the Board of Directors of the Las Vegas Sands Corp., and serves as Chairman of the Board of India Hospitality Corp.

Daniel Silvers has been our President since April 2009. Mr. Silvers is co-founder and President of Hayground Cove Capital Partners LLC, a merchant bank focused on the real estate and consumer sectors which he co-founded with Jason N. Ader, our Chief Executive Officer and Chairman of our Board, in March 2009. He joined Hayground Cove Capital Partners from Fortress Investment Group, a leading global alternative asset manager, where he worked from October 2005 to March 2009. At Fortress, Mr. Silvers’ primary focus was to originate, oversee due diligence on and asset management for gaming and real estate investments in the Fortress Drawbridge Special Opportunities Fund. Prior to joining Fortress, Mr. Silvers was a senior member of the real estate, gaming and lodging investment banking group at Bear, Stearns & Co. Inc. where he was from July 1999 to October 2005. In this role, Mr. Silvers was integrally involved in all aspects of the firm’s gaming and hospitality industry investment banking practice, including origination, analysis and transaction execution. Mr. Silvers holds a Bachelor of Science in Economics and an M.B.A. in Finance from The Wharton School of

Business at the University of Pennsylvania. Mr. Silvers serves on the Board of Directors of Universal Health Services, Inc.

Mark Daigle has served as the President and Chief Executive Officer of Colonial Bank’s Nevada operations for over eight years growing the business from $250.0 million to approximately $900.0 million during that time frame. Additionally, Mr. Daigle served as interim Chief Executive Officer for Colonial Bank’s Texas region. Previously, Mr. Daigle served as Colonial Bank’s Senior Lender for the Western region covering Texas, Nevada, and Seattle, Washington and as Colonial Bank’s Senior Credit Officer for Florida. Mr. Daigle joined Colonial Bank in 1997 from SunTrust Banks, where he served in various positions over his 10 year tenure including Vice President and Corporate Lending Officer for the State of Florida, First Vice President and manager of a Private Banking group in the Tampa, Florida market, and as a Senior Vice President and corporate/commercial lending manager in the Mid-Florida market. Mr. Daigle graduated cum laude from Millsaps College in 1987 with a Bachelor of Arts in Business Administration and a minor in Economics.

Richard A.C. Coles has been a member of the GCAC Board of Directors since December 2008. Mr. Coles is a Co-Managing Principal of the Emmes Group of Companies and is a Member of their Investment Committee. Mr. Coles joined Emmes in 1997, became a Managing Director in 2004, and a Partner in 2005. Mr. Coles is the primary Principal responsible for the day to day oversight of Emmes Asset Management Company LLC and Emmes Realty Services LLC and plays a key role in the execution of the property level value enhancing strategies undertaken by the firm in respect of the assets owned and/or managed by the firm, as well as sourcing new acquisition opportunities for the firm and its partners and clients. Prior to joining Emmes, Mr. Coles worked as an asset manager and a development director of the Enterprise Development Company, overseeing numerous development and leasing projects for retail, urban specialty and office assets. Mr. Coles is the co-chair of The Enterprise Foundation, a leading non-profit provider of affordable housing, New York City advisory board. In addition, he is an active member of the Real Estate Board of New York (REBNY) as well as the Pension Real Estate Association (PREA). Mr. Coles holds a Bachelor of Arts from Boston College and a M.B.A. in Finance and Accounting from New York University, Stern School of Business.

Michael B. Frankel has been a member of the GCAC Board of Directors since December 2008. Mr. Frankel has been a private investor and advisor since June 2008. Prior to that time, from 1982 to June 2008, Mr. Frankel was employed at Bear, Stearns & Co. Inc. where he was a Senior Managing Director since July 1990. While at Bear Stearns, Mr. Frankel was responsible for establishing and managing the Global Equity Capital Markets Group, was a member of the Commitment Committee, and managed the investment banking-research department relationship. Prior to joining Bear Stearns, from 1958 to 1982, Mr. Frankel was employed at L.F. Rothschild & Co. where he was a General Partner since 1973. At L.F. Rothschild & Co, Mr. Frankel managed the Institutional Equities Department. Mr. Frankel holds a Bachelor of Science in Economics from Lafayette College.

Dr. Leonard E. Goodall is a certified financial planner, co-editor of the financial newsletter, “No-Load Portfolios”, and writes regularly for “Canadian MoneySaver” and other financial publications. Dr. Goodall was a founder of Commercial Bank of Nevada, which was acquired by Colonial BancGroup in 1998 and served as Chairman of the Las Vegas Board of Directors of Colonial Bank. Dr. Goodall has spent 38 years in higher education, including 21 years at the University of Nevada, Las Vegas, first as President of the University from 1979 to 1985 and then as a Professor. Prior to his tenure at UNLV, Dr. Goodall was the Chancellor at the University of Michigan-Dearborn from 1971 to 1979. Dr. Goodall has retired from these positions. Additionally, Dr. Goodall is the author of seven books, many articles and is a frequent speaker at financial seminars throughout the United States. He holds a Bachelor of Arts in Social Science from Central Missouri State University, a Masters of Arts in Political Science from the University of Missouri and a Ph.D. in Public Administration and Economics from the University of Illinois. He was awarded an Honorary Doctor of Humane Letters Degree by Central Missouri State University. In 2007, he was given the Distinguished Nevadan award, which is the highest honor given by the Nevada Board of Regents.

Dr. William Stephan is a private investor and has served as a Corporate Director for Colonial Bank’s Nevada Region since 1998. Dr. Stephan is also an owner, director and vice chairman of Index Managers, Inc., and serves as a director of the Independent Nevada Doctors Insurance Exchange, a professional liability insurance company in Las Vegas, Nevada. Dr. Stephan has extensive bank start-up and board level management experience. He was a founder, director, and chairman of Continental National Bank, Nevada, acquired by First Security Bank, from 1983 to 1992 and in 1993, served as the Organizer and First Chairman of Commercial Bank of Nevada, which was acquired by Colonial BancGroup in 1998. Dr. Stephan also practiced medicine as a board certified Anesthesiologist for more than 30 years and served as President of the Clark County Medical Society and the Nevada State Medical Association. He received the Distinguished Physician Award from the Nevada State Medical Association. For 20 years, Dr. Stephan was the Chairman of the Nevada Blue Cross and Blue Shield Board of Directors and was also a Director of the Colorado and New Mexico Blue Cross and Blue Shield plans. Dr. Stephan holds an A.B. from Harvard University and an M.D. from the Tufts University School of Medicine.

Robert G. Goldstein has been Executive Vice President of Las Vegas Sands Corp. and President of The Venetian Resort-Hotel-Casino since July 2009 and served as Senior Vice President of Las Vegas Sands Corp. since August 2004 and Senior Vice President of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since December 1995. Mr. Goldstein is responsible for the oversight of daily operations of the hotel, food and beverage, casino, and retail operations. From 1992 until joining Las Vegas Sands Corp. in December 1995, Mr. Goldstein was the Executive Vice President of Marketing at the Sands Hotel in Atlantic City as well as an Executive Vice President of the parent Pratt Hotel Corporation. Mr. Goldstein holds a Bachelor of Arts in History and Political Science from the University of Pittsburgh and a J.D. from Temple University School of Law.

Required Vote

The election of directors requires a plurality vote of the shares of common stock present in person or represented by proxy and entitled to vote at the Special Meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of abstentions, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.

Unless authority is withheld, the proxies solicited by the Board of Directors will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to the Board of Directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

If the Acquisition is not authorized by the approval of the Acquisition Proposal and each of the Charter Amendment Proposals, the Director Election Proposal will not be submitted to the stockholders for a vote and our current directors will continue in office until we are required to be liquidated.

GCAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GCAC’S STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL EIGHT OF THE NOMINEES FOR DIRECTOR NAMED IN THE DIRECTOR ELECTION PROPOSAL.

CORPORATE GOVERNANCE

Board of Directors

Our business and affairs are overseen by our Board of Directors pursuant to the DGCL, our Amended and Restated Certificate of Incorporation and our by-laws. The members of our Board of Directors are kept informed of our business through discussions with our Chairman of the Board and Chief Executive Officer, and with key officers, by reviewing materials provided to them and by participating in board meetings.

Independence of Directors

As a result of our securities currently being listed on the NYSE Amex, we adhere to the rules of that exchange in determining whether a director is independent. The NYSE Amex requires that a majority of the board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s Board of Directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, the Board of Directors of GCAC has affirmatively determined that, upon the closing of the Acquisition, Messrs. Coles, Frankel, Goodall, Stephan and Goldstein will be the independent directors of Western Liberty Bancorp.

Attendance at Meetings

Currently, our Board of Directors consists of Jason N. Ader, the Chairman of our Board since our inception, and Messrs. Frankel, Nelson, Coles and Schulhof, each of whom were appointed to our Board of Directors on December 23, 2008. No meetings were held with these members of our Board of Directors during 2008, however, to date seven meetings have been held in 2009. Until December 23, 2008, in addition to Mr. Ader, our Board of Directors was comprised of our former directors Marc Soloway, Scott LaPorta, Robert M. Foresman, Carl H. Hahn, Philip Marineau and Steven Westly and this Board of Directors held four meetings during 2008, all of which were attended by Mr. Ader either in person or by telephone. Although we do not have a formal policy regarding director attendance at meetings, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Audit Committee Information

Currently, the only committee of our Board of Directors is the Audit Committee. The Audit Committee is comprised entirely of directors who may be classified as “independent” within the meaning of Section 803(A)(2) of the NYSE Amex Company Guide and Rule 10A-3 of the Exchange Act. Our Audit Committee consists of Richard A.C. Coles, Michael B. Frankel and Mark Schulhof. Mr. Coles serves as the chairman of our Audit Committee. These members did not meet during 2008 as they were each appointed to the Audit Committee on December 23, 2008. These Audit Committee members have held two meetings in 2009. Until December 23, 2008, the Audit Committee was compromised of our former directors, Messrs. Hahn, Westly and Marineau and these members of the Audit Committee held four meetings, which were attended by each of the former Audit Committee members either in person or by telephone.

The Audit Committee acts pursuant to a separate written charter, which has been adopted and approved by the Board of Directors. A copy of the Audit Committee Charter is available on our website at http://www.globalconsumeracquisition.com by choosing the “Investor Relations” link then clicking on the “Corporate Governance” section. The Audit Committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

•	reviewing and appraising the audit efforts and independence of our independent registered public accounting firm and internal finance department; and

•	providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and the Board of Directors.

Upon the consummation of the Acquisition, the members of our Audit Committee will be Messrs. Coles, Frankel and Goodall. Each is an independent director under the NYSE Amex listing standards and NYSE listing standards (if we switch our listing to NYSE).

Financial Experts on Audit Committee

The Audit Committee currently is and will at all times be composed exclusively of “independent directors” who are “financially literate,” meaning they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that Mr. Coles satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the SEC’s rules and regulations.

Upon the consummation of the Acquisition, Mr. Coles and Mr. Frankel will continue to serve on the Audit Committee. The Board of Directors of GCAC has determined that Mr. Coles satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the Securities and Exchange Commission.

Code of Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of NYSE Amex. Our code of ethics is publicly available on our website at http://www.globalconsumeracquisition.com by choosing the “Investor Relations” link then clicking on the “Corporate Governance” section.

Compensation Committee Information

Currently, we do not have a standing Compensation Committee for the purpose of determining compensation for executives and directors because no current executive officer or director receives any cash or other compensation for services rendered to us, other than the purchases of Founders Shares and the grants of restricted stock units.

However, following the consummation of the Acquisition, the Board of Directors will designate a Compensation Committee with Messrs. Frankel and Coles as its members. Each will be an independent director under NYSE Amex listing and NYSE listing standards (if we switch our listing to NYSE). The purpose of the Compensation Committee will be to discharge our Board of Directors’ responsibilities in respect of compensation of our executive officers following the consummation of the Acquisition, including approving individual executive officer compensation, oversight of the combined company’s overall compensation and benefit philosophies, production of an annual report on executive compensation for inclusion in the combined company’s proxy statement and administration of any of the combined company’s incentive compensation plans that may be adopted in the future, including authority to make and modify awards under such plans. The Compensation Committee shall have the resources and authority to delegate its duties and responsibilities. The Compensation Committee will have a charter that will be provided on our website.

Compensation Committee Interlocks and Insider Participation

None of the persons designated as our directors currently serves on the compensation committee of any other company on which any other director designee of GCAC or any officer or director of GCAC or 1st Commerce Bank is currently a member. Jason N. Ader sits on the Board of Directors of Las Vegas Sands Corp, and currently serves on their compensation committee. Our future director Robert Goldstein is the Executive Vice President of Las Vegas Sands Corp.

Nominating Committee Information

In December 2008, we dissolved the Nominating Committee then in place. The Board of Directors did not believe that it was necessary to have such a committee, because all members of our Board of Directors participate in the consideration of director nominees. The primary functions of the members of the Board of Directors relating to the consideration of director nominees is to identify individuals qualified to serve on the Board of Directors. Our Board of Directors annually reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills, accounting or financial expertise. This review also includes the candidate’s ability to attend regular board meetings and to devote a sufficient amount of time and effort in preparation for such meetings.

Effective upon the consummation of the Acquisition, we will establish a Nominating Committee for the Board of Directors. The Nominating Committee will be responsible for the appropriate size, functioning and needs of the board including, but not limited to, recruitment and retention of high quality board members and committee composition and structure. The Nominating Committee will have a charter that will be provided on our website. The members of our Nominating Committee will be Messrs. Frankel, Goodall and Stephan.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees will be specified in the Nominating Committee charter, and will generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The Nominating Committee will evaluate each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The Nominating Committee will not distinguish among nominees recommended by stockholders and other persons.

Changes in Our Independent Registered Public Accountant

The personnel of Hays & Company LLP, our independent registered public accounting firm, joined with Crowe Horwath LLP, resulting in the resignation of Hays & Company LLP as our independent registered public accounting firm. Crowe Horwath LLP was appointed as our independent registered public accounting firm going forward on June 5, 2009. The decision to engage Crowe Horwath LLP was approved by both our Board of Directors and our Audit Committee.

The audit reports of Hays & Company LLP regarding our financial statements as of and for the fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years ended December 31, 2008 and 2007 and through June 5, 2009, we did not consult with Crowe Horwath LLP regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed or (ii) the type of audit opinion that may be rendered by Crowe Horwath LLP on our financial statements. Neither a written report or oral advice was provided by Crowe Horwath LLP to us that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue. Prior to their appointment, we did not consult with Crowe Horwath LLP regarding any matter that was either the subject of a disagreement (as such term is defined in Item 304(a)(1)(iv) and the related instructions to such item) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

In connection with the audits of our financial statements for each of the fiscal years ended December 31, 2008 and 2007, the review of the interim financial statements for the period ended March 31, 2009 and through June 5, 2009, there were no disagreements between us and Hays & Company LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hays & Company LLP, would have caused Hays & Company LLP to make reference to the subject matter of the disagreements in connection with their reports on our financial statements for such years.

During the fiscal years ended December 31, 2007 and December 31, 2008, the interim period ended March 31, 2009 and through June 5, 2009, there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Independent Auditors’ Fees

Hays & Company LLP audited our financial statements for the fiscal years 2007 and 2008. Hays & Company LLP reported directly to our Audit Committee. The personnel of Hays & Company LLP joined with Crowe Horwath LLP, resulting in the resignation of Hays & Company LLP as our independent registered public accounting firm. Crowe Horwath LLP was appointed as our independent registered public accounting firm going forward June 5, 2009. The following is a summary of fees paid or to be paid to Hays & Company LLP and Crowe Horwath LLP, as applicable for services rendered:

Audit Fees

The aggregate fees billed for professional services rendered by Hays & Company LLP for the period ended December 31, 2007 for the audit of our financial statements dated July 16 and November 27, 2007 and filed with our registration statement on Form S-1, audit of our financial statements for the period ended December 31, 2007, our current reports on Form 8-K, review of our financial statements dated September 30, 2007, and reviews of SEC filings amounted to approximately $160,393.

The aggregate fees billed for professional services rendered by Hays & Company LLP for the period ended December 31, 2008 for the audit of our financial statements dated December 31, 2008, review of our financial statements dated March 31, June 30 and September 30, 2008, our current reports on Form 8-K and reviews of SEC filings amounted to approximately $100,167.

The aggregate fees billed or expected to be billed for professional services rendered by Hays & Company LLP and Crowe Horwath LLP for the current fiscal year, for the review of our financials statements dated March 31 and June 30, 2009, our current reports on Form 8-K and review of SEC filings amounted to approximately $14,000, $14,000 and $5,000, respectively.

Audit Related Fees

On May 22, 2009, we engaged Crowe Horwath LLP to perform financial due diligence in connection with the Acquisition. The aggregate fees billed or expected to be billed for financial due diligence rendered by Crowe Horwath LLP amounted to approximately $250,000.

Tax Fees

The aggregate fees billed for professional services rendered by Hays & Company LLP for the fiscal year 2007 for tax compliance amounted to approximately $6,925.

The aggregate fees billed or expected to be billed for professional services rendered by Hays & Company LLP for the fiscal year 2008 for tax compliance amounted to approximately $11,800.

All Other Fees

We did not receive products and services provided by Hays & Company LLP or Crowe Horwath LLP, other than those discussed above, for either fiscal year 2007 or 2008.

Audit Committee Pre-Approval Policies and Procedures

Since our Audit Committee was not formed until the consummation of our initial public offering, the Audit Committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our Audit Committee were approved by our board of directors. Since the formation of our Audit Committee, and on a going-forward basis, the Audit Committee approved all auditing services performed for us by Hays & Company LLP, and will pre-approve all auditing services and permitted non-audit services to be performed for us by Crowe Horwath LLP, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit). The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Communication with the Board of Directors

After consummation of the Acquisition, stockholders and other interested parties may send written communications directly to the Board of Directors or to specified individual directors, including the Chairman or any non-management directors, by sending such communications to our Assistant Secretary, Andrew Nelson, at our principal executive offices: Western Liberty Bancorp, 5135 Camino Al Norte, Suite 100, North Las Vegas, NV 89031. Such communications will be reviewed and, depending on the content, will be:

•	forwarded to the addressees or distributed at the next scheduled Board of Directors meeting;

•	if they relate to financial or accounting matters, forwarded to the Audit Committee or distributed at the next scheduled Audit Committee meeting;

•	if they relate to executive officer compensation matters, forwarded to the Compensation Committee or discussed at the next scheduled Compensation Committee meeting;

•	if they relate to the recommendation of the nomination of an individual, forwarded to the Nominating Committee or discussed at the next scheduled Nominating Committee meeting; or

•	if they relate to the operations of the company, forwarded to the appropriate officers of the company, and the response or other handling of such communications reported to the Board of Directors at the next scheduled Board of Directors meeting.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation of Executive Officers and Directors of GCAC Prior to the Acquisition

Other than the purchases of Founders Shares and the grants of restricted stock units, none of our executive officers or directors has received any cash or other compensation for services rendered to us. In accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R) “Share-Based Payment”, as interpreted by Staff Accounting Bulletin No. 107 (“SAB 107”), we record compensation expense associated with stock options and other forms of equity compensation. Messrs. Ader, Silvers and Nelson are employed by our sponsor and compensated by our sponsor for services provided as employees of our sponsor, including in connection with our initial public offering. However, our executive officers and directors are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors and Audit Committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Executive Officers and Directors of Western Liberty Bancorp Following the Acquisition

At the effective time of the Acquisition and assuming the election of the individuals set forth in the section entitled “The Director Election Proposal”, the Board of Directors and executive officers of Western Liberty Bancorp will be as follows:

Name	Age	Position

Jason N. Ader	41	Chairman and Chief Executive Officer
Daniel B. Silvers	33	President and Director
Andrew Nelson	30	Chief Financial Officer and Assistant Secretary
Laus Abdo	48	Chief Operating Officer
George A. Rosenbaum Jr.	53	Principal Accounting Officer
Mark Daigle	44	Director
Richard A. C. Coles	42	Director
Michael B. Frankel	73	Director
Dr. Leonard E. Goodall	72	Director
Dr. William Stephan	82	Director
Robert G. Goldstein	54	Director

For biographical information about Messrs. Ader, Silvers, Daigle, Coles, Frankel, Goodall, Stephan and Goldstein, see the section entitled “The Director Election Proposal — Information about the Director Nominees.”

Andrew Nelson has been our Chief Financial Officer and Assistant Secretary since our initial public offering in 2007 and a Director since December 2008. Mr. Nelson has also served as Managing Director of Finance & Accounting at Hayground Cove since September 2005. In such capacity, Mr. Nelson is responsible for the finance and accounting functions of the firm, provides financial reporting and assists with risk management. Mr. Nelson is also a member of Hayground Cove’s Risk Committee. From 2006 to 2007, Mr. Nelson also served as controller of India Hospitality Corp. Prior to joining Hayground Cove, Mr. Nelson worked at Context Capital Management, a hedge fund located in San Diego, California specializing in the convertible arbitrage strategy, as a Senior Operations Consultant from September 2004 to August 2005. Prior to that, he was a Fund Associate at Hedgeworks LLC from September 2002 to August 2004. Mr. Nelson holds a Bachelor of Science in Business from the University of Vermont and an M.B.A. in Finance from New York University, Stern School of Business. Mr. Nelson is a CFA charterholder.

Laus M. Abdo will serve as our Chief Operating Officer upon consummation of the Acquisition. Mr. Abdo has an extensive background in commercial real estate, gaming and finance. Mr. Abdo founded Abdo Global

Partners, Inc. in 1994. Abdo Global Partners, Inc. is a financial advisory firm focusing on the small-cap and mid-market sectors in the commercial real estate and gaming markets. Abdo Global Partners, Inc.’s expertise is rooted in deep sector knowledge in the commercial real estate and gaming markets and advises companies, lenders and investors in asset acquisition, disposition, restructurings, private placements and similar corporate finance matters. Abdo Global Partners, Inc. is also an advisor or direct investor in the acquisition of distressed financial assets in the commercial real estate and gaming sectors as well as traditional acquisition and development of commercial real estate. From September 2001 until December 2002, Mr. Abdo served as Chief Financial Officer and was later promoted to Chief Executive Officer of Innovative Gaming Corporation of America, a multi-jurisdiction licensed gaming equipment manufacturer and sales company. Mr. Abdo was hired in connection with the restructuring and recapitalization of Innovative Gaming. From February 1997 to October 1998, Mr. Abdo served as Chief Financial Officer of Phoenix Leisure Corporation, a real estate and gaming company, in connection with its restructuring. From May 1985 to February 1993, Mr. Abdo worked as Vice President at Paine Webber, and from February 1993 to May 1994 was a Vice President at Smith Barney. Mr. Abdo holds a Bachelor of Science in Finance from Arizona State University.

George A. Rosenbaum, Jr. will serve as our Principal Accounting Officer and as the Chief Financial Officer of our wholly owned subsidiary 1st Commerce Bank upon the consummation of the Acquisition. Since May 2007, Mr. Rosenbaum has served as Consultant for various financial entities, including two groups starting de novo banks. From August 2003 to February 2007, Mr. Rosenbaum, served as Executive Vice President, Chief Financial Officer and Secretary of the Board of Directors of First Federal Bank of the Southwest, Inc. From May 2002 to August 2003, Mr. Rosenbaum served as Chief Financial Officer of Illini Corporation, a publicly traded $280.0 million bank holding company. From July 2000 to May 2002, Mr. Rosenbaum worked as Senior Audit Manager at McGladrey & Pullen LLP, working primarily on accounting and audit matters relating to financial institutions. Mr. Rosenbaum holds a Bachelor of Science in Accounting from the National College of Business.

Executive Officers and Directors of 1st Commerce Bank Following the Acquisition

At the effective time of the Acquisition and assuming the election of the individuals set forth above, the board of directors and executive officers of our wholly owned subsidiary 1st Commerce Bank will be as follows:

Name	Age	Position

Jason N. Ader	41	Chairman of the Board of Directors
Mark Daigle	44	President, Chief Executive Officer, Chief Credit Officer and Director
George A. Rosenbaum, Jr.	53	Chief Financial Officer
Daniel B. Silvers	33	Executive Vice President
Laus M. Abdo	48	Executive Vice President
Dr. Leonard E. Goodall	72	Director
Dr. William Stephan	82	Director
Robert G. Goldstein	54	Director

For biographical information about Messrs. Ader, Daigle, Silvers, Goodall, Stephan and Goldstein see the section entitled “The Director Election Proposal — Information about the Director Nominees.” For biographical information about Messrs. Abdo and Rosenbaum, see the section above.

Compensation of Executive Officers and Directors of Western Liberty Bancorp Following the Acquisition

Overall, we will seek to provide total compensation packages that are competitive in terms of potential value to our executives, and which are tailored to our unique characteristics and needs within the financial services industry in order to create an executive compensation program that will adequately reward our executives for their roles in creating value for us stockholders. We intend to be competitive with other similarly situated companies in the banking industry following consummation of the Acquisition. The compensation decisions regarding our executives will be based on our need to attract individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations.

It is anticipated that our executives’ compensation will have three primary components — salary, cash incentive bonuses and stock-based awards. We will view the three components of executive compensation as related but distinct. Although our Compensation Committee will review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We anticipate determining the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information deemed relevant and timely. Since our Compensation Committee will not be formed until consummation of the Acquisition, we have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.

In addition to the guidance provided by our Compensation Committee, we may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

Our Compensation Committee will be charged with performing an annual review of our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Benchmarking of Cash and Equity Compensation

We believe it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in the banking industry. We expect that the Compensation Committee will stay apprised of the cash and equity compensation practices of publicly held companies in the banking industry through the review of such companies’ public reports and through other resources. It is expected that any companies chosen for inclusion in any benchmarking group would have business characteristics comparable to us, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our post-acquisition business and objectives that may be unique to us, we generally believe that gathering this information will be an important part of our compensation-related decision-making process.

Compensation Components

Base Salary.  Generally, we anticipate setting executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. We will seek to maintain base salary amounts at or near the industry norms while avoiding paying amounts in excess of what we believes is necessary to motivate executives to meet corporate goals. It is anticipated base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the Compensation Committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses.  We intend to design and utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the Board of Directors, upon the recommendation of the Compensation Committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the Board of Directors and Compensation Committee will determine the level of achievement for each corporate goal.

We will structure cash incentive bonus compensation so that it is taxable to our employees at the time it becomes available to them. At this time, it is not anticipated that any executive officer’s annual cash compensation will exceed $1.0 million, and we have accordingly not made any plans to qualify for any compensation deductions under Section 162(m) of the Internal Revenue Code.

Equity Awards.  We also may use stock options and other stock-based awards to reward long-term performance. We believe that providing a meaningful portion of our executives’ total compensation package in stock options and other stock-based awards serves to align the incentives of our executives with the interests of our stockholders and with our long-term success. The Compensation Committee and the Board of Directors will develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to our executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives.

Other Compensation.  We will establish and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans will be available to all salaried employees and we will not discriminate in favor of executive officers. We may extend other perquisites to our executives that are not available to our employees generally.

All of our executive officers will be eligible to participate in non-contributory 401(k) plans, premium-paid health, hospitalization, short and long term disability, dental, life and other insurance plans as we may have in effect from time to time. They also will be entitled to reimbursement for all reasonable business travel and other out-of-pocket expenses incurred in the performance of their services.

Director Compensation

Following the Acquisition, we expect our Compensation Committee to adopt a compensation program for our directors that is appropriate and competitive with those offered by similarly situated public companies.

In addition we intend to issue equity grants to our new independent directors upon consummation of the Acquisition or soon thereafter. The type and amount of the grants will be determined by our Compensation Committee promptly after the closing of the Acquisition.

Post-Closing Transaction Related Equity Awards

Our Board of Directors has approved the award of up to 1.5 million shares of restricted stock in connection with the Acquisition, which we expect to be awarded to certain members of our management and our consultants, in connection with the Acquisition. As soon as practicable after the closing of the Acquisition, the Compensation Committee will meet to determine whether or not to make such grants, and if so which members of our management and our consultants will receive equity grants and the allocation of such grants. No decision has been made by our current Board of Directors as to whether these shares will be awarded at all, how many of such shares may be awarded, when such shares may be awarded or to whom such shares may be awarded. All such determinations will be made solely by the Compensation Committee in place upon consummation of the Acquisition. However, assuming that all 1.5 million shares of restricted stock are granted, based upon a recent closing price of $9.83 on the NYSE Amex, the maximum dollar value represented by such grants is $14.7 million. Any future awards of these restricted stock will not be subject to the approval of stockholders. For more information regarding methodology see the section entitled “Executive Officer and Director Compensation — Compensation of Executive Officers and Directors of Western Liberty Bancorp Following the Acquisition.”

Employment Agreements

The following is a summary of the material terms of the at-will employment agreements that we have entered into in connection with the Acquisition.

Mark Daigle, President, Chief Executive Officer and Chief Credit Officer of our wholly owned subsidiary 1st Commerce Bank.  On August 31, 2009, in connection with the Acquisition, we entered into an amended and restated employment agreement with Mark Daigle. Mr. Daigle’s employment agreement provides that, subject to the closing of the Acquisition, Mr. Daigle will serve as the Chief Executive Officer of Nevada commercial banking operations. In addition GCAC and our board of directors shall take such action as is necessary to appoint Mr. Daigle to the board of directors of Western Liberty Bancorp upon the consummation of the Acquisition.

Pursuant to the terms of the employment agreement, Mr. Daigle’s employment shall commence as of the closing date of the Acquisition (the “Effective Date”) and continue for an initial term of three years with one or more additional automatic one-year renewal periods. Mr. Daigle will be entitled to an initial base salary of not less than $225,000, which will increase to not less than $460,000 upon the occurrence of each of the following: (i) 1st Commerce Bank, which will be our operating company subsidiary following the consummation of the Acquisition, having a loan portfolio consisting of loans with an aggregate value of more than $500.0 million net of applicable reserves, charge-backs or other similar items, all as determined by our Board of Directors acting in good faith, (ii) 1st Commerce Bank being an “eligible depository institution” within the meaning of 12 CFR 303.2(r), and Western Liberty Bancorp being a “well-managed” bank holding company within the meaning of 12 CFR 225.23 (c)(2), and (iii) the employee remaining continuously employed through the occurrence of (i) and (ii) (a “Step-Up Event”). In addition, subject to the approval of the Restricted Stock and Unit Proposal by our stockholders, Mr. Daigle will receive a one-time grant of restricted stock equal to $900,000 divided by the closing price of our common stock on the Effective Date. Upon the occurrence of a Step-Up Event, Mr. Daigle will receive another one-time grant of restricted stock equal to $1.6 million divided by the closing price of our common stock on the Effective Date. All restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Effective Date, subject to Mr. Daigle’s continuous employment through each vesting date. Such restricted stock shall be subject to restrictions on transfer for a period of one year following each vesting date. Mr. Daigle will also receive a bonus of $250,000 within ten days of the Effective Date. Mr. Daigle shall be entitled to employee benefits in accordance with any employee benefits programs and policies adopted by Western Liberty Bancorp. In addition, the employment agreement contains customary representations, covenants and termination provisions. The employment agreement also states that Mr. Daigle does not have any right, title interest or claim of any kind in or to the proceeds from our initial public offering and simultaneous private placement, plus all accrued interest, held in our trust account, and that he will not seek any recourse against the trust account whatsoever.

George A. Rosenbaum Jr., Chief Financial Officer of our wholly owned subsidiary 1st Commerce Bank and the Principal Accounting Officer of Western Liberty Bancorp.  On August 31, 2009, in connection with the Acquisition, we entered into an amended and restated employment agreement with George A. Rosenbaum Jr. Mr. Rosenbaum’s employment agreement provides that, subject to the closing of the Acquisition, Mr. Rosenbaum will become the Chief Financial Officer of our Nevada commercial banking operations and the Principal Accounting Officer of Western Liberty Bancorp.

Pursuant to the terms of the employment agreement, Mr. Rosenbaum’s employment shall commence as of the Effective Date and continue for an initial term of three years with one or more additional automatic one-year renewal periods. Mr. Rosenbaum will be entitled to a base salary of $200,000. In addition, subject to the approval of the Restricted Stock and Unit Proposal by our stockholders, Mr. Rosenbaum will receive a one-time grant of restricted stock equal to $250,000 divided by the closing price of our common stock on the Effective Date. The restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Effective Date, subject to Mr. Rosenbaum’s continuous employment through each vesting date. Such restricted stock shall be subject to restrictions on transfer for a period of one year following each vesting date. Mr. Rosenbaum will receive a transaction bonus equal to a pro rata amount of his base salary for the period from the signing of his agreement. Mr. Rosenbaum is also eligible to receive an annual discretionary incentive payment, upon the attainment of one or more pre-established performance goals established by the Compensation Committee. Mr. Rosenbaum shall be entitled to employee benefits in accordance with any employee benefits programs and policies adopted by Western Liberty Bancorp. In addition, the employment agreement contains customary representations, covenants and termination provisions. The employment agreement also states that Mr. Rosenbaum does not have any right, title interest or claim of any kind in or to the proceeds from our initial public offering and simultaneous private placement, plus all accrued interest, held in our trust account, and that he will not seek any recourse against the trust account whatsoever.

Laus M. Abdo, Chief Operating Officer of Western Liberty Bancorp.  On August 31, 2009, in connection with the Acquisition, we entered into an amended and restated employment agreement with Laus M. Abdo. Mr. Abdo’s employment agreement provides that, subject to the closing of the Acquisition, Mr. Abdo will serve as the Chief Operating Officer of Western Liberty Bancorp.

Pursuant to the terms of the employment agreement, Mr. Abdo’s employment shall commence as of the Effective Date and continue for an initial term of three years with one or more additional automatic one-year renewal periods. Mr. Abdo will be entitled to a base salary of not less than $225,000, which will increase to not less than $350,000 upon the occurrence of a Step-Up Event. In addition, subject to the approval of the Restricted Stock and Unit Proposal by our stockholders, Mr. Abdo will receive a one-time grant of restricted stock equal to $1.0 million divided by the closing price of our common stock on the Effective Date. Upon the occurrence of a Step-Up Event, Mr. Abdo will receive another one-time grant of restricted stock equal to $2.0 million divided by the closing price of our common stock on the Effective Date. The restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Effective Date, subject to Mr. Abdo’s continuous employment through each vesting date. Such restricted stock shall be subject to restrictions on transfer for a period of one year following each vesting date. Mr. Abdo will also receive a bonus of $100,000 within ten days of the Effective Date. Upon the occurrence of a Step-Up Event, Mr. Abdo will also receive a bonus of $400,000 within 30 days of the Step-Up Event. Mr. Abdo is also eligible to receive an annual discretionary incentive payment, upon the attainment of one or more pre-established performance goals established by the Compensation Committee. Mr. Abdo shall be entitled to employee benefits in accordance with any employee benefits programs and policies adopted by Western Liberty Bancorp. In addition, the employment agreement contains customary representations, covenants and termination provisions. The employment agreement also states that Mr. Abdo does not have any right, title interest or claim of any kind in or to the proceeds from our initial public offering and simultaneous private placement, plus all accrued interest, held in our trust account, and that he will not seek any recourse against the trust account whatsoever.

We may enter into additional employment agreements with certain of our current and future executive officers. The terms of those agreements will be determined by the Compensation Committee and will be commensurate with the compensation packages of comparable level executives at similarly situated companies.

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow our Board of Directors to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the consummation of the Acquisition. In no event will we adjourn the Special Meeting or consummate the Acquisition beyond the date by which it may properly do so under our Amended and Restated Certificate of Incorporation and Delaware law. It is possible for us to obtain sufficient votes to approve the Adjournment Proposal but not receive sufficient votes to approve the Acquisition Proposal. In such a situation, we could adjourn the meeting and attempt to solicit additional votes in favor of each of the Charter Amendment Proposals and the Acquisition Proposal.

In addition to an adjournment of the Special Meeting upon approval of an Adjournment Proposal, our Board of Directors is empowered under Delaware law to postpone the Special Meeting at any time prior to the meeting being called to order. In such event, we will issue a press release and take such other steps as we believe are necessary and practical in the circumstances to inform our stockholders of the postponement.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by the stockholders, our Board of Directors may not be able to adjourn the Special Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the consummation of the Acquisition (because each of the Charter Amendment Proposals and the Acquisition Proposal are not approved). In such event, the Acquisition would not be completed and, unless we were able to consummate a business combination with another party no later than November 27, 2009, we would be required to liquidate.

Required Vote

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of our common stock represented in person or by proxy at the meeting and entitled to vote thereon. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

GCAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GCAC’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION RELATED TO GCAC

Business of GCAC

We are a blank check company formed under the laws of Delaware on June 28, 2007, to consummate a acquisition, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Prior to executing the 1st Commerce Merger Agreement, our efforts were limited to organizational activities, completion of our initial public offering and the evaluation of possible business combinations.

Offering Proceeds Held in Trust

On November 27, 2007, we consummated our initial public offering of 31,948,850 units, including 1,948,850 units issued pursuant to the partial exercise of the underwriters’ over-allotment option. Each unit consists of one share of common stock, par value $0.0001 per share, and one warrant to purchase one share of common stock, at an exercise price of $7.50 per share. The units were sold at a price of $10.00 per unit, generating gross proceeds of $319,488,500. The securities sold in our initial public offering were registered under the Securities Act of 1933 on a registration statement on Form S-1 (No. 333-144799). The SEC declared the registration statement effective on November 20, 2007.

A total of $314,158,960 of the net proceeds from our initial public offering and the sale of Private Warrants, including $9,584,655 of deferred underwriting commissions, were placed in a trust account established for the benefit of our public stockholders in the event we are unable to complete a business combination. The funds will not be released until the earlier of our completion of a business combination or our liquidation, although we were able to withdraw up to $4,100,000 of these funds for working capital purposes. We did not withdraw any earned interest from the trust account for working capital purposes during the three or six months ended June 30, 2009 and withdrew $4,100,000 for the period June 28, 2007 (inception) through June 30, 2009. As of June 30, 2009, $316,770,979, including $2,612,019 of interest earned, and $9,584,655 of deferred underwriting commissions, was held in deposit in the trust account.

Following the consummation of our initial public offering on November 27, 2007 through December 31, 2008, we incurred operating expenses of $7,243,995. Our operating expenses for the six months ended June 30, 2009 were $3,484,718 and consisted primarily of expenses related to stock based compensation, legal and accounting professional fees, insurance costs, pursuing a business combination and due diligence.

We intend to use funds held in the trust account to pay transaction expenses, to acquire 1st Commerce Bank and deferred underwriters compensation. The balance of the funds will be released to us after the closing of the Acquisition to pay stockholders who properly exercise their conversion rights and for working capital and general corporate purposes (including any future tax obligations).

The holders of Public Shares will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their shares into cash and the Acquisition is actually completed. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Stockholder Approval of Business Combination

We will proceed with the Acquisition only if a majority of the Public Shares cast at the Special Meeting are voted in favor of the Acquisition Proposal. All of our founding stockholders have agreed to vote all their shares of common stock owned by them prior to our initial public offering in accordance with the majority of shares of common stock held by public stockholders who vote at a meeting with respect to a business combination and any shares of common stock acquired by them in or after our initial public offering in favor of a business combination. If the Acquisition Proposal is not approved by an affirmative vote of the majority of the Public Shares cast at the Special Meeting, we can not consummate the Acquisition. In this case, we will be forced to liquidate.

Pursuant to the Sponsor Support Agreement, we have agreed that neither we nor our sponsor (or any affiliate of our sponsor) will enter into any private negotiations to purchase any of our securities or solicit tenders of any of our securities. We have agreed to indemnify our sponsor and its affiliates for any liabilities arising from the Sponsor Support Agreement or otherwise in their capacity as sponsor.

Liquidation if No Business Combination

Our Amended and Restated Certificate of Incorporation provides that we will continue in existence only until November 27, 2009. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).

A liquidation after our existence terminates by operation of law would occur in the event that a business combination is not consummated by November 27, 2009. In the event we liquidate after termination of our existence by operation of law on November 27, 2009, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date.

Owners of our Founders Shares have waived their rights to participate in any distribution with respect to their Founders Shares and the shares of common stock underlying any Private Warrants upon our liquidation prior to a business combination. However, our founding stockholders who acquired or will acquire shares of common stock or warrants in or after our initial public offering will be entitled to a pro rata share of the trust account with respect to such shares of common stock (including shares acquired upon exercise of such warrants) upon the liquidation of the trust account if we fail to consummate a business combination within the required time period. There will be no distribution with respect to our warrants which will expire worthless. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining net assets outside of the trust fund, although we cannot assure you that there will be sufficient funds for such purpose.

If we were to expend all of the net proceeds of our initial public offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.91 (of which approximately $0.30 per share is attributable to the deferred underwriting commissions), or $0.09 less than the per-unit offering price of $10.00. There can be no assurance that any converting stockholder will receive equal to or more than his, her or its full invested amount. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $9.91, plus interest (net of taxes payable and amounts disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account), due to claims of creditors. Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor agreed, pursuant to an agreement with us that, if we liquidate prior to the consummation of a business combination, it will be liable only if a vendor, service provider, prospective target business or other entity does not provide a valid and enforceable waiver to any rights or claims to the trust account as of the date of the consummation of our initial public offering to pay debts and obligations to creditors. Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes a portion of their deferred underwriting commissions. Based on information we have obtained from our sponsor, we currently believe that we have substantial means and capability to fund a shortfall in our trust account even though we have not reserved for such an eventuality. Specifically, we believe the fee income from the sponsor will be sufficient to cover its indemnification obligations. We cannot assure you, however, that we would be able to satisfy those obligations.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. The indemnification provision is set forth in the sponsor insider letter. The sponsor insider letter specifically sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account as of the consummation of our initial public offering for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from our sponsor will not be available. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect a business combination by November 27, 2009, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after such time period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to our distributing the funds in the trust account to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent ten years due to the speculative nature of such an assumption. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.91 per share, without taking into account any interest earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account). Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash upon a business combination which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting with respect to the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must have also properly exercised its conversion rights described above.

Facilities

We maintain our principal executive offices at 1370 Avenue of the Americas, 28th Floor, New York, New York 10019.

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Jason N. Ader	41	Chairman of the Board and Chief Executive Officer
Andrew Nelson	30	Chief Financial Officer, Assistant Secretary and Director
Daniel B. Silvers	33	President
Richard A.C. Coles	42	Director
Michael B. Frankel	73	Director
Mark Schulhof	41	Director

For biographical information about Messrs. Ader, Silvers, Coles and Frankel see the section entitled “The Director Election Proposal — Information about the Director Nominees.” For biographical information about Mr. Nelson see the section entitled “Executive Officer and Director Compensation — Executive Officers and Directors of Western Liberty Bancorp Following the Acquisition.”

Mark Schulhof has been a member of the GCAC Board of Directors since December 2008. Mr. Schulhof is Chief Executive Officer and President of Quadriga Art II, Inc., a leading provider of services to the non-profit community worldwide since 1994. Mr. Schulhof’s responsibilities at Quadriga Art II, Inc. include the oversight of all day-to-day operations and development of strategic growth initiatives in all channels of the business. Mr. Schulhof holds a Bachelor of Arts from Franklin & Marshall College and holds a Masters in Politics and Public Policy from The Eagleton Institute of Politics at Rutgers University.

Messrs. Nelson and Schulhof will no longer be members of our Board of Directors upon the consummation of the Acquisition.

Employees

Assistance from Hayground Cove Employees

Our sponsor has provided us with various services in connection with our search for targets pursuant to a services agreement. Members of our sponsor team that assisted us include:

Marc Soloway is President of Hayground Cove where he is responsible for assisting the Chief Executive Officer in the portfolio management process as well as general firm decisions. Mr. Soloway is also a member of Hayground Cove’s Risk Committee and Investment Committee. He is also responsible for analyzing investment opportunities in the retail, apparel, technology, restaurant, defense, healthcare and Internet sectors. Prior to joining Hayground Cove in 2003, Mr. Soloway was an Equity Research Associate at Smith Barney focusing on Discount and Department Stores from 2002 to 2003. Prior to joining Smith Barney, he was a Food and Drug Store Equity Research Associate at Bear, Stearns & Co. Inc. from 2001 to 2002, as well as a Senior Analyst in the Corporate Finance Division of May Department Stores Co. from 1997 to 1999. He also has experience working as an Assistant Buyer for the Famous Barr Division of MDSC during 1997. Mr. Soloway holds a Bachelor of Science in Management from Purdue University and an M.B.A. from Washington University. Mr. Soloway is a CFA charterholder.

Mira Cho is a Vice President, Research Analyst responsible for analyzing investment opportunities in the retail, apparel, internet and technology industries. Previously, she was a consultant with FactSet Research Systems, a supplier of online financial and economic database services, and a Research Analyst with Guideline, Inc., a provider of customized business research and analysis. Ms. Cho graduated from the Johns Hopkins University with a Bachelor of Arts in Public Health Studies with an Economics concentration.

Evan Wax is Head Trader at Hayground Cove. In such capacity, Mr. Wax manages all operations of the trading desk. Mr. Wax also serves on both Hayground Cove’s Investment Committee and Risk Committee. Prior to joining Hayground Cove, Mr. Wax worked as a Financial Analyst at Goldman Sachs. Prior to working at Goldman Sachs, Mr. Wax worked at Williams Trading LLC. Mr. Wax graduated from Yale University where he received a Bachelor of Arts in Economics.

Laura Conover is Chief Operating Officer and Chief Compliance Officer at Hayground Cove. She has been responsible for the firm’s compliance oversight, operations and back office functions since inception. Ms. Conover is also a member of Hayground Cove’s Investment Committee and Risk Committee. Prior to joining Hayground Cove in 2003, Ms. Conover was a Research Assistant for Mr. Ader at Bear, Stearns & Co. Inc. for five years, covering the real estate, gaming, lodging and leisure industries. Ms. Conover graduated from Kean University with a Bachelor of Science in Finance.

Todd Brockett is a Research Analyst at Hayground Cove. Mr. Brockett is responsible for analyzing investment opportunities across our core focus areas. Prior to joining Hayground Cove, he was a consultant with Factset Research Systems, a supplier of online financial and economic database services. Previously, Mr. Brockett taught middle school mathematics as a member of Teach for America. Mr. Brockett received a Bachelor of Science in Mathematics and Biochemistry, magna cum laude, from the University of Nebraska.

Periodic Reporting and Audited Financial Statements

We have registered our securities under the Exchange Act and have reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports contain financial statements audited and reported on by our independent accountants. We have filed with the SEC our Annual Reports on Form 10-K covering the fiscal years ended December 31, 2008 and 2007 and our Quarterly Reports on Form 10-Q covering the quarters ended September 30, 2007, March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2009 and June 30, 2009.

Legal Proceedings

There are no legal proceedings pending against us.

THE BUSINESS OF WESTERN LIBERTY BANCORP

Business Overview

Upon the consummation of the Acquisition, we will operate as a “new” Nevada financial institution bank holding company under the name Western Liberty Bancorp and will conduct our operations through our wholly-owned subsidiary, 1st Commerce Bank.

Post-acquisition, 1st Commerce Bank will provide a full range of traditional community banking services focusing on core commercial business in the form of commercial and commercial real estate lending, small business lending, treasury management services, trade finance, consumer loans and a broad range of commercial and consumer depository products. Following the consummation of the acquisition of 1st Commerce Bank, we intend to use the remaining funds held in trust to facilitate additional acquisitions we may pursue and to fund the growth of our loan portfolio and deposit base. We remain focused on a transaction involving BB&T’s Nevada operations following the closure of the Acquisition. We intend to continue negotiations with BB&T with respect to its Nevada operations, however, the timing and terms of such negotiations remain unknown. Additionally, we expect to pursue government assisted transactions and opportunities involving federally assisted bank acquisitions.

Following the consummation of the Acquisition and our transition from a blank check company to a bank holding company, we may not present any additional acquisitions to our stockholders for a vote, except as required under Delaware or other applicable law, including any transaction involving BB&T’s Nevada operations or any acquisition of a troubled financial institution as part of a sale by the FDIC or other regulator. In general, no vote of our stockholders would be required under our Second Amended and Restated Certificate of Incorporation or Delaware law to authorize the purchase by us of the assets of another entity (including, for example, assets purchased from a troubled financial institution as part of a sale by the FDIC or other regulator) or to authorize acquisitions effected through a merger in which we are the surviving corporation, each share of our stock outstanding immediately prior to the effectiveness of the merger is an identical share of the surviving corporation, and our authorized unissued shares or treasury shares to be issued or delivered under the relevant merger agreement do not exceed 20% of the shares of our common stock outstanding immediately prior to the effective date of the merger. Such matters would be authorized by the our Board of Directors, which is charged with directing our business and affairs.

Recent Economic Developments

The global and U.S. economies, and the economies of the local communities in which we operate, experienced a rapid decline between 2007 and today. The financial markets and the financial services industry in particular suffered unprecedented disruption, causing many major institutions to fail or require government intervention to avoid failure. These conditions were brought about largely by the erosion of U.S. and global credit markets, including a significant and rapid deterioration of the mortgage lending and related real estate markets. We believe that we are well-positioned to exploit the current conditions in the financial markets as a result of, what we expect to be, our well-capitalized balance sheet.

The United States, state and foreign governments have taken or are taking extraordinary actions in an attempt to deal with the worldwide financial crisis and the severe decline in the economy. In the United States, the federal government has adopted the Emergency Economic Stabilization Act of 2008 (enacted on October 3, 2008) and the American Recovery and Reinvestment Act of 2009 (enacted on February 17, 2009). Among other matters, these laws:

•	provide for the government to invest additional capital into banks and otherwise facilitate bank capital formation (commonly referred to as the Troubled Asset Relief Program, or “TARP”);

•	increase the limits on federal deposit insurance; and

•	provide for various forms of economic stimulus, including to assist homeowners in restructuring and lowering mortgage payments on qualifying loans.

We expect to evaluate failed bank opportunities in the future while, at the same time, aggressively pursuing financially sound borrowers whose financing sources are unable to service their current needs as a result of liquidity or other concerns. We believe that such borrowers are not only an excellent source of lending business, but also present opportunities to efficiently gather deposits. Although there can be no assurance that we will be successful, we will seek to take advantage of the current disruption in our markets to grow market share, assets and deposits in a prudent fashion, subject to applicable regulatory limitations.

We intend to participate with the U.S. Government and the State of Nevada to the extent that additional depository institutions in Nevada, or the Southwest United States, fail or become further distressed.

Operations Prior to the Consummation of the Acquisition

1st Commerce Bank is a Nevada State chartered, non-member community bank located in Las Vegas, Nevada. 1st Commerce Bank commenced operations on October 18, 2006 and as of June 30, 2009, had total assets of $45.1 million and $5.4 million in total equity capital.

1st Commerce Bank operates as a small community bank with one location in North Las Vegas. Services provided by 1st Commerce Bank include basic commercial and consumer depository services, commercial working capital and equipment loans, commercial real estate (both owner and non-owner occupied), residential loans, land loans and unsecured personal and business loans and lines of credit. 1st Commerce Bank’s primary service area has been the greater-Las Vegas metropolitan area.

1st Commerce Bank’s funding consists of $39.6 million in deposits of which $7.3 million are non-interest bearing, $7.1 million in money market accounts and savings and $25.2 million in time deposits.

1st Commerce Bank is 51% owned by Capitol Development, a bank development company headquartered in Lansing, Michigan and a controlled subsidiary of Capitol Bancorp, a national community bank holding company. Capitol Bancorp currently owns more than 60 bank and thrift subsidiaries throughout the United States, including 5 in the state of Nevada.

Prospective Strategy and Operating Strengths

1st Commerce Bank has operated as a traditional community bank focusing on core commercial business in the form of commercial and commercial real estate lending, small business lending, treasury management services, trade finance and depository products. 1st Commerce Bank currently operates 1 branch location with approximately $37.1 million in loans and approximately $39.6 million in deposits.

Western Liberty Bancorp will operate as a bank holding company, with our subsidiary 1st Commerce Bank, serving as a community bank with a strong retail and commercial emphasis. We expect to implement our growth plan based on the following business strategy:

Aggressively Generate Additional Transactional Deposits to Grow Existing Base of Deposits

With our local management team and 1st Commerce Bank as a platform, we expect to be well-positioned to grow organically our existing base of deposits. For example Mark Daigle was successful, as President and Chief Executive Officer of Colonial Bank’s Nevada operations, in growing their deposit base from approximately $250.0 million to approximately $900.0 million. We intend to use the remaining funds held in trust to facilitate additional acquisitions that we may pursue and to fund the growth of our loan portfolio and deposit base. We remain focused on a transaction involving BB&T’s Nevada operations following the closure of the Acquisition. We intend to continue negotiations with BB&T with respect to its Nevada operations, however, the timing and terms of such negotiations remain unknown. Additionally, we expect to opportunistically add deposits through strategic acquisitions and government assisted transactions.

Pursue Conservative Lending Opportunities in Markets Which Are Underserved by Other Lenders

The markets which we will serve have been drastically affected by the recent turmoil in the financial industry. We believe that this has created an opportunity for us to pursue business on more attractive terms than lenders have been able to do in the recent past. We expect that such opportunities will permit us to obtain more conservative advance rates and more attractive pricing, while still growing our market share.

Actively Pursue Government Assisted Transactions

We intend to pursue government assisted transactions and explore opportunities involving federally assisted bank acquisitions in the future. Given recent events in the financial markets we believe that the government will seek to affect structured transactions for a number of institutions of Nevada market specifically and the Southwestern region generally. By virtue of what we believe to be a strong balance sheet, we expect to be an active participant in such transactions in partnership with the government.

Opportunistically Expand Geographic Footprint

We expect our primary base of operation will be in Nevada. However, given our central location in the Southwestern United States and the current state of the banking industry in that region, we also expect to evaluate opportunities outside of Nevada on a case by case basis.

We intend to execute on this strategy by capitalizing on our prospective operating strengths:

Nevada Market

The Nevada market has an overall favorable business climates given its favorable tax environment. Nevada’s proximity to other states with less favorable tax and business environment makes Nevada an attractive destination for businesses looking to relocate. Between 2000 and 2008, Nevada’s population grew by more than 30% to more than 2.6 million people. At the same time, Clark County’s population grew by more than 35% to approximately 1.9 million people.

Strong Capital and Liquidity Position

The Acquisition will enable us to create a well-capitalized bank with a balance sheet in significantly better shape than many of our competitors. Post-closing, Western Liberty Bancorp will focus on conservative business and commercial real estate lending, consumer lending, trade finance and depository products. Through our management oversight, which will be instrumental in overseeing the credit processes of 1st Commerce Bank, we believe we will be ideally positioned to capitalize on recent financial market turmoil, troubled assets and increased regional and commercial banking closures over the past twelve months. The recapitalization plan is anticipated to create what we believe will be a substantially “over capitalized” financial institution to benefit from tight lending markets and current economic conditions.

Experienced Local Management with Strong Relationships

The individuals selected to serve as management have significant experience in growing core deposits and deep relationships in the local community. Mr. Daigle, served as President and Chief Executive Officer of Colonial Bank’s Nevada operations, and led the growth of the business from approximately $250.0 million in deposits in 2001 to approximately $900.0 million, and from 8 to 22 branches, within eight years. Mr. Daigle has been an active member of both the business and civic communities of Nevada throughout this time. Upon the consummation of the Acquisition, Mr. Daigle will serve as President, Chief Executive Officer and Chief Credit Officer of 1st Commerce Bank, and will serve on the Board of Directors of Western Liberty Bancorp.

Western Liberty Bancorp expects to retain and expand its core deposit base through traditional business and private banking and to capitalize on its well-established community relationships to source loans while leveraging the credit background of its management team to increase the efficiency and effectiveness of its underwriting processes. Additionally, the local team will be complemented by our sponsorship, which enjoys a long history in the financial services industry with extensive experience in credit processes.

Bank Holding Company Management with Significant Credit Experience

The executive management team of Western Liberty Bancorp has an average of over 18 years of experience providing capital to Nevada businesses. Our Chairman and Chief Executive Officer, Jason N. Ader, is regarded by the investment community as an expert in the real estate, gaming and hospitality industries. Both our President, Daniel Silvers, and our Chief Operating Officer, Laus Abdo, have extensive experience in the gaming and commercial real estate industries.

Lending Activities

We expect to provide a variety of financial services to our customers, including commercial and residential real estate loans, construction and land development loans, commercial loans, and to a lesser extent, consumer loans. Commercial loans comprise 93.89% of our projected total loan portfolio as of June 30, 2009.

•	Commercial Real Estate Loans. A large portion of our lending activity is expected to consist of loans to finance the purchase of commercial real estate and loans to finance inventory and working capital that are additionally secured by commercial real estate. We have a commercial real estate portfolio comprised of loans on apartment buildings, professional offices, industrial facilities, retail centers and other commercial properties.

•	Construction and Land Development Loans. The principal types of construction loans are expected to include industrial/warehouse properties, office buildings, retail centers, medical facilities and single-family homes. Construction and land development loans are primarily made only to experienced developers who have a satisfactory borrowing history. An analysis of each construction project is performed as part of the underwriting process to determine whether the type of property, location, construction costs and contingency funds are appropriate and adequate.

•	Commercial and Industrial Loans. We expect to originate commercial and industrial loans, including working capital lines of credit, inventory and accounts receivable lines, equipment loans and other commercial loans. We expect to focus on making commercial loans to small and medium-sized businesses in a wide variety of industries.

•	Residential Loans. We expect to originate residential mortgage loans secured by one to four-family properties, most of which serve as the primary residence of the owner. Most of our loan originations are expected to result from relationships with existing or past customers and members of our local community. The primary emphasis will be on originations for the secondary market.

•	Consumer Loans. We expect to offer a variety of consumer loans to meet customer demand and to respond to community needs. Consumer loans are generally offered at a higher rate and shorter term than residential mortgages.

The following table sets forth the composition of our projected loan portfolio:

Loan Type	Percent

Commercial, Financial, agricultural	13%
Consumer loans	3%
Real Estate Commercial	63%
Real Estate Construction	17%
Real Estate 1-4 Family	4%
Total	100%

Credit Policies and Administration

General

We will be expected to adhere to a specific set of credit standards that ensure the proper management of credit risk. Furthermore, 1st Commerce Bank’s management team expects to play an active role in monitoring compliance with such standards. Our Credit Administration Department will work independent of loan production.

Loan originations are subject to a process that will include the credit evaluation of borrowers, established lending limits, analysis of collateral, and procedures for continual monitoring and identification of credit deterioration. Loan officers will actively monitor their individual credit relationships in order to report suspected risks and potential downgrades as early as possible. Our credit culture will help us to identify troubled credits early, often allowing us to take corrective action.

Loan Approval Procedures and Authority

Our loan approval procedures will be executed through a tiered loan limit authorization process, which is structured as follows:

•	Individual and Committee Authority. Each loan officer’s lending limit and those of the respective Loan Committee will be set by the Board of Directors. These limits are for a borrower’s aggregate lending relationship and not on a loan-by-loan basis. Loan limits are based on aggregate debt, that is, all debt due from the borrower (including unfunded commitments) and its related entities (e.g., guarantors) is added together when determining if the proposed new loan is within an individual’s (or committee’s) authority.

•	Loan Committees.

Directors Loan Committee

Upon the closing of the Acquisition, we will establish a Directors’ Loan Committee (the “DLC”) of 1st Commerce Bank. The Committee, subject to conformance with 1st Commerce Bank’s bylaws, is to be comprised of a minimum of two loan officers, the Chief Credit Officer, the President, and three members of the Board of Directors or Officers of 1st Commerce Bank. A minimum of one loan officer and two directors must be present to approve loans within the Committee’s authority. The DLC’s credit approval authority shall be equal to 1st Commerce Bank’s House Credit Limit (as defined below). All new and renewed loans in excess of $100,000 are to be reported to the DLC as an addendum to their monthly loan report package.

Management Loan Committee

A Management Loan Committee will also be established, consisting of 1st Commerce Bank’s loan officers, chaired by the President or Chief Credit Officer. The Chairman and one other loan officer must be present to approve loans within the Committee’s authority. At the request of the President, the Chief Credit Officer can serve as an alternate Chairman.

The Board of Directors recognizes that it may be in 1st Commerce Bank’s best interest to grant credit when exceptions to policy exist. All policy exceptions are to be justified and duly noted in the Loan Presentation or file memo, as appropriate, and approved or ratified by the necessary approval authority level.

The DLC will have authority to deviate from this credit policy when it is in the best interest of 1st Commerce Bank.

•	Credit Administration. The day-to-day administration of 1st Commerce Bank’s lending activities will be supervised by 1st Commerce Bank’s Chief Credit Officer who will seek the advice and counsel of the DLC when in doubt as to credit decisions or the interpretation of this loan policy. Credit administration procedures are detailed under procedures. The overall administration of this policy is the responsibility of 1st Commerce Bank’s Chief Credit Officer and President.

The lending activities of any one borrower and/or related entities are to be within 1st Commerce Bank’s House Limit. 1st Commerce Bank’s House Limit is to be the lesser of its legal lending limit as defined by 1st Commerce Bank’s primary regulator (including national Regulation O limits), or 15% of 1st Commerce Bank’s “capital”. Capital is defined as Total Capital per 1st Commerce Bank’s Statement of Condition plus the Loan Loss Reserve. If 1st Commerce Bank’s House Limit is in effect its legal lending limit, caution is to be exercised in going up to the maximum limit as 1st Commerce Bank would have no room to pay even the smallest of overdrafts.

Loans to One Borrower.  In addition to the limits set forth above, state and federal banking laws generally limit the amount of funds that a bank may lend to a single borrower. Under Nevada law, the aggregate extensions of credit that a bank may make to a single borrower generally may not exceed 25% of the sum of the bank’s Tier 1 capital and allowance for loan losses. Our “in-house” lending limits are expected to be in compliance with or more restrictive than government regulations require.

Concentrations of Credit Risk.  The Board of Directors will establish policies with regard to concentration of credit risk based on geographic, industry, collateral and other factors.

Asset Quality

General

To measure asset quality, we have instituted a loan grading system consisting of nine different categories. The first five are considered “satisfactory.” The other four grades range from a “special mention” category to a “loss” category and are consistent with the grading systems used by Federal banking regulators. All loans will be assigned a credit risk grade at the time they are made, and each originating loan officer will review the credit with his or her immediate supervisor on a quarterly basis to determine whether a change in the credit risk grade is warranted. In addition, the grading of our loan portfolio will be reviewed, at minimum, annually by an external, independent loan review firm.

Collection Procedure

If a borrower fails to make a scheduled payment on a loan, we will attempt to remedy the deficiency by contacting the borrower and seeking payment. Contacts generally are made within 15 business days after the payment becomes past due. 1st Commerce Bank will maintain a Credit Administration Department, which will generally service and collect loans rated “substandard” or worse. 1st Commerce Bank’s Chief Credit Officer is responsible for monitoring activity that may indicate increased risk rating, such as past-dues, overdrafts and loan agreement covenant defaults. 1st Commerce Bank’s Chief Credit Officer can approve charge-offs up to $25,000. Amounts in excess of $25,000 require the approval of 1st Commerce Bank’s Board of Directors. Loans deemed uncollectible are proposed for charge-off or write-down to collectible levels on a monthly basis at 1st Commerce Bank’s monthly board meeting.

Nonperforming Loans

Our policies will require that the Chief Credit Officer of 1st Commerce Bank regularly monitor the status of 1st Commerce Bank’s loan portfolio and prepare and present to the Board of Directors a monthly report listing all credits 30 days or more past due. All relationships graded “substandard” or worse typically will be transferred to the Credit Administration Department for corrective action. In addition, we will prepare detailed status reports for all relationships rated “special mention” or lower on a quarterly basis. These reports will be provided to management and the Board of Directors of 1st Commerce Bank and Western Liberty Bancorp. Our policy will be to classify all loans 90 days or more past due and all loans on a nonaccrual status as “substandard” or worse, unless extraordinary circumstances suggest otherwise.

We will generally stop accruing income on loans when interest or principal payments are in arrears for 90 days, or earlier if 1st Commerce Bank’s management deems appropriate. We will designate loans on which we stop accruing income as nonaccrual loans and we reverse outstanding interest that we previously accrued. We will recognize income in the period in which we collect it, when the ultimate collectability of principal is no longer in doubt. We will return nonaccrual loans to accrual status when factors indicating doubtful collection no longer exist and the loan has been brought current.

Criticized Assets

Federal regulations require that each insured bank classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, examiners will have authority to identify problem assets, and, if appropriate, classify them. We will use grades six through nine of our loan grading system to identify potential problem assets.

The following describes grades six through nine of our loan grading system:

Grade 6: Special Mention

Loans in this classification have weaknesses or potential weaknesses that deserve very close attention. If left uncorrected, these weaknesses may result in the deterioration of the repayment prospects for the asset or in 1st Commerce Bank’s credit position at some future date. Special Mention assets pose an elevated level of risk, but their weakness does not yet justify a sub-standard classification.

Special Mention assets may contain one or more of the following characteristics:

•	Borrowers may be experiencing adverse operating trends or an extremely ill-proportioned balance sheet; however, more serious problems such as inadequate cash flow to service debt or serious balance sheet problems would qualify for a more severe rating unless the borrower has significant mitigating circumstances or resources.

•	Adverse economic or market conditions which could seriously impact the borrower such as interest rate increases or the entry of a new competitor — each borrower must be evaluated in light of the circumstances, and if the borrower is deemed extremely vulnerable under this event, then this rating may be appropriate (in more extreme situations, a more severe rating would be appropriate).

•	Sales or lease up in a project have slowed substantially from original expectations but are still occurring and providing cash flow (if sales or lease up are occurring at rates or amounts that will not fully repay the loan or if sales or lease up are seriously slow, a more severe rating will most likely be warranted unless there is proof of guarantor support which may warrant a Management Attention rating).

Non-financial reasons supporting the assigning of this rating include:

•	Management problems within the borrower,

•	Pending litigation,

•	Material changes in laws which may seriously impact our borrower’s operating environment, cost structure, etc.,

•	An ineffective loan agreement or other material structural weaknesses in the credit (evergreen credits, credits with no defined repayment plan, loans on extended terms based on the collateral or purpose),

•	Significant deviation(s) from prudent lending practices,

•	Loans requiring a high degree of monitoring and/or controls where it is clear that the officer is not appropriately managing these processes,

•	Other similar issues and problems which present an extra measure of risk based upon the lender or borrower refusing to take appropriate actions,

Other situations which may merit this rating:

•	New entities which have not yet reached a stabilized financial condition but do not yet warrant a Substandard rating (due to positive interim information, a recent capital infusion, etc.)

Grade 7: Substandard

Credits in this category will have well-defined weaknesses that jeopardize the proper liquidation of the debt and/or other serious problems or adverse trends which, unless improved, will likely result in repayment over an extended period of time, or possibly, not in full (collateral covers the majority of the loan, otherwise, Doubtful or Loss may be a more appropriate rating). These well-defined weaknesses may be evident in indicators such as financial statements, underwriting ratios that deal with repayment ability, credit reports, information provided by the borrower, bankruptcy or other legal actions, and poor performance on this credit or other credits the borrower may have with 1st Commerce Bank or other institutions. There are many other indications of a high degree of risk requiring a Substandard classification. For example:

•	The borrower’s financial statements do not show the ability to repay the loan from normal operations or from our original source of repayment and guarantor support does not exist to mitigate risk;

•	The loan has fallen into a pattern of serious past dues or is severely past due and no reasonable explanation exists;

•	1st Commerce Bank is now looking to the collateral for repayment (where the collateral was not originally our source of repayment); and

•	1st Commerce Bank (or other organizations or parties) is seeking legal action against the borrower or unwilling co-signors or guarantors.

•	Sales in the project are no longer occurring or are occurring at a frequency or sales amount that is much less than expected and there is no guarantor support or other mitigating factors.

When it is recognized that our chances for repayment on this credit have become severely impaired, and we lack sufficient collateral coverage to protect us from loss, that portion of the loans should either be split into the Doubtful rating or charged-off.

Grade 8: Doubtful

Loans which have a clear and defined weakness making the ultimate repayment of the loan, or portions thereof, highly improbable should be classified Doubtful. Factors are present in the credit relationship which justify keeping the loan on the books until repayment status is better defined. Identifiable loss should be calculated by taking the loan amount and subtracting the distressed sales value of any collateral.

Grade 9: Loss

Loans in this category are of such little value that their continuance as bank assets is not warranted, even though partial recovery may happen in the future. Loans in the process of being charged-off fall into this category. By each quarter end, any loans still carried in the Loss category must be charged-off unless they are fully covered by “specific reserves” (note: specific reserves are not allocations of currently held reserves — they are reserves created by a direct charge to earnings to offset the loan balance and are, in effect, similar to a charge-off).

Allowance for Loan Losses

The allowance for loan losses will reflect our evaluation of the probable losses in our loan portfolio. The allowance for loan losses will be maintained at a level that represents 1st Commerce Bank management’s best estimate of losses in the loan portfolio at the balance sheet date that are both probable and reasonably estimable. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

We will maintain the allowance through provisions for loan losses that we charge to income. We will charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. Recoveries on loans charged-off will be restored to the allowance for loan losses. Allocation of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, is deemed to be uncollectible.

In assessing the adequacy of the allowance, we will also consider the results of our ongoing independent loan review process. We will undertake this process both to ascertain whether there are loans in the portfolio whose credit quality has weakened over time and to assist in our overall evaluation of the risk characteristics of the entire loan portfolio. Our loan review process will include the judgment of management, the input from our independent loan reviewer, and reviews that may have been conducted by bank regulatory agencies as part of their usual examination process. We will incorporate loan review results in the determination of whether or not it is probable that we will be able to collect all amounts due according to the contractual terms of a loan.

The criteria that we will consider in connection with determining the overall allowance for loan losses include:

•	results of the internal quarterly credit quality review;

•	historical loss experience in each segment of the loan portfolio;

•	general economic and business conditions affecting our key lending areas;

•	credit quality trends (including trends in nonperforming loans expected to result from existing conditions);

•	collateral values;

•	loan volumes and concentrations;

•	age of the loan portfolio;

•	specific industry conditions within portfolio segments;

•	duration of the current business cycle;

•	bank regulatory examination results; and

•	external loan review results.

Additions to the allowance for loan losses may be made when management has identified significant adverse conditions or circumstances related to a specific loan. Management will continuously review the entire loan portfolio to determine the extent to which additional loan loss provisions might be deemed necessary. However, there can be no assurance that the allowance for loan losses will be adequate to cover all losses that may in fact be realized in the future or that additional provisions for loan losses will not be required.

As part of management’s quarterly assessment of the allowance, management expects to divide the loan portfolio into seven segments: construction and land, revolving 1-4 family, closed-end 1-4 family, multifamily, commercial and industrial, commercial real estate, and consumer. Historical losses will be calculated for each segment.

The historical loan loss for loan portfolio segments will then be adjusted for management’s estimate of probable losses for several “environmental” factors. The allocation for environmental factors is particularly subjective and does not lend itself to exact mathematical calculation. This amount represents estimated probable inherent credit losses which exist, but have not yet been identified, as of the balance sheet date, and are based upon quarterly trend assessments in delinquent and nonaccrual loans, unanticipated charge-offs, credit concentration changes, prevailing economic conditions, changes in lending personnel experience, changes in lending policies or procedures and other influencing factors. These environmental factors will be considered for each of the loan segments and the allowance allocation, as determined by the processes noted above for each component, will be increased or decreased based on the incremental assessment of these various “environmental” factors.

The assessment will also include an unallocated component. We believe that the unallocated amount is warranted for inherent factors that cannot be practically assigned to individual loan categories, such as the current volatility of the national and global economy.

We will test the resulting allowance by comparing the balance in the allowance to historical trends and industry and peer information. Our management will then evaluate the result of the procedures performed, including the result of our testing, and concludes on the appropriateness of the balance of the allowance in its entirety. The Audit Committee of our Board of Directors will review and approve the assessment prior to the filing of quarterly and annual financial information.

Various regulatory agencies, as well as our outsourced loan review function, as an integral part of their review process, periodically review our loan portfolios and the related allowance for loan losses. Regulatory agencies may from time to time require us to increase the allowance for loan losses based on their review of information available to them at the time of their examination.

Investment Activities

Our investment policy will be established by our Board of Directors and be approved by 1st Commerce Bank’s board of directors. This policy will dictate that investment decisions will be made based on the safety of the investment, liquidity requirements, potential returns, cash flow targets, and consistency with our interest rate risk management. Our Chief Financial Officer will responsible for making securities portfolio decisions in accordance with established policies. Our Chief Financial Officer will have the authority to purchase and sell securities within specified guidelines established by the investment policy.

Our investment policy will generally limit securities investments to cash and cash equivalents, which includes short-term investments with a duration of less than 180 days issued by companies rated “A” or better; securities backed by the full faith and credit of the U.S. government, including U.S. treasury bills, notes, and bonds, and direct obligations of Ginnie Mae (and may in the future encompass certain securities associated with the TARP program); mortgage-backed securities (“MBS”) or collateralized mortgage obligations (“CMO”) issued by a government-sponsored enterprise (“GSE”) such as Fannie Mae, Freddie Mac, or Ginnie Mae; municipal securities with a rating of “AAA” or better; and mandatory purchases of equity securities of the Federal Reserve Bank (“FRB”) and Federal Home Loan Bank (“FHLB”). We do not plan to purchase collateralized debt obligations, adjustable rate preferred securities, or private label collateralized mortgage obligations.

Our policies will also govern the use of derivatives, and provide that we and 1st Commerce Bank are to prudently use derivatives as a risk management tool to reduce the our overall exposure to interest rate risk, and not for speculative purposes.

All of our investment securities will be classified as “available-for-sale,” “held-to-maturity” or “measured at fair value” pursuant to SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities and SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. Available-for-sale securities are reported at fair value in accordance with SFAS No. 157, Fair Value Measurements, with unrealized gains and losses excluded from earnings and instead reported as a separate component of stockholders’ equity. Held-to-maturity securities are those securities that we have both the intent and the ability to hold to maturity. These securities are carried at cost adjusted for amortization of premiums and accretion of discounts. Securities measured at fair value are reported at fair value, with unrealized gains and losses included in current earnings.

Deposit Products and Other Funding Sources

We will offer a variety of deposit products to our customers, including checking accounts, savings accounts, money market accounts and other deposit accounts, including fixed-rate, fixed maturity retail certificates of deposit ranging in terms from 30 days to five years, individual retirement accounts, and non-retail certificates of deposit consisting of jumbo certificates greater than or equal to $100,000. We intend to focus on attracting low cost core deposits. As of June 30, 2009, 1st Commerce Bank’s deposit portfolio was comprised of 18% noninterest bearing deposits, 18% interest bearing transaction accounts, and 64% time deposits.

1st Commerce Bank’s noninterest bearing deposits consist of noninterest bearing checking accounts. We consider these deposits to be core deposits. We believe these deposits are generally not interest rate sensitive since these accounts are not created for investment purposes.

The competition for these deposits in 1st Commerce Bank’s markets is strong. We believe our success in attracting and retaining non-interest bearing deposits will be based on several factors, including (1) the high level of service we provide to our customers; (2) our ability to attract and retain experienced relationship bankers who have strong relationships in their communities; (3) our broad array of cash management services; and (4) our competitive pricing on earnings credits paid on these deposits. We intend to continue our efforts to attract deposits from our business lending relationships in order to maintain our low cost of funds and improve our net interest margin. The loss of a significant part of our low-cost deposit base would negatively impact our profitability.

Deposit flows are significantly influenced by general and local economic conditions, changes in prevailing interest rates, internal pricing decisions, perceived stability of financial institutions and competition. 1st Commerce Bank’s deposits are primarily obtained from areas surrounding its branch. In order to attract and retain deposits, 1st Commerce Bank will rely on providing quality service and introducing new products and services that meet our customers’ needs.

We will consider a number of factors when determining our deposit rates, including:

•	Information on current and projected national and local economic conditions and the outlook for interest rates;

•	The competitive environment in the markets we operate in;

•	Loan and deposit positions and forecasts, including any concentrations in either; and

•	FHLB and Federal Reserve advance rates and rates charged on other sources of funds.

As of June 30, 2009, 1st Commerce Bank had approximately $39.6 million in total deposits. The following chart shows our deposit composition:

In addition to 1st Commerce Bank’s deposit base, we expect to have access to other sources of funding, including FHLB and Federal Reserve advances, repurchase agreements and unsecured lines of credit with other financial institutions. Additionally, we may access the capital markets through trust preferred offerings.

Competition

The banking and financial services industries in our market areas remain highly competitive despite the recent economic downturn. Many of our competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader range of financial services than we can offer.

This increasingly competitive environment is primarily a result of changes in regulation that made mergers and geographic expansion easier; changes in technology and product delivery systems, such as ATM networks and web-based tools; the accelerating pace of consolidation among financial services providers; and the flight of deposit customers to perceived increased safety. We compete for loans, deposits and customers with other commercial banks, local community banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other non-bank financial services providers.

Competition for deposit and loan products remains strong from both banking and non-banking firms, and this competition directly affects the rates of those products and the terms on which they are offered to consumers. Competition for deposits has increased markedly, with many bank customers turning to deposit accounts at the largest, most-well capitalized financial institutions or the purchase of U.S. treasury securities.

Technological innovation continues to contribute to greater competition in domestic and international financial services markets. Many customers now expect a choice of several delivery systems and channels, including telephone, mail, home computer and ATMs.

Mergers between financial institutions have placed additional pressure on banks to consolidate their operations, reduce expenses and increase revenues to remain competitive. In addition, competition has intensified due to federal and state interstate banking laws, which permit banking organizations to expand geographically with fewer restrictions than in the past. These laws allow banks to merge with other banks across state lines, thereby enabling banks to establish or expand banking operations in our market. The competitive environment is also significantly impacted by federal and state legislation that makes it easier for non-bank financial institutions to compete with us.

Properties

We will lease 1st Commerce Bank’s Camino Al Norte branch in the City of North Las Vegas, Nevada, which will serve as our headquarters upon consummation of the Acquisition.

Employees

Upon consummation of the Acquisition, we expect to have approximately 14 employees. We believe our success will derive, in part, from our ability to attract and retain experienced relationship bankers that have strong relationships in their communities. These professionals bring with them valuable customer relationships, and have been an integral part of our ability to expand rapidly in our market areas. These professionals allow us to be responsive to the needs of our customers and provide a high level of service to local businesses. We intend to continue to hire experienced relationship bankers as we expand our franchise.

Legal Proceedings

There are no legal proceedings pending that are being acquired in connection with the Acquisition.

Government Regulations

Prior to the consummation of the Acquisition, we must obtain regulatory approvals including approval from or notices to the Federal Reserve, the FDIC, federal and state securities authorities, various other federal and state regulatory authorities and self-regulatory organizations, including the Nevada Financial Institutions Division. Upon the consummation of the Acquisition, we will be subject to extensive regulation by federal and state agencies. For more information, see the section entitled “Supervision and Regulation.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined balance sheet as of June 30, 2009 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2009 and for the year ended December 31, 2008 are based on the historical financial statements of GCAC and 1st Commerce Bank after giving effect to the Acquisition. The Acquisition will be accounted for using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 141R, “Business Combinations” (“SFAS 141R”).

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2009 and for the year end December 31, 2008 give effect to the acquisition as of the beginning of all periods presented. The unaudited pro forma condensed combined balance sheet as of June 30, 2009 assumed that the acquisition took place on June 30, 2009.

The unaudited condensed combined balance sheet and statement of operations as of and for the six months ended June 30, 2009 were derived from GCAC’s unaudited condensed financial statements and 1st Commerce Bank’s unaudited condensed financial statements and as of and for the six months ended June 30, 2009. The unaudited condensed statement of operations for the year ended December 31, 2008 was derived from GCAC and 1st Commerce Bank’s audited statement of operations for the year ended December 31, 2008.

We will consummate the acquisition only if holders of a majority of the Public Shares cast at the Special Meeting approve the Acquisition Proposal. The unaudited pro forma condensed combined financial statements have been prepared using the assumptions below with respect to the number of outstanding shares of our common stock:

•	Assuming Minimum Conversion: This presentation assumes that no GCAC stockholders seek to convert their Public Shares into a pro rata portion of the trust account; and

•	Assuming Maximum Conversion: This presentation assumes that GCAC stockholders holding 26,919,372 of the Public Shares vote with respect to the acquisition and elect to exercise their conversion rights. The maximum conversion reflects our applications to become a bank holding company which state that we will not consummate the Acquisition if less than $50.0 million remains in the trust account after giving pro forma effect to conversation by our stockholders, before the payment of the purchase price for 1st Commerce Bank, deferred underwriting commissions (including to advisors engaged in connection with the Acquisition) and transaction expenses.

The unaudited pro forma condensed combined financial statements reflect management’s best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed. As final valuations are performed, increases or decreases in the fair value of assets acquired and liabilities assumed will result in adjustments, which may be material, to the balance sheet and/or statement of operations.

As required, the unaudited pro forma condensed combined financial statements includes adjustments which give effect to the events that are directly attributable to the acquisition, expected to have a continuing impact and are factually supportable. Hence any planned adjustments affecting the balance sheet, statements of operations or changes in common stock outstanding, subsequent to the assumed closing date are not included.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the acquisition occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any date or for any future period. Please refer to the following information in conjunction with the accompanying notes to these pro forma financial statements and the historical financial statements and the accompanying notes thereto and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations-GCAC”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-1st Commerce Bank” in this proxy statement.

Global Consumer Acquisition Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2009
(In thousands)

							Additional
						Combined	Pro		Combined
				Pro Forma		Pro	Forma		Pro
				Adjustments		Forma	Adjustments		Forma
				(assuming		(assuming	(assuming		(assuming
	Historical		Combined	minimum		minimum	maximum		maximum
	GCAC	1st Commerce	Historical	conversion)		conversion)	conversion)		conversion)

ASSETS
Cash and due from banks	$390	$344	$734	$(8,250)	A	$286,713	$(266,771)	L	$22,818
	—	—	—	316,771	B	—	2,876	D	—
	—	—	—	(2,771)	C	—	—		—
	—	—	—	(9,585)	D	—	—		—
	—	—	—	(9,800)	E	—	—		—
	—	—	—	(386)	N	—	—		—
Money-market funds and interest-bearing deposits	—	4,613	4,613	—		4,613	—		4,613
Federal funds sold	—	50	50	—		50	—		50

Cash and cash equivalents	390	5,007	5,397	285,979		291,376	(263,895)		27,481
Loans held for sale	—	1,354	1,354	—		1,354			1,354
Investment securities held for long-term investment carried at amortized cost which approximates fair value	—	115	115	—		115	—		115
Investments held in trust	316,771	—	316,771	(316,771)	B	—	—		—
Loans	—	37,065	37,065	(1,613)	H	35,452	—		35,452
Allowance for loan losses	—	(1,192)	(1,192)	1,192	H	—	—		—
Premises and equipment, net	—	663	663	(250)	F	413	—		413
Goodwill	—	—	—	3,085	I	3,085	—		3,085
Core deposit intangible	—	—	—	448	G	448	—		448
Accrued interest receivable and other assets	107	2,063	2,170	—		2,170	—		2,170

TOTAL ASSETS	$317,268	$45,075	$362,343	$(27,930)		$334,413	$(263,895)		$70,518

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest bearing deposits	$—	$7,256	$7,256	—		$7,256	$—		$7,256
Interest bearing non-time deposits	—	7,147	7,147	—		7,147	—		7,147
Time Deposits	—	25,168	25,168	(30)	H	25,138	—		25,138

Total deposits	—	39,571	39,571	(30)		39,541	—		39,541
Deferred underwriter commissions	9,585	—	9,585	(9,585)	D	—	—		—
Accrued interest on deposits and other liabilities	2,771	146	2,917	(2,771)	C	146	—		146

Total liabilities	12,356	39,717	52,073	(12,386)		39,687	—		39,687
Common stock subject to possible conversion	94,984	—	94,984	(94,984)	J	—	—		—
STOCKHOLDERS’ EQUITY:
Common stock	3	4,000	4,003	(4,000)	K	3	1	L	4
Additional paid-in capital	214,270	4,000	218,270	(4,000)	K	311,220	(266,772)	L	47,324
	—	—	—	1,966	O	—	—		—
	—	—	—	94,984	J		2,876	D	—
Retained-earnings deficit	(4,345)	(2,642)	(6,987)	2,642	K	(16,497)	—		(16,497)
	—	—	—	(1,966)	O	—	—		—
	—	—	—	(386)	N	—	—		—
	—	—	—	(9,800)	E	—	—		—

Total stockholders’ equity	209,928	5,358	215,286	79,440		294,726	(263,895)		30,831

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$317,268	$45,075	$362,343	$(27,930)		$334,413	$(263,895)		$70,518

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Global Consumer Acquisition Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2009
(In thousands, except per share data)

							Additional
						Combined	Pro	Combined
				Pro Forma		Pro	Forma	Pro
				Adjustments		Forma	Adjustments	Forma
				(Assuming		(Assuming	(Assuming	(Assuming
	Historical		Combined	Minimum		Minimum	Maximum	Maximum
	GCAC	1st Commerce	Historical	Conversion)		Conversion)	Conversion)	Conversion)

Interest Income	$81	$1,105	$1,186	$39	H	$1,225	$—	$1,225
Interest Expense	—	419	419	(15)	H	404	—	404

Net interest income	81	686	767	54		821	—	821
Provision for loan losses	—	458	458	—		458	—	458

Net interest income after provision for loan losses	81	228	309	54		363	—	363

Noninterest income	—	147	147	—		147	—	147
Noninterest expense	3,484	1,089	4,573	45	G	7,181		7,181
	—	—	—	(4)	F	—		—
	—	—	—	1,966	O	—	—
	—	—	—	601	N	—	—

Loss before federal income tax benefit	(3,403)	(714)	(4,117)	(2,554)		(6,671)	—	(6,671)
Federal income tax benefit	—	(239)	(239)	239	P	—	—	—
NET LOSS	$(3,403)	$(475)	$(3,878)	$(2,793)		$(6,671)	$—	$(6,671)

Less: Income attributable to common stock subject to possible conversion	—	—	—	—		—	—	—
Pro forma net income (loss) attributable to common stock not subject to possible conversion	$(3,403)	$(475)	$(3,878)	$(2,793)		$(6,671)	$—	$(6,671)
Pro forma net loss per common share — Basic	$(0.09)	$(0.59)				$(0.20)		$(1.14)
Pro forma net loss per common share — Diluted(1)	$(0.09)	$(0.59)				$(0.20)		$(1.14)
Weighted Average Number of Share Outstanding — Basic(1)	39,936,064	800,000				32,751,917		5,832,545
Weighted Average Number of Share Outstanding — Diluted(1)	39,936,064	800,000				32,751,917		5,832,545

(1)	When an entity has a net loss from continuing operations, SFAS No. 128, “Earnings per share”, prohibits the inclusion of potential common shares in the computation of diluted per-share amounts. Accordingly, we have utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for all periods presented.

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Global Consumer Acquisition Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2008
(In thousands, except per share data)

							Additional
						Combined	Pro	Combined
				Pro Forma		Pro	Forma	Pro
				Adjustments		Forma	Adjustments	Forma
				(assuming		(assuming	(assuming	(assuming
	Historical		Combined	minimum		minimum	maximum	maximum
	GCAC	1st Commerce	Historical	conversion)		conversion)	conversion)	conversion)

Interest Income	$5,691	$2,148	$7,839	$78	H	$7,917	$—	$7,917
Interest Expense	—	903	903	(30)	H	873	—	873

Net interest income	5,691	1,245	6,936	108		7,044	—	7,044
Provision for loan losses	—	1,026	1,026	—		1,026	—	1,026

Net interest income after provision for loan losses	5,691	219	5,910	108		6,018	—	6,018

Noninterest income	—	205	205	—		205	—	205
Noninterest expense	7,244	2,165	9,409	90	G	12,273		12,273
	—	—	—	(8)	F	—	—	—
	—	—	—	1,966	O	—
	—	—	—	816	N	—

Loss before federal income tax benefit	(1,553)	(1,741)	(3,294)	(2,756)		(6,050)	—	(6,050)
Federal income tax benefit	—	(583)	(583)	583	P		—
NET LOSS	$(1,553)	$(1,158)	$(2,711)	$(3,339)		$(6,050)	$—	$(6,050)

Less: Income attributable to common stock subject to possible conversion	(446)	—	(446)	—		(446)	—	(446)
Pro forma net income (loss) attributable to common stock not subject to possible conversion	$(1,999)	$(1,158)	$(3,157)	$(3,339)		$(6,496)	$—	$(6,496)
Pro forma net loss per common share — Basic	$(0.05)	$(1.45)				$(0.20)		$(1.11)
Pro forma net loss per common share — Diluted(1)	$(0.05)	$(1.45)				$(0.20)		$(1.11)
Weighted Average Number of Share Outstanding — Basic(1)	39,936,064	800,000				32,751,917		5,832,545
Weighted Average Number of Share Outstanding — Diluted(1)	39,936,064	800,000				32,751,917		5,832,545

(1)	When an entity has a net loss from continuing operations, SFAS No. 128, “Earnings per share”, prohibits the inclusion of potential common shares in the computation of diluted per-share amounts. Accordingly, we have utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for all periods presented.

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Condensed Combined Pro Forma Financial Statements

1)	Description of the Acquisition and Basis of Preparation

The Acquisition

Upon consummation of the Acquisitions we expect to operate as a bank holding company under the name Western Liberty Bancorp. The parties to the 1st Commerce Merger Agreement are GCAC, Merger Sub, 1st Commerce Bank, Capitol Development and Capitol Bancorp. Pursuant to the 1st Commerce Merger Agreement, Merger Sub will merge with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming our wholly owned subsidiary.

Additional transaction costs to be incurred in the Acquisition are assumed to be $9.8 million for GCAC. These costs are associated with legal, accounting, and due diligence fees directly related to the acquisition and are not expected to have a continuing impact on operations and therefore have not been included in the unaudited condensed combined pro forma statement of operations.

No tax provision or deferred taxes are reflected in the unaudited pro forma acquisition adjustments due to the net operating losses previously incurred by 1st Commerce and the uncertainty of realization of deferred taxes in future periods.

Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on GCAC and 1st Commerce Bank’s historical financial information. Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisition actually taken place at the dates indicated and do not purport to be indicative of future financial condition or operating results.

2)	Acquisition Method

The unaudited pro forma condensed combined financial statements reflect the accounting for the transaction in accordance with SFAS 141R. Under the acquisition method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill.

GCAC is currently obtaining third party valuation for the assets acquired and liabilities assumed, and will refine fair value estimates when the valuation is completed as of the closing date. As a result of this acquisition, GCAC has acquired a Nevada bank and has paid a premium to enter the banking business. GCAC believes the premium to acquire the bank is warranted as it allows GCAC to avoid many of the start-up costs associated with a de novo bank venture.

In accordance with SFAS 141R GCAC did not recognize a separate valuation allowance as of the acquisition date for the assets acquired. The loans are measured at their estimated acquisition date fair values and the effects of uncertainty about future cash flows are included in the fair value measure.

Notes to Unaudited Condensed Combined Pro Forma Financial Statements — (Continued)

The purchase price allocation for 1st Commerce Bank is summarized as follows (in thousands):

Cash to holders of 1st Commerce Bank common stock — Total Purchase Price	$8,250
Allocated to:
Historical book value of 1st Commerce Bank’s assets and liabilities	5,358
To adjust 1st Commerce Bank’s assets and liabilities to fair value:
Loans	(421)
Premise & Equipment	(250)
Time Deposits	30
Core Deposit Intangible	448

Total allocation of purchase price	5,165

Excess of purchase price over allocation to identifiable assets and liabilities	$3,085

The estimated value at the acquisition date of the contractually required payments receivable for loans was $38.7 million, the cash flows expected to be collected were $35.8 million including interest, and the estimated fair value of the loans was $35.5 million. The fair value was based on discounted cash flows using current market rates applied to the estimated life and credit risk including consideration of widening credit spreads for performing loans.

3)	Pro Forma Adjustments and Assumptions

A) Represents the cash component of the purchase price of $8.25 million determined as of June 30, 2009.

B) Reflects the release of $316.8 million of GCAC investments held in trust that will be available for the operating activities of the combined company and distributions related to the acquisition. As of June 30, 2009, the Company’s investments held in trust were invested in the Federated U.S. Treasury Cash Reserve Fund. The fund invests only in a portfolio of short-term U.S. Treasury securities. Possible uses for the remaining cash may include working capital and capital expenditures for the development and expansion of the combined company’s operations.

C) Reflects reduction in accrued expense liability when funds released from trust pays down accrued expenses.

D) Reflects deferred underwriting commissions of $9.6 million. The deferred underwriting commissions will be reduced pro rata as a result of the exercise of any stockholder conversion rights up to a maximum reduction of $2.9 million. Accordingly, the deferred underwriting commissions payable upon closing will range between approximately $6.8 million to $9.6 million (assuming no conversion) depending upon the number of stockholders who exercise their conversion rights. If holders of 26,919,372 of the IPO shares seek to exercise their conversion rights, the maximum potential conversion cash outflow would be approximately $263.9 million.

E) Reflects the estimated payment of $9.8 million of fees to related to transaction costs payable upon the closing of the acquisition. The fees are non-recurring items directly attributable to the closing of the transaction and are not expected to have a continuing impact on operations and therefore are not included in the Unaudited Pro Forma Statement of Operations.

F) Reflects the pro forma impact of the acquired property and equipment of 1st Commerce Bank. The preliminary fair value adjustment will be amortized over the assets’ remaining useful life on a straight-line

Notes to Unaudited Condensed Combined Pro Forma Financial Statements — (Continued)

basis resulting in approximately $8,000 annual depreciation adjustment reflected in the pro forma statement of operations, and the amount recorded to the balance sheet is as follows (in thousands):

Historical		Fair value
amounts	Fair value	adjustment

$633	$413	$(250)

The premise and equipment consists of a sole bank branch in Nevada. GCAC determined the estimated fair value of the branch by analyzing comparable properties in the area. GCAC considered current market prices through recent sales data and current listings. GCAC also based the estimate on managements cost history of developing new sites in the last 2 years.

G) Reflects the pro forma impact of the core deposit intangible assets of 1st Commerce Bank. The preliminary fair value adjustment and related amortization is as follows (in thousands):

Core Deposit
Intangible

Fair Value Adjustment	$448
Amortization Period	10
Amortization:
For the 6 months ended June 30, 2009	$45
For the year ended December 31, 2008	$90

The core deposit intangible asset will be amortized using the declining balance method.

A core deposit intangible arises from a financial institution or a financial institution branch having a deposit base comprised of funds associated with stable customer relationships. The intangible asset is present because these customer relationships and the inertia they present provide a cost benefit to the acquiring institution since they typically are at lower interest rates and can be expected to have long-term retention capacity. Deposit customer relationships have value due to their favorable interest rates in comparison to the market rates for alternative funding sources with expected lives comparable to the expected lives of the core deposits. The discounted cash flow method is based upon the principle of future benefits: economic value tends to be based on anticipated future benefits as measured by cash flows expected to occur in the future.

H) Reflects the pro forma impact of the Purchase Accounting Adjustments (“PAA”) on the assets and liabilities of 1st Commerce Bank.

For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk including consideration of widening credit spreads. A $421,000 fair value adjustment was due to performing fixed rate loans and variable rate loans with infrequent repricing or repricing limits related to the 1st Commerce acquisition. The fair value was based on discounted cash flows using current market rates applied to the estimated life and credit risk including consideration of widening credit spreads for performing loans. This fair value adjustment will be accreted to income over a weight average life of 5.43 years. The preliminary fair value adjustment and related amortization is as follows (in thousands):

		Time
	Loans	Deposits

Fair Value Adjustment	$(421)	$30
Amortization Period	5.43	1.00
Amortization (Accretion):
For the 6 months ended June 30, 2009	$39	$(15)
For the year ended December 31, 2008	$78	$(30)

Notes to Unaudited Condensed Combined Pro Forma Financial Statements — (Continued)

In addition to the interest rate differential adjustment on performing credits of $421,000, an additional discount of approximately $1.192 million is applied to the gross loan balance. This additional discount is related to the removal of the original valuation allowance for loans and approximates the present value of expected cash flows on certain loans which have shown evidence of credit deterioration since origination under SOP 03-3. Purchased loans are recorded at the allocated fair value, such that there is no carryover of the seller’s allowance for loan losses and given the subjectivity in the cash flows associated with certain loans management has assigned the full credit discount of $1,192 related to these loans as a nonaccretable difference. Over the life of these loans, expected cash flows continue to be estimated. If the present value of expected cash flows is less than the carrying amount, a loss is recorded. If the present value of expected cash flows is greater than the carrying amount, it is recognized as part of future interest income.

Purchased loans for which it was probable at acquisition that all contractually required payments would not be collected are as follows (in thousands):

June 30, 2009

Contractually required payments receivable of loans purchased during the year:
Loans Secured By Real Estate	$5,721
C & I Loans	882
Other loans	14

$6,617

Present value of cash flows expected to be collected at acquisition which approximates fair value of these loans	$5,425

I) Reflects the pro forma adjustment to goodwill of $3.1 million, representing the excess of the purchase price over the fair value of net assets to be acquired. The total amount of goodwill recognized is expected to be fully deductible for tax purposes.

J) Assuming minimum conversion reflects the reclassification of common stock subject to conversion to permanent equity. This amount, which immediately prior to this transaction was being held in trust, represents the value of 9,584,654 shares of common stock which may be converted into cash by GCAC stockholders at an estimated $9.91 conversion price. The $9.91 conversion price was determined by forecasting the balance of GCAC’s trust account at the time of the closing of the acquisition taking into account expected interest income on the trust account balance, applicable taxes, and the expenses and working capital needs of GCAC.

K) Reflects the elimination of 1st Commerce Bank’s historical net equity of approximately $(5.4) million as a result of the acquisition.

L) Represents maximum conversion and that GCAC stockholders holding 26,919,372 of the IPO shares vote with respect to the transaction and elect to exercise their conversion rights and convert their shares of common stock subject to conversion into cash at an estimated $9.91 conversion price.

M) Pro forma earnings per share (EPS), basic and diluted, are based on the following calculations of the number of shares of common stock. Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The effect of the 48 million shares underlying the outstanding warrants have not been considered in diluted loss per share since the effect of the warrants would be anti-dilutive.

Notes to Unaudited Condensed Combined Pro Forma Financial Statements — (Continued)

	Minimum	Maximum
	Conversion	Conversion

Basic and diluted shares:
GCAC shares after IPO issuance	39,936,064	39,936,064
GCAC shares subject to redemption	—	(26,919,372)
Restricted stock units granted to independent director’s and President	200,000	200,000
Restricted shares issued to CEO, COO and CFO per employment agreements	218,717	218,717
Founders shares exchanged	(7,602,864)	(7,602,864)

	32,751,917	5,832,545

N) Reflects the pro forma adjustment to Non-Interest Expense, representing the Employment Contracts the Company has entered into with the CEO, COO and CFO. Subject to the approval of the Acquisition Proposal by our stockholders, the CEO, COO and CFO will receive a one-time grants of restricted stock equal to $900,000, $1,000,000 and $250,000, respectively, divided by the closing price of our common stock on the Effective Date. The restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Effective Date. The total consideration of $2.15 million for the one-time grants of restricted stock is considered in common stock outstanding based on an estimated stock price of $9.83 resulting in 218,717 shares outstanding disclosed in Note M. The estimated stock price is based on recent closing prices.

Also reflects the pro forma adjustment to Non-Interest Expense and cash representing the settlement of signing bonuses due to the CEO, COO and CFO of $250,000 $100,000 and $36,000, respectively, at closing pursuant to the Employment contracts.

Our Board of Directors has approved the award of up to 1,500,000 shares of restricted stock in connection with the Acquisition, which we expect to be awarded to certain members of our management and our consultants, in connection with the Acquisition. As soon as practicable after the closing of the Acquisition, the Compensation Committee will meet to determine which members of our management and our consultants will receive equity grants and the allocation of such grants. As such, the shares have not been included in the pro forma financial statements.

O) Reflects the grant of 50,000 Restricted Stock Units to each of GCAC’s three independent directors and President as a result of the acquisition. The Restricted Stock Units fully vest on the closing date of the business combination assuming an estimated grant date fair value $9.83 per Restricted Stock Unit for total compensation cost of $1,966,000.

P) No tax provision or deferred taxes are reflected in the pro forma acquisition adjustments due to the net operating losses previously incurred by 1st Commerce Bank and the uncertainty of realization of deferred taxes in future periods.

Selected Unaudited Pro Forma Combined Financial Information

The following selected unaudited pro forma combined balance sheet data combines the pro forma consolidated balance sheet of GCAC and 1st Commerce Bank after giving to effect the acquisition in which GCAC will acquire 1st Commerce Bank, as if the acquisition had been consummated on June 30, 2009.

The selected unaudited pro forma combined balance sheet data at June 30, 2009 has been prepared using two different levels of conversion of the acquisition by the GCAC stockholders, as follows:

•	Assuming Minimum Conversion: This presentation assumes that no GCAC stockholders seek to convert their IPO shares into a pro rata portion of the trust account;

•	Assuming Maximum Conversion: This presentation assumes that GCAC stockholders holding 26,919,372 of the IPO shares vote with respect to the acquisition and elect to exercise their conversion rights.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The summary unaudited pro forma combined financial data described above should be read in conjunction with the historical financial statements of GCAC and 1st Commerce Bank and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the merger taken place on the dates noted, or the future financial position or operating results of the combined company.

GLOBAL CONSUMER ACQUISITION CORP.
1st COMMERCE BANK
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

	As of June 30, 2009
	Assuming Minimum	Assuming Maximum
	Conversion	Conversion
	Pro Forma Combined	Pro Forma Combined
	(GCAC &	(GCAC &
	1st Commerce)	1st Commerce)
	(In thousands, except share and per share data)

Selected Balance Sheet Data
Assets	$334,413	$70,518
Cash and due from banks	286,713	22,818
Loans	35,452	35,452
Deposits	39,541	39,541
Stockholders’ Equity	294,726	30,831
Shares Outstanding	32,751,917	5,832,545
Selected Statement of Operations Data
Interest Income	$1,225	$1,225
Net Interest Income	821	821
Net Income (loss)	(6,671)	(6,671)
Per Share Data
Net Income (loss) per common share	$(0.20)	$(1.14)
Book value per share	9.00	5.29
Capital Ratios
Total capital to risk weighted assets	290.69%	57.60%
Tier 1 capital to risk weighted assets	290.69%	57.60%
Tier 1 capital to average assets	88.07%	40.91%

	As of December 31, 2008
	Assuming Minimum	Assuming Maximum
	Conversion	Conversion
	Pro Forma Combined	Pro Forma Combined
	(GCAC &	(GCAC &
	1st Commerce)	1st Commerce)
	(In thousands, except share and per share data)

Selected Statement of Operations Data
Interest Income	$7,917	$7,917
Net Interest Income	7,044	7,044
Net Income (loss)	(6,496)	(6,496)
Per Share Data
Net Income (loss) per common share	$(0.20)	$(1.11)

SELECTED HISTORICAL FINANCIAL INFORMATION — 1ST COMMERCE BANK

The financial data below summarizes historical financial information (in $1,000s, except per share data) for the periods indicated.

1st Commerce Bank’s balance sheet as of June 30, 2009 and the related statements of operations, shareholders’ equity and cash flows of 1st Commerce Bank for the six month periods ended June 30, 2009 and 2008 are derived from their unaudited financial statements, which are included elsewhere in this proxy statement. 1st Commerce Bank’s balance sheet data as of December 31, 2008, December 31, 2007 and December 31, 2006 and related statements of operations, changes in shareholders’ equity and cash flows for each of the years ended December 31, 2008 and December 31, 2007 and the period from October 18, 2006 (date of inception) to December 31, 2006 (including related notes and schedules, if any) are derived from 1st Commerce Bank’s audited financial statements, which are included elsewhere in this proxy statement.

This information should be read together with 1st Commerce Bank’s financial information and related notes, “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — 1st Commerce Bank” and other financial information included elsewhere in this proxy statement. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of 1st Commerce Bank.

The financial data below summarizes historical financial information (in $1,000s, except per share data) for the periods indicated and should be read in conjunction with the audited and unaudited financial statements of 1st Commerce Bank attached to this proxy statement.

	As of and For the Six		As of and for Periods
	Months Ended June 30		Ended December 31
	2009	2008	2008	2007	2006

Selected Results of Operations Data:
Interest income	$1,105	$1,083	$2,148	$1,728	$201
Interest expense	419	420	903	505	23
Net interest income	686	663	1,245	1,223	178
Provision for loan losses	458	131	1,026	268	125
Net interest income after provision for loan losses	228	532	219	955	53
Noninterest income	147	58	205	34	—
Noninterest expense	1,089	1,025	2,165	1,859	704
Loss before income taxes (benefit)	(713)	(435)	(1,741)	(870)	(651)
Federal income tax benefit	(239)	(144)	(583)	(292)	(219)
Net loss	(474)	(291)	(1,158)	(578)	(432)
Per Share Data:
Net loss per common share	$(0.59)	$(0.36)	$(1.45)	$(0.72)	$(0.54)
Book value	6.70	8.37	7.29	8.74	9.46
Selected Balance Sheet Data:
Total assets	$45,075	$38,041	$52,622	$32,091	$14,829
Investment securities	115	—	—	—	—
Portfolio loans	37,065	32,643	30,663	27,030	9,588
Allowance for loan losses	1,192	524	740	393	125
Deposits	39,571	31,200	46,656	25,007	7,239
Stockholders’ equity	5,358	6,699	5,833	6,990	7,568
Performance Ratios:
Net interest margin (fully taxable equivalent)	1.05%	3.41%	3.41%	6.17%	2.21%
Efficiency ratio(1)	289.67%	173.73%	149.30%	147.86%	395.33%
Asset Quality:
Nonperforming loans	$5,895	$1,456	$1,000	—	—
Allowance for loan losses as a percentage of nonperforming loans	20.22%	35.98%	74.02%	—	—
Allowance for loan losses as a percentage of portfolio loans	3.22%	1.61%	2.41%	1.45%	1.30%
Nonperforming loans as a percentage of total portfolio loans	15.90%	4.46%	3.26%	—	—
Net loan losses (recoveries) to average portfolio loans (annualized)	0.03%	—	2.25%	—	—
Capital Ratios:
Average equity to average assets	12.24%	20.49%	16.95%	33.13%	65.71%
Tier 1 risk-based capital ratio	10.75%	18.62%	16.02%	23.42%	70.29%
Total risk-based capital ratio	12.02%	19.87%	17.28%	24.67%	71.48%
Leverage ratio	8.74%	17.82%	9.00%	20.19%	49.56%

(1)	Efficiency ratio is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

SELECTED FINANCIAL DATA OF 1st COMMERCE BANK, continued

	Quarterly Results of Operations
	Total for	Fourth	Third	Second	First
	the year	Quarter	Quarter	Quarter	Quarter

Year ended December 31, 2008:
Interest income	$2,148	$517	$548	$530	$553
Interest expense	903	244	239	225	195
Net interest income	1,245	273	309	305	358
Provision for loan losses	1,026	534	361	91	40
Net interest income (loss) after provision for loan losses	219	(261)	(52)	214	318
Noninterest income	205	61	86	43	15
Noninterest expense	2,165	550	590	548	477
Loss before income tax benefit	(1,741)	(750)	(556)	(291)	(144)
Federal income tax benefit	(583)	(252)	(187)	(97)	(47)
Net loss	(1,158)	(498)	(369)	(194)	(97)
Net loss per share	(1.45)	(0.62)	(0.46)	(0.24)	(0.12)
Year ended December 31, 2007:
Interest income	$1,728	$567	$485	$347	$329
Interest expense	505	199	151	89	66
Net interest income	1,223	368	334	258	263
Provision for loan losses	268	93	90	53	32
Net interest income after provision for loan losses	955	275	244	205	231
Noninterest income	34	8	13	11	2
Noninterest expense	1,859	516	488	447	408
Loss before income tax benefit	(870)	(233)	(231)	(231)	(175)
Federal income tax benefit	(292)	(78)	(78)	(77)	(59)
Net loss	(578)	(155)	(153)	(154)	(116)
Net loss per share	(0.72)	(0.19)	(0.19)	(0.19)	(0.15)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS — 1ST COMMERCE BANK
Periods Ended June 30, 2009 and 2008 and
December 31, 2008 and 2007

Financial Condition

1st Commerce Bank (the “Bank”) is a full-service commercial bank located in North Las Vegas, Nevada. The Bank commenced operations in October 2006. The Bank is 51%-owned by Capitol Development Bancorp Limited V, a bank development company headquartered in Lansing, Michigan, and a controlled subsidiary of Capitol Bancorp Limited (“Capitol”), a national community bank-development company.

Total assets approximated $45.1 million at June 30, 2009, a decrease from $52.6 million at December 31, 2008. Total assets approximated $32.1 million at year-end 2007. The interim 2009 decrease in total assets resulted from lower levels of deposits and related liquidity.

Total portfolio loans approximated $37.1 million at June 30, 2009 compared to $30.7 million at December 31, 2008 ($27.0 million at December 31, 2007). Increases in portfolio loans relate to the Bank’s early-period growth.

The allowance for loan losses at June 30, 2009 approximated $1.2 million or 3.22% of total portfolio loans, compared to the December 31, 2008 ratio of 2.41% (1.45% at December 31, 2007). The 2008 allowance increased from 2007 as a result of loan growth and increased level of nonperforming loans.

The allowance for loan losses, which is a critical accounting policy of the Bank, is maintained at a level believed adequate by management to absorb potential losses inherent in the loan portfolio at the balance sheet date. Management’s determination of the adequacy of the allowance is based on evaluation of the portfolio (including volume, amount and composition, potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, loan commitments outstanding and other factors.

Nonperforming loans at June 30, 2009 approximated 15.9% of total portfolio loans, an increase from the December 31, 2008 ratio of 3.26%. Nonperforming loans increased to $5.9 million during the six-month 2009 period from $1.0 million at December 31, 2008. Of the nonperforming loans at June 30, 2009, about 93% were real estate secured. Those loans, when originated, had appropriate loan-to-value ratios based upon real estate market conditions at that time and, accordingly, have loss exposure which would be expected to be minimal; however, underlying real estate values depend upon current economic conditions and liquidation strategies. Most other nonperforming loans were generally secured by other business assets. Nonperforming loans at June 30, 2009 were in various stages of resolution for which management believes such loans are adequately collateralized or otherwise appropriately considered in its determination of the adequacy of the allowance for loan losses.

Total deposits approximated $39.6 million at June 30, 2009, a decrease of approximately $7.1 million from the $46.7 million level at December 31, 2008 ($25.0 million at December 31, 2007). Total deposits increased significantly during 2008 due to growth of the Bank which subsequently decreased during the interim 2009 period.

The Bank seeks to obtain noninterest-bearing deposits as a means to reduce its cost of funds. Noninterest-bearing deposits approximated $7.3 million at June 30, 2009 or about 18.3% of total deposits, a decrease of approximately $12.9 million from December 31, 2008. Noninterest-bearing deposits can fluctuate significantly from day to day, depending upon customer account activity.

Stockholders’ equity approximated $5.4 million at June 30, 2009 or approximately 11.89% of total assets. Capital adequacy is discussed elsewhere in this narrative.

Results of Operations

The net loss for the six months ended June 30, 2009 approximated $474,000, compared with a net loss of approximately $291,000 in the corresponding 2008 period. The net loss for the year ended December 31, 2008 approximated $1.2 million, compared with approximately $578,000 for the year ended December 31, 2007. Net losses for these periods relates to the expected early-period operations of the Bank, increased provisioning for loan losses and current economic conditions.

The principal source of operating revenues is interest income. Total interest income for the six months ended June 30, 2009 and 2008 approximated $1.1 million. Total interest income for the year ended December 31, 2008 approximated $2.1 million, compared with $1.7 million for the year ended December 31, 2007. The decrease in interest income relates primarily to lower rates in the current environment resulting from Federal Reserve Open Market Committee action to reduce market rates to dramatically low levels.

Total interest expense approximated $419,000 for the six months ended June 30, 2009 and $420,000 for the corresponding 2008 period. For the year ended December 31, 2008, total interest expense approximated $903,000 ($504,000 in 2007 and $23,000 in 2006). Increases in interest expense correlate with growth in interest-bearing deposits during the periods.

Net interest income approximated $686,000 for the six months ended June 30, 2009, compared with $663,000 for the 2008 corresponding period. Net interest income for the years ended December 31, 2008 and 2007 approximated $1.2 million ($178,000 in 2006). Changes in net interest income for these periods resulted from the previously mentioned changes in portfolio loans, interest-bearing deposits and interest rates.

The provision for loan losses was $458,000 for the six months ended June 30, 2009, compared with $131,000 in the corresponding 2008 period. The provision for loan losses was $1.0 million for the year ended December 31, 2008 ($268,000 in 2007 and $125,000 in 2006). The provisions for loan losses for these periods related primarily to portfolio loan growth and changes in nonperforming loans. The provision for loan losses is based upon amounts necessary to maintain the allowance for loan losses based on management’s analysis of allowance requirements, as discussed previously.

Total noninterest income approximated $147,000 for the six months ended June 30, 2009, compared with $58,000 for the corresponding 2008 period. Noninterest income for the year ended December 31, 2008 approximated $205,000 ($34,000 in 2007 and was minimal in 2006). Noninterest income is generated by fees from syndication and placement of non-portfolio commercial loans and service charges on deposit accounts. Fees from syndication of non-portfolio commercial loans may fluctuate due to the variability of loan purchasers and related pricing of potential loan sales which can influence the decision on whether loans will be sold.

Total noninterest expense approximated $1.1 million for the six months ended June 30, 2009, compared with $1.0 million for the corresponding 2008 period. For the year ended December 31, 2008, total noninterest expense approximated $2.2 million, compared with $1.9 million in 2007 and $704,000 in 2006. The principal elements of noninterest expense are employee compensation and occupancy costs which have increased from 2006 through 2008 as the Bank has grown. Salaries and employee benefits decreased approximately $27,000 in the six months ended June 30, 2009 compared to the same period in 2008 due to the deferral of compensation costs related to loan origination activities.

Accounting for income taxes is considered a critical accounting policy of the Bank and requires significant estimates and management judgments. At December 31, 2008, the Bank had a deferred tax asset approximating $1.1 million ($1.3 million at June 30, 2009). The deferred tax asset is composed primarily of the Bank’s net operating loss carryforward and temporary differences relating to the allowance for loan losses and start-up expenses. If it is determined that realization of the deferred tax asset is in doubt, a valuation reserve is required to reduce the deferred tax asset to the amount which is more-likely-than-not realizable. No valuation reserve has been deemed necessary by management, inasmuch as it is believed that it is more-likely-than-not that the deferred tax asset will be realized. Such conclusion is based on Capitol’s prior experience with de novo banks which incur operating losses and large provisions for loan losses in their most early periods of operation and ultimately become profitable. If the Bank does not ultimately become profitable in the manner anticipated, a valuation allowance against the deferred tax asset may be necessary in the future which will reduce the Bank’s earnings in that period.

Liquidity and Capital Resources

The principal funding source for asset growth and loan origination activities is deposits. Changes in deposits and portfolio loans were previously discussed in this narrative. Most of the deposit growth has been deployed into commercial loans, consistent with the Bank’s emphasis on commercial lending activities.

Cash and cash equivalents approximated $5.0 million at June 30, 2009, $19.6 million at December 31, 2008 and $4.0 million at December 31, 2007. The increase in 2008 was a result of higher levels of customer deposits. Decreasing deposits in 2009 coupled with loan growth reduced the level of cash and cash equivalents at June 30, 2009. As liquidity levels vary continuously based upon customer activities, amounts of cash and cash equivalents can vary widely at any given point in time. Management believes the Bank’s liquidity position at June 30, 2009 is adequate to fund loan demand and to meet depositor needs.

All banks are subject to a complex series of capital ratio requirements which are imposed by state and federal banking agencies. The Bank is subject to a more restrictive requirement than is applicable to most banks inasmuch as the Bank must maintain a capital-to-asset ratio of not less than 8% for its first three years of operation. In the opinion of management, the Bank meets or exceeds regulatory capital requirements to which it is subject.

Impact of New Accounting Standards

There are certain new accounting standards either becoming effective or being issued in 2009 and 2008. They are discussed in Note D of the accompanying condensed interim financial statements and Note B of the accompanying annual financial statements.

Regulatory Agreement

In May 2009, the Bank entered into an agreement with the FDIC and the Nevada Financial Institutions Division of the State of Nevada (NDFI). The Bank has agreed with the FDIC and the NDFI (i) to develop a written action plan to reduce the Bank’s risk for any loan classified substandard and exceeding $150,000, (ii) to adopt a written plan to better manage lending risk concentration, (iii) to develop a plan for improving earnings, (iv) to maintain Tier 1 capital at a level not less than 9% of the Bank’s total assets, (v) to pay dividends only with the prior written consent of the FDIC and the NDFI and (vi) to provide quarterly progress reports regarding these undertakings.

1st COMMERCE BANK

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS’ EQUITY (TABLE A)

Net interest income, the primary component of earnings, represents the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. Net interest income depends upon the volume of interest-earning assets and interest-bearing liabilities and the rates earned or paid on them. This table shows the daily average balances for the major asset and liability categories and the actual related interest income and expense (in $l,000s) and average yield/cost for the years ended December 31, 2008, 2007 and 2006.

	2008			2007			2006
		Interest	(1)		Interest	(1)		Interest	(1)
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost

ASSETS
Money market and interest-bearing deposits	$3,038	$13	0.43%	$122	$—	—	$72	$—	—
Federal funds sold	3,105	35	1.13%	3,120	156	5.00%	2,198	36	1.64%
Loans held for sale	131	12	9.16%	—	—	—	—	—	—
Portfolio loans(2)	30,235	2,088	6.91%	16,573	1,571	9.48%	5,768	165	2.86%

Total interest-earning assets/interest income	36,509	2,148	5.88%	19,815	1,727	8.72%	8,038	201	2.50%
Allowance for loan losses (deduct)	(616)			(233)			(74)
Cash and due from banks	1,201			1,120			156
Premises and equipment, net	792			698			96
Other assets	1,031			608			487

Total assets	$38,917			$22,008			$8,703

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits:
Savings deposits	$780	$16	2.05%	$688	$27	3.92%	$1	$—	—
Time deposits under $100,000	10,519	415	3.95%	2,859	140	4.90%	309	5	1.62%
Time deposits $100,000 and over	9,481	408	4.30%	3,571	175	4.90%	538	6	1.12%
Other interest-bearing deposits	3,918	60	1.53%	5,369	162	3.02%	1,678	12	0.72%
Short-term borrowings	119	4	3.36%	—	—	—	—	—	—

Total interest-bearing liabilities/interest expense	24,817	903	3.64%	12,487	504	4.04%	2,526	23	0.91%
Noninterest-bearing demand deposits	7,383			2,179			250
Accrued interest on deposits and other liabilities	122			50			208
Stockholders’ equity	6,595			7,292			5,719

Total liabilities and stockholders’ equity	$38,917			$22,008			$8,703

Net interest income		$1,245			$1,223			$178

Interest Rate Spread(3)			2.24%			4.68%			1.60%

Net Yield on Interest-Earning Assets(4)			3.41%			6.17%			2.21%

Ratio of Average Interest-Earning Assets to Interest-Bearing Liabilities	1.47			1.59			3.18

(1)	Average yield/cost is determined by dividing the actual interest income/expense by the daily average balance of the asset or liability category.

(2)	Average balance of loans includes nonaccrual loans.

(3)	Interest rate spread represents the average yield on interest-earning assets less the average cost of interest-bearing liabilities.

(4)	Net yield is based on net interest income as a percentage of average total interest-earning assets.

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1st COMMERCE BANK

CHANGES IN NET INTEREST INCOME (TABLE B)

The table below summarizes the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected 1st Commerce Bank’s net interest income (in $1,000s). The change in interest attributable to volume is calculated by multiplying the annual change in volume by the prior year’s rate. The change in interest attributable to rate is calculated by multiplying the annual change in rate by the prior year’s average balance. Any variance attributable jointly to volume and rate changes has been allocated to each category based on the percentage of each to the total change in both categories.

	2008 Compared to 2007			2007 Compared to 2006
	Volume	Rate	Net Total	Volume	Rate	Net Total

Increase (decrease) in interest income:
Money market and interest-bearing deposits	$13	$—	$13	$—	$—	$—
Federal funds sold	(1)	(120)	(121)	20	100	120
Loans held for sale	12	—	12	—	—	—
Portfolio loans	1,031	(514)	517	629	777	1,406

Total	1,055	(634)	421	649	877	1,526
Increase (decrease) in interest expense:
Interest-bearing deposits:
Savings deposits	3	(14)	(11)	27	—	27
Time deposits under $100,000	307	(32)	275	108	27	135
Time deposits $100,000 and over	257	(24)	233	105	64	169
Other interest-bearing deposits	(36)	(66)	(102)	61	89	150
Short-term borrowings	4	—	4	—	—	—

Total	535	(136)	399	301	180	481

Increase (decrease) in net interest income	$520	$(498)	$22	$348	$697	$1,045

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1st COMMERCE BANK

INVESTMENT PORTFOLIO (TABLE C)

1st Commerce Bank held no investment securities as of December 31, 2008, 2007 and 2006.

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1st COMMERCE BANK

LOAN PORTFOLIO AND SUMMARY OF OTHER REAL ESTATE OWNED (TABLE D - CONTINUED)

Portfolio loans outstanding as of December 31 are shown below (in $l,000s):

	2008		2007		2006

Loans secured by real estate:
Commercial	$15,664	51.08%	$15,249	56.42%	$4,030	42.03%
Residential (including multi-family)	933	3.04%	1,161	4.30%	—
Construction, land development and
other land	6,044	19.72%	5,661	20.93%	3,524	36.75%

Total loans secured by real estate	22,641	73.84%	22,071	81.65%	7,554	78.78%
Commercial and other business-purpose loans	7,794	25.42%	4,853	17.95%	2,034	21.22%
Consumer	222	0.71%	72	0.27%	—
Other	6	0.03%	34	0.13%	—

Total portfolio loans	$30,663	100.00%	$27,030	100.00%	$9,588	100.00%

The table below summarizes (in $1,000s) the remaining maturity of portfolio loans outstanding at December 31, 2008 according to scheduled repayments of principal:

	Fixed	Variable
	Rate	Rate	Total

Aggregate maturities of portfolio loan balances which are due in one year or less:	$1,692	$15,497	$17,189
After one year but within five years	3,758	7,005	10,763
After five years	1,816	—	1,816
Nonaccrual loans	895	—	895

Total	$8,161	$22,502	$30,663

The following summarizes, in general, 1st Commerce Bank’s various loan classifications:

Loans secured by real estate:

Commercial:

Comprised of a broad mix of business use and nonfarm nonresidential properties, including office, retail, warehouse and light industrial uses. A typical loan size is generally less than $1,000,000 and, at December 31, 2008, approximately 36.5% of such properties were owner-occupied.

Residential (including multi-family):

Includes single and multi family residential loans held for permanent portfolio and home equity lines of credit.

Construction, land development and other land:

Includes loans made to finance land development for new or existing structures, vacant land and agricultural land.

Commercial and other business-purpose loans:

Includes a range of loans to sole proprietorships, partnerships, corporations, and other business enterprises and also to individuals for commercial, industrial and professional purposes but not for investment or personal expenditure purposes.

Consumer:

Includes a broad range of installment credit products, secured by automobiles, watercraft, etc., with typical consumer credit risks.

Other:

Includes loans to finance agricultural production, obligations of states and political subdivisions in the US and nonprofit organizations.

All loans are subject to underwriting procedures commensurate with the loan size, nature of collateral, industry trends, risks and experience factors. Appropriate collateral is required for most loans, as is documented evidence of debt repayment sources.

The aggregate amount of nonperforming portfolio loans is summarized below as of June 30, 2009 and December 31 (in $1,000s). Nonperforming loans are comprised of (a) loans accounted for on a nonaccrual basis and (b) loans contractually past due 90 days or more as to principal and interest payments (but not included in nonaccrual loans in (a) above) and consist primarily of commercial real estate loans. See Note B of the Notes to Financial Statements for additional information regarding nonperforming loans.

	June 30,	December 31,
	2009	2008

Nonperforming loans:
Nonaccrual loans:
Loans secured by real estate:
Commercial	$1,222	$895
Residential (including multi-family)	784	—
Construction, land development and other land	1,292	—

Total loans secured by real estate	3,298	895
Commercial and other business-purpose loans	334	—
Consumer	—	—
Other	—	—

Total nonaccrual loans	3,632	895
Past due (>90 days) loans and accruing interest:
Loans secured by real estate:
Commercial	1,081	—
Residential (including multi-family)	—	—
Construction, land development and other land	1,099	—

Total loans secured by real estate	2,180	—
Commercial and other business-purpose loans	83	105
Consumer	—	—
Other	—	—

Total past due loans	2,263	105

Total nonperforming loans	$5,895	$1,000

Nonperforming loans as a percentage of total portfolio loans	15.90%	3.26%

Nonperforming loans as a percentage of total assets	13.08%	1.90%

Allowance for loan losses as a percentage of nonperforming loans	20.22%	74.00%

In addition to the identification of nonperforming loans involving borrowers with payment performance difficulties (i.e., nonaccrual loans and loans past due 90 days or more), management utilizes an internal loan review process to identify other potential problem loans which may warrant additional monitoring or other attention. This loan review process is a continuous activity which periodically updates internal loan classifications. At inception, all loans are individually assigned a classification which grades the credits on a risk basis, based on the type and discounted value of collateral, financial strength of the borrower and guarantors and other factors such as nature of the borrower’s business climate, local economic conditions and other subjective factors. The loan classification process is fluid and subjective.

Potential problem loans include loans which are generally performing as agreed; however, because of loan review’s and/or lending staff’s risk assessment, increased monitoring is deemed appropriate. In addition, some loans are identified for monitoring because of specific performance issues or other risk factors requiring closer management and development of specific remedial action plans.

At December 31, 2008, potential problem loans (which includes nonperforming loans) approximated $4.2 million or about 13.8% of total consolidated portfolio loans. Monitoring such totals and the loans identified therein are an important part of management’s ongoing and proactive loan review activities which are designed to early-identify loans which warrant close monitoring at the bank. During 2008, the amount of potential problem loans increased significantly as management downgraded many credit relationships in response to the impact of the recessionary environment and also as a result of growth in nonperforming loans. It is important to note that these potential problem loans do not necessarily have significant loss exposure (nor are they necessarily deemed ‘impaired’), but rather are identified by management in this manner to aid in loan administration and risk management. These loans are considered in management’s evaluation of the adequacy of the allowance for loan losses.

The table below summarizes activity in other real estate owned (in $1,000s) for the year ended December 31, 2008 (none in 2007 and 2006):

2008

Other real estate owned at January 1	$—
Properties acquired in restructure of loans or in lieu of foreclosure	555,000
Properties sold	—
Payments received from tenants, credited to carrying amount	—
Other changes, net (principally fair value adjustments)	—

Other real estate owned at December 31	$555,000

Other real estate owned is valued at estimated fair value (net of estimated selling cost) at the date of transfer/acquisition. Management performs a periodic analysis of estimated fair values to determine potential impairment of other real estate owned.

1st COMMERCE BANK

SUMMARY OF LOAN LOSS EXPERIENCE (TABLE E)

The table below summarizes changes in the allowance for loan losses and related portfolio data and ratios for the year ended December 31 (in $l,000s):

	2008	2007	2006

Allowance for loan losses at January 1	$393	$125	$—
Loans charged off:
Commercial and other business-purpose loans	(679)	—	—
Additions to allowance charged to expense	1,026	268	125

Allowance for loan losses at December 31	$740	$393	$125

Total portfolio loans outstanding at December 31	$30,663	$27,030	$9,588

Ratio of allowance for loan losses to portfolio loans outstanding	2.41%	1.45%	1.30%

Average total portfolio loans for the year	$30,235	$16,573	$5,768

Ratio of net charge-offs to average portfolio loans outstanding	2.25%	0.00%	0.00%

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — 1st Commerce Bank”, for additional information regarding the allowance for loan losses and description of factors which influence management’s judgment in determining the amount of the allowance for loan losses at the balance-sheet date.

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The amounts of the allowance for loan losses allocated in the following table (in $1,000s), as of December 31, are based on management’s estimate of losses inherent in the portfolio at the balance sheet date, and should not be interpreted as an indication of future charge-offs:

	2008		2007		2006
		Percentage		Percentage		Percentage
	Amount	of Loans	Amount	of Loans	Amount	of Loans

Loans secured by real estate:
Commercial	$264	0.86%	$217	0.80%	$50	0.53%
Residential (including multi-family)	14	0.05%	16	0.06%	—
Construction, land development and other land	270	0.88%	78	0.29%	44	0.45%

Total loans secured by real estate	548	1.79%	311	1.15%	94	0.98%
Commercial and other business-purpose loans	187	0.61%	81	0.30%	31	0.32%
Consumer	4	0.01%	1		—
Other	1		—		—

Total allowance for loan losses	$740	2.41%	$393	1.45%	$125	1.30%

Total portfolio loans outstanding	$30,663		$27,030		$9,588

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1st COMMERCE BANK

AVERAGE DEPOSITS (TABLE F)

The table below summarizes the average balances of deposits (in $1,000s) and the average rates of interest for the years ended December 31:

	2008		2007		2006
		Average		Average		Average
	Amount	Rate	Amount	Rate	Amount	Rate

Noninterest-bearing demand deposits	$7,383		$2,179		$250
Savings deposits	780	2.05%	688	3.92%	1
Time deposits under $100,000	10,519	3.95%	2,859	4.90%	309	1.62%
Time deposits $100,000 and over	9,481	4.30%	3,571	4.90%	538	1.12%
Other interest-bearing deposits	3,918	1.53%	5,369	3.02%	1,678	0.72%

Total deposits	$32,081		$14,666		$2,776

The table below shows the amount of time certificates of deposit issued in amounts of $100,000 or more, by time remaining until maturity, which were outstanding at December 31, 2008 (in $1,000s):

Three months or less	$2,400
Over three months to six months	2,131
Over six months to twelve months	4,137
Over 12 months	109

Total	$8,777

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1st COMMERCE BANK

FINANCIAL RATIOS (TABLE G)

	Year Ended December 31
	2008	2007	2006

Net loss as a percentage of:
Average stockholders’ equity	(17.56)%	(7.93)%	(7.55)%
Average total assets	(2.98)%	(2.63)%	(4.96)%
Capital ratio-average stockholders’ equity as a percentage of average total assets	16.95%	33.13%	65.71%

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SELECTED HISTORICAL FINANCIAL INFORMATION — GCAC

Our balance sheet as of June 30, 2009 and the related statements of operations, stockholders’ equity and cash flows for the six months ended June 30, 2009 and 2008, and the period from June 28, 2007 (inception) through June 30, 2009 are derived from our unaudited financial statements, which are included elsewhere in this proxy statement. Our balance sheet data as of December 31, 2008 and 2007 and related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2008 and the period from June 28, 2007 (inception) to December 31, 2008 and 2007 (including related notes and schedules, if any) are derived from Our audited financial statements, which are included elsewhere in this proxy statement.

This information should be read together with GCAC’s financial information and related notes, “Unaudited Pro Forma Condensed Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — GCAC ” and other financial information included elsewhere in this proxy statement. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of GCAC.

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

				Period from	Period from
				June 28,	June 28,
	Six Months	Six Months		2007	2007
	Ended	Ended	Year Ended	(inception) to	(inception) to
	June 30,	June 30,	December 31,	December 31,	June 30,
	2009	2008	2008	2007	2009

Revenue	$—	$—	$—	$—	$—

Operating expenses
General and administrative expenses	3,297,219	758,635	2,619,043	73,606	5,989,868
Stock based compensation	187,499	1,310,836	4,624,952	284,014	5,096,465

Loss from operations	(3,484,718)	(2,069,471)	(7,243,995)	(357,620)	(11,086,333)
Interest income	81,184	3,510,156	5,691,449	968,980	6,741,613

Net (loss) income	$(3,403,534)	$1,440,685	$(1,552,546)	$611,360	$(4,344,720)

Earnings per share
Net (loss) income	$(3,403,534)	$1,440,685	$(1,552,546)	$611,360	$(4,344,720)
Deferred interest on investments held in trust relating to common shares subject to possible conversion	$—	129,514	(445,564)	(321,208)	(766,772)

Net (loss) income attributable to common stockholders	$(3,403,534)	$1,570,199	$(1,998,110)	$290,152	$(5,111,492)

Weighted average number of common shares subject to possible conversion outstanding	9,584,654	9,584,654	9,584,654	9,584,654

Earnings per share common shares subject to possible conversion	$—	$(0.01)	$0.05	$0.03

Weighted average number of common shares outstanding — basic	39,936,064	39,936,064	39,936,063	14,451,397

Weighted average number of common shares outstanding — diluted	39,936,064	80,384,914	39,936,064	54,900,247

Basic (loss) earnings per common share	$(0.09)	$0.04	$(0.05)	$0.02

Diluted earnings per common share	$(0.09)	$0.02	(0.05)	$0.01

The accompanying notes are an integral part of these financial statements

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

BALANCE SHEETS

	June 30,	December 31,	December 31,
	2009	2008	2007
	(unaudited)

ASSETS
Cash and cash equivalents	$390,062	$1,445,882	$81,163
Investments held in trust	316,770,979	316,692,141	315,127,891
Prepaid expenses	106,879	257,180	257,180

	$317,267,920	$318,395,203	$315,466,234

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accrued expenses	$2,770,809	$682,057	$326,719
Accrued offering costs	—	—	498,775
Deferred underwriters’ commission	9,584,655	9,584,655	9,584,655

	12,355,464	10,266,712	10,410,149

Common stock, subject to possible conversion, 9,584,654 shares stated at conversion value	94,983,921	94,983,921	94,538,357

Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; None issued or outstanding	—	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 39,936,064 issued and outstanding	3,036	3,036	3,036
Additional paid-in capital	214,270,219	214,082,720	209,903,332
Retained earnings (deficit) accumulated during the development stage	(4,344,720)	(941,186)	611,360

	209,928,535	213,144,570	210,517,728

	$317,267,920	$318,395,203	$315,466,234

The accompanying notes are an integral part of these financial statements

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS — GCAC

Overview

We are a blank check company formed on June 28, 2007, to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We were formed to effect an initial business combination using cash from the proceeds of our initial public offering, our capital stock, debt or a combination of cash, stock and debt.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities that would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial assets.

Contractual Obligations, Commitments and Contingencies

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than a monthly fee of $10,000 for office space and general and administrative services payable to our sponsor. We began incurring this fee on November 27, 2007, and will continue to incur this fee monthly until the completion of our initial business combination.

Results of Operations for the Six Months Ended June 30, 2009

For the six months ended June 30, 2009, we had a net loss of $3,403,534. Since we did not have any operations, all of our income was derived from interest income, most of which was earned on funds held in the trust account. Our operating expenses for the six months ended June 30, 2009 were $3,484,718 and consisted primarily of expenses related to stock based compensation, legal and accounting professional fees, insurance costs, pursuing a business combination and due diligence.

Results of Operations for the Fiscal Year Ended December 31, 2008

For the fiscal year ended December 31, 2008, we had a net loss of $1,998,110 ($1,552,546 before the adjustment of $445,564 of net interest attributable to common stock subject to redemption). Since we did not have any operations, all of our income was derived from interest income, most of which was earned on funds held in the Trust Account. Our operating expenses for the fiscal year ended December 31, 2008 were $7,243,995 and consisted primarily of expenses related to stock based compensation, legal and accounting professional fees, insurance costs, pursuing a business combination and due diligence.

Settlement Agreement with Our Former Chief Executive Officer

On December 23, 2008, we entered into a settlement agreement, the Settlement Agreement, with our former Chief Executive Officer in connection with his termination as our Chief Executive Officer and his resignation from our Board of Directors. The Settlement Agreement provides that his employment terminated without cause effective as of December 23, 2008. He received a severance payment from us in the sum of $247,917, less applicable withholding taxes. The Settlement Agreement also provides that: (i) he irrevocably and unconditionally retains his option to purchase 495,000 shares of our common stock from our sponsor at an exercise price of $0.001 per share under the terms of his employment agreement and his termination under the terms of the Settlement Agreement shall not constitute a forfeiture of any part of his option; (ii) he shall be deemed to be fully vested in the option as of the effective date of the Settlement Agreement, provided however that he shall not be entitled to exercise all or any portion of the option until on or after the date that is six months after the closing date of a business combination and that he shall have the right to exercise the option at any time on or after such date; (iii) he irrevocably and unconditionally retains all rights and title to the 25,000 Founders Shares he received in connection with his service on our Board of Directors under his employment agreement and that we irrevocably and unconditionally relinquish any and all rights under his employment agreement or otherwise to redeem or repurchase these shares; (iv) he irrevocably and unconditionally retains all rights and title to the 1,000,000 Private Warrants he purchased and we irrevocably and unconditionally relinquish any and all rights under his employment agreement or otherwise to redeem or repurchase the warrants; (v) we shall maintain directors and officers’ liability insurance that names him as an insured under such policies for a period of six years following the effective date of the Settlement Agreement at a level commensurate with that which is then applicable to our most senior executives and directors; (vi) he acknowledges that his non-solicitation obligations under his employment agreement survive the termination thereof, and he therefore may not, for a period of two years commencing on the date of his termination, solicit our employees, personnel, consultants, advisers or contractors or encourage in any manner our customers or clients to reduce their relationship with us; and (vii) he acknowledges that his option, the shares of our stock he may acquire upon exercise of his option, the shares he received as a member of our Board of Directors and his warrants will all be subject to the terms of a lock-up agreement, dated October 3, 2007, between our sponsor and us. The Settlement Agreement also provides for a mutual general release of claims he has or may have against us or our officers, directors and affiliates or we have or may have against him.

Appointment of President

On April 28, 2009, we announced the appointment of Daniel Silvers as our President. Please see the section entitled “The Director Election Proposal — Information about the Director Nominees” for Mr. Silvers biographical information.

In consideration of his service as President, we have agreed to grant Mr. Silvers 50,000 restricted stock units with respect to shares of our common stock, subject to stockholder approval and certain additional terms and conditions contained in his officer letter. Please see the section entitled “The Restricted Stock and Unit Proposal — Issuance of Restricted Stock Units.”

We have also entered into an indemnification agreement with Mr. Silvers, substantially in the form of the indemnification agreement filed by the Company on September 6, 2007 as Exhibit 10.10 to our Registration Statement on Form S-1. The indemnification agreement provides contractual indemnification to Mr. Silvers in addition to the indemnification provided in our Amended and Restated Certificate of Incorporation and Bylaws.

Liquidity and Capital Resources

We will use substantially all of the net proceeds of our initial public offering to acquire one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses and structuring, negotiating and consummating the business combination. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

As of June 30, 2009, we had unrestricted cash of $390,062 and cash held in trust of $316,770,979, including $2,612,019 of interest earned and $9,584,655 of deferred underwriting discount. Until the consummation of our initial public offering, our primary source of liquidity was a $139,025 loan made to us in August 2007 by our sponsor. This loan was repaid out of the proceeds of the offering. All liabilities were related to costs associated with the offering.

On November 27, 2007, we consummated our initial public offering of 31,948,850 units (including 1,948,850 units issued pursuant to the partial exercise of the underwriters’ over-allotment option) at a price of $10 per unit. Each unit consists of one share of common stock, par value $0.0001 per share, and one warrant to purchase one share of common stock, at an exercise price of $7.50 per share. We received net proceeds of approximately $305,658,960 million from our initial public offering.

Simultaneously with the consummation of our initial public offering, we consummated a private placement of 8,500,000 warrants, the Private Warrants, to our sponsor and our former Chief Executive Officer, at a purchase price of $1.00 per Private Warrants. We received net proceeds of $8,500,000 from the sale of the Private Warrants.

A total of $314,158,960 of the net proceeds from the sale of the Private Warrants and our initial public offering, including $9,584,655 of deferred underwriting discount, were deposited into the trust account established for the benefit of our public stockholders. The funds will not be released until the earlier of our completion of an initial business combination or our liquidation.

As of June 30, 2009, $390,062 of funds held outside of the trust account remain to cover our working capital requirements.

We must complete a business combination by November 27, 2009. If we are unable to complete a business combination within the prescribed time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account will be less than $10.00 because of the expenses of our initial public offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by our sponsor) approximately $9.91 per share plus interest earned on their pro rata portion of the trust account (net of taxes payable), which includes $9,584,655 ($0.30 per unit) of deferred underwriting commissions, and $8,500,000 ($0.28 per unit) of the purchase price of the Private Warrants. Our sponsor has agreed to indemnify us for all creditor claims to the extent we do not obtain valid and enforceable waivers from vendors, service providers, prospective target businesses or other entities, in order to protect the amounts held in the trust account. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. We assume that in the event we liquidate we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. Should this assumption prove to be incorrect, we may have to adopt such a plan upon our liquidation, which could result in the per-share liquidation amount to our stockholders being significantly less than $9.91 per share, without taking into account any interest earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account). Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate the trust account in the event we do not complete a business combination within the prescribed time period.

Assuming that a business combination is not consummated, we anticipate making the following expenditures during the time period:

•	legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, including without limitation third-party fees for assisting us in performing due diligence investigations of prospective target businesses;

•	legal and accounting fees relating to our SEC reporting obligations (including the proxy statement in connection with a business combination);

•	expenses and fees relating to our services agreement with our sponsor and certain general and administrative services; and

•	general working capital that will be used for miscellaneous expenses, including reimbursement of any out-of-pocket expenses incurred by our founding stockholders, directors and officers in connection with activities on our behalf, director and officer liability and other insurance premiums and, if we must dissolve and liquidate, further expenditures for dissolution and liquidation costs.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the disclosure of contingent assets and liabilities in the financial statements and the accompanying notes, and the reported amounts of revenue and expenses during the periods presented. Actual amounts and results could differ from those estimates. If we were to effect a business combination, estimates and assumptions would be based on historical factors, current circumstances and the experience and judgment of our management, and we would evaluate these assumptions and estimates on an ongoing basis and may employ outside experts to assist in our evaluations. The estimates and assumptions that management believes are the most significant in preparing our financial statements are described below.

Accounting and Reporting by Development Stage Enterprises

We comply with the accounting and reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Income (loss) Per Common Share

Basic income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares for the period. Diluted income (loss) per share reflects the potential dilution that could occur if derivative securities were to be exercised or converted and would otherwise result in the issuance of common stock.

For the period from June 28, 2007 (inception) to June 30, 2009, we had potentially dilutive securities in the form of 40,448,850 warrants, including 8,500,000 Private Warrants issued in a private placement and 31,948,850 warrants issued as part of the units in our initial public offering. We use the “treasury stock method” to calculate potential dilutive shares, as if they were redeemed for common stock at the beginning of the period.

For the three and six months ended June 30, 2009, potentially dilutive securities are excluded from the computation of fully diluted earnings per share as their effects are anti-dilutive.

Our statements of operations for the three and six months ended June 30, 2009 and 2008 and for the period from June 28, 2007 (inception) to June 30, 2009 include a presentation of income (loss) per common share subject to possible redemption in a manner similar to the two class method of income (loss) per common share. Basic and diluted income per common share amount for the maximum number of common shares subject to possible redemption is calculated by dividing the net interest attributable to common shares subject to redemption by the weighted average number of common shares subject to possible redemption. Basic and diluted income per share amount for the common shares outstanding not subject to possible redemption is calculated by dividing the net income exclusive of the net interest income attributable to common shares subject to redemption by the weighted average number of common shares not subject to possible redemption.

Fair value of financial instruments

We do not enter into financial instruments or derivative contracts for trading or speculative purposes. The carrying amounts of financial instruments classified as current assets and liabilities approximate their fair value due to their short maturities.

Income Taxes

We comply with SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Accounting for Uncertainty in Income Taxes

We also comply with the provisions of the Financial Accounting Standards Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. We adopted FIN 48 on the inception date, June 28, 2007. We did not recognize any adjustments for uncertain tax positions during the period ended June 30, 2009.

Classification and Measurement of Redeemable Securities

We account for redeemable common stock in accordance with the Financial Accounting Standards Board’s Emerging Issue Task Force D-98 “Classification and Measurement of Redeemable Securities” which provides that securities that are redeemable for cash or other assets are classified outside of permanent equity if they are redeemable at the option of the holder. In addition, if the redemption causes a liquidation event, the redeemable securities should not be classified outside of permanent equity. As discussed in Note 2 to our financial statements, the business combination will only be consummated if a majority of the shares of common stock voted by our public stockholders are voted in favor of the business combination. As further discussed in Note 2 to our financial statements, if a business combination is not consummated by November 27, 2009 we will liquidate. Accordingly, 9,584,654 shares of common stock have been classified outside of permanent equity at redemption value in the accompanying balance sheets. We recognize changes in the redemption value immediately as they occur and adjust the carrying value of the redeemable common stock to equal its redemption value at the end of each reporting period.

Quantitative and Qualitative Disclosures about Market Risk

Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. On June 30, 2009, $316,770,979 of the net offering proceeds (which includes $9,584,655 of deferred underwriting discount and $2,612,019 of accrued interest) has been placed into the trust account. We are not and, until such time as we consummate a business combination, we will not be, exposed to risks associated with foreign exchange rates, commodity prices, equity prices or other market-driven rates or prices. The net proceeds of our initial public offering held in the trust account may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in registered money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Given our limited risk in our exposure to government securities and money market funds, we do not view the interest rate risk to be significant.

We have not engaged in any hedging activities since our inception. We do not currently expect to engage in any hedging activities with respect to the market activities to which we are exposed.

SUPERVISION AND REGULATION

The following summary of Federal and state laws governing the supervision and regulation of bank holding companies and banks is not comprehensive. The summary is qualified in its entirety by reference to applicable statutes and regulations.

Holding companies.  We are seeking the approval of the Federal Reserve to become a bank holding company under the Bank Holding Company Act of 1956. Bank holding companies are subject to extensive regulation, supervision, and examination by the Federal Reserve, acting principally through its local Federal Reserve Bank.

According to Federal Reserve regulations a bank holding company must serve as a source of financial and managerial strength for its subsidiary banks and must not conduct its operations in an unsafe or unsound manner. The Federal Reserve requires all bank holding companies to maintain capital at or above certain prescribed levels. It is the Federal Reserve policy that a bank holding company should provide capital to its subsidiary banks during periods of financial stress or adversity and maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting subsidiary banks. Bank holding companies may also be required to give written notice to and receive approval from the Federal Reserve before purchasing or redeeming common stock or other equity securities.

Under Bank Holding Company Act section 5(e), the Federal Reserve may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary if the Federal Reserve determines that the activity or control constitutes a serious risk to the financial safety, soundness, or stability of a subsidiary bank. Pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 addition of the prompt corrective action provisions to the Federal Deposit Insurance Act, section 38(f)(2)(I) of the Federal Deposit Insurance Act now provides that a federal bank regulatory authority may require a bank holding company to divest itself of an undercapitalized bank subsidiary if the agency determines that divestiture will improve the bank’s financial condition and prospects.

A bank holding company must obtain Federal Reserve approval to:

•	acquire ownership or control of any voting shares of another bank or bank holding company, if after the acquisition the acquiring company would own or control more than 5% of the shares of the other bank or bank holding company (unless the acquiring company already owns or controls a majority of the shares),

•	acquire all or substantially all of the assets of another bank, or

•	merge or consolidate with another bank holding company.

The Federal Reserve will not approve an acquisition, merger, or consolidation that would have a substantially anticompetitive result unless the anticompetitive effects of the proposed transaction are clearly outweighed by a greater public interest in satisfying the convenience and needs of the community to be served. The Federal Reserve also considers capital adequacy and other financial and managerial factors in its review of acquisitions and mergers, as well as the parties’ performance under the Community Reinvestment Act of 1977.

With certain exceptions, the Bank Holding Company Act prohibits a bank holding company from acquiring or retaining ownership or control of more than 5% of the outstanding voting shares of any company that is not a bank or bank holding company or from engaging in activities other than banking, managing or controlling banks, or providing services for holding company subsidiaries. The principal exceptions to these prohibitions involve non-bank activities identified by statute, by Federal Reserve regulation, or by Federal Reserve order as activities so closely related to the business of banking or of managing or controlling banks as to be a proper incident thereto, including securities brokerage services, investment advisory services, fiduciary services, and management advisory and data processing services, among others. A bank holding company that also qualifies as and elects to become a “financial holding company” may engage in a broader range of activities that are financial in nature (and complementary to such activities), specifically non-bank activities identified by the Gramm- Leach-Bliley Act of 1999 or by Federal Reserve and Treasury regulation as financial in nature or incidental to a financial activity. Activities that are defined as financial in nature include securities underwriting, dealing, and market making, sponsoring mutual funds and investment companies, engaging in insurance underwriting and agency activities, and making merchant banking investments in non- financial companies. To become and remain a financial holding company, a bank holding company must be well capitalized, well managed, and, except in limited circumstances, have at least a satisfactory rating under the Community Reinvestment Act. If after becoming a financial holding company and undertaking activities not permissible for a bank holding company the company fails to satisfy the standards for financial holding company status, the company must enter into an agreement with the Federal Reserve to comply with all applicable capital and management requirements. If the company does not return to compliance within 180 days, the Federal Reserve may order the company to divest its subsidiary bank or banks or the company may discontinue the activities that are permissible solely for a financial holding company.

The Bank Holding Company Act, the Change in Bank Control Act of 1978, and the Federal Reserve’s Regulation Y require that advance notice be given to the Federal Reserve or that affirmative approval of the Federal Reserve be obtained to acquire control of a bank or bank holding company, with limited exceptions. The Federal Reserve may act during the advance notice period to prevent the acquisition of control. Subject to recent guidance issued by the Federal Reserve in September 2008, control is conclusively presumed to exist if a person or entity acquires 25% or more of any class of voting stock of a bank holding company or insured depository institution. Control is rebuttably presumed to exist if a person or entity acquires 10% or more but less than 25% of the voting stock and either the issuer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, as we do, or no other person or entity will own, control, or hold the power to vote a greater percentage of voting stock immediately after the transaction. In its September 2008 guidance, the Federal Reserve stated that generally it will be able to conclude that an investor does not have a controlling influence over a bank or bank holding company if the investor does not own more than 15% of the voting power and 33% of the total equity of the bank or bank holding company, including nonvoting equity securities. The investor may, however, be required to make passivity commitments to the Federal Reserve, promising to refrain from taking various actions that might constitute exercise of a controlling influence. Under prior Federal Reserve guidance, a board seat was generally not permitted for an investment of 10% or more of the equity or voting power. But under the September 2008 guidance, the Federal Reserve may permit a non-controlling investor to have a board seat.

We must also obtain approval from the Nevada Commissioner of Financial Institutions to become a bank holding company within the meaning of Nevada law. We will be subject to examination by and may be required to file reports with the Nevada Financial Institutions Division under sections 666.065 et seq. of the Nevada Revised Statutes. We would have to obtain the approval of the Nevada Commissioner of Financial Institutions to acquire another bank, and any transfer of control of a Nevada bank holding company would have to be approved in advance by the Nevada Commissioner.

Banks.  1st Commerce Bank is chartered by the State of Nevada and is therefore subject to regulation, supervision, and examination not only by the FDIC but also by the Nevada Financial Institutions Division. Federal and state statutes governing the business of banking and insurance of bank deposits as well as implementing regulations promulgated by the Federal and state banking regulatory agencies cover most aspects of bank operations, including capital requirements, reserve requirements against deposits, reserves for possible loan losses and other contingencies, dividends and other distributions to shareholders, customers’ interests in deposit accounts, payment of interest on certain deposits, permissible activities and investments, securities that a bank may issue and borrowings that a bank may incur, rate of growth, number and location of branch offices, and acquisition and merger activity with other financial institutions. In addition to minimum capital requirements, Federal law imposes other safety and soundness standards having to do with such things as internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings, and compensation and benefits.

If as a result of examination the FDIC determines that a bank’s financial condition, capital resources, asset quality, earnings prospects, management, liquidity or other aspects of the bank’s operations are unsatisfactory, or that the bank or its management is in violation of any law or regulation, the FDIC may take a number of remedial actions. Federal bank regulatory agencies make regular use of their authority to bring enforcement actions against banks and bank holding companies for unsafe or unsound practices in the conduct of their businesses and for violations of any law, rule or regulation, any condition imposed in writing by the appropriate federal banking regulatory authority or any written agreement with the authority. Possible enforcement actions include appointment of a conservator or receiver, issuance of a cease-and-desist order that could be judicially enforced, termination of a bank’s deposit insurance, imposition of civil money penalties, issuance of directives to increase capital, issuance of formal and informal agreements, including memoranda of understanding, issuance of removal and prohibition orders against institution-affiliated parties, and enforcement of such actions through injunctions or restraining orders. In addition, a bank holding company’s inability to serve as a source of strength for its subsidiary banks could serve as an additional basis for a regulatory action against the bank holding company. Under Nevada Revised Statutes section 661.085, if the stockholders’ equity of a Nevada state-chartered bank becomes impaired, the Nevada Commissioner must require the bank to make the impairment good within three months. If the impairment is not made good, the Nevada Commissioner may take possession of the bank and liquidate it.

Capital.  Regulatory capital guidelines.  A bank’s capital hedges its risk exposure, absorbing losses that can be predicted as well as losses that cannot be predicted. According to the Federal Financial Institutions Examination Council’s explanation of the capital component of the Uniform Financial Institutions Rating System, commonly known as the “CAMELS” rating system, a rating system employed by the Federal bank regulatory agencies, a financial institution must “maintain capital commensurate with the nature and extent of risks to the institution and the ability of management to identify, measure, monitor, and control these risks. The effect of credit, market, and other risks on the institution’s financial condition should be considered when evaluating the adequacy of capital.” The minimum ratio of total capital to risk-weighted assets is 8.0%, of which at least 4.0% must consist of so-called Tier 1 capital. The minimum Tier 1 leverage ratio — Tier 1 capital to average assets — is 3.0% for the highest rated institutions and at least 4.0% for all others. These ratios are absolute minimums. In practice, banks are expected to operate with more than the absolute minimum capital. As of June 30, 2009 1st Commerce Bank’s total risk-based capital was 12.02%, its Tier 1 risk-based capital was 10.75%, and its Tier 1 leverage capital was 8.74%. The FDIC may establish greater minimum capital requirements for specific institutions. A bank that does not achieve and maintain the required capital levels may be issued a capital directive by the FDIC to ensure the maintenance of required capital levels. The Federal Reserve imposes substantially similar capital requirements on bank holding companies as well.

Tier 1 capital consists of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets. Tier 2 capital consists of preferred stock not qualifying as Tier 1 capital, limited amounts of subordinated debt, other qualifying term debt, a limited amount of the allowance for loan and lease losses, and certain other instruments that have some characteristics of equity. To determine risk-weighted assets, the nominal dollar amounts of assets on the balance sheet and credit-equivalent amounts of off-balance-sheet items are multiplied by one of several risk adjustment percentages ranging from 0.0% for assets considered to have low credit risk, such as cash and certain U.S. government securities, to 100.0% for assets with relatively higher credit risk, such as business loans, and a 200% risk-weight for selected investments that are rated below investment grade or, if not rated, that are equivalent to investments rated below investment grade. A banking organization’s risk-based capital ratios are obtained by dividing its Tier 1 capital and total qualifying capital (Tier 1 capital and a limited amount of Tier 2 capital) by its total risk-adjusted assets.

Prompt corrective action.  To resolve the problems of undercapitalized institutions and to prevent a recurrence of the banking crisis of the late 1980s and early 1990s, the Federal Deposit Insurance Corporation Improvement Act of 1991 established a system known as “prompt corrective action.” Under the prompt corrective action provisions and implementing regulations, every institution is classified into one of five categories, depending on its total risk-based capital ratio, its Tier 1 risk-based capital ratio, its leverage ratio, and subjective factors. The categories are “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” and “critically undercapitalized.” To be considered well capitalized for purposes of the prompt corrective action rules a bank must maintain total risk-based capital of 10.0% or greater, Tier 1 risk-based capital of 6.0% or greater, and leverage capital of 5.0% or greater. An institution with a capital level that might qualify for well-capitalized or adequately capitalized status may nevertheless be treated as though it were in the next lower capital category if its primary federal banking supervisory authority determines that an unsafe or unsound condition or practice warrants that treatment.

A financial institution’s operations can be significantly affected by its capital classification under the prompt corrective action rules. For example, an institution that is not well capitalized generally is prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market without advance regulatory approval, which can have an adverse effect on the bank’s liquidity. At each successively lower capital category, an insured depository institution is subject to additional restrictions. Undercapitalized institutions are required to take specified actions to increase their capital or otherwise decrease the risks to the federal deposit insurance funds. A bank holding company must guarantee that a subsidiary bank that adopts a capital restoration plan will satisfy its plan obligations. Any capital loans made by a bank holding company to a subsidiary bank are subordinated to the claims of depositors in the bank and to certain other indebtedness of the subsidiary bank. If bankruptcy of a bank holding company occurs, any commitment by the bank holding company to a Federal banking regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and would be entitled to priority of payment. Bank regulatory agencies generally are required to appoint a receiver or conservator shortly after an institution becomes critically undercapitalized.

Deposit insurance.  Bank deposits are insured by the FDIC to applicable limits through the Deposit Insurance Fund. Insured banks must pay deposit insurance premiums assessed semiannually and paid quarterly. The insurance premium amount is based upon a risk classification system established by the FDIC. Banks with higher levels of capital and a low degree of supervisory concern are assessed lower premiums than banks with lower levels of capital or a higher degree of supervisory concern. For 2008 the FDIC maintained rates of between 5 cents and 7 cents per $100.00 of deposits for banks with higher levels of capital and a low degree of supervisory concern, and up to 43 cents per $100.00 of deposits for institutions in the highest risk category. Effective January 1, 2009 the FDIC increased assessment rates uniformly for all risk categories by 7 cents for the first quarter 2009 assessment period. Effective April 1, 2009 the FDIC will set assessment rates based on the banks’ determined risk category. Banks in the best risk category will pay initial base rates ranging from 12 cents to 16 cents per $100.00 of deposits on an annual basis, with potential adjustments added for levels of unsecured debt, secured liabilities, and brokered deposits.

In 2009 the FDIC passed an interim rule that allows it to charge banks a special assessment of 20 basis points on insured deposits on June 30, 2009, to be collected on September 30, 2009. The special assessment is intended to replenish the Deposit Insurance Fund, which has been depleted by numerous bank failures over the last year. The interim rule also provides that the FDIC may impose additional special assessments of up to 10 basis points under special circumstances after June 30, 2009 if necessary to maintain public confidence in federal deposit insurance.

The $100,000 basic deposit insurance limit in place for many years was increased temporarily to $250,000 by the Emergency Economic Stabilization Act of 2008, which became law on October 3, 2008. On May 20, 2009 the $250,000 limit was extended until the end of 2013 by the Helping Families Save Their Homes Act.

Dividends and distributions.  We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for future growth and do not anticipate paying any cash dividends for the foreseeable future. Any determination in the future to pay dividends will be at the discretion of our Board of Directors and will depend on our earnings, financial condition, results of operations, business prospects, capital requirements, regulatory restrictions, contractual restrictions and other factors that the Board of Directors may deem relevant.

A bank holding company’s ability to pay dividends is subject to Federal Reserve supervisory authority, taking in to account the bank holding company’s capital position, its ability to satisfy its financial obligations as they come due, and its capacity to act as a source of financial strength to its subsidiaries. In addition, Federal Reserve policy discourages the payment of dividends by a bank holding company if the dividends are not supported by current operating earnings. Because we will have no significant assets other than the stock of 1st Commerce Bank, we will be dependent on dividends from the bank for revenue and cash flow.

Furthermore, Federal Reserve and FDIC policy statements provide that banks should generally pay dividends solely out of current operating earnings. A bank may not pay a dividend if the bank is undercapitalized or if payment would cause the bank to become undercapitalized.

A bank holding company may not purchase or redeem its equity securities without advance written approval of the Federal Reserve under Federal Reserve Rule 225.4(b) if the purchase or redemption combined with all other purchases and redemptions by the bank holding company during the preceding 12 months equals or exceeds 10% of the bank holding company’s consolidated net worth. However, advance approval is not necessary if the bank holding company is well managed, not the subject of any unresolved supervisory issues, and both before and immediately after the purchase or redemption is well capitalized.

Under sections 661.235 and 661.240 of the Nevada Revised Statutes, a Nevada-chartered bank may not pay dividends unless the bank’s surplus fund, not including any initial surplus fund, equals the bank’s initial stockholders’ equity, plus 10% of the previous year’s net profits, and the dividend would not reduce the bank’s stockholders’ equity below the initial stockholders’ equity of the bank, which must be at least 6% of the total deposit liability of the bank. Pursuant to Nevada general corporation law section 78.288(2), a corporation may not pay dividends if, after giving effect to payment of the dividend, the corporation would be unable to pay its debts as they become due, or if the corporation’s assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights (if any) upon dissolution of stockholders whose preferential rights are superior to those receiving the dividend distribution. Relying on 12 U.S.C. 1818(b), the FDIC may restrict a bank’s ability to pay a dividend if the FDIC has reasonable cause to believe that the dividend would constitute an unsafe and unsound practice. A bank’s ability to pay dividends may be affected also by the FDIC’s capital maintenance requirements and prompt corrective action rules.

Selected regulations.  Transactions with affiliates.  Transactions by a bank with an affiliate, including a holding company, are subject to restrictions imposed by Federal Reserve Act sections 23A and 23B and implementing regulations, which are intended to protect banks from abuse in financial transactions with affiliates, preventing federally insured deposits from being diverted to support the activities of unregulated entities engaged in nonbanking businesses. Affiliate-transaction limits could impair our ability to obtain funds from our bank subsidiary for our cash needs, including funds for payment of dividends, interest, and operational expenses. Affiliate transactions include, but are not limited to, extensions of credit to affiliates, investments in securities issued by affiliates, the use of affiliates’ securities as collateral for loans to any borrower, and purchase of affiliate assets. Generally, section 23A and section 23B of the Federal Reserve Act —

•	limit the extent to which a bank or its subsidiaries may lend to or engage in various other kinds of transactions with any one affiliate to an amount equal to 10% of the institution’s capital and surplus, limiting the aggregate of covered transactions with all affiliates to 20% of capital and surplus,

•	impose strict collateral requirements on loans or extensions of credit by a bank to an affiliate,

•	impose restrictions on investments by a subsidiary bank in the stock or securities of its holding company,

•	impose restrictions on the use of a holding company’s stock as collateral for loans by the subsidiary bank, and

•	require that affiliate transactions be on terms substantially the same as those provided to a non-affiliate.

Loans to insiders.  The bank’s authority to extend credit to insiders — meaning executive officers, directors and greater than 10% stockholders — or to entities those persons control, is subject to section 22(g) and section 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve. Among other things, these laws require insider loans to be made on terms substantially similar to those offered to unaffiliated individuals, place limits on the amount of loans a bank may make to insiders based in part on the bank’s capital position, and require that specified approval procedures be adhered to by the bank. Loans to an individual insider may not exceed the Federal legal limit on loans to any one borrower, which in general terms is 15% of capital but can be higher in some circumstances. The aggregate of all loans to all insiders may not exceed the bank’s unimpaired capital and surplus. Insider loans exceeding the greater of 5% of capital or $25,000 must be approved in advance by a majority of the board, with any interested director not participating in such voting by the board. Executive officers may borrow in unlimited amounts to finance their children’s education or to finance the purchase or improvement of their residence, but they may borrow no more than $100,000 for most other purposes. Loans to executive officers exceeding $100,000 may be allowed if the loan is fully secured by government securities or a segregated deposit account. A violation of these restrictions could result in the assessment of substantial civil monetary penalties, the imposition of a cease-and-desist order or other regulatory sanctions.

Loans to one borrower.  Under section 662.145 of the Nevada Revised Statutes, the total obligations owed to a Nevada-chartered bank by one person generally may not exceed 25% of stockholders’ tangible equity.

Recent banking agency guidance.  In December 2006 the FDIC and other Federal banking agencies issued final guidance on sound risk management practices for concentrations in commercial real estate lending, including acquisition and development lending, construction lending, and other land loans, which recent experience in Nevada and elsewhere has shown can be particularly high-risk lending. According to a recent FDIC publication, a majority of the community banks that became problem banks or failed in 2008 had similar risk profiles: the banks often had extremely high concentrations, relative to their capital, in residential acquisition, development, and construction lending, loan underwriting and credit administration functions at these institutions typically were criticized by examiners, and many of the institutions had exhibited rapid asset growth funded with brokered deposits.

The guidance does not establish rigid limits on commercial real estate lending but does create a much sharper supervisory focus on the risk management practices of banks with concentrations in commercial real estate lending. According to the guidance, an institution that has experienced rapid growth in commercial real estate lending, has notable exposure to a specific type of commercial real estate, or is approaching or exceeds the following supervisory criteria may be identified for further supervisory analysis of the level and nature of its commercial real estate concentration risk —

•	total reported loans for construction, land development, and other land represent 100% or more of the institution’s total capital, or

•	total commercial real estate loans represent 300% or more of the institution’s total capital and the outstanding balance of the institution’s commercial real estate loan portfolio has increased by 50% or more during the prior 36 months.

These measures are intended merely to enable the banking agencies to quickly identify institutions that could have an excessive commercial real estate lending concentration, potentially requiring close supervision to ensure that the institutions have sound risk management practices in place. Conversely, these measures do not imply that banks are authorized by the December 2006 guidance to accumulate a commercial real estate lending concentration up to the 100% and 300% thresholds.

In 2007 the FDIC and other Federal banking agencies issued final guidance on subprime mortgage lending to address issues relating to certain subprime mortgages, especially adjustable-rate mortgage products that can cause payment shock. The subprime guidance identified prudent safety and soundness and consumer protection standards that the regulators expect banks and financial institutions to follow to ensure borrowers obtain loans they can afford to repay.

The FDIC issued supervisory guidance on August 28, 2009 advising FDIC-supervised de novo banks that the FDIC is extending the de novo supervisory period from three years to seven years. 1st Commerce Bank commenced operations in October, 2006. The FDIC will require banks that have not yet been in operation for three years to submit updated financial statements and business plans for years four through seven. The expansion of the supervisory period includes subjecting young banks to higher capital requirements and more frequent examinations over seven years. A bank subject to the expanded supervisory period is not permitted to deviate materially from the bank’s approved business plan without first obtaining the FDIC’s approval. Because we are submitting applications to the FDIC and the Federal Reserve for approval to acquire

1st Commerce Bank and because such bank regulatory acquisition applications routinely include pro forma financial projections for a three year period post acquisition, the FDIC supervisory guidance extending the de novo period from three years to seven years is not expected to impose significant burden upon Western Liberty Bancorp when 1st Commerce Bank becomes an operating subsidiary. As disclosed in the pending bank regulatory acquisition applications we have submitted, we intend to operate 1st Commerce Bank with capitalization well above well capitalized status. The FDIC’s supervisory guidance was issued as a response to the fact that banks in their first seven years of operation have been over represented on the list of banks that have failed in 2008 and 2009.

Interstate banking and branching.  The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 generally authorizes interstate branching. Currently, bank holding companies may purchase banks in any state and banks may merge with banks in other states, unless the home state of the bank holding company or either merging bank has opted out under the legislation. After properly entering a state, an out-of-state bank may establish de novo branches or acquire branches or acquire other banks on the same terms as a bank that is chartered by the state.

Consumer protection laws and regulations.  1st Commerce Bank will be subject to regular examination by the FDIC to ensure compliance with statutes and regulations applicable to the bank’s business, including consumer protection statutes and implementing regulations, some of which are discussed below. Violations of any of these laws may result in fines, reimbursements, and other related penalties.

Community Reinvestment Act.  The Community Reinvestment Act of 1977 is intended to encourage insured depository institutions to satisfy the credit needs of their communities, within the limits of safe and sound lending. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution’s discretion to develop the types of products and services it believes are best suited to its particular community. The Act requires that bank regulatory agencies conduct regular Community Reinvestment Act examinations and provide written evaluations of institutions’ Community Reinvestment Act performance. The Act also requires that an institution’s Community Reinvestment Act performance rating be made public. Community Reinvestment Act performance evaluations are based on a four-tiered rating system: Outstanding, Satisfactory, Needs to Improve and Substantial Noncompliance. Community Reinvestment Act performance evaluations are used principally in the evaluation of regulatory applications submitted by an institution. Performance evaluations are considered in evaluating applications for such things as mergers, acquisitions, and applications to open branches.

Equal Credit Opportunity Act.  The Equal Credit Opportunity Act generally prohibits discrimination in any credit transaction, whether for consumer or business purposes, on the basis of race, color, religion, national origin, sex, marital status, age (except in limited circumstances), receipt of income from public assistance programs, or good faith exercise of any rights under the Consumer Credit Protection Act.

Truth in Lending Act.  The Truth in Lending Act is designed to ensure that credit terms are disclosed in a meaningful way so that consumers may compare credit terms more readily and knowledgeably. As a result of the Truth in Lending Act, all creditors must use the same credit terminology to express rates and payments, including the annual percentage rate, the finance charge, the amount financed, the total of payments and the payment schedule, among other things.

Fair Housing Act.  The Fair Housing Act makes it unlawful for any lender to discriminate in its housing-related lending activities against any person because of race, color, religion, national origin, sex, handicap, or familial status. A number of lending practices have been held by the courts to be illegal under the Fair Housing Act, including some practices that are not specifically mentioned in the Federal Housing Act.

Home Mortgage Disclosure Act.  The Home Mortgage Disclosure Act arose out of public concern over credit shortages in certain urban neighborhoods. The Home Mortgage Disclosure Act requires financial institutions to collect data that enable regulatory agencies to determine whether the financial institutions are serving the housing credit needs of the neighborhoods and communities in which they are located. The Home Mortgage Disclosure Act also requires the collection and disclosure of data about applicant and borrower characteristics as a way to identify possible discriminatory lending patterns. The vast amount of information that financial institutions collect and disclose concerning applicants and borrowers receives attention not only from state and Federal banking supervisory authorities but also from community-oriented organizations and the general public.

Real Estate Settlement Procedures Act.  The Real Estate Settlement Procedures Act requires that lenders provide borrowers with disclosures regarding the nature and cost of real estate settlements. The Real Estate Settlement Procedures Act also prohibits abusive practices that increase borrowers’ costs, such as kickbacks and fee-splitting without providing settlement services.

Privacy.  Under the Gramm-Leach-Bliley Act, all financial institutions are required to establish policies and procedures to restrict the sharing of non-public customer data with non-affiliated parties and to protect customer data from unauthorized access. In addition, the Fair Credit Reporting Act of 1971 includes many provisions concerning national credit reporting standards and permits consumers to opt out of information-sharing for marketing purposes among affiliated companies.

Predatory lending.  What is commonly referred to as predatory typically involves one or more of the following elements —

•	making unaffordable loans based on a borrower’s assets rather than the borrower’s ability to repay an obligation,

•	inducing a borrower to refinance a loan repeatedly in order to charge high points and fees each time the loan is refinanced, or loan flipping, and

•	engaging in fraud or deception to conceal the true nature of the loan obligation from an unsuspecting or unsophisticated borrower.

The Home Ownership and Equity Protection Act of 1994 and implementing regulations adopted by the Federal Reserve require specified disclosures and extend additional protection to borrowers in closed-end consumer credit transactions, such as home repairs or renovation, that are secured by a mortgage on the borrower’s primary residence. The disclosures and protections are applicable to “high cost” transactions with any of the following features —

•	interest rates for first lien mortgage loans more than eight percentage points above the yield on U.S. Treasury securities having a comparable maturity,

•	interest rates for subordinate lien mortgage loans more than 10 percentage points above the yield on U.S. Treasury securities having a comparable maturity, or

•	total points and fees paid in the credit transaction exceed the greater of either 8% of the loan amount or a specified dollar amount that is inflation-adjusted each year.

The Home Ownership and Equity Protection Act prohibits or restricts numerous credit practices, including loan flipping by the same lender or loan servicer within a year of the loan being refinanced. Lenders are presumed to have violated the law unless they document that the borrower has the ability to repay. Lenders that violate the rules face cancellation of loans and penalties equal to the finance charges paid. The Home Ownership and Equity Protection Act also governs so-called “reverse mortgages.” In December 2007 the Federal Reserve issued proposed rules under the Home Ownership and Equity Protection Act to address recent practices in the subprime mortgage market. The proposed rules would require disclosures and additional protections or prohibitions on certain practices connected with “higher-priced mortgages,” which the proposed rules define as closed-end mortgage loans that are secured by a consumer’s principal dwelling and that carry interest rates exceeding the yield on comparable U.S. Treasury securities by at least 3 percentage points for first-lien loans, or 5 percentage points for subordinate-lien loans.

Corporate governance and accounting legislation.  The Sarbanes-Oxley Act of 2002 was adopted to enhance corporate responsibility, increase penalties for accounting and auditing improprieties at publicly traded companies, and protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. It applies generally to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934, including GCAC. Under the Sarbanes-Oxley Act, the

SEC and securities exchanges adopted extensive additional disclosure, corporate governance and other related rules. Among its many provisions, the Sarbanes-Oxley Act subjects bonuses issued to top executives to disgorgement if a subsequent restatement of a company’s financial statements was due to corporate misconduct, prohibits an officer or director from misleading or coercing an auditor, prohibits insider trades during pension fund “blackout periods,” imposes new criminal penalties for fraud and other wrongful acts, and extends the period during which securities fraud lawsuits can be brought against a company or its officers.

Anti-money laundering and anti-terrorism legislation.  The Bank Secrecy Act of 1970 requires financial institutions to maintain records and report transactions to prevent the financial institutions from being used to hide money derived from criminal activity and tax evasion. The Bank Secrecy Act establishes (a) record keeping requirements to assist government enforcement agencies with tracing financial transactions and flow of funds, (b) reporting requirements for Suspicious Activity Reports and Currency Transaction Reports to assist government enforcement agencies with detecting patterns of criminal activity, (c) enforcement provisions authorizing criminal and civil penalties for illegal activities and violations of the Bank Secrecy Act and its implementing regulations, and (d) safe harbor provisions that protect financial institutions from civil liability for their cooperative efforts.

Title III of the USA PATRIOT Act of 2001 added anti-terrorist financing provisions to the requirements of the Bank Secrecy Act and its implementing regulations. Among other things, the USA PATRIOT Act requires all financial institutions, including subsidiary banks and non-banking affiliates, to institute and maintain a risk-based anti-money laundering compliance program that includes a customer identification program, provides for information sharing with law enforcement and between certain financial institutions by means of an exemption from the privacy provisions of the Gramm-Leach-Bliley Act, prohibits U.S. banks and broker-dealers from maintaining accounts with foreign “shell” banks, establishes due diligence and enhanced due diligence requirements for certain foreign correspondent banking and foreign private banking accounts, and imposes additional record keeping requirements for certain correspondent banking arrangements. The USA PATRIOT Act also grants broad authority to the Secretary of the Treasury to take actions to combat money laundering. Federal bank regulators are required to evaluate the effectiveness of a financial institution’s efforts to combat money laundering when evaluating an application submitted by the financial institution.

The Treasury’s Office of Foreign Asset Control administers and enforces economic and trade sanctions against targeted foreign countries, entities, and individuals based on U.S. foreign policy and national security goals. As a result, financial institutions must scrutinize transactions to ensure that they do not represent obligations of or ownership interests in entities owned or controlled by sanctioned targets.

Monetary policy.  The earnings of financial institutions are affected by the policies of regulatory authorities, including monetary policy of the Federal Reserve. An important function of the Federal Reserve is regulation of aggregate national credit and money supply. The Federal Reserve accomplishes these goals with measures such as open market transactions in securities, establishment of the discount rate on bank borrowings, and changes in reserve requirements against bank deposits. These methods are used in varying combinations to influence overall growth and distribution of financial institutions’ loans, investments and deposits, and they also affect interest rates charged on loans or paid on deposits. Monetary policy is influenced by many factors, including inflation, unemployment, short-term and long-term changes in the international trade balance, and fiscal policies of the United States government. Federal Reserve monetary policy has had and will continue to have a significant effect on the operating results of financial institutions.

Recent initiatives.  The economic upheaval that reached crisis proportions in the third and fourth quarters of 2008 and the associated recession have not ended and might not end for some time. Legislation has been enacted and the Treasury Department, the Federal Reserve, and the FDIC have taken actions in the meantime to stabilize the financial industry, promote recovery, and prevent a recurrence of a similar crisis. Additional legislation can be expected and has already been proposed, including proposed legislation that could significantly change the Federal bank regulatory structure. The purpose of these legislative and regulatory initiatives is to stabilize U.S. financial markets. The U.S. Congress and Federal bank regulatory agencies could adopt additional regulatory requirements or restrictions in response to the threats to the financial system, which changes could adversely affect our operations. In addition, the legislative and regulatory actions already taken or that could be taken might not have the intended beneficial impact on the financial markets or the banking industry. If the market does not respond favorably to these legislative and regulatory initiatives, GCAC’s prospects and results of operations would be adversely affected. We cannot assure you that these initiatives will improve economic conditions generally or the financial markets or financial services industry in particular. The failure of legislative and regulatory initiatives to stabilize the financial markets could materially adversely affect our ability to access the capital and credit markets, our business, financial condition, results of operations and the market price for our common stock.

Enacted on October 3, 2008, the Emergency Economic Stabilization Act of 2008 created the Troubled Asset Relief Program (“TARP”), giving the U.S. Treasury Department authority to purchase and insure certain types of troubled assets. One component of TARP is a generally available capital access program known as the Capital Purchase Program under which a financial institution may issue preferred shares and warrants to purchase shares of its common stock to the Treasury. The goal of the Capital Purchase Program is to help stabilize the financial system as a whole and ensure the availability of credit necessary for the country’s economic recovery. 1st Commerce Bank is not a participant in the Capital Purchase Program and we currently do not expect that we will participate in the Capital Purchase Program. Enacted on February 17, 2009, the American Recovery and Reinvestment Act of 2009 includes numerous economic stimulus provisions and makes more restrictive the executive compensation limits applicable to Capital Purchase Program participants.

On October 14, 2008 the FDIC announced its Temporary Liquidity Guarantee Program to promote confidence and encourage liquidity in the banking system. The program consists of two components: (x) a temporary guarantee of newly issued senior unsecured debt and (y) a temporary unlimited guarantee of funds in noninterest-bearing transaction accounts at FDIC-insured institutions. 1st Commerce Bank does not participate in the debt guarantee program but does participate in the transaction account guarantee program. Under the transaction account guarantee program, the FDIC has provided a temporary full guarantee for funds held in noninterest-bearing transaction accounts above the existing $250,000 deposit insurance limit. A noninterest-bearing transaction account is defined under the FDIC’s rules as a transaction account FOR which interest is neither accrued nor paid and on which the insured depository institution does not reserve the right to require advance notice of an intended withdrawal. A noninterest-bearing transaction account also includes NOW accounts with interest rates below 0.50%. Insured depository institutions must pay significantly higher FDIC premiums because market developments have depleted the insurance fund of the FDIC and reduced the ratio of reserves to insured deposits. In addition, the FDIC applies a 10 basis-point annual rate surcharge to deposit amounts that exceed $250,000 for non-interest bearing transaction deposit accounts maintained by transaction account guarantee program participants.

In June 2009 the White House proposed comprehensive legislation that could significantly alter the Federal bank regulatory structure. The proposed legislation would create a new Financial Services Oversight Council of financial regulators to identify emerging systemic risks and improve interagency cooperation, grant new authority for the Federal Reserve to supervise all firms that could pose a threat to financial stability, even those that do not own banks, and impose stronger capital and other prudential standards for all financial firms, and even higher standards for large, interconnected firms. The Federal thrift charter would be eliminated. Hedge funds and other private pools of capital would be required to register with the SEC. It is too soon to predict whether these and the numerous other provisions of the proposed legislation will be enacted as proposed or at all, but it is very likely that significant changes in some form will be enacted within the next year, possibly soon. In a recent publication the FDIC stated that banks can expect an increased focus on capital adequacy in the future, suggesting also that risk-based capital standards may need to be modified. The FDIC stated that the recent economic and financial crisis revealed deficiencies in the risk-based capital framework, with banks’ largest losses occurring in asset classes given the most favorable risk-based capital treatment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of July 27, 2009 (Pre-Acquisition) and, immediately following consummation of the Acquisition, after giving effect to our warrant restructuring upon the closing of the Acquisition (Post-Acquisition), by:

•	each person known by GCAC to be the beneficial owner of more than 5% or of shares of our common stock;

•	each of our current executive officers and directors;

•	each person who will become an executive officer or director of GCAC upon consummation of the Acquisition;

•	all of our current executive officers and directors as a group; and

•	all of the executive officers and directors of GCAC as a group after the consummation of the Acquisition.

Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission, which provide that a person is deemed to beneficially own all shares of common stock that such person has the right to acquire within 60 days. Although shares that a person has the right to acquire within 60 days are counted for the purposes of determining that individual’s beneficial ownership, such shares generally are not deemed to be outstanding for the purpose of computing the beneficial ownership of any other person.

Pursuant to the Amended and Restated Warrant Agreement each warrantholder shall not have the right to exercise their warrants, to the extent that, after giving effect to such exercise, such warrantholder (together that holders’ affiliates) would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. Information (Pre-Acquisition) does not reflect beneficial ownership of any our outstanding warrants as these warrants are not currently exercisable and will not become exercisable until consummation of the Acquisition. Information (Post-Acquisition) reflects beneficial ownership of warrants including those that, if exercised, would cause the warrantholder or its affiliates to beneficially own in excess of 9.99% of our common stock outstanding.

The Post-Acquisition percentages are based upon (i) the assumption that warrants held by the beneficial owner are exercised but that no other warrant holder exercises warrants and (ii) the assumption that, before taking warrants into account, there will be 32,751,917 shares outstanding Post-Acquisition, giving effect to the restructuring of the Founders Shares and the issuance of 418,717 restricted stock and restricted stock units.

	Pre-Acquisition		Post-Acquisition
			Amount and
	Nature of		Nature of
	Beneficial	Percent of	Beneficial	Percent of
	Ownership	Class	Ownership	Class

Hayground Cove Asset Management LLC(1)	7,630,802	19.11%	0	0%
Jason N. Ader(2)	7,630,802	19.11%	0	0%
Citigroup Inc.(3)	4,167,936	10.1%	4,167,936	12.73%
QVT Financial LP(4)	3,278,800	8.21%	3,278,800	10.01%
Highfields Capital Management LP(5)	2,950,000	7.4%	2,950,000	9.01%
Integrated Core Strategies (US) LLC(6)	810,450	2.0%	5,421,700	14.51%
Fir Tree, Inc.(7)	2,570,300	6.4%	3,370,300	10.05%
Alderbaran Investments, LLC(8)	2,464,953	6.17%	5,995,903	16.53%
Nisswa Acquisition Master Fund Ltd.(9)	—	—	4,265,816	11.52%
Weiss Multi-Strategy Advisors LLC(10)	—	—	5,901,089	15.27%
Andrew Nelson	25,000	*	25,000	*
Richard A.C. Coles(11)	—	—	50,000	*
Michael B. Frankel(11)	—	—	50,000	*
Mark Schulhof(11)	—	—	50,000	*
Daniel Silvers(11)	—	—	50,000	*
Mark Daigle (12)	—	—	91,556	*
George A. Rosenbaum Jr. (13)	—	—	25,432	*
Laus Abdo (14)	—	—	101,729	*
Dr. Leonard E. Goodall (15)	—	—	—	—
Dr. William Stephan (15)	—	—	—	—
Robert G. Goldstein (15)	—	—	—	—
All Pre-Acquisition directors and executive officers as a group (6 individuals)	7,655,802	19.17%	—	—
All Post-Acquisition directors and executive officers as a group (11 individuals)	—	—	393,717	1.20%

*	Less than 1%.

(1)	Pre-Acquisition beneficial ownership represents Founders Shares for which Hayground Cove Asset Management LLC and the funds and accounts it manages (collectively, “Hayground Cove”) are direct or indirect beneficial owners and includes certain Founders Shares held directly by current and past limited partners and investors in Hayground Cove. The business address of Hayground Cove Asset Management LLC is 1370 Avenue of the Americas, 28th Floor, New York New York 10019. In connection with the Acquisition, on July 20, 2009, we entered into a Founders Shares Restructuring Agreement with Hayground Cove, pursuant to which over 95% of our Founders Shares will be cancelled and exchanged for Exchange Warrants prior to or concurrently with the consummation of the Acquisition. The cancelled Founders Shares will include all such Founders Shares currently held by Hayground Cove and its affiliates. Hayground Cove will hold no Founders Shares post-acquisition. Both the Amended and Restated Warrant Agreement and the Founders Shares Restructuring Agreement provide that no warrant held by Hayground Cove will be exercisable at any time while under Hayground Cove’s control. In addition, Hayground Cove will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act. Pursuant to a separate agreement between us and our sponsor, our sponsor and its affiliates may only transfer their warrants to an unaffiliated third party transferee if: (i) the transfer is part of a widespread distribution of such warrants; (ii) the transferee controls more than 50% of our voting securities prior to affecting the warrant transfer or (iii) the warrants transferred would not constitute more than 2% of any class of our voting securities.

(2)	Pre-Acquisition beneficial ownership represents Founders Shares for which Hayground Cove are direct or indirect beneficial owners and includes certain Founders Shares held directly by current and past limited partners and investors in Hayground Cove. Jason N. Ader does not directly hold any of our shares and disclaims beneficial ownership of shares held by Hayground Cove. Mr. Ader is the sole member of Hayground Cove, the managing member of Hayground Cove Fund Management LLC, which is the general partner of Hayground Cove Associates LP, the investment manager for each of the funds and accounts it manages and, in this capacity, he may be deemed the beneficial owner of the shares held by Hayground Cove and its partners and investors for purposes of applicable securities laws. Mr. Ader is also an investor in certain of the funds managed by Hayground Cove Associates LP. Mr. Ader disclaims beneficial ownership of any securities, and any proceeds thereof, that exceed his pecuniary interest therein and/or that are not actually distributed to him. In connection with the Acquisition, on July 20, 2009, we entered into a Founders Shares Restructuring Agreement with Hayground Cove, pursuant to which over 95% of our Founders Shares will be cancelled and exchanged for Exchange Warrants prior to or concurrently with the consummation of the Acquisition. The cancelled Founders Shares will include all such Founders Shares currently held by Hayground Cove and its affiliates.

Hayground Cove will hold no Founders Shares post-acquisition. Both the Amended and Restated Warrant Agreement and the Founders Shares Restructuring Agreement provide that no warrant held by Hayground Cove will be exercisable at any time while under Hayground Cove’s control. In addition, Hayground Cove will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act. Pursuant to a separate agreement between us and our sponsor, our sponsor and its affiliates may only transfer their warrants to an unaffiliated third party transferee if: (i) the transfer is part of a widespread distribution of such warrants; (ii) the transferee controls more than 50% of our voting securities prior to affecting the warrant transfer or (iii) the warrants transferred would not constitute more than 2% of any class of our voting securities.

(3)	Beneficial ownership is based on information contained in a Schedule 13G filed by Citigroup Global Markets Inc., Citigroup Financial Products Inc., Citigroup Markets Holdings Inc., and Citigroup Inc. with the SEC on January 12, 2009. The business address of Citigroup Inc. is 399 Park Avenue, New York, NY 10043. The business address of Citigroup Global Markets, Inc. is 388 Greenwich Street, New York, NY 10013.

(4)	Beneficial ownership is based on information contained in a Schedule 13G/A filed by QVT Financial LP, QVT Financial GP LLC, QVT Fund LP and QVT Associates GP LLC with the SEC on January 30, 2009. The business address of QVT Financial LP is 1177 Avenue of the Americas, 9th Floor, New York, NY 10036.

(5)	Beneficial ownership is based on information contained in a Schedule 13G/A filed by Highfields Capital Management LP, Highfields GP LLC, Highfields Associates LLC, Jonathon S. Jacobson, Richard L. Grubman and Highfields Capital III L.P. with the SEC on February 17, 2009. The business address of Highfields Capital Management LP is c/o Highfields Capital Management, John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116.

(6)	Pre-Acquisition beneficial ownership is based on information contained in a Schedule 13G filed by Integrated Core Strategies (US) LLC, Millennium Management LLC and Israel A. Englander with the SEC on August 12, 2009. Post-Acquisition beneficial ownership includes warrants exercisable upon consummation of the Acquisitions held by Integrated Core Strategies (US) LLC. Pursuant to the terms of the Warrant Restructuring Letter Agreement (as defined below) Integrated Core Strategies (US) LLC does not have the right to exercise its warrants, to the extent that, after giving effect to such exercise, Integrated Core Strategies (US) LLC or its affiliates would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. Post-Acquisition beneficial ownership is based on information contained in a Schedule 13G filed by Integrated Core Strategies (US) LLC, Millennium Management LLC and Israel A. Englander with the SEC on August 12, 2009. The business address of Integrated Core Strategies (US) LLC is c/o Millennium Management LLC, 666 Fifth Avenue, New York, NY 10103.

(7)	Pre-Acquisition beneficial ownership is based on information contained in a Schedule 13G/A filed by Fir Tree, Inc., Fir Tree SPAC Holdings 1, LLC and Fir Tree SPAC Holdings 2, LLC with the SEC on February 9, 2009. Post-Acquisition beneficial ownership includes warrants exercisable upon consummation of the Acquisition held by Fir Tree Value Master Fund, L.P. and Fir Tree Capital Opportunity Master Fund, L.P. Pursuant to the terms of the Warrant Restructuring Letter Agreement, Fir Tree Value Master Fund, L.P. and Fir Tree Capital Opportunity Master Fund, L.P. do not have the right to exercise its warrants, to the extent that, after giving effect to such exercise, either Fir Tree Value Master Fund, L.P. or Fir Tree Capital Opportunity Master Fund, L.P. or their affiliates would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. Post-Acquisition beneficial ownership is based on information contained in a Schedule 13G/A filed by Fir Tree, Inc., Fir Tree SPAC Holdings 1, LLC and Fir Tree SPAC Holdings 2, LLC with the SEC on February 9, 2009 and in the letter agreement, dated as of July 20, 2009, entered into by GCAC and a majority of its warrant holders in connection with the amendment of the warrant agreement (the “Warrant Restructuring Letter Agreement”). The business address of Fir Tree, Inc. is 505 Fifth Avenue, 23rd Floor, New York, NY 10017.

(8)	Pre-Acquisition beneficial ownership is based on information contained in a Schedule 13G filed by Aldebaran Investments, LLC with the SEC on February 17, 2009. Post-Acquisition beneficial ownership includes warrants exercisable upon consummation of the Acquisition held by Aldebaran Investments, LLC. Pursuant to the terms of the Warrant Restructuring Letter Agreement, Aldebaran Investments, LLC does not have the right to exercise its warrants, to the extent that, after giving effect to such exercise, Aldebaran Investments, LLC or its affiliates would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. Post-Acquisition beneficial ownership is based on information contained in a Schedule 13G filed by Aldebaran Investments, LLC with the SEC on February 17, 2009 and in the Warrant Restructuring Letter Agreement. The business address of Aldebaran Investments, LLC is 500 Park Avenue, 5th Fl., New York, NY 10022.

(9)	Post-Acquisition beneficial ownership represents warrants exercisable upon consummation of the Acquisition. Pursuant to the terms of the Warrant Restructuring Letter Agreement, Nisswa Acquisition Master Fund Ltd. does not have the right to exercise its warrants, to the extent that, after giving effect to such exercise, Nisswa Fixed Income Master Fund Ltd. or its affiliates would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. Post-Acquisition beneficial ownership is based on information contained in the Warrant Restructuring Letter Agreement. The business address of Nisswa Fixed Income Master Fund Ltd. is 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305.

(10)	Post-Acquisition beneficial ownership represents warrants exercisable upon consummation of the Acquisition. Pursuant to the terms of the Warrant Restructuring Letter Agreement, Weiss Multi-Strategy Advisors LLC does not have the right to exercise its warrants, to the extent that, after giving effect to such exercise, Weiss Multi-Strategy Advisors LLC or its affiliates would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. Post-Acquisition beneficial ownership is based on information contained in the Warrant Restructuring Letter Agreement. The business address of Weiss Multi-Strategy Advisors LLC is One State Street, 20th Floor, Hartford, CT 06109.

(11)	In consideration of their service as officers or directors, we entered into letter agreements with each of Messrs. Coles, Frankel, Schulhof, and Silvers to grant each of them 50,000 restricted stock units, subject to stockholder approval and certain additional terms and conditions. Subject to such stockholder approval, the restricted stock units will be settled 180 days after the closing date of a business combination, by delivery of one share of our common stock for each restricted stock unit settled. See the section entitled “The Restricted Stock and Unit Proposal.”

(12)	In consideration of his future service as Chief Executive Officer of 1st Commerce Bank, we entered into an employment agreement to grant Mr. Daigle a number of shares of restricted stock equal to $900,000 divided by the closing price of our common stock on the Effective Date of his employment agreement, subject to stockholder approval and certain additional terms and conditions. Upon the occurrence of a Step-Up Event, Mr. Daigle will receive another one-time grant of restricted stock equal to $1.6 million divided by the closing price of our common stock on the Effective Date. Subject to approval of the Restricted Stock and Unit Proposal, the restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Effective Date subject to Mr. Daigle’s continuous employment through each vesting date, except that the restricted stock will immediately vest in full upon a change in control. Post-Acquisition beneficial ownership represents only the restricted stock to be issued upon the closing of the Acquisition and assumes a closing price of $9.83, a recent closing price on the NYSE Amex. See the section entitled “The Restricted Stock and Unit Proposal.”

(13)	In consideration of his future service as Chief Financial Officer of 1st Commerce Bank and Principal Accounting Officer of Western Liberty Bancorp, we entered into an employment agreement to grant Mr. Rosenbaum a number of shares of restricted stock equal to $250,000 divided by the closing price of our common stock on the Effective Date of his employment agreement, subject to stockholder approval and certain additional terms and conditions. Subject to approval of the Restricted Stock and Unit Proposal, the restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Effective Date, subject to Mr. Rosenbaum’s continuous employment through each vesting date, except that the restricted stock will immediately vest in full upon a change in control. Post-Acquisition beneficial ownership assumes a closing price of $9.83, a recent closing price on the NYSE Amex. See the section entitled “The Restricted Stock and Unit Proposal.”

(14)	In consideration of his future service as Chief Operating Officer of Western Liberty Bancorp, we entered into an employment agreement to grant Mr. Abdo a number of shares of restricted stock equal to $1.0 million divided by the closing price of our common stock on the Effective Date of his employment agreement, subject to stockholder approval and certain additional terms and conditions. Upon the occurrence of a Step-Up Event, Mr. Abdo will receive another one-time grant of restricted stock equal to $2.0 million divided by the closing price of our common stock on the Effective Date. Subject to approval of the Restricted Stock and Unit Proposal, the restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Effective Date subject to Mr. Abdo’s continuous employment through each vesting date, except that the restricted stock will immediately vest in full upon a change in control. Post-Acquisition beneficial ownership represents only the restricted stock to be issued upon the closing of the Acquisition and assumes a closing price of $9.83, a recent closing price on the NYSE Amex. See the section entitled “The Restricted Stock and Unit Proposal.”

(15)	We intend to issue equity grants to our new independent directors upon consummation of the Acquisition or soon thereafter. The type and amount of the grants will be determined by our Compensation Committee promptly after the closing of the Acquisition. For more information regarding methodology see the section entitled “Executive Officer and Director Compensation — Compensation of Executive Officers and Directors of Western Liberty Bancorp Following the Acquisition.”

Post-Closing Transaction Related Equity Awards

Our Board of Directors has approved the award of up to 1.5 million shares of restricted stock in connection with the Acquisition, which we expect to be awarded to certain members of our management and our consultants, in connection with the Acquisition. As soon as practicable after the closing of the Acquisition, the Compensation Committee will meet to determine whether or not to make such grants, and if so which members of our management and our consultants will receive equity grants and the allocation of such grants. No decision has been made by our current Board of Directors as to whether these shares will be awarded at all, how many of such shares may be awarded, when such shares may be awarded or to whom such shares may be awarded. All such determinations will be made solely by the Compensation Committee in place upon consummation of the Acquisition. However, assuming that all 1.5 million shares of restricted stock are granted, based upon a recent closing price of $9.83 on the NYSE Amex, the maximum dollar value represented by such grants is $14.7 million. Any future awards of these restricted stock will not be subject to the approval of stockholders. For more information regarding methodology see the section entitled “Executive Officer and Director Compensation — Compensation of Executive Officers and Directors of Western Liberty Bancorp Following the Acquisition.”

Interest of GCAC Stockholders in the Acquisition

As a result of the Acquisition, our stockholders will beneficially own 100% of the shares of our common stock after the Acquisition.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Code of Ethics and Related Person Policy

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of NYSE Amex. Our code of ethics is publicly available on our website at http://www.globalconsumeracquisition.com by choosing the “Investor Relations” link then clicking on the “Corporate Governance” section.

In order to prepare our proxy statement each member of our Board of Directors and each executive officer was required to complete an extensive questionnaire. The purpose of the questionnaire is to obtain information from directors and executive officers to verify disclosures required to be made in these documents. This process is to facilitate disclosure of any related party transactions entered into between themselves (or family members or entities in which they hold an interest) and GCAC that in the aggregate exceeds $120,000, that is currently proposed or that occurred during the preceding year. When completing the questionnaire, each director and executive officer is required to report any such transaction.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

GCAC Related Party Transactions

Purchases of Founders Shares by Our Sponsor, Our Executive Officers and Directors

On July 16, 2007, we issued 8,625,000 Founders Shares (of which 637,786 were redeemed because the underwriters did not fully exercise their over-allotment option, resulting in a total of 7,987,214 shares outstanding after redemption), to certain of our affiliates for an aggregate amount of $8,625 in cash, at a purchase price of $0.001 per share.

In connection with our formation, our sponsor, and the funds and accounts it manages, purchased 8,348,500 Founders Shares. Andrew Nelson, our current Chief Financial Officer, Assistant Secretary and Director purchased 25,000 Founders Shares, Scott LaPorta, our former Chief Executive Officer, as well as our former directors Robert Foresman, Carl H. Hahn, Philip A. Marineau and Steven Westly, each purchased 25,000 Founders Shares and our former director Marc Soloway purchased 50,000 Founders Shares. Jason Ader, our Chairman and Chief Executive Officer, did not directly purchase any Founders Shares, however, he is the sole member of our sponsor.

All of the Founders Shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The Founders Shares were sold for an aggregate offering price of $8,625 at a purchase price of $0.001 per share. No underwriting commissions were paid, nor was there any general solicitation, with respect to such sales.

On July 20, 2009, we entered into the Founders Shares Restructuring Agreement with our sponsor, pursuant to which over 95% of our Founders Shares will be cancelled and exchanged for Exchange Warrants prior to or concurrently with the consummation of the Acquisition. Each Exchange Warrant will be governed by the Amended and Restated Warrant Agreement and have terms identical to those of the restructured Private Warrants. The Founders Shares Restructuring Agreement provides that no warrant held by our sponsor or any of its affiliates, including their Exchange Warrants, will be exercisable at any time while under our sponsor’s or any of its affiliates’ control. In addition, our sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve under the Change in Bank Control Act. Pursuant to a separate agreement between us and our sponsor, our sponsor and its affiliates may only transfer their warrants to an unaffiliated third party transferee if: (i) the transfer is part of a widespread distribution of such warrants; (ii) the transferee controls more than 50% of our voting securities prior to affecting the warrant transfer or (iii) the warrants transferred would not constitute more than 2% of any class of our voting securities. The exchange of Founders Shares for Exchange Warrants shall occur prior to or concurrently with the consummation of the Acquisition. In consideration for entering into the Founders Shares Restructuring Agreement, we shall indemnify our sponsor and each participating holder of Founders Shares for any claims that arise out of or are based upon the restructuring of the Founders Shares and shall indemnify our sponsor and its affiliates for any of their obligations with respect to the Founders Shares.

Private Warrants

Our sponsor and our former Chief Executive Officer purchased in a private placement transaction pursuant to Section 4(2) under the Securities Act a total of 8,500,000 Private Warrants (7,500,000 by our sponsor and 1,000,000 by our former Chief Executive Officer) from us at a price of $1.00 per warrant. The Private Warrants, can not be sold or transferred by the sponsor until the completion of our initial business combination. The $8,500,000 purchase price of the Private Warrants were added to the proceeds of our initial public offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations, then the $8,500,000 purchase price of the Private Warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the Private Warrants will become worthless.

On July 20, 2009, we entered in an Amended and Restated Warrant Agreement with Continental Stock Transfer & Trust Company as warrant agent, which amends certain terms of our Public Warrants and our Private Warrants. The terms of the Amended and Restated Warrant Agreement provide for certain new terms, including (i) a new strike price of $12.50 per share of our common stock, par value $0.0001, (ii) an expiration occurring on the earlier of (x) seven years from the consummation of the Acquisition or another business combination or (y) the date fixed for redemption of the warrants set forth in the original warrant agreement, (iii) a redemption price of $0.01 per warrant, provided that (x) all of the warrants are redeemed (y) the last sales price of the common stock has been equal to or greater than $21.00 per share on each of 20 trading days within any 30 day trading period ending on the third business day prior to the date on which notice of redemption is given and (z) there is an effective registration statement in place with respect to the common stock underlying the warrants, (iv) mandatory downward adjustment of the strike price for each warrant to reflect any cash dividends paid with respect to the outstanding common stock, until such date as our publicly traded common stock trades at $18.00 or more per share on each of 20 trading days within any 30 trading day period; and (v) in the event an effective registration statement is not in place on the date the warrants are set to expire, the warrants will remain outstanding until 90 days after an effective registration statement is filed. If we have not filed an effective registration statement within 90 days after the expiration date, the warrants shall become exercisable for cash consideration. Additionally, the warrants shall not be exercisable by any warrant holder to the extent that, after giving effect to such exercise, any warrant holder or its affiliates would beneficially own in excess of 9.99% of the common stock outstanding immediately after giving effect to such exercise and no warrants held by our sponsor or any of its affiliates will be exercisable at any time while under our sponsor’s or any of its affiliates’ control. In addition, our sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve under the Change in Bank Control Act. We have filed a Schedule 14C Information Statement in connection with the warrant restructuring. Please see the section entitled “The Acquisition Proposal — Amendment of the Warrant Agreement”

Registration Rights

The holders of a majority of all of the (i) Founders Shares, Private Warrants, Exchange Warrants and (ii) shares of common stock issuable upon exercise of the Private Warrants will be entitled to make up to two demands that we register these securities pursuant to an agreement signed in connection with the insider private placement. Such holders may elect to exercise these registration rights at any time commencing on or after the date of consummation of our initial public offering. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements we might file subsequent to the consummation of our initial public offering. We will bear the expenses incurred in connection with the filing of any such registration statements.

Director and Officer Letters

In consideration of their participation on our Board of Directors and any committee thereof, we entered into letter agreements with each of Messrs. Coles, Frankel and Schulhof, dated December 23, 2008, to grant each of them 50,000 restricted stock units with respect to shares of our common stock, subject to stockholder approval and certain additional terms and conditions. In consideration of his appointment as our President, we also entered into a letter agreement with Mr. Daniel Silvers, dated April 28, 2009, to grant him 50,000 such restricted stock units. Pursuant to these letter agreements we are submitting the restricted stock units to vote of our stockholders in connection with the solicitation of proxies or consents from our stockholders to approve the Acquisition. See the section entitled “The Restricted Stock and Unit Proposal”.

Settlement Agreement

Our former Chief Executive Officer, Scott LaPorta, has an option to purchase 495,000 shares of our common stock at an exercise price of $0.001 per share. On December 23, 2008, we entered into a settlement agreement with Mr. LaPorta in connection with his termination as our Chief Executive Officer and his resignation from our Board of Directors. The settlement agreement provides that his employment terminated without cause effective as of December 23, 2008. He received a severance payment from us in the sum of $247,917, less applicable withholding taxes. The settlement agreement also provides that: (i) he irrevocably and unconditionally retains his option to purchase 495,000 shares of our common stock from our sponsor at an exercise price of $0.001 per share under the terms of his employment agreement and his termination under the terms of the settlement agreement shall not constitute a forfeiture of any part of his option; (ii) he shall be deemed to be fully vested in the option as of the effective date of the settlement agreement, provided however that he shall not be entitled to exercise all or any portion of the option until on or after the date that is six months after the closing date of a business combination and that he shall have the right to exercise the option at any time on or after such date; (iii) he irrevocably and unconditionally retains all rights and title to the 25,000 Founders Shares he received in connection with his service on our Board of Directors under his employment agreement and that we irrevocably and unconditionally relinquish any and all rights under his employment agreement or otherwise to redeem or repurchase these shares; (iv) he irrevocably and unconditionally retains all rights and title to the 1,000,000 Private Warrants he purchased and the we irrevocably and unconditionally relinquish any and all rights under his employment agreement or otherwise to redeem or repurchase the warrants; (v) we shall maintain directors and officers’ liability insurance that names him as an insured under such policies for a period of six years following the effective date of the settlement agreement at a level commensurate with that which is then applicable to our most senior executives and directors; (vi) he acknowledges that his non-solicitation obligations under his employment agreement survive the termination thereof, and he therefore may not, for a period of two years commencing on the date of his termination, solicit our employees, personnel, consultants, advisers or contractors or encourage in any manner our customers or clients to reduce their relationship with us; and (vii) he acknowledges that his option, the shares of our stock he may acquire upon exercise of his option, the shares he received as a member of our Board of Directors and his warrants will all be subject to the terms of a lock-up agreement, dated October 3, 2007, between our sponsor and us. The settlement agreement also provides for a mutual general release of claims he has or may have against us or our officers, directors and affiliates or we have or may have against him.

Services Agreement with Our Sponsor

We entered into an agreement with our sponsor, effective July 16, 2007, whereby our sponsor:

•	provides administrative services as required by us from time to time, including the administration of certain of our day-to-day activities;

•	provides office space to us for use by our employees for purposes of conducting our business;

•	performs accounting and controller-related services for us, including correspondence with our auditors;

•	makes available the services of Messrs. Ader and Nelson and such other of our sponsor’s employees as agreed between us and the sponsor from time to time, including sourcing acquisition candidates; and

•	provide investment advisory services to us, including, without limitation:

•	financial advice and services in connection with the direct or indirect acquisition or disposition by us of the assets or operations of any business or entity, whether by purchase or sale of stock or assets, acquisition or consolidation, or otherwise;

•	financial advice and services in connection with public or private equity and debt financing;

•	financial advice and services, including assistance with respect to matters such as cash management, treasury and financial controls;

•	corporate planning and corporate development advice and services;

•	strategic planning, including with respect to acquisitions; and

•	public relations and press relations advice and services;

•	such other advice and services necessitated by the ordinary course of our business, as we may reasonably request from time to time.

Our sponsor receives $10,000 per month for these services. In addition, we have undertaken to reimburse our sponsor, monthly in arrears, for all out-of-pocket expenses incurred by our sponsor in performing these services and other services as maybe requested by us from time to time. Such reimbursement payments have not and will not exceed $10,000 per month. This services agreement with our sponsor will terminate upon the consummation of an initial business combination.

Founders Shares Restructuring

On July 20, 2009, we entered into the Founders Shares Restructuring Agreement with our sponsor, pursuant to which over 95% of our Founders Shares will be cancelled and exchanged for Exchange Warrants prior to or concurrently with the consummation of the Acquisition. Each Exchange Warrant will be governed by the Amended and Restated Warrant Agreement and have terms identical to those of the restructured Private Warrants. The Founders Shares Restructuring Agreement provides that no warrant held by our sponsor or any of its affiliates will be exercisable at any time while under our sponsor’s or any of its affiliates’ control. In addition, our sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve under the Change in Bank Control Act. Pursuant to a separate agreement between us and our sponsor, our sponsor and its affiliates may only transfer their warrants to an unaffiliated third party transferee if: (i) the transfer is part of a widespread distribution of such warrants; (ii) the transferee controls more than 50% of our voting securities prior to affecting the warrant transfer or (iii) the warrants transferred would not constitute more than 2% of any class of our voting securities. The exchange of Founders Shares for Exchange Warrants shall occur prior to or concurrently with the consummation of the Acquisition. In consideration for entering into the Founders Shares Restructuring Agreement, we shall indemnify our sponsor and each participating holder of Founders Shares for any claims that arise out of or are based upon the restructuring of the Founders Shares and shall indemnify our sponsor and its affiliates for any of their obligations with respect to the Founders Shares.

Warrant Restructuring

On July 20, 2009, we entered in an Amended and Restated Warrant Agreement with Continental Stock Transfer & Trust Company as warrant agent, which amends certain terms of our Public Warrants and our Private Warrants. The terms of the Amended and Restated Warrant Agreement provide for certain new terms, including (i) a new strike price of $12.50 per share of our common stock, par value $0.0001, (ii) an expiration occurring on the earlier of (x) seven years from the consummation of the Acquisition or another business combination or (y) the date fixed for redemption of the warrants set forth in the original warrant agreement, (iii) a redemption price of $0.01 per warrant, provided that (x) all of the warrants are redeemed (y) the last sales price of the common stock has been equal to or greater than $21.00 per share on each of 20 trading days within any 30 day trading period ending on the third business day prior to the date on which notice of redemption is given and (z) there is an effective registration statement in place with respect to the common stock underlying the warrants, (iv) mandatory downward adjustment of the strike price for each warrant to reflect any cash dividends paid with respect to the outstanding common stock, until such date as our publicly traded common stock trades at $18.00 or more per share on each of 20 trading days within any 30 trading day period; and (v) in the event an effective registration statement is not in place on the date the warrants are set to expire, the warrants will remain outstanding until 90 days after an effective registration statement is filed. If we have not filed an effective registration statement within 90 days after the expiration date, the warrants shall become exercisable for cash consideration. Additionally, the warrants shall not be exercisable by any warrant holder to the extent that, after giving effect to such exercise, any warrant holder or its affiliates would beneficially own in excess of 9.99% of the common stock outstanding immediately after giving effect to such exercise and no warrants held by our sponsor or any of its affiliates will be exercisable at any time while under our sponsor’s or any of its affiliates’ control. In addition, our sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act. We have filed a Schedule 14C Information Statement in connection with the warrant restructuring.

Employment Agreement with Mark Daigle

On August 31, 2009, in connection with the Acquisition, we entered into an amended and restated employment agreement with Mark Daigle. Mr. Daigle’s employment agreement provides that, subject to the closing of the Acquisition, Mr. Daigle will serve as the Chief Executive Officer of Nevada commercial banking operations. In addition GCAC and our board of directors shall take such action as is necessary to appoint Mr. Daigle to the board of directors of Western Liberty Bancorp upon the consummation of the Acquisition.

Pursuant to the terms of the employment agreement, Mr. Daigle’s employment shall commence as of the Effective Date and continue for an initial term of three years with one or more additional automatic one-year renewal periods. Mr. Daigle will be entitled to an initial base salary of $225,000 which will increase to up to $460,000 upon the occurrence of a Step-Up Event. In addition, subject to the approval of the Restricted Stock and Unit Proposal by our stockholders, Mr. Daigle will receive a one-time grant of restricted stock equal to $900,000 divided by the closing price of our common stock on the Effective Date. Upon the occurrence of a Step-Up Event, Mr. Daigle will receive another one-time grant of restricted stock equal to $1.6 million divided by the closing price of our common stock on the Effective Date. The restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Effective Date, subject to Mr. Daigle’s continuous employment through each vesting date. Such restricted stock shall be subject to restrictions on transfer for a period of one year following each vesting date. Mr. Daigle will also receive a bonus of $250,000 within ten days of the Effective Date. Mr. Daigle shall be entitled to employee benefits in accordance with any employee benefits programs and policies adopted by Western Liberty Bancorp. In addition, the employment agreement contains customary representations, covenants and termination provisions. The employment agreement also states that Mr. Daigle does not have any right, title interest or claim of any kind in or to the proceeds from our initial public offering and simultaneous private placement, plus all accrued interest, held in our trust account, and that he will not seek any recourse against the trust account whatsoever.

Employment Agreement with George A. Rosenbaum Jr.

On August 31, 2009, in connection with the Acquisition, we entered into an amended and restated employment agreement with George A. Rosenbaum Jr. Mr. Rosenbaum’s employment agreement provides that, subject to the closing of the Acquisition, Mr. Rosenbaum will become Chief Financial Officer of our wholly owned subsidiary 1st Commerce Bank and the Principal Accounting Officer of Western Liberty Bancorp.

Pursuant to the terms of the employment agreement, Mr. Rosenbaum’s employment shall commence as of the Effective Date and continue for an initial term of three years with one or more additional automatic one-year renewal periods. Mr. Rosenbaum will be entitled to a base salary of $200,000. In addition, subject to the approval of the Restricted Stock and Unit Proposal by our stockholders, Mr. Rosenbaum will receive a one-

time grant of restricted stock equal to $250,000 divided by the closing price of our common stock on the Effective Date. The restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Effective Date, subject to Mr. Rosenbaum’s continuous employment through each vesting date. Such restricted stock shall be subject to restrictions on transfer for a period of one year following each vesting date. Mr. Rosenbaum will receive a transaction bonus equal to a pro rata amount of his base salary for the period from the signing of his agreement. Mr. Rosenbaum is also eligible to receive an annual discretionary incentive payment, upon the attainment of one or more pre-established performance goals established by the Compensation Committee. Mr. Rosenbaum shall be entitled to employee benefits in accordance with any employee benefits programs and policies adopted by Western Liberty Bancorp. In addition, the employment agreement contains customary representations, covenants and termination provisions. The employment agreement also states that Mr. Rosenbaum does not have any right, title interest or claim of any kind in or to the proceeds from our initial public offering and simultaneous private placement, plus all accrued interest, held in our trust account, and that he will not seek any recourse against the trust account whatsoever.

Employment Agreement with Laus M. Abdo

On August 31, 2009, in connection with the Acquisition, we entered into an amended and restated employment agreement with Laus M. Abdo. Mr. Abdo’s employment agreement provides that, subject to the closing of the Acquisition, Mr. Abdo will serve as Chief Operating Officer of Western Liberty Bancorp.

Pursuant to the terms of the employment agreement, Mr. Abdo’s employment shall commence as of the Effective Date and continue for an initial term of three years with one or more additional automatic one-year renewal periods. Mr. Abdo will be entitled to a base salary of $225,000, which will increase to not less than $350,000 upon the occurrence of a Step-Up Event. In addition, subject to the approval of the Restricted Stock and Unit Proposal by our stockholders, Mr. Abdo will receive a one-time grant of restricted stock equal to $1.0 million divided by the closing price of our common stock on the Effective Date. Upon the occurrence of a Step-Up Event, Mr. Abdo will receive another one-time grant of restricted stock equal to $2.0 million divided by the closing price of our common stock on the Effective Date. The restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Effective Date, subject to Mr. Abdo’s continuous employment through each vesting date. Such restricted stock shall be subject to restrictions on transfer for a period of one year following each vesting date. Mr. Abdo will also receive a bonus of $100,000 within ten days of the Effective Date. Upon the occurrence of a Step-Up Event, Mr. Abdo will also receive a bonus of $400,000 within 30 days of the Step-Up Event. Mr. Abdo is also eligible to receive an annual discretionary incentive payment, upon the attainment of one or more pre-established performance goals established by the Compensation Committee. Mr. Abdo shall be entitled to employee benefits in accordance with any employee benefits programs and policies adopted by Western Liberty Bancorp. In addition, the employment agreement contains customary representations, covenants and termination provisions. The employment agreement also states that Mr. Abdo does not have any right, title interest or claim of any kind in or to the proceeds from our initial public offering and simultaneous private placement, plus all accrued interest, held in our trust account, and that he will not seek any recourse against the trust account whatsoever.

Compensation Committee Interlocks and Insider Participation

None of the persons designated as our directors currently serves on the compensation committee of any other company on which any other director designee of GCAC or any officer or director of GCAC or 1st Commerce Bank is currently a member. Jason N. Ader sits on the Board of Directors of Las Vegas Sands Corp, and currently serves on their compensation committee. Our future director Robert Goldstein is the Executive Vice President of Las Vegas Sands Corp.

Other Transactions

We reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which are reviewed only by our Board and Audit Committee or a court of competent jurisdiction if such reimbursement is challenged, provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to the Acquisition.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons owning more than 10% of our common stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based on our review of the copies of such reports furnished to it, or representations from certain reporting persons that no other reports were required, we believe that all applicable filing requirements were complied with during the fiscal year ended December 31, 2008.

PRICE RANGE OF GCAC SECURITIES AND DIVIDENDS

Our equity securities trade on the NYSE Amex. Each of our units consists of one share of common stock and one warrant and trades on the NYSE Amex under the symbol “GHC.U.” On December 28, 2007, the warrants and common stock underlying our units began to trade separately on the NYSE Amex under the symbols “GHC.W” and “GHC,” respectively. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50 commencing on the later of our consummation of a business combination or November 27, 2009. The warrants expire on November 27, 2012, unless earlier redeemed.

The following table sets forth, for the fourth quarter of the year ended December 31, 2007, each quarter in the year ended December 31, 2008, and the first, second and third quarters of the current fiscal year, the high and low sales price of our units, common stock and warrants as reported on the NYSE Amex. Prior to November 27, 2007, there was no established public trading market for our securities.

	Units		Common Stock		Warrants
Quarter Ended	High	Low	High	Low	High	Low

2007
Fourth Quarter (from November 27, 2007)	$10.10	$9.75	$9.05	$9.05	$0.90	$0.90
2008
First Quarter	10.00	9.66	9.20	9.00	0.92	0.71
Second Quarter	10.53	9.67	9.30	9.03	1.04	0.57
Third Quarter	10.00	9.30	9.49	9.22	0.90	0.25
Fourth Quarter	9.24	8.49	9.18	8.40	0.30	0.05
2009
First Quarter	9.55	9.15	9.48	9.14	0.17	0.08
Second Quarter	9.76	9.48	9.69	9.44	0.23	0.09
Third Quarter (through August 28, 2009)	10.70	9.90	9.88	9.65	1.20	0.20

Performance Graph

The graph below is a comparison of the cumulative total return of our common stock from December 28, 2007, the date that our common stock first became separately tradable, through June 28, 2009 with the comparable cumulative return for two indices, the S&P 500 Index and the Dow Jones Industrial Average Index. The graph plots the growth in value of an initial investment of $100 in each of our common stock, the S&P 500 Index and the Dow Jones Industrial Average Index over the indicated time periods, and assuming reinvestment of all dividends, if any, paid on the securities. We have not paid cash dividends and, therefore, the cumulative total return calculation for us is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

Holders of Common Equity

On September   , 2009, there was approximately           holders of record of our units, approximately           holders of record of our warrants and approximately           holders of record of our public common stock. Such numbers do not include beneficial owners holding shares, warrants, units through nominee names, or holders of our Founders Shares. On September   , 2009, there were approximately           holders of record of our Founders Shares.

Dividends

We have not paid any dividends on our common stock to date and we do not intend to pay cash dividends prior to the consummation of a business combination. If we complete the Acquisition, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after any business combination will be within the discretion of our then-Board of Directors. Our Board of Directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends prior to a business combination.

Recent Sales of Unregistered Securities

On July 16, 2007, we issued an aggregate amount of 8,575,000 shares, at a purchase price of $0.001 per share, in private placement transactions. On August 1, 2007, we issued 25,000 shares, at a purchase price of $0.001 per share, in a private placement. On September 28, 2007, we issued 25,000 shares, at a purchase price of $0.001 per share, in a private placement. In total, prior to our initial public offering we issued

8,625,000 shares of our common stock for an aggregate amount of $8,625 in cash. Of those shares, 637,786 were redeemed because the underwriters did not fully exercise their over-allotment option, resulting in a total of 7,987,214 shares outstanding after the redemption.

On August 1, 2007, our former Chief Executive Officer agreed to purchase 1,000,000 of our warrants to purchase one share of our common stock at a price of $1.00 per warrant. Our former Chief Executive Officer purchased such warrants from us immediately prior to the consummation of our initial public offering on November 27, 2007.

On October 19, 2007, our sponsor agreed to purchase 7,500,000 of our warrants to purchase one share of our common stock at a price of $1.00 per warrant. Our sponsor purchased such warrants from us immediately prior to the consummation of our initial public offering on November 27, 2007.

The sales of the above securities were deemed to be exempt from the registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. In each such transaction, such entity represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions.

Additionally, we have entered into agreements to restructure our Founders Shares and our warrants. Please see the sections entitled “The Acquisition Proposal — Restructuring of the Founders Shares” and “The Acquisition Proposal — Amendment of the Warrant Agreement”.

Securities Authorized for Issuance under Equity Compensation Plans

We currently have no compensation plans under which equity securities are authorized for issuance.

APPRAISAL RIGHTS

Our stockholders do not have appraisal rights in connection the Acquisition under the DGCL. The stockholders of 1st Commerce Bank have dissenters’ rights in connection with the Acquisition under the Nevada Revised Statutes.

STOCKHOLDER PROPOSALS

Our 2010 annual meeting of stockholders will be held on or about April 23, 2010 unless the date is changed by the Board of Directors. If you are a stockholder and you want to include a proposal in the proxy statement for the 2010 annual meeting, you need to provide it to the us by no later than December 14, 2009. You should direct any proposals to our Assistant Secretary at our principal office. If you want to present a matter of business to be considered at the year 2010 annual meeting, under our certificate of incorporation you must give timely notice of the matter, in writing, to our Assistant Secretary. To be timely, the notice has to be given between December 24, 2009 and January 23, 2010.

LEGAL MATTERS

Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, has acted as counsel for GCAC. Kolesar & Leatham, Chtd. has acted as special regulatory counsel for GCAC. Richards, Layton & Finger, P.A. has acted as special counsel for GCAC as to matters of Delaware law.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audited balance sheets as of December 31, 2008 and 2007, and the related statements of operations, cash flows and shareholders’ equity for the periods from June 28, 2007 (inception) to December 31, 2007 and from June 28, 2007 (inception) to December 31, 2008 included in this proxy statement, have been so included in the reliance on a report of Hays & Company LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein.

The personnel of Hays & Company LLP, our independent registered public accounting firm, joined with Crowe Horwath LLP, resulting in the resignation of Hays & Company LLP as our independent registered public accounting firm. Crowe Horwath LLP was appointed as our independent registered public accounting firm going forward on June 5, 2009. Representatives of Crowe Horwath LLP will be present at the stockholder meeting or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, GCAC and services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of our annual report to stockholders and our proxy statement. Upon written or oral request, we will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at our principal executive offices at 1370 Avenue of the Americas, Floor 28, New York, New York 10019.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by us with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on us at the SEC web site containing reports, proxy statement and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this proxy statement.

If you would like additional copies of this proxy statement or if you have questions about the Acquisition, you should contact our Assistant Secretary via telephone or in writing:

Mr. Andrew Nelson
Assistant Secretary
Global Consumer Acquisition Corp.
1370 Avenue of the Americas, Floor 28
New York, New York 10019
Telephone: (212) 445-7800

INDEX TO FINANCIAL STATEMENTS

1ST COMMERCE BANK

Unaudited Condensed Interim Financial Statements
Condensed Balance Sheets as of June 30, 2009 and December 31, 2008	F-2
Condensed Statements of Operations for the Six Months Ended June 30, 2009 and 2008	F-3
Condensed Statements of Changes in Stockholders’ Equity for the Six Months Ended June 30, 2009 and 2008	F-4
Condensed Statements of Cash Flows for the Six Months Ended June 30, 2009 and 2008	F-5
Notes to Condensed Interim Financial Statements	F-6

Financial Statements
Report of Independent Registered Public Accounting Firm	F-11
Balance Sheets as of December 31, 2008 and 2007	F-12
Statements of Operations for the Years Ended December 31, 2008 and 2007 and the period from October 18, 2006 (date of inception) to December 31, 2006	F-13
Statements of Changes in Stockholders’ Equity for the Years Ended December 31, 2008 and 2007 and the period from October 18, 2006 (date of inception) to December 31, 2006	F-14
Statements of Cash Flows for the Years Ended December 31, 2008 and 2007 and the period from October 18, 2006 (date of inception) to December 31, 2006	F-15
Notes to Financial Statements	F-16

GLOBAL CONSUMER ACQUISITION CORP.

Unaudited Condensed Financial Statements
Condensed Balance Sheets as of June 30, 2009 and December 31, 2008	F-28
Condensed Statements of Operations for the Three and Six Months ended June 30, 2009 and 2008 and for the Period from June 28, 2007 (inception) to June 30, 2009	F-29
Condensed Statements of Changes in Stockholders’ Equity for the Period ended June 28, 2007 (inception) to June 30, 2009	F-30
Condensed Statements of Cash Flows for the Six Months ended June 30, 2009 and 2008 and for the Period from June 28, 2007 (inception) to June 30, 2009	F-31
Notes to Condensed Financial Statements	F-32

Financial Statements
Report of Independent Registered Public Accounting Firm	F-42
Balance Sheets as of December 31, 2008 and 2007	F-43
Statements of Operations for the Year ended December 31, 2008 and for the Periods from June 28, 2007 (inception) to December 31, 2007 and from June 28, 2007 (inception) to December 31, 2008	F-44
Statements of Changes in Stockholders’ Equity for the Period ended June 28, 2007 (inception) to December 31, 2008	F-45
Statements of Cash Flows for the Year ended December 31, 2008 and for the Periods from June 28, 2007 (inception) to December 31, 2007 and from June 28, 2007 (inception) to December 31, 2008	F-46
Notes to Financial Statements	F-47

1st Commerce Bank

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
	(Unaudited)

ASSETS
Cash and due from banks	$344,433	$1,149,678
Money-market funds and interest-bearing deposits	4,612,615	18,363,916
Federal funds sold	50,000	125,000

Cash and cash equivalents	5,007,048	19,638,594
Loans held for sale	1,354,073	391,215
Investment securities held for long-term investment carried at amortized cost which approximates fair value	115,200
Portfolio loans, less allowance for loan losses of $1,192,000 in 2009 and $740,000 in 2008	35,873,376	29,922,918
Premises and equipment	662,570	731,592
Accrued interest income	154,171	107,457
Other real estate owned	555,000	555,000
Other assets	1,354,016	1,275,109

TOTAL ASSETS	$45,075,454	$52,621,885

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$7,256,176	$20,186,648
Interest-bearing	32,314,866	26,469,075

Total deposits	39,571,042	46,655,723
Accrued interest on deposits and other liabilities	146,011	133,604

Total liabilities	39,717,053	46,789,327
STOCKHOLDERS’ EQUITY:
Common stock, no par value, 1,100,000 shares authorized; 800,000 shares issued and outstanding	4,000,000	4,000,000
Additional paid-in capital	4,000,000	4,000,000
Retained-earnings deficit	(2,641,599)	(2,167,442)

Total stockholders’ equity	5,358,401	5,832,558

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$45,075,454	$52,621,885

See notes to condensed interim financial statements.

1st Commerce Bank

CONDENSED STATEMENTS OF OPERATIONS

	Six Months Ended June 30
	2009	2008
	(Unaudited)

Interest income:
Portfolio loans (including fees)	$1,047,168	$1,063,934
Loans held for sale	23,308	2,286
Federal funds sold	36	17,120
Interest-bearing deposits with banks	34,604

Total interest income	1,105,116	1,083,340
Interest expense:
Deposits	418,871	416,356
Short-term borrowings		3,808

Total interest expense	418,871	420,164

Net interest income	686,245	663,176
Provision for loan losses	457,595	131,000

Net interest income after provision for loan losses	228,650	532,176
Noninterest income:
Service charges on deposit accounts	53,294	35,455
Fees from origination of non-portfolio residential mortgage loans	76,844	15,821
Other	17,201	6,883

Total noninterest income	147,339	58,159
Noninterest expense:
Salaries and employee benefits	546,104	573,811
Occupancy	115,680	114,197
Equipment rent, depreciation and maintenance	55,719	54,085
Other	371,643	283,496

Total noninterest expense	1,089,146	1,025,589

Loss before federal income tax benefit	(713,157)	(435,254)
Federal income tax benefit	(239,000)	(144,000)

NET LOSS	$(474,157)	$(291,254)

NET LOSS PER SHARE	$(0.59)	$(0.36)

See notes to condensed interim financial statements.

1st Commerce Bank

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

		Additional	Retained-
	Common	Paid-in	Earnings
	Stock	Capital	Deficit	Total
	(Unaudited)

Six Months Ended June 30, 2008
Balances at January 1, 2008	$4,000,000	$4,000,000	$(1,009,626)	$6,990,374
Net loss for the 2008 period			(291,254)	(291,254)

BALANCES AT JUNE 30, 2008	$4,000,000	$4,000,000	$(1,300,880)	$6,699,120

Six Months Ended June 30, 2009
Balances at January 1, 2009	$4,000,000	$4,000,000	$(2,167,442)	$5,832,558
Net loss for the 2009 period			(474,157)	(474,157)

BALANCES AT JUNE 30, 2009	$4,000,000	$4,000,000	$(2,641,599)	$5,358,401

See notes to condensed interim financial statements.

1st Commerce Bank

CONDENSED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30
	2009	2008
	(Unaudited)

OPERATING ACTIVITIES
Net loss	$(474,157)	$(291,254)
Adjustments to reconcile net loss to net cash used by operating activities:
Provision for loan losses	457,595	131,000
Depreciation of premises and equipment	70,675	69,176
Originations and purchases of loans held for sale	(6,219,218)	(1,133,089)
Proceeds from sales of loans held for sale	5,256,360	1,133,089
Increase in accrued interest income and other assets	(125,621)	(111,094)
Increase in accrued interest expense and other liabilities	12,407	49,342

NET CASH USED BY OPERATING ACTIVITIES	(1,021,959)	(152,830)
INVESTING ACTIVITIES
Purchase of securities held for long-term investment	(115,200)
Net increase in portfolio loans	(6,408,053)	(5,613,637)
Purchases of premises and equipment	(1,653)	(13,678)

NET CASH USED BY INVESTING ACTIVITIES	(6,524,906)	(5,627,315)
FINANCING ACTIVITIES
Net decrease in demand deposits, NOW accounts and savings accounts	(9,459,618)	(977,692)
Net increase in certificates of deposit	2,374,937	7,170,093

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(7,084,681)	6,192,401

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(14,631,546)	412,256
Cash and cash equivalents at beginning of period	19,638,594	3,955,858

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,007,048	$4,368,114

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	431,143	397,337

See notes to condensed interim financial statements.

1st Commerce Bank

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (Unaudited)

NOTE A —	BASIS OF PRESENTATION

The accompanying condensed financial statements of 1st Commerce Bank (the “Bank”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America.

The statements do, however, include all adjustments of a normal recurring nature which the Bank considers necessary for a fair presentation of the interim periods.

The results of operations for the six-month period ended June 30, 2009 are not necessarily indicative of the results to be expected for the year ending December 31, 2009.

NOTE B —	NET LOSS PER SHARE

Net loss per share is based on the weighted average number of common shares outstanding (800,000 shares). There were no common stock equivalents or other forms of dilutive instruments outstanding during the periods presented.

NOTE C —	FAIR VALUE

SFAS No. 157 establishes a hierarchy that prioritizes the use of fair value inputs used in valuation methodologies into the following three levels:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be derived from or corroborated by observable market data by correlation or other means.

Level 3:  Significant unobservable inputs that reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The following is a description of the Bank’s valuation methodologies used to measure and disclose the fair values of its financial assets and liabilities on a recurring or nonrecurring basis:

Investment securities available for sale:  Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based on quoted prices, when available. If quoted prices are not available, fair values are measured using independent pricing models, as Level 2 values.

Mortgage loans held for sale:  Mortgage loans held for sale are carried at the lower of cost or fair value and are measured on a nonrecurring basis. Fair value is based on independent quoted market prices, where applicable, or the prices for other mortgage whole loans with similar characteristics.

Loans:  The Bank does not record loans at fair value on a recurring basis. However, from time to time, nonrecurring fair value adjustments to collateral-dependent loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of the collateral.

Other real estate owned:  At the time of foreclosure, foreclosed properties are adjusted to fair value less estimated costs to sell upon transfer from portfolio loans to other real estate owned, establishing a new accounting basis. The Bank subsequently adjusts fair value on other real estate owned on a nonrecurring basis to reflect partial write-downs based on the observable market price, current appraised value of the asset or other estimates of fair value.

1st Commerce Bank

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (Unaudited) — (Continued)

The balances of assets and liabilities measured at fair value on a nonrecurring basis as of June 30, 2009 were as follows (in $1,000s):

		Significant
		Unobservable
		Inputs
	Total	(Level 3)

Impaired loans(1)	$347	$347

Other real estate owned(1)	$555	$555

(1)	Represents carrying value and related write-downs for which adjustments are based on the appraised value of the applicable collateral or foreclosed property or other estimates of fair value.

As of June 30, 2009, the fair value of mortgage loans held for sale was similar to the cost; therefore, such loans are carried at cost so they are not included in the nonrecurring table above.

There were no assets or liabilities measured on a recurring or nonrecurring basis as of December 31, 2008.

The Bank began applying the fair value measurement and disclosure provisions of FAS No. 157 effective January 1, 2009 to nonfinancial assets and liabilities measured on a nonrecurring basis; which did not have a material effect on the Bank’s financial position upon implementation. The Bank measures the fair value of the following on a nonrecurring basis: (1) long-lived assets and (2) foreclosed assets.

[The remainder of this page intentionally left blank]

1st Commerce Bank

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (Unaudited) — (Continued)

Carrying values and estimated fair values of financial instruments for FAS No. 107 disclosure purposes were as follows (in $1,000s):

	June 30, 2009		December 31, 2008
	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value

Financial Assets:
Cash and cash equivalents	$5,007	$5,007	$19,639	$19,639
Investments held for long-term investment	115	115
Loans held for sale	1,354	1,354	391	391
Portfolio loans:
Loans secured by real estate:
Commercial	21,531	21,394	15,664	15,679
Residential (including multi-family)	931	931	933	933
Construction, land development and other land	7,417	6,268	6,044	6,055

Total loans secured by real estate	29,879	28,593	22,641	22,667
Commercial and other business-purpose loans	6,972	6,939	7,794	7,835
Consumer	206	208	222	224
Other	8		6

Total portfolio loans	37,065	35,740	30,663	30,726
Less allowance for loan losses	(1,192)	(1,192)	(740)	(740)

Net portfolio loans	35,873	34,548	29,923	29,986
Financial Liabilities:
Deposits:
Noninterest-bearing	7,256	7,256	20,187	20,187
Interest-bearing:
Demand accounts	7,147	7,147	3,676	3,676
Time certificates of less than $100,000	10,421	10,451	14,016	14,055
Time certificates of $100,000 or more	14,747	14,728	8,777	8,789

Total interest-bearing	32,315	32,326	26,469	26,520

Total deposits	39,571	39,582	46,656	46,707

Estimated fair values of financial assets and liabilities in the preceding table are based upon a comparison of current interest rates on financial instruments and the timing of related scheduled cash flows to the estimated present value of such cash flows using current estimated market rates of interest (unless quoted market values or other fair value information is more readily available). For example, the estimated fair value of portfolio loans is based on discounted cash flow computations. Similarly, the estimated fair value of time deposits, debt obligations and subordinated debentures were determined through discounted cash flow computations. Such estimates of fair value are not intended to represent market value or portfolio liquidation value, and only represent an estimate of fair value based on current financial reporting requirements.

Given current market conditions, a portion of the loan portfolio is not readily marketable and market prices do not exist. The Bank has not attempted to market the loan portfolio to potential buyers, if any exist, to determine the fair value of those instruments in accordance with the definition in FAS No. 157. Since negotiated prices in illiquid markets depend upon the then present motivations of the buyer and seller, it is reasonable to assume that actual sales prices could vary widely from any estimate of fair value made without the benefit of negotiations. Additionally, changes in market interest rates can dramatically impact the value of financial instruments in a short period of time. Accordingly, the fair value measurements for loans included in the table above are unlikely to represent the instruments’ liquidation values.

1st Commerce Bank

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (Unaudited) — (Continued)

NOTE D —	NEW ACCOUNTING STANDARDS

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, Fair Value Measurements, which provides a definition of fair value for accounting purposes, establishes a framework for measuring fair value and expands related financial statement disclosures. In February 2008, the FASB issued FASB Staff Position (FSP) FAS 157-2 which deferred the effective date of SFAS No. 157 until January 1, 2009 for nonfinancial assets and nonfinancial liabilities except those items recognized or disclosed at fair value on an annual or on a more frequently recurring basis. The implementation of previously deferred aspects of Statement No. 157 in 2009 (as permitted by FSP FAS 157-2) did not have a material effect on the Bank’s results of operations or financial position. Fair value disclosures are set forth in Note C to the condensed interim financial statements.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in results of operations at each reporting date. Statement No. 159 was applied prospectively and implemented by the Bank effective January 1, 2008. As of June 30, 2009, the Bank has not elected the fair value option.

In December 2007, the FASB issued Statement No. 141(R), Business Combinations, to further enhance the accounting and financial reporting related to business combinations. Statement No. 141(R) establishes principles and requirements for how the acquirer in a business combination (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree, (2) recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase, (3) requires that acquisition-related and restructuring costs be recognized separately from the acquisition, generally charged to expense when incurred and (4) determines information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Statement No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009. The effects of the Bank’s adoption of Statement No. 141(R) had no impact upon implementation and its subsequent impact will depend upon the extent and magnitude of acquisitions in the future.

On April 9, 2009, the FASB issued the following FSPs, which become effective for second quarter reporting, with earlier implementation permitted for the first calendar quarter of 2009. The Bank elected to implement the new guidance effective January 1, 2009.

FSP FAS 107-1 and APB 28-1 amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, and APB Opinion No. 28, Interim Financial Reporting, to require interim disclosures about fair value of financial instruments in addition to annual reporting. The required disclosures are included in Note C to the condensed interim financial statements.

FSP FAS 115-2 and FAS 124-2 amends the other-than-temporary impairment guidance for debt securities to make it more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in financial statements. Implementation of this new guidance did not have a material effect on the Bank’s financial statements.

FSP FAS 157-4 amends prior fair value guidance to aid in determining fair value when the volume and level of activity for an asset or liability have significantly decreased and identifying transactions that are not orderly. This new guidance is intended to clarify that significant adjustments to quoted prices may be necessary to estimate fair value when there has been a significant decrease in the volume and activity for the asset/liability in relation to normal market activity. Fair value is the price that would be received to sell an asset (or paid to transfer a liability) in an orderly transaction (that is, not a forced liquidation or distressed sale) between willing market participants under current market conditions. The Bank implemented FSP

1st Commerce Bank

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (Unaudited) — (Continued)

FAS 157-4 as of January 1, 2009. It did not have a material effect on the Bank’s financial statements upon implementation.

In March 2008 the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133. This new guidance revises the presentation and disclosure of derivatives and hedging activities, became effective for the Bank on January 1, 2009 and did not have a material impact on the Bank’s condensed interim financial statements upon implementation.

In February 2008, the FASB issued FSB FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions. The new guidance clarifies transfers and certain transactions’ accounting subject to the provisions of FAS 140 and becomes effective January 1, 2009. This new guidance did not have a material impact on the Bank’s financial position or results of operations upon implementation.

In May 2009, the FASB issued Statement No. 165, Subsequent Events. This new guidance requires the disclosure of the date through which an entity has evaluated subsequent events and becomes effective June 30, 2009. This new guidance would not have a material impact on the Bank’s financial statements. For purposes of the Bank’s June 30, 2009 financial statements, management has evaluated subsequent events through August 31, 2009.

In June 2009, the FASB issued Statement No. 166, Accounting for Transfers of Financial Assets — an Amendment of FASB Statement No. 140. This new guidance revises the presentation and disclosure of transfers of financial assets and the effects of a transfer on an entity’s financial position, financial performance and cash flows. Statement No. 166 applies to fiscal years, and interim periods within those fiscal years, beginning on or after November 15, 2009. Management has not completed its review of this new guidance.

In June 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codificationtm and The Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162. On the effective date of this statement, the FASB Accounting Standards Codificationtm (Codification) will supersede all then-existing non-Securities and Exchange Commission (SEC) accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009 and will not have a material impact to the Bank’s financial statements.

The FASB has also recently issued several proposals to amend, supersede or interpret existing accounting standards which may impact the Bank’s financial statements at a later date, such as a proposed amendment to Statement No. 128, Earnings per Share, among other things.

The Bank’s management has not completed its analysis of this new guidance (as proposed, where applicable) although it anticipates the potential impact (if finalized, where applicable) would not be material to the Bank’s financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Bank’s financial statements.

NOTE E —	REGULATORY AGREEMENT

In May 2009, the Bank entered into an agreement with the FDIC and the Nevada Financial Institutions Division of the State of Nevada (NDFI). The Bank has agreed with the FDIC and the NDFI (i) to develop a written action plan to reduce the Bank’s risk for any loan classified substandard and exceeding $150,000, (ii) to adopt a written plan to better manage lending risk concentration, (iii) to develop a plan for improving earnings, (iv) to maintain Tier 1 capital at a level not less than 9% of the Bank’s total assets, (v) to pay dividends only with the prior written consent of the FDIC and the NDFI and (vi) to provide quarterly progress reports regarding these undertakings.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
1st Commerce Bank

We have audited the accompanying balance sheets of 1st Commerce Bank as of December 31, 2008 and 2007, and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2008 and 2007, and the period from October 18, 2006 (date of inception) to December 31, 2006. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1st Commerce Bank as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007, and the period from October 18, 2006 (date of inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Grand Rapids, Michigan

April 9, 2009

1st Commerce Bank

BALANCE SHEETS

	December 31
	2008	2007

ASSETS
Cash and due from banks	$1,149,678	$955,858
Interest-bearing deposits with banks	18,363,916
Federal funds sold	125,000	3,000,000

Cash and cash equivalents	19,638,594	3,955,858
Loans held for sale	391,215
Portfolio loans, less allowance for loan losses of $740,000 in 2008 and $393,000 in 2007 — Note B	29,922,918	26,636,822
Premises and equipment — Note D	731,592	848,498
Accrued interest income	107,457	107,298
Other real estate owned	555,000
Other assets	1,275,109	542,865

TOTAL ASSETS	$52,621,885	$32,091,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$20,186,648	$5,820,110
Interest-bearing — Note E	26,469,075	19,187,241

Total deposits	46,655,723	25,007,351
Accrued interest on deposits and other liabilities	133,604	93,616

Total liabilities	46,789,327	25,100,967
STOCKHOLDERS’ EQUITY — Note K:
Common stock, par value $5.00 per share, 1,100,000 shares authorized; 800,000 shares issued and outstanding	4,000,000	4,000,000
Additional paid-in capital	4,000,000	4,000,000
Retained-earnings deficit	(2,167,442)	(1,009,626)

Total stockholders’ equity	5,832,558	6,990,374

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$52,621,885	$32,091,341

See notes to financial statements.

1st Commerce Bank

STATEMENTS OF OPERATIONS

			Period Ended
	Year Ended December 31		December 31,
	2008	2007	2006

Interest income:
Portfolio loans (including fees)	$2,087,917	$1,571,583	$164,782
Loans held for sale	12,133
Federal funds sold	35,412	156,192	36,275
Interest-bearing deposits with banks	12,531

Total interest income	2,147,993	1,727,775	201,057
Interest expense:
Deposits	898,905	504,303	23,496
Short-term borrowings	3,808

Total interest expense	902,713	504,303	23,496

Net interest income	1,245,280	1,223,472	177,561
Provision for loan losses — Note B	1,025,827	268,000	125,000

Net interest income after provision for loan losses	219,453	955,472	52,561
Noninterest income:
Service charges on deposit accounts	97,898	8,728
Fees from origination of non-portfolio residential mortgage loans	74,075	10,959
Fees from syndication and placement of non-portfolio commercial loans	12,500	1,200
Other	20,440	12,975	491

Total noninterest income	204,913	33,862	491
Noninterest expense:
Salaries and employee benefits	1,239,636	1,023,143	158,466
Occupancy	228,131	201,518	15,709
Equipment rent, depreciation and maintenance	108,999	109,671	11,831
Preopening and start-up costs			420,168
Other — Note G	588,416	524,786	97,720

Total noninterest expense	2,165,182	1,859,118	703,894

Loss before federal income tax benefit	(1,740,816)	(869,784)	(650,842)
Federal income tax benefit — Note H	(583,000)	(292,000)	(219,000)

NET LOSS	$(1,157,816)	$(577,784)	$(431,842)

NET LOSS PER SHARE	$(1.45)	$(0.72)	$(0.54)

See notes to financial statements.

1st Commerce Bank

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

		Additional	Retained-
	Common	Paid-in	Earnings
	Stock	Capital	Deficit	Total

Balances at October 18, 2006, beginning of period	$-0-	$-0-	$-0-	$-0-
Issuance of 800,000 shares of common stock for cash consideration of $10.00 per share in conjunction with formation of Bank	4,000,000	4,000,000		8,000,000
Net loss for the 2006 period			(431,842)	(431,842)

BALANCES AT DECEMBER 31, 2006	4,000,000	4,000,000	(431,842)	7,568,158
Net loss for 2007			(577,784)	(577,784)

BALANCES AT DECEMBER 31, 2007	4,000,000	4,000,000	(1,009,626)	6,990,374
Net loss for 2008			(1,157,816)	(1,157,816)

BALANCES AT DECEMBER 31, 2008	$4,000,000	$4,000,000	$(2,167,442)	$5,832,558

See notes to financial statements.

1st Commerce Bank

STATEMENTS OF CASH FLOWS

			Period Ended
	Year Ended December 31		December 31,
	2008	2007	2006

OPERATING ACTIVITIES
Net loss for the period	$(1,157,816)	$(577,784)	$(431,842)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Provision for loan losses	1,025,827	268,000	125,000
Depreciation of premises and equipment	139,472	120,742	8,079
Deferred income tax credit	(583,000)	(292,000)	(219,000)
Originations and purchases of loans held for sale	(4,668,007)
Proceeds from sales of loans held for sale	4,276,792
Decrease (increase) in accrued interest income and other assets	(149,403)	410,347	(549,510)
Increase in accrued interest expense on deposits and other liabilities	39,988	72,706	20,910

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(1,076,147)	2,011	(1,046,363)
INVESTING ACTIVITIES
Net increase in portfolio loans	(4,866,923)	(17,441,623)	(9,588,199)
Purchase of premises and equipment	(22,566)	(808,170)	(169,149)

NET CASH USED BY INVESTING ACTIVITIES	(4,889,489)	(18,249,793)	(9,757,348)
FINANCING ACTIVITIES
Net increase in demand deposits, NOW accounts and savings accounts	12,203,177	6,391,013	5,268,395
Net increase in certificates of deposit	9,445,195	11,376,841	1,971,102
Net proceeds from issuance of common stock			8,000,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	21,648,372	17,767,854	15,239,497

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	15,682,736	(479,928)	4,435,786
Cash and cash equivalents at beginning of period	3,955,858	4,435,786	-0-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$19,638,594	$3,955,858	$4,435,786

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	892,878	463,083	19,147
Transfers of loans to other real estate owned	555,000

See notes to financial statements.

1st Commerce Bank

NOTES TO FINANCIAL STATEMENTS
December 31, 2008

NOTE A —	SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation:  1st Commerce Bank (the “Bank”) is a full-service commercial bank located in North Las Vegas, Nevada. The Bank commenced operations in October 2006. The Bank is 51%-owned by Capitol Development Bancorp Limited V, a bank development company headquartered in Lansing, Michigan, and a controlled subsidiary of Capitol Bancorp Limited (“Capitol”), a national community bank-development company.

The Bank provides a full range of banking services to individuals, businesses and other customers located in its community. A variety of deposit products are offered, including checking, savings, money market, individual retirement accounts and certificates of deposit. The principal market for the Bank’s financial services is the community in which it is located and the areas immediately surrounding that community.

Estimates:  The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results will differ from those estimates because of the inherent subjectivity and inaccuracy of any estimation.

Cash and Cash Equivalents:  Cash and cash equivalents include cash on hand, amounts due from banks (interest-bearing and noninterest-bearing) and federal funds sold. Generally, federal funds transactions are entered into for a one-day period.

Loans Held for Sale:  Loans held for sale represent residential real estate mortgage loans held for sale into the secondary market. Loans held for sale are stated at the aggregate lower of cost or market. Fees from the origination of loans held for sale are recognized in the period the loans are originated.

Investment Securities:  Investment securities available for sale (none at December 31, 2008 and 2007) are carried at fair value with unrealized gains and losses reported as a separate component of stockholders’ equity, net of tax effect (accumulated other comprehensive income). All other investment securities are classified as held for long-term investment (none at December 31, 2008 and 2007) and are carried at amortized cost, which approximates fair value.

Investments are classified at the date of purchase based on management’s analysis of liquidity and other factors. The adjusted cost of specific securities sold is used to compute realized gains or losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Loans, Credit Risk and Allowance for Loan Losses:  Portfolio loans are carried at their principal balance based on management’s intent and ability to hold such loans for the foreseeable future until maturity or repayment.

Credit risk arises from making loans and loan commitments in the ordinary course of business. Consistent with the Bank’s emphasis on business lending, there are concentrations of credit in loans secured by commercial real estate and less significant concentrations exist in loans secured by equipment and other business assets. The maximum potential credit risk to the Bank, without regard to underlying collateral and guarantees, is the total of loans and loan commitments outstanding. Management reduces the Bank’s exposure to losses from credit risk by requiring collateral and/or guarantees for loans granted and by monitoring concentrations of credit, in addition to recording provisions for loan losses and maintaining an allowance for loan losses.

The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated losses inherent in the portfolio at the balance sheet date. Management’s determination of the adequacy of the allowance is an estimate based on evaluation of the portfolio (including potential impairment

1st Commerce Bank

NOTES TO FINANCIAL STATEMENTS — (Continued)

of individual loans and concentrations of credit), past loss experience, current economic conditions, volume, amount and composition of the loan portfolio, loan commitments outstanding and other factors. The allowance is increased by provisions charged to operations and reduced by net charge-offs.

The Bank has stand-by letters of credit outstanding that, when issued, commits the Bank to make payments on behalf of customers if certain specified future events occur, generally being non-payment by the customer. These obligations generally expire within one year and require collateral and/or personal guarantees based on management’s credit assessment. The maximum credit risk associated with these instruments equals their contractual amounts, assuming that the counterparty defaults and the collateral proves to be worthless. The total contractual amounts do not necessarily represent future cash requirements since many of these guarantees may expire without being drawn upon. The Bank records a liability, generally equal to the fees received, for these stand-by letters of credit.

Credit risk also arises from amounts of funds on deposit at other financial institutions (i.e., due from banks) to the extent balances exceed the limits of federal deposit insurance. The Bank monitors the financial position of such financial institutions to evaluate credit risk periodically.

Transfers of Financial Assets:  Transfers of financial assets are accounted for as sales when control over the transferred asset has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the bank does not maintain effective control over the transferred asset through an agreement to repurchase it before its maturity. Transfers of financial assets are generally limited to commercial loan participations sold, which were insignificant for the periods presented, and the sale of residential mortgage loans into the secondary market, the extent of which is disclosed in the statements of cash flows.

Interest and Fees on Loans:  Interest income on loans is recognized based upon the principal balance of loans outstanding. Direct costs of successful origination of portfolio loans generally exceed fees from loan originations (net deferred costs approximated $15,000 at December 31, 2008).

The accrual of interest is generally discontinued when a loan becomes 90 days past due as to interest. When interest accruals are discontinued, interest previously accrued (but unpaid) is reversed. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest and the loan is in process of collection.

Premises and Equipment:  Premises and equipment are stated on the basis of cost. Depreciation of equipment, furniture and software, which have estimated useful lives of three to seven years, is computed principally by the straight-line method. Leasehold improvements are generally depreciated over the shorter of the respective lease term or estimated useful life.

Other Real Estate:  Other real estate is comprised of properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure. These properties held for sale are carried at estimated fair value (net of estimated selling cost) at the date acquired and are periodically reviewed for subsequent impairment.

Preopening and Start-up Costs:  Costs incurred prior to commencement of operations were charged to expense on the opening date. Such costs consisted primarily of salaries, wages and employee benefits.

Share-Based Payments:  Stock options and other share-based payment arrangements (none at December 31, 2008 and 2007) are measured at estimated fair value at the grant date and are recorded as compensation expense over the requisite service period associated with the share-based payment, usually the vesting period.

1st Commerce Bank

NOTES TO FINANCIAL STATEMENTS — (Continued)

Trust Assets and Related Income:  Customer property, other than funds on deposit, held in a fiduciary or agency capacity by the Bank is not included in the balance sheet because it is not an asset of the Bank. Trust fee income is recorded on the accrual method.

Federal Income Taxes:  Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. If it is determined that realization of deferred tax assets is in doubt, a valuation allowance is required to reduce deferred tax assets to the amount which is more-likely-than-not realizable. The effect on deferred income taxes of a change in tax laws or rates is recognized in income in the period that includes the enactment date.

Net Loss Per Share:  Net loss per share is based on the weighted average number of common shares outstanding (800,000 shares). There were no common stock equivalents or other forms of dilutive instruments for the periods presented.

Comprehensive Loss:  Comprehensive loss is the sum of net loss and certain other items which are charged or credited to stockholders’ equity. For the periods presented, the Bank’s only element of comprehensive loss was the net loss from operations.

Reclassifications:  Certain 2007 and 2006 amounts have been reclassified to conform to the 2008 presentation.

New Accounting Standards:  In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, Fair Value Measurements, which provides a definition of fair value for accounting purposes, establishes a framework for measuring fair value and expands related financial statement disclosures. Statement No. 157 does not require any new fair value measurements and was initially effective for the Bank beginning January 1, 2008. In February 2008, the FASB issued FASB Staff Position (FSP) FAS 157-2 which defers the effective date of SFAS No. 157 until January 1, 2009 for nonfinancial assets and nonfinancial liabilities except those items recognized or disclosed at fair value on an annual or on a more frequently recurring basis. The partial implementation of Statement No. 157 in 2008 (as permitted by FSP FAS 157-2) did not have a material effect on the Bank’s results of operations or financial position. Fair value disclosures are set forth in Note I to the financial statements.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in results of operations at each reporting date. Statement No. 159 was applied prospectively and implemented by the Bank effective January 1, 2008. As of December 31, 2008, the Bank has not elected the fair value option.

In December 2007, the FASB issued Statement No. 141(R), Business Combinations, to further enhance the accounting and financial reporting related to business combinations. Statement No. 141(R) establishes principles and requirements for how the acquirer in a business combination (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree, (2) recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase, (3) requires that acquisition-related and restructuring costs be recognized separately from the acquisition, generally charged to expense when incurred and (4) determines information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Statement No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009. The effects of the Bank’s adoption of Statement No. 141(R) will depend upon the extent and magnitude of acquisitions after December 31, 2008.

1st Commerce Bank

NOTES TO FINANCIAL STATEMENTS — (Continued)

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities about Transfers of Financial Assets and Variable Interest Entities. This new guidance expands on disclosures regarding financial assets transferred in a securitization or asset-backed financing arrangement, servicing assets and information about variable-interest entities and became effective for the Bank on December 31, 2008. The new disclosure requirements had no material effect on the Bank’s financial statements, inasmuch as the Bank has not engaged in securitizations or asset-backed financing arrangements, does not have significant servicing assets and has no investments in variable-interest entities.

In February 2008, the FASB issued FSB FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions. The new guidance clarifies transfers and certain transactions’ accounting subject to the provisions of FAS 140 and becomes effective January 1, 2009. Management does not expect this new guidance to have a material impact on the Bank’s financial position or results of operations upon implementation.

Also recently, the FASB has issued several proposals to amend, supersede or interpret existing accounting standards which may impact the Bank’s financial statements at a later date:

•	Proposed amendment to Statement No. 128, Earnings per Share; and

•	FASB FSP to require recalculation of leveraged leases if the timing of tax benefits affect cash flows.

The Bank’s management has not completed its analysis of this new guidance (as proposed, where applicable) although it anticipates the potential impact (if finalized, where applicable) would not be material to the Bank’s financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Bank’s financial statements.

NOTE B —	LOANS

Portfolio loans consisted of the following at December 31:

	2008	2007

Loans secured by real estate:
Commercial	$15,664,426	$15,249,034
Residential (including multi-family)	933,096	1,160,442
Construction, land development and other land	6,044,048	5,661,136

Total loans secured by real estate	22,641,570	22,070,612
Commercial and other business-purpose loans	7,793,560	4,853,309
Consumer	221,590	71,920
Other	6,198	33,981

Total portfolio loans	30,662,918	27,029,822
Less allowance for loan losses	(740,000)	(393,000)

Net portfolio loans	$29,922,918	$26,636,822

1st Commerce Bank

NOTES TO FINANCIAL STATEMENTS — (Continued)

Transactions in the allowance for loan losses are summarized below:

	2008	2007	2006

Balance at beginning of period	$393,000	$125,000	$—
Provision charged to operations	1,025,827	268,000	125,000
Loans charged off (deduction)	(678,827)	—	—
Recoveries	—	—	—

Balance at December 31	$740,000	$393,000	$125,000

Nonperforming loans (i.e., loans which are 90 days or more past due and loans on nonaccrual status) as of December 31, 2008 (none as of December 31, 2007) are summarized below:

Nonaccrual loans:
Loans secured by real estate:
Commercial	$895,000
Past due (≥ 90 days) loans and accruing interest:
Commercial and other business-purpose loans	105,000

Total nonperforming loans	$1,000,000

If nonperforming loans had performed in accordance with their contractual terms during 2008, additional interest income of $134,000 would have been recorded. At December 31, 2008, there were no material amounts of loans which were restructured or otherwise renegotiated as a concession to troubled borrowers.

Loans are considered impaired when it is probable that all amounts due according to the contractual terms of a loan agreement will not be collected, including contractually scheduled interest and principal payments. Impaired loans, which are included in nonperforming loans, were $895,000 as of December 31, 2008 (none as of December 31, 2007) and did not have an allowance requirement.

Impaired loans which do not have an allowance requirement include collateral-dependent loans for which direct write-downs have been made (when necessary) and, accordingly, no allowance requirement or allocation is necessary. During 2008, the average recorded investment in impaired loans approximated $1.1 million. Interest income is recorded on impaired loans if not on nonaccrual status, or may be recorded on a cash basis in some circumstances, if such payments are not credited to principal. In 2008, no interest income was recorded on impaired loans.

Appraisals are typically ordered when a loan reaches nonperforming status, when an appraisal being used for FAS 114 analysis becomes more than one year old or if material value deterioration has occurred in the marketplace since the last appraisal. Appraisals are the primary basis for determining the estimated fair value of the collateral, unless the appraisal is based on comparable transactions which are deemed to be distressed/forced sales or occurring in disorderly transactions in inactive markets. Deviations from appraisals are infrequent. In addition to appraisals, broker price opinions are occasionally obtained for residential properties. When an appraisal or broker price opinion is received (generally within four weeks from the date ordered), the reports are reviewed for propriety and then an impairment analysis is completed for all loans over $250,000 to determine whether a write-down is necessary and such write-downs are made immediately. Appraisals received after the balance-sheet date and prior to the issuance of the financial statements are also considered for adjustment to such financial statements. For the periods presented, 1st Commerce Bank has not charged-off or reserved an amount different than the appraisal, except for adjusting for estimated selling expenses of the property.

1st Commerce Bank

NOTES TO FINANCIAL STATEMENTS — (Continued)

The amounts of the allowance for loan losses allocated in the following table are based on management’s estimate of losses inherent in the portfolio at the balance sheet date, and should not be interpreted as an indication of future charge-offs:

	December 31, 2008		December 31, 2007
		Percentage		Percentage
		of Total		of Total
		Portfolio		Portfolio
	Amount	Loans	Amount	Loans

Loans secured by real estate:
Commercial	$264,000	0.86%	$217,000	0.80%
Residential (including multi-family)	14,000	0.05	16,000	0.06
Construction, land development and other land	270,000	0.88	78,000	0.29

Total loans secured by real estate	548,000	1.79	311,000	1.15
Commercial and other business-purpose loans	187,000	0.61	81,000	0.30
Consumer	4,000	0.01	1,000
Other	1,000

Total allowance for loan losses	$740,000	2.41%	$393,000	1.45%

NOTE C —	RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank may make loans to officers and directors of the Bank including their immediate families and companies in which they are principal owners. At December 31, 2008, total loans to these persons approximated $951,000 ($27,000 as of December 31, 2007). During 2008, $945,000 of new loans were made to these persons and repayments totaled $21,000. Such loans, when made, are at the Bank’s normal credit terms.

Such officers and directors of the Bank (and their associates, family and/or affiliates) are also depositors of the Bank and those deposits, as of December 31, 2008 and 2007, approximated $4.3 million and $2.6 million, respectively. Such deposits are similarly made at the Bank’s normal terms as to interest rate, term and deposit insurance.

The Bank purchases certain data processing and management services from Capitol. Amounts paid for such services approximated $282,000, $270,000 and $55,000 in 2008, 2007 and 2006, respectively.

NOTE D —	PREMISES AND EQUIPMENT

Major classes of premises and equipment consisted of the following at December 31:

	2008	2007

Leasehold improvements	$607,227	$607,227
Equipment, furniture and software	392,658	370,092

	999,885	977,319
Less accumulated depreciation	(268,293)	(128,821)

	$731,592	$848,498

The Bank rents office space under an operating lease. Rent expense under this lease agreement approximated $156,000, $145,000 and $16,000 in 2008, 2007 and 2006, respectively.

1st Commerce Bank

NOTES TO FINANCIAL STATEMENTS — (Continued)

At December 31, 2008, future minimum rental payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year were as follows:

2009	$162,000
2010	166,000
2011	170,000
2012	174,000
2013	73,000

Total	$745,000

NOTE E —	DEPOSITS

The aggregate amount of time deposits of $100,000 or more approximated $8.8 million and $7.1 million as of December 31, 2008 and 2007, respectively.

At December 31, 2008, the scheduled maturities of time deposits were as follows:

2009	$21,161,000
2010	1,434,000
2011	198,000

Total	$22,793,000

NOTE F —	EMPLOYEE RETIREMENT PLAN

Subject to eligibility requirements, the Bank’s employees participate in a multi-employer employee 401(k) retirement plan. Employer contributions charged to expense by the Bank for this plan approximated $20,000, $18,000 and $2,000 in 2008, 2007 and 2006, respectively.

NOTE G —	OTHER NONINTEREST EXPENSE

The more significant elements of other noninterest expense consisted of the following:

	2008	2007	2006

Contracted data processing and administrative services	$284,629	$272,643	$56,310
Travel, lodging and meals	28,775	29,788	7,688
FDIC insurance premiums and other regulatory fees	34,828	9,507
Telephone	25,674	24,738	2,456
Paper, printing and supplies	26,562	25,719	10,486
Taxes other than income taxes	28,996	15,645	2,684
Other	158,952	146,746	18,096

	$588,416	$524,786	$97,720

NOTE H —	FEDERAL INCOME TAXES

The credit for federal income taxes consists of the following components:

	2008	2007	2006

Current	$-0-	$-0-	$-0-
Deferred credit	583,000	292,000	219,000

	$583,000	$292,000	$219,000

1st Commerce Bank

NOTES TO FINANCIAL STATEMENTS — (Continued)

Net deferred income tax assets, included as a component of other assets, consisted of the following at December 31:

	2008	2007

Allowance for loan losses	$252,000	$134,000
Net operating loss carryforward	747,000	253,000
Organizational costs	121,000	131,000
Other, net	(26,000)	(7,000)

	$1,094,000	$511,000

No federal income taxes were paid during 2008, 2007 and 2006. As of December 31, 2008, the Bank had a net operating loss carryforward for federal income tax purposes of approximately $2,196,000, $1,452,000 of which expires in 2028, $632,000 of which expires in 2027 and $112,000 of which expires in 2026. These loss carryforwards will reduce taxes payable in future periods and have been recognized for financial reporting purposes. Management believes that, based on its tax planning strategies and estimate of future taxable income, it is more likely than not the Bank will generate sufficient taxable income to fully utilize the net deferred tax assets.

In conjunction with its annual review, management concluded that there were no significant uncertain tax positions requiring recognition in the financial statements. The evaluation was performed for the tax years of 2006, 2007 and 2008, the tax years which remain subject to examination by major tax jurisdictions and was updated as of December 31, 2008.

The Bank may from time to time be assessed interest or penalties associated with tax liabilities by major tax jurisdictions, although any such assessments are estimated to be minimal and immaterial. To the extent the Bank has received an assessment for interest and/or penalties, it has been classified in the statements of operations as a component of other noninterest expense.

NOTE I —	FAIR VALUE

Effective January 1, 2008, the Bank implemented FAS No. 157, as discussed in Note A. FAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes that a transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability is not to be adjusted for transaction costs. An orderly transaction is one that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

FAS No. 157 requires the use of valuation techniques which are consistent with a market approach, income approach and/or cost method. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities. The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis. The cost method is based on the amount that currently would be required to replace the service capacity of an asset (replacement cost). Valuation techniques are to be consistently applied. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market

1st Commerce Bank

NOTES TO FINANCIAL STATEMENTS — (Continued)

participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, FAS No. 157 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy follows:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be derived from or corroborated by observable market data by correlation or other means.

Level 3:  Significant unobservable inputs that reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The following is a description of the Bank’s valuation methodologies used to measure and disclose the fair values of its financial assets and liabilities on a recurring or nonrecurring basis:

Investment securities available for sale:  Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based on quoted prices, when available. If quoted prices are not available, fair values are measured using independent pricing models, as Level 2 values.

Mortgage loans held for sale:  Mortgage loans held for sale are carried at the lower of cost or fair value and are measured on a nonrecurring basis. Mortgage loans held for sale written down to fair value are included in the following table (none at December 31, 2008). Fair value is based on independent quoted market prices, where applicable, or the prices for other mortgage whole loans with similar characteristics.

Loans:  The Bank does not record loans at fair value on a recurring basis. However, from time to time, nonrecurring fair value adjustments to collateral-dependent loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of the collateral.

Fair value measurements for assets and liabilities where there exists limited or no observable market data and, therefore, are based primarily upon estimates, are often calculated based on current pricing policy, the economic and competitive environment, the characteristics of the asset or liability and other such factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any calculation technique and, further, changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values.

There were no assets and liabilities measured at fair value on a recurring or nonrecurring basis as of December 31, 2008.

The Bank will apply the fair value measurement and disclosure provisions of FAS No. 157 effective January 1, 2009 to nonfinancial assets and liabilities measured on a nonrecurring basis. The Bank measures the fair value of the following on a nonrecurring basis: (1) long-lived assets and (2) foreclosed assets.

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1st Commerce Bank

NOTES TO FINANCIAL STATEMENTS — (Continued)

Carrying values and estimated fair values of financial instruments for FAS No. 107 disclosure purposes were as follows at December 31 (in $1,000s):

	2008		2007
		Estimated		Estimated
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value

Financial Assets:
Cash and cash equivalents	$19,639	$19,639	$3,956	$3,956
Loans held for sale	391	391
Portfolio loans:
Loans secured by real estate:
Commercial	15,664	15,679	15,249	15,308
Residential (including multi-family)	933	933	1,161	1,170
Construction, land development and other land	6,044	6,055	5,661	5,683

Total loans secured by real estate	22,641	22,667	22,071	22,161
Commercial and other business-purpose loans	7,794	7,835	4,853	4,890
Consumer	222	224	72	72
Other	6		34	34

Total portfolio loans	30,663	30,726	27,030	27,157
Less allowance for loan losses	(740)	(740)	(393)	(393)

Net portfolio loans	29,923	29,986	26,637	26,764
Financial Liabilities:
Deposits:
Noninterest-bearing	20,187	20,187	5,820	5,820
Interest-bearing:
Demand accounts	3,676	3,676	5,839	5,839
Time certificates of less than $100,000	14,016	14,055	6,293	6,281
Time certificates of $100,000 or more	8,777	8,789	7,055	7,061

Total interest-bearing	26,469	26,520	19,187	19,181

Total deposits	46,656	46,707	25,007	25,001

Estimated fair values of financial assets and liabilities in the preceding table are based upon a comparison of current interest rates on financial instruments and the timing of related scheduled cash flows to the estimated present value of such cash flows using current estimated market rates of interest unless quoted market values or other fair value information is more readily available. For example, the estimated fair values of portfolio loans and time deposits were determined through discounted cash flow computations. Such estimates of fair value are not intended to represent market value or portfolio liquidation value, and only represent an estimate of fair values based on current financial reporting requirements.

Given current market conditions, a portion of the loan portfolio is not readily marketable and market prices do not exist. The Bank has not attempted to market the loan portfolio to potential buyers, if any exist, to determine the fair value of those instruments in accordance with the definition in FAS No. 157. Since negotiated prices in illiquid markets depend upon the then present motivations of the buyer and seller, it is reasonable to assume that actual sales prices could vary widely from any estimate of fair value made without the benefit of negotiations. Additionally, changes in market interest rates can dramatically impact the value of

1st Commerce Bank

NOTES TO FINANCIAL STATEMENTS — (Continued)

financial instruments in a short period of time. Accordingly, the fair value measurements for loans included in the preceding table above are unlikely to represent the instruments’ liquidation values.

NOTE J —	COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, various loan commitments are made to accommodate the financial needs of Bank customers. Such loan commitments include stand-by letters of credit, lines of credit, and various commitments for other commercial, consumer and mortgage loans. Stand-by letters of credit, when issued, commit the Bank to make payments on behalf of customers when certain specified future events occur and are used infrequently ($12,000 and $62,000 at December 31, 2008 and 2007, respectively). Other loan commitments outstanding consist of unused lines of credit and approved, but unfunded, specific loan commitments ($3.9 million and $9.1 million at December 31, 2008 and 2007, respectively).

These loan commitments (stand-by letters of credit and unfunded loans) generally expire within one year and are reviewed periodically for continuance or renewal. All loan commitments have credit risk essentially the same as that involved in routinely making loans to customers and are made subject to the Bank’s normal credit policies. In making these loan commitments, collateral and/or personal guarantees of the borrowers are generally obtained based on management’s credit assessment.

The Bank may be required to maintain an average reserve balance in the form of cash on hand and balances due from the Federal Reserve Bank and certain correspondent banks. The amount of reserve balance required as of December 31, 2008 was $25,000 (none as of December 31, 2007).

Deposits at the Bank are insured up to the maximum amount covered by FDIC insurance.

NOTE K —	CAPITAL REQUIREMENTS

Federal financial institution regulatory agencies have established certain risk-based capital guidelines. Those guidelines require all banks to maintain certain minimum ratios and related amounts based on “Tier 1” and “Tier 2” capital and “risk-weighted assets” as defined and periodically prescribed by the respective regulatory agencies. Failure to meet these capital requirements can result in severe regulatory enforcement action or other adverse consequences for a depository institution and, accordingly, could have a material impact on the Bank’s financial statements.

Under the regulatory capital adequacy guidelines and related framework for prompt corrective action, the specific capital requirements involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by regulatory agencies about components, risk weighting and other factors.

As a condition of charter approval, the Bank is required to maintain a core capital (Tier 1) to average total assets of not less than 8% and an allowance for loan losses of not less than 1% of portfolio loans for the first three years of operations.

As of December 31, 2008, the most recent notification received by the Bank from regulatory agencies has advised that the Bank is classified as “well-capitalized” as that term is defined by the applicable agencies. There are no conditions or events since those notifications that management believes would change the regulatory classification of the Bank.

Management believes, as of December 31, 2008, that the Bank meets all capital adequacy requirements to which it is subject.

1st Commerce Bank

NOTES TO FINANCIAL STATEMENTS — (Continued)

The Bank’s various amounts of regulatory capital and related ratios as of December 31 are summarized below (amounts in thousands):

	2008		2007

Tier 1 capital to average total assets:
Minimum required amount	≥ $	3,778	≥ $	2,355
Actual amount		$4,739		$6,479
Ratio		10.03%		22.01%
Tier 1 capital to risk-weighted assets:
Minimum required amount(1)	≥ $	1,183	≥ $	1,107
Actual amount		$4,739		$6,479
Ratio		16.02%		23.42%
Combined Tier 1 and Tier 2 capital to risk-weighted assets:
Minimum required amount(2)	≥ $	2,366	≥ $	2,214
Amount required to meet “Well-Capitalized” category(3)	≥ $	2,958	≥ $	2,767
Actual amount		$5,113		$6,825
Ratio		17.28%		24.67%

(1)	The minimum required ratio of Tier 1 capital to risk-weighted assets is 4%.

(2)	The minimum required ratio of Tier 1 and Tier 2 capital to risk-weighted assets is 8%.

(3)	In order to be classified as a ‘well-capitalized’ institution, the ratio of Tier 1 and Tier 2 capital to risk-weighted assets must be 10% or more.

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)
CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
	(unaudited)

ASSETS
Cash and cash equivalents	$390,062	$1,445,882
Investments held in trust	316,770,979	316,692,141
Prepaid expenses	106,879	257,180

	$317,267,920	$318,395,203

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accrued expenses	$2,770,809	$682,057
Deferred underwriters’ commission	9,584,655	9,584,655

	12,355,464	10,266,712

Common stock, subject to possible conversion, 9,584,654 shares stated at conversion value	94,983,921	94,983,921

Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; None issued or outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 39,936,064 issued and outstanding	3,036	3,036
Additional paid-in capital	214,270,219	214,082,720
Deficit accumulated during the development stage	(4,344,720)	(941,186)

	209,928,535	213,144,570

	$317,267,920	$318,395,203

The accompanying notes are an integral part of these condensed financial statements.

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

					Period from
					June 28,
	Three Months	Three Months	Six Months	Six Months	2007
	Ended	Ended	Ended	Ended	(inception) to
	June 30,	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008	2009

Revenue	$—	$—	$—	$—	$—
Operating expenses
General and administrative expenses	2,468,765	495,111	3,297,219	758,635	5,989,868
Stock based compensation	93,750	655,418	187,499	1,310,836	5,096,465

Loss from operations	(2,562,515)	(1,150,529)	(3,484,718)	(2,069,471)	(11,086,333)
Interest income	10,562	1,481,237	81,184	3,510,156	6,741,613

Net (loss) income	$(2,551,953)	$330,708	$(3,403,534)	$1,440,685	$(4,344,720)

Earnings per share
Net (loss) income	$(2,551,953)	$330,708	$(3,403,534)	$1,440,685	$(4,344,720)
Deferred interest on investments held in trust relating to common shares subject to possible conversion	$—	$37,804	$—	$129,514	$(766,772)

Net (loss) income attributable to common stockholders	$(2,551,953)	$368,512	$(3,403,534)	$1,570,199	$(5,111,492)

Weighted average number of common shares subject to possible conversion outstanding	9,584,654	9,584,654	9,584,654	9,584,654

Earnings per share common shares subject to possible conversion	$—	$—	$—	$(0.01)

Weighted average number of common shares outstanding — basic	39,936,064	39,936,064	39,936,064	39,936,064

Weighted average number of common shares outstanding — diluted	39,936,064	80,384,914	39,936,064	80,384,914

Basic (loss) earnings per common share	$(0.06)	$0.01	$(0.09)	$0.04

Diluted (loss) earnings per common share	$(0.06)	$—	$(0.09)	$0.02

The accompanying notes are an integral part of these condensed financial statements.

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD JUNE 28, 2007 (INCEPTION) TO JUNE 30, 2009
(Unaudited)

				Earnings (deficit)
				accumulated
				during the
	Common Stock		Additional	development
	Shares	Amount	paid-in capital	stage	Total

Common shares issued at $0.001 per share	8,625,000	$863	$7,762	$—	$8,625
Sale of 31,948,850 units, net of underwriter’s commissions and offering expenses (includes 9,584,654 shares subject to possible conversion)	31,948,850	3,195	295,649,528	—	295,652,723
Proceeds subject to possible conversion of 9,584,654 shares	—	(958)	(94,216,190)	—	(94,217,148)
Proceeds from issuance of private placement warrants	—	—	8,500,000	—	8,500,000
Redemption of common shares at $0.001 per share	(637,786)	(64)	(574)	—	(638)
Stock based compensation	—	—	284,014	—	284,014
Deferred interest on investments held in trust relating to common shares subject to possible conversion	—	—	(321,208)	—	(321,208)
Net income	—	—	—	611,360	611,360

Balance at December 31, 2007	39,936,064	3,036	209,903,332	611,360	210,517,728
Stock based compensation	—	—	4,624,952	—	4,624,952
Deferred interest on investments held in trust relating to common shares subject to possible conversion	—	—	(445,564)	—	(445,564)
Net loss	—	—	—	(1,552,546)	(1,552,546)

Balance at December 31, 2008	39,936,064	3,036	214,082,720	(941,186)	213,144,570
Stock based compensation	—	—	187,499	—	187,499
Net loss	—	—	—	(3,403,534)	(3,403,534)

Balance at June 30, 2009	39,936,064	$3,036	$214,270,219	$(4,344,720)	$209,928,535

The accompanying notes are an integral part of these condensed financial statements.

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

			Period from
			June 28,
			2007
	Six Months Ended	Six Months Ended	(inception) to
	June 30,	June 30,	June 30,
	2009	2008	2009

Cash flow from operating activities
Net (loss) income	$(3,403,534)	$1,440,685	$(4,344,720)
Adjustments to reconcile net (loss) income to net cash used in operating activities
Stock based compensation	187,499	1,310,836	5,096,465
Interest earned on cash held in trust	(78,838)	(3,499,680)	(6,712,019)
Changes in operating assets and liabilities
Prepaid expenses	150,301	150,302	(106,879)
Accrued expenses	2,088,752	(498,775)	2,770,809
Accrued offering costs	—	(295,612)	—

Net cash used in operating activities	(1,055,820)	(1,392,244)	(3,296,344)

Cash flow from investing activities
Cash withdrawn from trust account for working capital	—	4,049,491	4,100,000
Cash placed in trust account	—	—	(314,158,960)

Net cash provided by (used in) investing activities	—	4,049,491	(310,058,960)

Cash flow from financing activities
Proceeds from sales of shares of common stock to initial stockholders, net	—	—	7,987
Proceeds from sale of warrants in private placement	—	—	8,500,000
Proceeds from initial public offering	—	—	319,488,500
Payment of underwriter’s discount and offering costs	—	—	(14,251,121)

Net cash provided by financing activities	—	—	313,745,366

Net (decrease) increase in cash and equivalents	(1,055,820)	2,657,247	390,062
Cash and cash equivalents, beginning of period	1,445,882	81,163	—

Cash and cash equivalents, end of period	$390,062	$2,738,410	$390,062

Supplemental disclosure of non-cash financing activities
Deferred interest on investments held in trust relating to common shares subject to possible conversion	$—	$(129,514)	$766,772

Deferred underwriter commissions included in proceeds from initial public offering	$—	$—	$9,584,655

The accompanying notes are an integral part of these condensed financial statements.

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

1.	INTERIM FINANCIAL INFORMATION

These unaudited condensed financial statements as of June 30, 2009, for the three and six months ended June 30, 2009 and 2008 and for the period from June 28, 2007 (inception) to June 30, 2009, have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim period presented are not necessarily indicative of the results to be expected for any other interim period or for the full year. These interim unaudited financial statements should be read in conjunction with the financial statements for the period from June 28, 2007 (inception) to December 31, 2008, which are included in Global Consumer Acquisition Corp.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

2.	ORGANIZATION AND BUSINESS OPERATIONS

Global Consumer Acquisition Corp. (a development stage company) (the “Company” or “GCAC”) is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The registration statement for the Company’s initial public offering (the “Offering”) was declared effective on November 20, 2007. The Company consummated the Offering on November 21, 2007 and received net proceeds of $305,658,960 and $8,500,000 from the private placement sale of Founder Warrants (Note 4). Substantially, all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination. The Company’s management has complete discretion in identifying and selecting the target business. There is no assurance that the Company will be able to successfully effect a business combination. Management agreed that 98.3% or $314,158,960 ($316,770,979 at June 30, 2009 including accrued interest) of the gross proceeds from the Offering would be held in a trust account (“Trust Account”) until the earlier of (i) the completion of a business combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages execute agreements with the Company waiving any right in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The remaining unrestricted interest earned of $390,062 not held in the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions, and initial and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. The Company will proceed with the initial business combination only if both a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in the Offering exercise their conversion rights described below.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, if the Company does not consummate a business combination by November 27, 2009 the Company will cease to exist except for the purposes of winding up its affairs and liquidating.

All of our founding stockholders have agreed to vote all their shares of common stock owned by them prior to our initial public offering in accordance with the majority of shares of common stock held by public stockholders who vote at a meeting with respect to a business combination and any shares of common stock

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

acquired by them in or after our initial public offering in favor of a business combination. After consummation of a business combination, these voting safeguards will no longer be applicable.

With respect to a business combination that is approved and consummated, the Company will redeem the common stock of its Public Stockholders who voted against the business combination and elected to have their shares of common stock converted into cash. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed business combination, less any remaining tax liabilities relating to interest income, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Public Stockholders who convert their stock into their share of the Trust Account retain their warrants. The Company will not complete any proposed business combination for which it’s Public Stockholders owning 30% or more of the shares sold in the Offering both vote against a business combination and exercise their conversion rights. At June 30, 2009, 9,584,654 shares of the common stock issued in connection with the Offering were subject to redemption.

3.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Investments held in trust

As of June 30, 2009, the Company’s investments held in trust were invested in the Federated U.S. Treasury Cash Reserve Fund. The fund invests only in a portfolio of short-term U.S. Treasury securities. The Company recognized interest income of $9,792 and $78,838 on these investments for the three and six months ended June 30, 2009 respectively, and $6,712,019 for the period June 28, 2007 (inception) through June 30, 2009. The Company did not withdraw any earned interest from the Trust Account for working capital purposes during the three or six months ended June 30, 2009 and withdrew $4,100,000 for the period June 28, 2007 (inception) through June 30, 2009, in accordance with the Offering.

4.	INITIAL PUBLIC OFFERING

On November 27, 2007, the Company sold 31,948,850 Units, including 1,948,850 Units from the partial exercise of the underwriters’ over-allotment option, at an Offering price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share commencing the later of the completion of a business combination or November 27, 2009 and expiring November 27, 2012. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, but only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending three business days prior to the date on which the notice of redemption is given. The Company agreed to pay the underwriters in the Offering an underwriting commission of 7% of the gross proceeds of the Offering. However, the underwriters agreed that approximately 3% of the underwriting discount will not be payable unless and until the Company completes a business combination and have waived their right to receive such payments upon the Company’s liquidation if it is unable to complete a business combination. As of June 30, 2009 the deferred underwriting commissions were $9,584,655.

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

On November 27, 2007, certain of the initial stockholders purchased an aggregate of 8,500,000 warrants (the “Founder Warrants”) from the Company in a private placement pursuant to the exemption from registration contained in Section 4(2) of the Securities of Act of 1933, as amended. The Founder Warrants were sold for a total purchase price of $8,500,000, or $1.00 per warrant. The private placement took place simultaneously with the consummation of the Offering. Each warrant is exercisable to one share of common stock. The exercise price of the Founder Warrants is $7.50. The Founder Warrants are also subject to a lock-up agreement with the Company’s underwriters and will not be transferable before the consummation of a business combination. The holders of the Founder Warrants are also entitled, at any time and from time to time, to exercise the Founder Warrants on a cashless basis at the discretion of the holder. The proceeds from the sale of the Founder Warrants have been deposited into the Trust Account, subject to a trust agreement and will be part of the funds distributed to the Company’s Public Stockholders in the event the Company is unable to complete a business combination.

Based upon observable market prices, the Company determined that the grant date fair value of the Founder Warrants was $1.10 per warrant, $9,350,000 in the aggregate. The valuation was based on all comparable initial public offerings by blank check companies in 2007. The Company will record compensation expense of $850,000 in connection with the Founder Warrants, which is the amount equal to the grant date fair value of the Founder Warrants minus the purchase price. The compensation expense will be recognized over the estimated service period of 24 months. The Company estimated the service period as the estimated time to complete a business combination. The Company recognized $93,750, $187,499 and $703,125 in stock based compensation expense related to the Founder Warrants for the three and six months ended June 30, 2009 and the period from June 28, 2007 (inception) to June 30, 2009, respectively.

5.	RELATED PARTY TRANSACTIONS

Certain of the Company’s officers, directors and its initial stockholders (“Initial Stockholders”) are also officers, directors, employees and affiliated entities of Hayground Cove Asset Management LLC, the Company’s sponsor.

Services Agreement

The Company agreed to pay Hayground Cove Asset Management LLC, $10,000 per month, plus out-of-pocket expenses not to exceed $10,000 per month, for office space and services related to the administration of the Company’s day-to-day activities. This agreement is effective upon the consummation of the Offering and will terminate at the closing of a business combination. Under the terms of this agreement, the company has paid $30,000, $60,000 and $193,000 for the three and six months ended June 30, 2009 and the period from June 28, 2007 (inception) to June 30, 2009, respectively.

6.	STOCKHOLDERS EQUITY

Preferred Stock

The Company is authorized to issue 1,000,000 shares of blank check preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock

The Company issued 8,625,000 shares of common stock to the Initial Stockholders for cash proceeds of $8,625 (the “Founder Shares”). In the event the 4,500,000 over-allotment Units (Note 4) were not issued, the

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Initial Stockholders would be required to redeem the Founder Shares in an amount sufficient to cause the amount of issued and outstanding Founder Shares to equal 20% of the Company’s aggregate amount of issued and outstanding coming stock after giving effect to the issuance of common stock in connection with the Offering. The underwriters exercised 1,948,850 Units of the 4,500,000 over-allotment Units. The underwriters had 30 days from November 27, 2007 to exercise their over-allotment option. Therefore, as of December 27, 2007, 637,786 shares of the Initial Stockholders’ Founder shares were redeemed.

At June 30, 2009, there were 40,448,850 shares of common stock reserved for issuance upon exercise of the Company’s outstanding options and warrants.

Restricted Stock Units

Pursuant to Letter Agreements dated December 23, 2008 between the Company and each of its independent directors, Richard A.C. Coles, Michael B. Frankel and Mark Schulhof, the Company granted each independent director 50,000 Restricted Stock Units (“Restricted Stock Units”) with respect to shares of the Company’s common stock, subject to certain terms and conditions. Subject to stockholder approval, the Restricted Stock Units shall fully vest on the closing date of a Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation). Settlement of the vested Restricted Stock Units will occur on the date that is 180 calendar days after the vesting date. Restricted Stock Units will be settled by delivery of one share of the Company’s common stock for each Restricted Stock Unit settled. The Restricted Stock Units will not be considered granted until the grant has been approved by stockholders. At that time, the Company will incur compensation expense equal to the grant date fair value of the Restricted Stock Units.

In consideration of his service as President of the Company, the Company has agreed to grant Daniel Silvers 50,000 Restricted Stock Units with respect to shares of the Company’s common stock, subject to stockholder approval and certain additional terms and conditions contained in his officer letter. The Company has agreed to submit the Restricted Stock Units to a vote of its stockholders in connection with the solicitation of proxies or consents from its stockholders to approve a Business Combination. Subject to stockholder approval, the Restricted Stock Units shall fully vest on the closing date of a Business Combination. Settlement of vested Restricted Stock Units will occur on the date that is 180 calendar days after the vesting date. Restricted Stock Units will be settled by delivery of one share of the Company’s common stock for each Restricted Stock Unit settled. Such Restricted Stock Units shall be subject to a lock-up period that will commence on the date of the agreement granting such Restricted Stock Units and will continue for a period of 180 calendar days after the closing date of a Business Combination.

7.	FAIR VALUE MEASUREMENTS

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157 (“SFAS No. 157”) for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. In accordance with the provision of FASB Staff Positions No. 157-2, the Company has elected to defer implementation of SFAS No. 157 as it relates to its non-financial assets and non-financial liabilities that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis until January 1, 2009. The Company is evaluating the impact, if any, this standard will have on its non-financial assets and liabilities.

The adoption of SFAS No. 157 to the Company’s financial assets and liabilities did not have an impact on the Company’s financial results.

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of June 30, 2009, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair value determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability.

Financial Assets at Fair Value as of June 30, 2009

	Fair Value	Quoted Prices in	Significant Other	Significant
	June 30,	Active Markets	Observable Inputs	Unobservable Inputs
Description	2009	(Level 1)	(Level 2)	(Level 3)

Assets:
Investments held in trust	$316,770,979	$—	$316,770,979	$—

Total	$316,770,979	$—	$316,770,979	$—

Investments held in trust

As of June 30, 2009, the Company’s investments held in trust were invested in the Federated U.S. Treasury Cash Reserve Fund. The fund invests only in a portfolio of short-term U.S. Treasury securities. The Company recognized interest income of $9,792 and $78,838 on these investments for the three and six months ended June 30, 2009 respectively, and $6,712,019 for the period June 28, 2007 (inception) through June 30, 2009. The Company did not withdraw any earned interest from the Trust Account for working capital purposes during the three or six months ended June 30, 2009 and withdrew $4,100,000 for the period June 28, 2007 (inception) through June 30, 2009, in accordance with the Offering.

The fair values of the Company’s investments held in the Trust Account are determined through market, observable and corroborated sources.

The carrying amounts reflected in the balance sheets for other current assets and accrued expenses approximate fair value due to their short-term maturities.

8.	TRANSACTION COSTS

For the six months ended June 30, 2009, the Company incurred transaction costs relating to the proposed business combination (as disclosed in Note 11) of the amount of $2,198,994. Such transaction costs were expensed as professional fees. No transaction costs were incurred for the six months ended June 30, 2008.

9.	COMMITMENTS AND CONTINGENCIES

There is no material litigation currently pending against the Company or any members of our management team in their capacity as such. The Initial Stockholders have waived their right to receive distributions with respect to their Founder Shares upon the Company’s liquidation.

10.	INDEMNIFICATIONS

The Company has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided in its amended and restated certificate of incorporation. The Company believes that these provisions and agreements are necessary to attract qualified

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

officers and directors. The Company’s bylaws also will permit it to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures the Company’s directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify the directors and officers.

11.	SUBSEQUENT EVENTS

1st Commerce Merger Agreement and Colonial Asset Purchase Agreement

On July 13, 2009, GCAC, a Delaware corporation concurrently entered into (i) a Merger Agreement (the “1st Commerce Merger Agreement”), with WL Interim Bank, a Nevada corporation (“1st Commerce Merger Sub”), 1st Commerce Bank, a Nevada-chartered non-member bank (“1st Commerce Bank”), Capitol Development Bancorp Limited V, a Michigan corporation (“Capitol Development”) and Capitol Bancorp Limited, a Michigan corporation, which provides for the merger (the “Merger”) of 1st Commerce Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming GCAC’s wholly-owned subsidiary and (ii) an Asset Purchase Agreement (the “Colonial Asset Purchase Agreement”), with Colonial Bank, an Alabama banking corporation (“Colonial Bank”), and The Colonial BancGroup, Inc., a Delaware corporation. The transactions contemplated by the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement are referred to herein as the “Acquisitions”.

In connection with the Acquisitions, GCAC has initiated a process to become a bank holding company, which will enable it to participate in financial lines of business, and will rename itself Western Liberty Bancorp. Western Liberty Bancorp’s banking operations will be conducted through 1st Commerce Bank, which will be the surviving entity pursuant to the 1st Commerce Merger Agreement and will retain the 1st Commerce Bank name. Founded in 2006, 1st Commerce Bank is a Nevada bank and will continue to operate following the consummation of the Acquisitions. Upon the consummation of the Acquisitions, the combined entity will form a “new” Nevada financial institution with 22 banking branches, and approximately $477.0 million of gross loan assets, $320.0 million of transaction account deposits and $214.0 million in time deposits.

Pursuant to the 1st Commerce Merger Agreement and subject to the terms and conditions specified therein, 1st Commerce Merger Sub will be merged with and into 1st Commerce Bank, with 1st Commerce Bank as the surviving entity at closing. As a result of the Merger, GCAC will pay the stockholders of 1st Commerce Bank an aggregate merger consideration of $8.25 million, subject to increase or decrease at the closing of the Merger in accordance with the terms of the 1st Commerce Merger Agreement. The shares of those 1st Commerce Bank stockholders who do not exercise their dissenter’s rights under Nevada law will be cancelled and extinguished and automatically converted into the right to certain per share merger consideration, based on the aggregate merger consideration paid. Each share of common stock of 1st Commerce Merger Sub shall be converted into one share of common stock of the surviving corporation. The consummation of the Merger is conditioned upon, among other things, the approval by the holders of shares of common stock of Capitol Development of the 1st Commerce Merger Agreement and the Merger.

Immediately after the closing of the Merger, and pursuant to the Colonial Asset Purchase Agreement, GCAC and 1st Commerce (together, the “Purchaser”) will purchase select assets and deposits from Colonial Bank, the majority of which will originate from the Nevada segment of Colonial Bank consisting of (i) 21 banking branches, (ii) approximately $440.0 million in loans, of which approximately $340.0 million were originated in the Nevada franchise and (iii) approximately $492.0 million customer and transaction and time deposits (together, the “Select Colonial Assets”). In connection with the consummation of the acquisition of the Select Colonial Assets, GCAC will assign all of its rights and obligations under the Colonial Asset

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Purchase Agreement to 1st Commerce Bank. As consideration for the purchase of the Select Colonial Assets, Purchaser shall pay Colonial Bank, or Colonial Bank shall pay Purchaser, an amount equal to the sum of the following (each defined term having the meaning set forth in the Colonial Asset Purchase Agreement) (the “Closing Date Payment Amount”): (i) Non-Time Deposit Premium (which amount will be approximately $28.0 million, subject to adjustment based on the amount of Non-Time Deposits assumed by Purchaser at closing), (ii) a premium equal to 0.1% times the amounts that the deposit balance of the “Time Deposits” exceeds $200.0 million, (iii) the Acquisition Value, (iv) the face amount of Coins and Currency, (v) the net amount of the prorations and other closing date adjustments owed by Purchaser to Colonial Bank, (vi) the amount of Deposit Liabilities assumed, (vii) the amount of all other Transferred Liabilities and the Other Liabilities assumed and (viii) the net amount of the prorations and other closing date adjustments owed by Colonial Bank to Purchaser. The parties have agreed that Transferred Liabilities will include Deposit Liabilities with deposit balances in a sufficient aggregate amount so that the Closing Date Payment Amount paid by Purchaser or Seller, as applicable, does not exceed $1.0 million.

GCAC and Colonial Bank have also executed a non-binding letter agreement expressing the parties’ good faith obligation to identify additional loans satisfactory to GCAC so that the aggregate outstanding principal balance of all loans acquired by GCAC will be at least $450.0 million. As consideration for these additional loans, if any, GCAC would assume additional deposit liabilities with aggregate deposit balances of an amount equal to the outstanding principal balance of the additional loans.

The Acquisitions are subject to approvals from the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Nevada Division of Financial Institutions and the Alabama Department of Banking. As a corporation not currently subject to bank supervisory regulation, GCAC’s applications to become a bank holding company for a Nevada-based community bank are subject to different statutory approval processes maintained by several federal and state bank regulatory agencies with supervisory oversight and jurisdiction of the contemplated transactions and the banks that are parties to the contemplated transactions. Approval terms granted by these federal and state bank regulatory agencies may include terms and conditions more onerous than GCAC management contemplates, and approval may not be granted in the timeframes desired by the parties to the contemplated transactions. Bank regulatory approval, if granted, may contain terms that relate to deteriorating real estate lending both nationally and in Nevada; bank regulatory supervisory reactions to the current economic difficulties may not be specific to GCAC itself.

Pursuant to the 1st Commerce Merger Agreement, either party may terminate the 1st Commerce Merger Agreement in the event the Merger is not consummated by October 31, 2009. Pursuant to the Colonial Asset Purchase Agreement, either party may terminate the Colonial Asset Purchase Agreement in the event the transactions are not consummated by September 30, 2009. Both the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement also contain customary representations, warranties and covenants made by the respective parties thereto.

The Acquisitions are expected to be consummated in the third quarter of 2009 upon the fulfillment of certain conditions, including (a) obtaining the required regulatory approvals, (b) the affirmative vote of GCAC stockholders to adopt the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement and (c) holders of less than 30% of the shares of GCAC’s common stock issued in GCAC’s initial public offering having (i) voted against the consummation of the Acquisitions and (ii) exercised their rights to convert their shares into a pro rata share rata of GCAC’s trust account in accordance with GCAC’s amended and restated certificate of incorporation. The consummation of the Merger is also conditioned upon the approval of the 1st Commerce Merger Agreement and the Merger by the holders of shares of Capitol Development’s common stock. The 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement are also subject to the fulfillment of other customary closing conditions.

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Employment Agreement

On July 13, 2009, in connection with the Acquisitions, GCAC entered into an employment agreement with Mark Daigle (the “Employment Agreement”). The Employment Agreement provides that, subject to the closing of the Acquisitions, Mr. Daigle would become the Chief Executive Officer of Nevada commercial banking operations. In addition GCAC and its board of directors shall take such action as is necessary to appoint Mr. Daigle to the board of directors of Western Liberty Bancorp upon the consummation of the Acquisitions.

Pursuant to the terms of the Employment Agreement, Mr. Daigle’s employment shall commence as of the closing date of the transactions contemplated by the Colonial Asset Purchase Agreement (the “Effective Date”) and continue for an initial term of three years with one or more additional automatic one-year renewal periods. Mr. Daigle will be entitled to a base salary of $460,000. In addition, subject to the approval of the Acquisitions by GCAC’s stockholders, Mr. Daigle will receive a one-time grant of restricted stock equal to $3,000,000 divided by the closing price of GCAC’s common stock on the Effective Date. The restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Effective Date, subject to

Mr. Daigle’s continuous employment through each vesting date. Such restricted stock shall be subject to restrictions on transfer for a period of one year following each vesting date. Mr. Daigle will also receive a bonus of $100,000 within ten days of the Effective Date. Mr. Daigle shall be entitled to employee benefits in accordance with any employee benefits programs and policies adopted by Western Liberty Bancorp. In addition, the Employment Agreement contains customary representations, covenants and termination provisions. The Employment Agreement also states that Mr. Daigle does not have any right, title interest or claim of any kind in or to the proceeds from GCAC’s initial public offering and simultaneous private placement, plus all accrued interest, held in GCAC’s trust account, and that he will not seek any recourse against the trust account whatsoever.

Financial Sponsorship

On July 28, 2009, Hayground Cove Asset Management LLC, GCAC’s sponsor (“Hayground Cove”), entered into an amended and restated sponsor support agreement with GCAC (the “Support Agreement”) whereby it has agreed, at its option, to purchase through private purchases and/or cash tender offer up to 39% of GCAC’s shares to help facilitate approval of the Acquisitions. Hayground Cove will have the right, at its option, to propose a term sheet for permanent financing to GCAC within three months from the closing of the Acquisitions to exchange any purchased shares for new debt or equity securities. The proposed term sheet shall be on commercially reasonable terms and must be approved by a majority of the disinterested members of the board of the directors of GCAC. Once approved by the board, GCAC is obligated, within ten days of such approval, to commence an exchange offer for such securities to all public shareholders of GCAC on a pro rata basis and in compliance with applicable securities laws. Under the terms of the Support Agreement, Hayground Cove will also have the right to sell the shares purchased by Hayground Cove or its affiliates to GCAC at the same price paid by such purchaser (provided that the sale price shall be approved by a majority of the disinterested members of the board if the sale price is more than the five percent above the per share amount to be received by shareholders that elect to convert their shares into cash). The option must be exercised by Hayground Cove within one day of the shareholders meeting approving the Acquisitions. The Support Agreement and each of the agreements in connection with the purchase of shares by Hayground Cove and its affiliates is conditioned upon (i) an agreement by GCAC’s warrant holders to restructure the outstanding warrants on terms satisfactory to Hayground Cove and (ii) the closing of a business combination. In connection with the Support Agreement, Hayground Cove has received a $140.0 million commitment from Jefferies Finance LLC and Jefferies & Company, Inc. (together, “Jefferies”) to finance the purchase of shares.

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Under the terms of the Jefferies commitment, GCAC has agreed, pursuant to an Indemnification and Waiver Agreement, dated as of July 13, 2009 (the “Indemnification Agreement”), to provide certain indemnities from any losses, claims, damages and liabilities, along with any related expenses, that arise under the debt financing arrangement subject to a waiver to all proceeds in the trust account. GCAC will become a guarantor of the loan upon the closing of the Acquisitions, however, GCAC expects the guarantee to be released upon the closing of the Acquisitions in accordance with its terms, as the entire amount of any funds loaned under the commitment is required to be repaid immediately after the closing.

Warrant Restructuring

On July 20, 2009, the Company entered in an Amended and Restated Warrant Agreement with Continental Stock Transfer & Trust Company as warrant agent, which amends certain terms of the Company’s public warrants and Founder warrants. The terms of the Amended and Restated Warrant Agreement provide for certain new terms, including (i) a new strike price of $12.50 per share of the Company’s common stock, par value $0.0001, (ii) an expiration occurring on the earlier of (x) seven years from the consummation of the Acquisitions or another business combination or (y) the date fixed for redemption of the warrants set forth in the original warrant agreement, (iii) a redemption price of $0.01 per warrant, provided that (x) all of the warrants are redeemed (y) the last sales price of the common stock has been equal to or greater than $21.00 per share on each of 20 trading days within any 30 day trading period ending on the third business day prior to the date on which notice of redemption is given and (z) there is an effective registration statement in place with respect to the common stock underlying the warrants, (iv) mandatory downward adjustment of the strike price for each warrant to reflect any cash dividends paid with respect to the outstanding common stock, until such date as the Company’s publicly traded common stock trades at $18.00 or more per share on each of 20 trading days within any 30 trading day period; (iv) in the event an effective registration statement is not in place on the date the warrants are set to expire, the warrants will remain outstanding until 90 days after an effective registration statement is filed. If the Company has not filed an effective registration statement within 90 days after the expiration date, the warrants shall become exercisable for cash consideration. Additionally, the warrants shall not be exercisable by any warrant holder to the extent that, after giving effect to such exercise, any warrant holder or its affiliates would beneficially own in excess of 9.99% of the common stock outstanding immediately after giving effect to such exercise and no warrants held by the Company’s sponsor or any of its affiliates will be exercisable at any time while under the Company’s sponsor’s or any of its affiliates’ control. In addition, the Company’s sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act. The Amended and Restated Warrant Agreement shall be effective upon execution by us and Continental Transfer & Trust Company, but will be subject to (i) receipt by us of the written approval for listing of the amended warrants by the NYSE Amex and (ii) receipt of certifications by GCAC and Continental Transfer & Trust Company from the applicable registered holders of such warrants certifying the number of warrants held by the consenting warrant holders. The Company intends to file a Schedule 14C Information Statement in connection with the warrant restructuring as soon as practicable.

Founder Shares Restructuring

On July 20, 2009, the Company entered into a restructuring agreement (the “Founder Shares Restructuring Agreement”) with the Company’s sponsor, pursuant to which the Company’s sponsor, on behalf of itself and the funds and accounts it manages and participating holders of Founder Shares, has agreed to cancel at least 90% of the outstanding Founder Shares in exchange for one warrant per Founders Share cancelled (the “Exchange Warrants”). To date, holders of 95% of the Company’s Founder Shares have agreed to restructure

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

their Founder Shares. The cancelled Founder Shares will include all such Founder Shares currently held by the Company’s sponsor and its affiliates. Additional holders of Founder Shares may subsequently agree to restructure their Founder Shares in accordance with the terms of the Founder Shares Restructuring Agreement. Each Exchange Warrant will be governed by the Amended and Restated Warrant Agreement and have terms identical to those of the restructured outstanding warrants (except as set forth in the Warrant Agreement). The exchange of Founder Shares for Exchange Warrants shall occur prior to or concurrently with the consummation of the Acquisitions. In consideration for entering into the Founder Shares Restructuring Agreement, the Company shall indemnify its sponsor and each participating holder of Founder Shares for any claims that arise out of or are based upon the restructuring of the Founder Shares and shall indemnify its sponsor and its affiliates for any of their obligations with respect to the Founder Shares. The Founder Shares Restructuring Agreement provides that no warrant held by the Company’s sponsor or any of its affiliates will be exercisable at any time while under the Company’s sponsor’s or any of its affiliates’ control. In addition, the Company’s sponsor will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Global Consumer Acquisition Corp.

We have audited the accompanying balance sheets of Global Consumer Acquisition Corp. (a development stage company) (the “Company”) as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2008 and for the periods from June 28, 2007 (inception) to December 31, 2007 and from June 28, 2007 (inception) to December 31, 2008. We also have audited the Company’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on these financial statements and an opinion on the Company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Consumer Acquisition Corp. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008 and for the periods from June 28, 2007 (inception) to December 31, 2007 and from June 28, 2007 (inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, Global Consumer Acquisition Corp. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/  Hays & Company LLP
Hays & Company LLP

New York, New York
March 16, 2009

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

BALANCE SHEETS

	December 31,	December 31,
	2008	2007

ASSETS
Cash and cash equivalents	$1,445,882	$81,163
Investments held in trust	316,692,141	315,127,891
Prepaid expenses	257,180	257,180

	$318,395,203	$315,466,234

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accrued expenses	$682,057	$326,719
Accrued offering costs	—	498,775
Deferred underwriters’ commission	9,584,655	9,584,655

	10,266,712	10,410,149

Common stock, subject to possible conversion, 9,584,654 shares stated at conversion value	94,983,921	94,538,357

Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; None issued or outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 39,936,063 issued and outstanding	3,036	3,036
Additional paid-in capital	214,082,720	209,903,332
Retained earnings (deficit) accumulated during the development stage	(941,186)	611,360

	213,144,570	210,517,728

	$318,395,203	$315,466,234

The accompanying notes are an integral part of these financial statements

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

		Period from	Period from
		June 28,	June 28,
		2007	2007
	Year Ended	(Inception) to	(Inception) to
	December 31,	December 31,	December 31,
	2008	2007	2008

Revenue	$—	$—	$—

Operating expenses
General and administrative expenses	2,619,043	73,606	2,692,649
Stock based compensation	4,624,952	284,014	4,908,966

Loss from operations	(7,243,995)	(357,620)	(7,601,615)
Interest income	5,691,449	968,980	6,660,429

Net (loss) income	$(1,552,546)	$611,360	$(941,186)

Earnings per share
Net (loss) income	$(1,552,546)	$611,360	$(941,186)
Deferred interest on investments held in trust relating to common shares subject to possible conversion	(445,564)	(321,208)	(766,772)

Net (loss) income attributable to common stockholders	$(1,998,110)	$290,152	$(1,707,958)

Weighted average number of common shares subject to possible conversion outstanding	9,584,654	9,584,654

Earnings per share common shares subject to possible conversion	$0.05	$0.03

Weighted average number of common shares outstanding — basic	39,936,063	14,451,397

Weighted average number of common shares outstanding — diluted	80,384,913	54,900,247

Basic (loss) earnings per common share	$(0.05)	$0.02

Diluted earnings per common share		$0.01

The accompanying notes are an integral part of these financial statements

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

PERIOD FROM JUNE 28, 2007 (INCEPTION)
TO DECEMBER 31, 2008

				Earnings (Deficit)
				Accumulated
				During the
	Common Stock		Additional	Development
	Shares	Amount	Paid-In Capital	Stage	Total

Common shares issued at $0.001 per share	8,625,000	$863	$7,762	$—	$8,625
Sale of 31,948,850 units, net of underwriter’s commissions and offering expenses (includes 9,584,654 shares subject to possible conversion)	31,948,850	3,195	295,649,528	—	295,652,723
Proceeds subject to possible conversion of 9,584,654 shares	—	(958)	(94,216,190)	—	(94,217,148)
Proceeds from issuance of private placement warrants	—	—	8,500,000	—	8,500,000
Redemption of common shares at $0.001 per share	(637,787)	(64)	(574)	—	(638)
Stock based compensation	—	—	284,014	—	284,014
Deferred interest on investments held in trust relating to common shares subject to possible conversion	—	—	(321,208)	—	(321,208)
Net income	—	—	—	611,360	611,360

Balance at December 31, 2007	39,936,063	$3,036	$209,903,332	$611,360	$210,517,728
Stock based compensation	—	—	4,624,952	—	4,624,952
Deferred interest on investments held in trust relating to common shares subject to possible conversion	—	—	(445,564)	—	(445,564)
Net loss	—	—	—	(1,552,546)	(1,552,546)

Balance at December 31, 2008	39,936,063	$3,036	$214,082,720	$(941,186)	$213,144,570

The accompanying notes are an integral part of these financial statements

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

		Period from	Period from
		June 28,	June 28,
		2007	2007
	Year Ended	(Inception) to	(Inception) to
	December 31,	December 31,	December 31,
	2008	2007	2008

Cash flow from operating activities
Net (loss) income	$(1,552,546)	$611,360	$(941,186)
Adjustments to reconcile net (loss) income to net cash used in operating activities
Stock based compensation	4,624,952	284,014	4,908,966
Interest earned on cash held in trust	(5,664,250)	(968,931)	(6,633,181)
Changes in operating assets and liabilities
Prepaid expenses	—	(257,180)	(257,180)
Accrued expenses	355,338	326,719	682,057
Accrued offering costs	(498,775)	498,775	—

Net cash (used in) provided by operating activities	(2,735,281)	494,757	(2,240,524)

Cash flow from investing activities
Cash withdrawn from trust account for working capital	4,100,000	—	4,100,000
Cash placed in trust account	—	(314,158,960)	(314,158,960)

Net cash provided by (used in) investing activities	4,100,000	(314,158,960)	(310,058,960)

Cash flow from financing activities
Proceeds from sales of shares of common stock to initial stockholders, net	—	7,987	7,987
Proceeds from sale of warrants in private placement	—	8,500,000	8,500,000
Proceeds from initial public offering	—	319,488,500	319,488,500
Payment of underwriter’s discount and offering costs	—	(14,251,121)	(14,251,121)

Net cash provided by financing activities	—	313,745,366	313,745,366

Net increase in cash	1,364,719	81,163	1,445,882
Cash, beginning of period	81,163	—	—

Cash, end of period	$1,445,882	$81,163	$1,445,882

Supplemental disclosure of non-cash financing activities
Deferred interest on investments held in trust relating to common shares subject to possible conversion	$445,564	$321,208	$766,772

Deferred underwriter commissions included in proceeds from initial public offering	$—	$9,584,655	$9,584,655

The accompanying notes are an integral part of these financial statements

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM JUNE 28, 2007 (INCEPTION)
TO DECEMBER 31, 2008

1.	ORGANIZATION AND BUSINESS OPERATIONS

Global Consumer Acquisition Corp. (a development stage company) (the “Company”) is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The registration statement for the Company’s initial public offering (the “Offering”) was declared effective on November 20, 2007. The Company consummated the Offering on November 21, 2007 and received net proceeds of $305,658,960 and $8,500,000 from the private placement sale of insider warrants (Note 3). Substantially, all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination (“Business Combination”). The Company’s management has complete discretion in identifying and selecting the target business. There is no assurance that the Company will be able to successfully effect a Business Combination. Management agreed that 98.3% or $314,158,960 ($316,692,141 at December 31, 2008 including accrued interest) of the gross proceeds from the Offering would be held in a trust account (“Trust Account”) until the earlier of (i) the completion of a Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages execute agreements with the Company waiving any right in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The remaining unrestricted interest earned of $1,445,882 not held in the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions, and initial and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. The Company will proceed with the initial Business Combination only if both a majority of the shares of common stock voted by the public stockholders are voted in favor of the Business Combination and public stockholders owning less than 30% of the shares sold in the Offering exercise their conversion rights described below.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, if the Company does not consummate a Business Combination by November 27, 2009 the Company will cease to exist except for the purposes of winding up its affairs and liquidating.

All of our founding stockholders have agreed to vote all their shares of common stock owned by them prior to our initial public offering in accordance with the majority of shares of common stock held by public stockholders who vote at a meeting with respect to a business combination and any shares of common stock acquired by them in or after our initial public offering in favor of a business combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination that is approved and consummated, the Company will redeem the common stock of its Public Stockholders who voted against the business combination and elected to have their shares of common stock converted into cash. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, less any remaining tax liabilities relating to interest income, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Public Stockholders who convert their stock into their share of the Trust Account retain their warrants. The Company will not complete any proposed business combination for which it’s Public Stockholders owning 30% or more of the shares sold in the Offering both vote against a Business Combination and exercise their conversion rights. At December 31, 2008, 9,584,654 shares of the common stock issued in connection with the Offering were subject to redemption.

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

2.	SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

At December 31, 2008, financial instruments that potentially expose the Company to credit risk consist of cash and cash equivalents and investments held in trust. The Company maintains its cash balances in various financial institutions. The Federal Deposit Insurance Corporation insures balances in bank accounts up to $250,000 and the Securities Investor Protection Corporation insures balances up to $500,000 in brokerage accounts. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Stock based compensation

The Company records compensation expense associated with stock options and other forms of equity compensation in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R), “Share-Based Payment”, as interpreted by Staff Accounting Bulletin No. 107 (“SAB 107”). Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the service period. The terms and vesting schedules for stock-based awards vary by type of grant. Generally, the awards vest based on time-based or performance-based conditions.

Income Taxes

In accordance with SFAS No. 109, “Accounting for Income Taxes”, deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and the tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these assets and liabilities are expected to be recovered or settled. The Company provides a valuation allowance when it appears more likely than not that some or all of the net deferred tax assets will not be realized.

The Company also complies with the provisions of the Financial Accounting Standards Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. The Company adopted FIN 48 on the inception date, June 28, 2007. The Company did not recognize any adjustments for uncertain tax positions during the year ended December 31, 2008.

Earnings per Share

In accordance with SFAS No. 128, “Earnings Per Share,” basic earnings per common share (“Basic EPS”) is computed by dividing the net income available to common stockholders by the weighted-average number of shares outstanding. Diluted earnings per common share (“Diluted EPS”) are computed by dividing the net income available to common stockholders by the weighted average number of common shares and dilutive common share equivalents then outstanding. SFAS No. 128 requires presentation of both Basic EPS and Diluted EPS on the face of the Company’s statement of operations.

The 7,987,213 shares of common stock issued to the Company’s initial stockholders were issued for $0.001 per share, which is considerably less than the Offering per share price. Under the provisions of FASB

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

No. 128 and SAB Topic 4:D such shares have been assumed to be retroactively outstanding since July 27, 2007, inception.

For the year ended December 31, 2008 and for the period from June 28, 2007 (inception) to December 31, 2008, potentially dilutive securities are excluded from the computation of fully diluted earnings per share as their effects are anti-dilutive.

The following table sets forth the computation of basic and diluted per share information:

		Period from	Period from
		June 28,	June 28,
		2007	2007
	Year Ended	(Inception) to	(Inception) to
	December 31,	December 31,	December 31,
	2008	2007	2008

Numerator:
Net (loss) income available to common stockholders	$(1,998,110)	$290,152	$(1,707,958)

Denominator:
Weighted-average common shares outstanding	39,936,063	14,451,397	31,348,838
Dilutive effect of warrants	40,448,850	40,448,850	40,448,850

Weighted-average common shares outstanding, assuming dilution	80,384,913	54,900,247	71,797,688

Net (loss) income per share
Basic	$(0.05)	$0.02	$(0.05)

Diluted		$0.01

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements the fair value of identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree at the acquisition date. Certain provisions of this standard will, among other things, impact the determination of acquisition-date fair value of consideration paid in a business combination (including contingent consideration); exclude transaction costs from acquisition accounting; and change accounting practices for acquired contingencies, acquisition-related restructuring costs, in-process research and development, indemnification assets, and tax benefits. For the Company, SFAS 141(R) is effective for business combinations occurring after December 31, 2008. The Company is currently evaluating the future impacts and disclosures of this standard. SFAS 141(R) will have an impact on the accounting for any business acquired after the effective date of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51” (“SFAS 160”). SFAS 160 requires reporting entities to present noncontrolling (minority) interests as equity as opposed to as a liability or mezzanine equity and provides

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

guidance on the accounting for transactions between an entity and noncontrolling interests. SFAS 160 is effective the first fiscal year beginning after December 15, 2008, and interim periods within that fiscal year. SFAS 160 applies prospectively as of the beginning of the fiscal year SFAS 160 is initially applied, except for the presentation and disclosure requirements which are applied retrospectively for all periods presented subsequent to adoption. The adoption of SFAS 160 will not have a material impact on the Company’s results of operations or financial position; however, it could impact future transactions entered into by the Company.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — An Amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement did not have a material effect on the Company’s results of operations or financial position; however, it could impact future transactions entered into by the Company.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3.	INITIAL PUBLIC OFFERING

On November 27, 2007, the Company sold 31,948,850 Units, including 1,948,850 Units from the partial exercise of the underwriters’ over-allotment option, at an Offering price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share commencing the later of the completion of a Business Combination or November 27, 2009 and expiring November 27, 2012. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, but only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending three business days prior to the date on which the notice of redemption is given.

The Company agreed to pay the underwriters in the Offering an underwriting commission of 7% of the gross proceeds of the Offering. However, the underwriters agreed that approximately 3% of the underwriting discount will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payments upon the Company’s liquidation if it is unable to complete a Business Combination. As of December 31, 2008 the deferred underwriting commissions were $9,584,655.

On November 27, 2007, certain of the initial stockholders purchased an aggregate of 8,500,000 warrants (the “Founder Warrants”) from the Company in a private placement pursuant to the exemption from registration contained in Section 4(2) of the Securities of Act of 1933, as amended. The warrants were sold for a total purchase price of $8,500,000, or $1.00 per warrant. The private placement took place simultaneously with the consummation of the Offering. Each warrant is exercisable to one share of common stock. The exercise price on the warrants is $7.50. The Founder Warrants are also subject to a lock-up agreement with the Company’s underwriters and will not be transferable before the consummation of a Business Combination. The holders of the Founder Warrants are also entitled, at any time and from time to time, to exercise the Founder Warrants on a cashless basis at the discretion of the holder. The proceeds from the sale of the Founder Warrants have been deposited into the trust account, subject to a trust agreement and will be part of

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

the funds distributed to the Company’s Public Stockholders in the event the Company is unable to complete a Business Combination.

Based upon observable market prices, the Company determined that the grant date fair value of the Founder Warrants was $1.10 per warrant, $9,350,000 in the aggregate. The valuation was based on all comparable initial public offerings by blank check companies in 2007. The Company will record compensation expense of $850,000 in connection with the Founder Warrants, which is the amount equal to the grant date fair value of the warrants minus the purchase price. The compensation expense will be recognized over the estimated service period of 24 months. The Company estimated the service period as the estimated time to complete a Business Combination. The Company recognized $515,625 in stock based compensation expense related to the Founder Warrants for the period from June 28, 2007 (inception) to December 31, 2008.

The holders of a majority of all of the Founder Shares (Note 6) and shares of common stock issuable upon exercise of the Founder Warrants will be entitled to make up to two demands that the Company register these securities pursuant to an agreement signed in connection with the insider private placement. Such holders may elect to exercise these registration rights at any time after the date of the Offering. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements the Company might file subsequent to the date of the Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

4.	RELATED PARTY TRANSACTIONS

Certain of the Company’s officers, directors and its Initial Stockholders are also officers, directors, employees and affiliated entities of Hayground Cove Asset Management LLC, the Company’s sponsor.

Services Agreement

The Company agreed to pay Hayground Cove Asset Management LLC, $10,000 per month, plus out-of-pocket expenses not to exceed $10,000 per month, for office space and services related to the administration of the Company’s day-to-day activities. This agreement was effective upon the consummation of the Offering and will terminate at the closing of a Business Combination. The Company incurred $13,000 in connection with this agreement for the period from June 28, 2007 (inception) to December 31, 2007, $120,000 for the year ended December 31, 2008 and $133,000 for the period from June 28, 2007 (inception) to December 31, 2008. $13,000 and $0 were included in accrued expenses at December 31, 2007 and 2008, respectively.

Note Payable

The Company issued a total of $139,025 of unsecured promissory notes to Hayground Cove Asset Management, LLC. The note was repaid on November 27, 2007 from the proceeds of the Offering.

5.	INCOME TAXES

At December 31, 2008, the Company had no federal income tax expense or benefit but did have a federal tax net operating loss carry-forward of approximately $43,300. The federal net operating loss carry-forwards will begin to expire in 2027, unless previously utilized. Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company’s net operating loss carry-forwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period. No assessment has been made as to whether such a change in ownership has occurred.

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Significant components of the Company’s net deferred tax assets at December 31, 2008 and 2007 are shown below. A valuation allowance of $2,530,300 and $216,300 has been established to offset the net deferred tax assets at December 31, 2008 and 2007, respectively, as realization of such assets is uncertain.

	2008	2007

Noncurrent net operating loss carryforwards	$859,700	$14,700
Start-up costs	98,100	105,000
Other noncurrent	1,572,500	96,600

Total deferred tax assets	2,530,300	216,300
Deferred tax asset valuation allowance	(2,530,300)	(216,300)

Net deferred taxes	$—	$—

As of December 31, 2008 and 2007 no provision for state and local income has been made since the Company was formed as a vehicle to effect a Business Combination and as a result does not conduct operations and is not engaged in a trade or business in any state.

6.	STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 1,000,000 shares of blank check preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock

The Company issued 8,625,000 shares of common stock to the Initial Stockholders for cash proceeds of $8,625 (the “Founder Shares”). In the event the 4,500,000 over-allotment Units (Note 2) were not issued, the Initial Stockholders would be required to redeem the Founder Shares in an amount sufficient to cause the amount of issued and outstanding Founder Shares to equal 20% of the Company’s aggregate amount of issued and outstanding coming stock after giving effect to the issuance of common stock in connection with the Offering. The underwriters exercised 1,948,850 Units of the 4,500,000 over-allotment Units. The underwriters had 30 days from November 27, 2007 to exercise their over-allotment option. Therefore, as of December 27, 2007, 637,787 shares of the Initial Stockholders’ Founder shares were redeemed.

At December 31, 2008 and 2007, there were 40,448,339 shares of common stock reserved for issuance upon exercise of the Company’s outstanding options and warrants.

Restricted Stock Units

Pursuant to Letter Agreements dated December 23, 2008 between the Company and each of its independent directors, Richard A.C. Coles, Michael B. Frankel and Mark Schulhof, the Company granted each independent director 50,000 restricted stock units with respect to shares of the Company’s common stock, subject to certain terms and conditions. Subject to stockholder approval, the restricted stock units shall fully vest on the closing date of a business combination. Settlement of vested restricted stock units will occur on the date that is 180 calendar days after the Vesting Date. Restricted stock units will be settled by delivery of one share of the Company’s common stock for each restricted stock unit settled. The restricted stock units will not be considered granted until the grant has been approved by stockholders. At that time, the Company will incur compensation expense equal to the grant date fair value of the restricted stock units.

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

7.	FAIR VALUE MEASUREMENTS

Effective January 1, 2008, the Company adopted SFAS No. 157 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. In accordance with the provision of FASB Staff Positions No. 157-2, the Company has elected to defer implementation of SFAS No. 157 as it relates to its non-financial assets and non-financial liabilities that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis until January 1, 2009. The Company is evaluating the impact, if any, this standard will have on its non-financial assets and liabilities.

The adoption of SFAS No. 157 to the Company’s financial assets and liabilities did not have an impact on the Company’s financial results.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2008, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair value determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability.

Financial Assets at Fair Value as of December 31, 2008

	Fair Value	Quoted Prices in	Significant Other	Significant
	December 31,	Active Markets	Observable Inputs	Unobservable Inputs
Description	2008	(Level 1)	(Level 2)	(Level 3)

Assets:
Investments held in trust	$316,692,141	$—	$316,692,141	$—

Total	$316,692,141	$—	$316,692,141	$—

Investments held in trust

As of December 31, 2008, the Company’s investments held in trust were invested in the JP Morgan U.S. Treasury Plus Money Market Fund. The fund, under normal circumstances, invests its assets exclusively in obligations of the U.S. Treasury, including Treasury bills, bonds and notes and other obligations issued or guaranteed by the U.S. Treasury, and repurchase agreements fully collateralized by U.S. Treasury securities. The Company recognized interest income of $6,633,182 on these investments for the period from June 28, 2007 (inception) to December 31, 2008.

As of January 15, 2009, the Company’s investments held in trust are invested in the Federated U.S. Treasury Cash Reserve Fund. The fund invests only in a portfolio of short-term U.S. Treasury securities.

The fair values of the Company’s investments held in the Trust Account are determined through market, observable and corroborated sources.

The carrying amounts reflected in the balance sheets for other current assets and accrued expenses approximate fair value due to their short-term maturities.

8.	COMMITMENTS AND CONTINGENCIES

There is no material litigation currently pending against the Company or any members of its management team in their capacity as such.

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

The Initial Stockholders have waived their right to receive distributions with respect to their Founder Shares upon the Company’s liquidation.

Pursuant to an employment agreement effective August 1, 2007 between the Company and its former CEO, the Company’s former CEO obtained an option to purchase 475,000 shares of founders shares at a purchase price of $0.001 per share from the Company’s sponsor and its affiliates, which option will vest on the date (the “Trigger Date”) that is one year after the closing of a qualifying Business Combination, but the vesting will occur only if the appreciation of the per share price of the Company’s common stock is either (i) greater than 1x the Russell 2000 hurdle rate on the Trigger Date or (ii) exceeds the Russell 2000 hurdle rate for 20 consecutive trading days after the Trigger Date. The Russell hurdle rate means the Russell 2000 Index performance over the period between the completion of the Offering and the Trigger Date. The amount of the option was increased by the amount of shares equal to 10,000 shares for each $10,000,000 of gross proceeds from the exercise of the underwriters over-allotment option. As a result the option was increased to 495,000 shares due to the exercise of 1,948,850 Units of the underwriters over-allotment option.

The Company determined that the fair value of the options on the date of grant, November 27, 2007 was $4,573,597. The fair value of the option is based on a Black-Scholes model using an expected life of three years, stock price of $9.25 per share, volatility of 33.7% and a risk-free interest rate of 4.98%. However, because shares of the Company’s common stock did not have a trading history, the volatility assumption is based on information that was available to the Company. The Company believes that the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of shares of the Company’s common stock. In addition, the Company believes a stock price of $9.25 per share is a fair assumption based on the Company’s observation of market prices for comparable shares of common stock. This assumption is based on all comparable initial public offerings by blank check companies in 2007. The stock based compensation expense will be recognized over the service period of 24 months. The Company estimated the service period as the estimated time to complete a business combination. However, pursuant to a Settlement Agreement dated December 23, 2008, the options were deemed to be fully vested as of the effective date of the Settlement Agreement. As a result, the entire remaining compensation expense was recognized by the Company on December 23, 2008. The Company recognized $237,973 in stock based compensation expense related to the options for the period from June 28, 2007 (inception) to December 31, 2007, $4,155,368 for the year ended December 31, 2008 and $4,393,341 for the period from June 28, 2007 (inception) to December 31, 2008. The Company also, as required under the terms of the Settlement Agreement, accrued $247,917 in compensation expenses related to a severance payment that was paid to the former CEO during January 2009.

Indemnifications

The Company has entered into agreements with its directors to provide contractual indemnification in addition to the indemnification provided in its amended and restated certificate of incorporation. The Company believes that these provisions and agreements are necessary to attract qualified directors. The Company’s bylaws also will permit it to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures the Company’s directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

GLOBAL CONSUMER ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

9.	SUMMARIZED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

The Company’s unaudited condensed quarterly financial information is as follows for the year ended December 31, 2008 and for period June 28, 2007 (inception) to December 31, 2008:

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,
	2008	2008	2008	2008

Year Ended December 31, 2008
Operating Expenses	$(3,998,364)	$(1,176,160)	$(1,150,529)	$(918,942)
Interest income	431,067	1,750,226	1,481,237	2,028,919

Net (loss) income for the period	$(3,567,297)	$574,066	$330,708	$1,109,977
Weighted average number of common shares outstanding not subject to possible redemption, basic	39,936,063	39,936,063	39,936,063	39,936,063
Weighted average number of common shares outstanding not subject to possible redemption, diluted	80,384,913	80,384,913	80,384,913	80,384,913
Net (loss) income per common share not subject to possible redemption, basic	$(0.09)	$0.01	$0.01	$0.03
Net income per common share not subject to possible redemption, diluted		$0.01	$0.00	$0.01

June 28,
2007
(Inception) to
December 31,
2007

From Inception to December 31, 2007
Operating Expenses	$(357,620)
Interest income	968,980

Net income (loss) for the period	$611,360
Weighted average number of common shares outstanding not subject to possible redemption, basic	14,451,397
Weighted average number of common shares outstanding not subject to possible redemption, diluted	54,900,247
Net income per common share not subject to possible redemption, basic	$0.04
Net income per common share not subject to possible redemption, diluted	$0.01

Annex A

1st COMMERCE MERGER AGREEMENT

Exhibit 2.1
EXECUTION COPY

AGREEMENT AND PLAN OF MERGER
among
GLOBAL CONSUMER ACQUISITION CORP.,
as Parent,
WL INTERIM BANK,
as Merger Sub,
1ST COMMERCE BANK,
as Bank,
CAPITOL DEVELOPMENT BANCORP LIMITED V,
and
CAPITOL BANCORP LIMITED
Dated as of July 13, 2009

A-i

A-ii

A-iii

A-iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), is made effective as of July 13, 2009, by and among GLOBAL CONSUMER ACQUISITION CORP., a Delaware corporation with its principal place of business in New York, New York (“Parent”), WL INTERIM BANK, a Nevada corporation (“Merger Sub”), 1ST COMMERCE BANK, a Nevada-chartered non-member bank (“Bank”), CAPITOL DEVELOPMENT BANCORP LIMITED V, a Michigan corporation with its principal place of business in Lansing, Michigan, the direct owner of a majority in interest of Bank (“Capitol”), and CAPITOL BANCORP LIMITED, a Michigan corporation with its principal place of business in Lansing, Michigan (“CBL”) (for purposes of Section 7.5, Section 7.10, Section 9.8, Section 9.11(d), Section 9.14 and Section 9.15). Parent, Merger Sub, Bank, Capitol and CBL are sometimes individually referred to herein as a “Party” or collectively referred to herein as the “Parties”).

RECITALS

WHEREAS, Parent, Merger Sub and Bank intend to effect a merger, whereby Merger Sub shall be merged with and into Bank (the “Merger”), upon the terms and subject to the conditions of this Agreement and in accordance with the Nevada Revised Statutes (“Nevada Law”);

WHEREAS, the board of directors of Bank has (i) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and declared the Merger’s advisability, (ii) determined that it is in the best interest of the Stockholders to consummate the Merger on the terms and subject to the conditions of this Agreement and the other transactions contemplated hereby, and (iii) recommended that the Stockholders adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement (collectively, the “Bank Board Approval”);

WHEREAS, each of Capitol and CBL will benefit from the consummation of the Merger and it is a material inducement to Parent and Merger Sub entering into this Agreement that each of Capitol and CBL be a Party hereto.

NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

1.1 Certain Definitions.  Unless the context otherwise requires, capitalized terms used in this Agreement shall have the meanings set forth herein or in SCHEDULE I attached hereto. References to Articles, Sections, Exhibits and Schedules refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

ARTICLE 2

THE MERGER

2.1 The Merger.  At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Nevada Law, the Merger shall occur, the separate corporate existence of Merger Sub shall cease and Bank shall continue as the surviving corporation. Bank, as the surviving corporation after the Merger, is hereinafter sometime referred to as the “Surviving Corporation”.

2.2 Filing; Effective Time.  Upon the terms and subject to the conditions of this Agreement and in accordance with Nevada Law, the parties hereto shall cause the Merger to be consummated by filing articles of merger, in such appropriate form as determined by the parties, with the Secretary of State of Nevada (the “Articles of Merger”) (the date and time of such filing (or such later date and time as may be agreed in writing by Bank and Parent and specified in the Articles of Merger) being the “Effective Time”) as soon as practicable on or after the Closing Date.

2.3 Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and Section 92A.250 of Nevada Law and other applicable provisions of Nevada Law. Without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of Bank and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Bank and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.4 Articles of Incorporation; Bylaws.

(a) At the Effective Time, the Articles of Incorporation of Bank, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and as provided by such Articles of Incorporation of the Surviving Corporation.

(b) At the Effective Time, the Bylaws of Bank, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

2.5 Directors and Officers.   The directors of the Surviving Corporation as of the Effective Time shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The officers of the Surviving Corporation as of the Effective Time shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

2.6 Effect on Capital Stock of Bank.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Bank or the holders of any Shares or any shares of capital stock of Merger Sub, the following will occur:

(a) Subject to Section 2.6(b) and Section 2.6(c), each Share issued and outstanding immediately prior to the Effective Time, other than any Share to be cancelled pursuant to Section 2.6(b) and the Dissenting Shares, will, without any further action on the part of the holder thereof, be cancelled and extinguished and automatically converted into the right to receive (i) cash in the amount equal to the Per Share Closing Payment and (ii) subject to the terms and conditions hereof, the Per Share Additional Payment Amount (collectively, the “Per Share Merger Consideration”).

(b) Each Share held by Bank immediately prior to the Effective Time shall be cancelled and extinguished and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

(c) Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time that are held by any Stockholder who is entitled to demand and properly demands fair value of such shares pursuant to, and who complies in all respects with, the provisions of Sections 92A.300 through 92A.500, inclusive, of the Nevada Law (the “Dissenters’ Rights Sections” and, such shares, the “Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration, but instead such holder shall be entitled solely to payment of the fair value of such Dissenting Shares in accordance with the provisions of the Dissenters’ Rights Sections. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of the Dissenters’ Rights Sections. Notwithstanding the foregoing, if any such holder fails to perfect or otherwise waives, withdraws or loses the right to dissent under the Dissenters’ Rights Sections, or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by the Dissenters’ Rights Sections, then the right of such holder to be paid the fair value of such Dissenting Shares under the Dissenters’ Rights Sections shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Per Share Merger Consideration. Bank shall deliver prompt notice to Parent of any demands for dissent of any Shares received by it prior to the Effective Time, withdrawals of such demands and any related instruments served pursuant to Nevada Law received by Bank prior to the Effective Time, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Bank shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

2.7 Effect on Capital Stock of Merger Sub.  Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $5.00 per share, of the Surviving Corporation. From and after the Effective Time, each certificate evidencing ownership of shares of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall evidence ownership of such shares of common stock of the Surviving Corporation.

2.8 Surrender of Certificates.

(a) Exchange Agent.  Prior to the Effective Time, Parent shall designate Wells Fargo Bank, N.A. or, if not Wells Fargo Bank, N.A., then a United States bank, trust company or other party reasonably acceptable to Bank, to act as the exchange agent (the “Exchange Agent”) in the Merger.

(b) Exchange Procedures.

(i) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail or deliver to each holder of record (as of the Effective Time) of a certificate or certificates (the “Certificates”) that immediately prior to the Effective Time represented the outstanding Shares a letter of transmittal (a “Letter of Transmittal”) in the form attached hereto as Exhibit A.

(ii) Promptly following surrender or delivery of Certificates for cancellation or delivery of the Affidavit to the Exchange Agent, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by Parent or the Exchange Agent, each Stockholder shall be entitled to receive in exchange therefor the consideration to which such Stockholder is entitled pursuant to Section 2.6 and the Certificate(s) so surrendered shall be cancelled.

(iii) No interest shall be paid or accrue on any cash payable upon surrender of any Certificates or the delivery of any Affidavits.

(c) Termination of Exchange Fund.  Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to Section 3.2 that remains undistributed to the Stockholders for six months after the Effective Time shall be delivered to Parent, upon demand, and any Stockholder who has not previously complied with this Section 2.8 shall thereafter look only to Parent for payment of its claim for the applicable Per Share Closing Payment without interest.

(d) No Liability.  Notwithstanding anything to the contrary in this Section 2.8, none of Parent, Merger Sub, Bank and the Exchange Agent shall be liable to any person in respect of any portion of the Closing Payment deposited with the Exchange Agent pursuant to Section 3.2(b) that is subsequently delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e) Withholding Rights.  Parent shall be entitled to deduct and withhold from the portion of the Merger Consideration otherwise payable to any Stockholder, as the case may be, pursuant to this Agreement such amounts as it determines in good faith to be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of applicable law. Any amounts so deducted and withheld shall be treated as having been paid to the applicable Stockholder for purposes of this Agreement. In connection with any withholding or other tax payment or report made by Parent related to any consideration received or to be received by a Stockholder in connection with the Merger, Parent will provide such Stockholder with such tax reporting documentation as may be reasonably required to evidence the payment.

(f) Lost, Stolen or Destroyed Certificates.  If any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof (the “Affidavit”), the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificates, the total Per Share Merger Consideration into which the Shares represented by such Certificates were converted pursuant to Section 2.6(a) that such holder otherwise would have been entitled to hereunder; provided, however, that Parent may, in its discretion and as a condition precedent to such payment require the holder of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable amount as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.9 Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Bank and Merger Sub, the officers and directors of Parent, Merger Sub and Bank are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

ARTICLE 3

THE CLOSING; MERGER CONSIDERATION; OTHER PAYMENTS

3.1 Time And Place.  Subject to the provisions of Article 12, the closing of Merger (the “Closing”) shall take place at the offices of Brownstein Hyatt Farber Schreck LLP, 100 City Parkway, Suite 1600, Las Vegas, Nevada 89106-4614, at 10:00 a.m. local time on a date specified by Parent at least three (3) Business Days prior to such date, or at such other place, date or time mutually agreed by Parent and Capitol; provided, that all conditions to Closing have been satisfied or waived pursuant to Article 10 as of such date (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) (such date, the “Closing Date”).

3.2 Merger Consideration.   The merger consideration for the Shares is $8,250,000, subject to adjustment at and after the Closing, as set forth in Section 4.1 below, and to the other terms and conditions contained in this Agreement (the “Merger Consideration”). On the Closing Date, Parent shall deposit the Merger Consideration with the Exchange Agent (the “Closing Payment”), each payment to be made by wire transfer in immediately available funds.

3.3 Closing Deliveries Of Bank And Capitol.  At the Closing, Bank and Capitol shall deliver, or cause to be delivered, to Parent the following:

(a) copies of the permits, waivers, consents, notices, approvals, authorizations, licenses and clearances required to be obtained by each of Bank and Capitol pursuant to Sections 10.1(b) and 10.2(c);

(b) a certificate of the Secretary of Bank attaching the following, each certified by the Secretary of Bank as being true, complete and correct copies of the originals, which have not been modified or amended and which are in effect immediately prior to the Effective Time:

(i) Articles of Incorporation of Bank (certified by the Nevada Secretary of State);

(ii) Bylaws of Bank;

(iii) Bank Board Approval; and

(iv) All of the votes, consents and approvals required of the Stockholders for the authorization, execution and delivery of this Agreement and the Related Documents by Bank and the performance by Bank of the Merger and the other transactions contemplated hereby and thereby (the “Bank Stockholder Approval”);

(c) a certificate of the Secretary of Capitol attaching a copy of the resolutions of the Board of Directors of Capitol authorizing the execution and delivery of this Agreement and the Related Documents by Capitol and the performance by Capitol of the Merger and the other transactions contemplated hereby and thereby, certified by the Secretary of Capitol as being true, complete and correct copies of the originals, which have not been modified or amended and which are in effect at the Closing;

(d) Capitol Stockholder Approval;

(e) certificates of good standing for Bank issued by (i) the Nevada Secretary of State and (ii) the Secretary of State or other appropriate authority for each foreign jurisdiction in which Bank is qualified to do business, each such certificate to be dated not more than 10 days prior to Closing;

(f) such keys, locks and safe combinations and other similar items as Parent shall require to obtain full occupation and control of Bank;

(g) a copy of the stock ledger of Bank as of immediately prior to the Effective Time, certified as of immediately prior to the Effective Time to be true and complete by the Secretary of Bank;

(h) each of the certificates to be delivered under Sections 10.2(a) and (b), duly executed by the appropriate Person(s) specified in such Sections;

(i) Bank’s books and records, in accordance with Section 7.6;

(j) Bank’s charter and Bank’s FDIC certificate;

(k) the Services Agreement executed by CBL;

(l) the items set forth on Schedule 3.3(l); and

(m) such other documents, instruments, certificates and other agreements as Parent may reasonably require to effect the transactions contemplated by this Agreement to be consummated as of the Closing.

3.4 Closing Deliveries Of Parent And Merger Sub. (a)  At the Closing, Parent and Merger Sub shall deliver, or cause to be delivered, to Capitol the following

(i) copies of all consents, notices and approvals required to be obtained by Parent and Merger Sub pursuant to Sections 10.1(b);

(ii) a copy of the resolutions of the Board of Directors of Parent authorizing the execution and delivery of this Agreement and the completion of the transactions contemplated hereby, certified to be a true, complete and correct, without amendment, by the Secretary of Parent;

(iii) a copy of the resolutions of the Board of Directors of Merger Sub authorizing the execution and delivery of this Agreement and the completion of the transactions contemplated hereby, certified to be a true, complete and correct, without amendment, by the Secretary of Merger Sub;

(iv) each of the certificates to be delivered under Section 10.3(a) and (b), duly executed by the appropriate Person(s) specified in such Sections;

(v) the Services Agreement executed by Parent and Merger Sub; and

(vi) such other documents, instruments, certificates and other agreements as Capitol may reasonably require to effect the transactions contemplated by this Agreement to be consummated as of the Closing.

(b) At the Closing, Parent and Merger Sub shall deliver, or cause to be delivered, to the Exchange Agent the Closing Payment, as required under Section 3.2(b).

ARTICLE 4

MERGER CONSIDERATION ADJUSTMENT

4.1 Merger Consideration Adjustment.

(a) The Merger Consideration shall be subject to reduction or increase in accordance with this Article 4 both (i) at the Closing and (ii) after the Closing, in each case on the terms and subject to the conditions set forth herein. The Tangible Book Value shall be calculated in the same manner as in the balance sheet of Bank attached hereto as Exhibit C (the “Model Balance Sheet”).

(b) At least five (5) Business Days prior to the Closing Date, Capitol shall deliver to Parent an estimated balance sheet of Bank (the “Estimated Balance Sheet”) and a statement of the Estimated Tangible Book Value of Bank (the “Estimated Tangible Book Value Statement” and, together with the Estimated Balance Sheet, the “Estimated Documents”), each as of the Closing. Such Estimated Documents shall be accompanied by a Certification Statement by the chief financial officer of Capitol. Prior to the Closing, Parent and Capitol shall, in good faith, agree to the Tangible Book Value of the Owned Real Property as of the Closing, for purposes of the Estimated Tangible Book Value. If, within two (2) Business Days following receipt of the Estimated Documents, Parent has not given Capitol notice of its objection to either of the Estimated Documents, the Merger Consideration shall be adjusted as follows: (i) if the Estimated Tangible Book Value as of the Closing is at least $250,000 less than or more than the Target Tangible Book Value, then the Merger Consideration shall be recalculated so that the Merger Consideration shall be the sum of (x) 1.5 multiplied by the Estimated Tangible Book Value up to $6 million, plus (y) if the Estimated Tangible Book Value exceeds $6 million, one (1) multiplied by the difference between Estimated Tangible Book Value and $6 million; or (ii) if the Estimated Tangible Book Value as of the Closing is within $250,000 (higher or lower) of the Target Tangible Book Value, then no adjustment shall be made. If Parent gives such notice of objection, Parent and Capitol will work together in good faith to promptly resolve the issues in dispute. If all disputed issues are resolved, the Estimated Tangible Book Value as agreed upon by Parent and Capitol shall be used to complete the Estimated Tangible Book Value Statement. If Parent and Capitol are unable to resolve all such disputed issues within three (3) Business Days following Parent’s receipt of the Estimated Tangible Book Value, either Party may submit such dispute to the Closing Accountant in accordance with the terms set forth in Section 4.1(d). The Merger Consideration calculated after giving effect to this Section 4.1(b) shall be referred to as the “Closing Merger Consideration”.

(c) Promptly after the Closing Date, Parent shall prepare, or cause to be prepared, in accordance with the books and records of Bank, and shall deliver, or cause to be delivered to Capitol, within ninety (90) days following the Closing, a balance sheet (the “Final Balance Sheet”) and a statement (the “Final Tangible Book Value Statement” and, together with the Final Balance Sheet, the “Final Documents”) setting forth the amount of the Tangible Book Value of Bank, each as of the Closing. The Final Documents shall be accompanied by a Certification Statement by Parent.

(d) Capitol shall have the right to review all work papers and procedures used to prepare the Final Documents for Bank, and shall have the right to perform reasonable procedures necessary to verify the accuracy thereof. Unless Capitol, within thirty (30) days following delivery to Capitol of the Final Documents for Bank, notifies Parent in writing that Capitol objects to either of the Final Documents delivered by Parent, specifying the specific items to which it objects and the basis for such objection, such Final Documents shall become final, binding and conclusive upon the parties for purposes of this Agreement. If Capitol so notifies Parent of any objections in accordance with the foregoing, Capitol and Parent shall within fifteen (15) days following such notice attempt to resolve their differences, and any resolution by them agreed upon in writing shall be final, binding and conclusive. If any objections cannot be so resolved, any items remaining in dispute, at the request of either party at any time after the fifteen (15) day period, shall be submitted to Ernst & Young LLP (the “Closing Accountant”). If Ernst & Young LLP is unwilling to serve as the Closing Accountant or is not independent, then the Parties shall, in good faith, select a nationally recognized independent public accounting firm, other than Parent’s, Capitol’s or CBL’s accountants, to be the Closing Accountant. The fees of any such accounting firm shall be paid by Capitol, unless either (x) the amount of the net adjustment payable to Parent as a result of the Final Tangible Book Value Statement is more than 110% of the final net adjustment determined to be payable to Parent by the Closing Accountant, or (y) the amount of the net adjustment payable to Capitol as a result of the Final Tangible Book Value Statement is less than 90% of the final net adjustment determined to be payable to Capitol by the Closing Accountant. The Closing Accountant shall act as an arbitrator to determine, based solely on the presentations by Capitol and Parent and not by independent review, only those issues that remain in dispute. Capitol and Parent shall make their presentations promptly after the request by either party to submit the disputed issues to the Closing Accountant. The Closing Accountant’s determination shall be made within thirty (30) days of such presentations, shall be set forth in a written statement delivered to Capitol and Parent, and shall be final, binding and conclusive. The terms “Final Balance Sheet” and “Final Tangible Book Value Statement” shall be deemed to mean the Final Balance Sheet and the Final Tangible Book Value Statement for Bank delivered by Parent with such changes therein as shall be agreed to by the Parties or finally determined by the Closing Accountant, as provided above, and the term “Final Tangible Book Value” shall mean the Tangible Book Value as set forth on the Final Tangible Book Value Statement.

(e) If the Final Tangible Book Value as of the Closing is at least $250,000 less than or more than the Target Tangible Book Value, then the Merger Consideration shall be recalculated so that the Merger Consideration shall be the sum of (x) 1.5 multiplied by the Final Tangible Book Value up to $6 million, plus (y) if the Final Tangible Book Value exceeds $6 million, one (1) multiplied by the difference between Estimated Tangible Book Value and $6 million. If the Final Tangible Book Value as of the Closing is within $250,000 (higher or lower) of the Target Tangible Book Value and (i) no adjustment was made to the Merger Consideration pursuant to Section 4.1(b), then no adjustment shall be made, or (ii) the Merger Consideration was adjusted pursuant to Section 4.1(b), then the Merger Consideration shall be recalculated so that it is equal to $8,250,000. The Merger Consideration calculated after given effect to this Section 4.1(e) shall be referred to as the “Final Merger Consideration”. If the Final Merger Consideration exceeds the Closing Merger Consideration, then Parent shall pay the Exchange Agent an amount equal to the difference (the “Total Additional Payment Amount”). If the Closing Merger Consideration exceeds the Final Merger Consideration, then Capitol shall pay the Parent the difference. Any payments pursuant to this Section 4.1(e) shall be made within five (5) Business Days of the date the Final Tangible Book Value is determined as provided above. Subject to the provisions of Section 2.8(b)(ii), each Stockholder shall be entitled to receive, as an Additional Share Payment, an amount per share of Bank Common Stock held by such Stockholder immediately prior to the Effective Time multiplied by the Per Share Additional Payment Amount.

4.2 Tangible Book Value.  All calculations of Tangible Book Value pursuant to this Article 4 shall be determined as of the Closing, after giving effect to the disposition of all Excluded Loans in accordance with Section 7.9.

ARTICLE 5

REPRESENTATION AND WARRANTIES OF BANK AND CAPITOL

Subject to such exceptions as are disclosed in the disclosure schedules dated as of the date hereof and attached hereto (the “Schedules”) corresponding to the applicable Section and subsection or clause of this Article 5 (provided, that any information set forth in any one Section of Capitol’s Schedules shall be deemed to apply to each other applicable Section or subsection of Capitol’s Schedules if its relevance to the information called for in such Section or subsection is reasonably apparent on its face notwithstanding the omission of any cross-reference to such other section in the Schedules), each of Bank and Capitol hereby makes the following representations and warranties to Parent and Merger Sub as of the date hereof and as of the Closing Date. The inclusion of an item in the Schedules shall not be deemed an admission by either Bank or Capitol that such item represents a material fact, event, or circumstance or would or is likely to result in a Material Adverse Effect on Bank.

5.1 Capital Structure.

(a) The authorized capital stock of Bank consists of 1,100,000 shares of Bank Common Stock, of which 800,000 Shares are issued and outstanding. Bank has no other authorized classes or series of capital stock. Except as set forth on Schedule 5.1, Bank has no subsidiaries (including any subsidiaries engaged in non-banking activities) nor does Bank own or have the right or obligation to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization (including, without limitation, any ownership interests in the stock of any ATM network corporation), other than investment securities representing not more than one percent (1%) of any entity and the FHLB Stock. The subsidiary of Bank listed on Schedule 5.1 has not operated any business activities and does not have any assets or liabilities (whether known or unknown, accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, or as a guarantor or otherwise). All outstanding shares of Bank Common Stock (i) have been duly authorized and validly issued, are fully paid and nonassessable and not subject to preemptive rights or similar rights created by statute, Bank’s Articles of Incorporation, the Bylaws or any Contract to which Bank or any of the Stockholders is a party and are owned of record and beneficially by the Persons listed on Schedule 5.1, and (ii) have been offered, sold, issued and delivered by Bank in all material respects in compliance with all applicable Laws. The shares of Bank Common Stock owned by Capitol are owned free and clear of any Liens. Except as set forth on Schedule 5.1, no Rights are authorized, issued or outstanding with respect to the capital stock of Bank, and there are no agreements, understandings or commitments relating to the rights or obligations of any Stockholder to vote or to dispose of such capital stock or the rights or obligations of Bank to issue any Rights.

(b) The authorized capital stock of Capitol consists of 51,000 shares of common stock, 36,000 shares of which are designated as “Class A Common Stock” and 15,000 shares of which are designated as “Class B Common Stock”. One thousand shares of Class A Common Stock are issued and outstanding, all of which are owned of record and beneficially by CBL and fourteen thousand five hundred eighteen shares of Class B Common Stock are issued and outstanding. No Rights are authorized, issued or outstanding with respect to the capital stock of Capitol, and there are no agreements, understandings or commitments relating to the rights or obligations of any stockholder of Capitol to vote or to dispose of such capital stock or the rights or obligations of Bank to issue any Rights.

5.2 Organization, Standing And Authority Of Bank.  Bank is a Nevada-chartered non-member bank, duly organized and validly existing under the laws of the State of Nevada with the corporate power and authority, and all required permits, licenses, approvals and qualifications, to own or lease or hold as trustee, agent, custodian or in its own right, as the case may be, all of its properties and assets and to carry on its business as now conducted. Bank is duly licensed or qualified to do business and is in good standing in the locations listed on Schedule 5.2, which constitute each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Bank has heretofore delivered to Parent true and complete copies of the Articles of Incorporation and Bylaws of Bank each as amended and as in effect as of the date hereof, and no amendments thereto are pending. Except as set forth in this Agreement, no action or proceeding has been taken or commenced or is contemplated by Bank, its Board of Directors (or any committee thereof) or any Stockholder with respect to any amendment of the Articles of Incorporation or the Bylaws of Bank, title to the Shares or for the merger, consolidation, sale of assets and business, liquidation or dissolution of Bank.

5.3 Organization, Standing And Authority Of Capitol.  Capitol is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan with the corporate power and authority, and all required permits, licenses, approvals and qualifications, to own or lease all of its properties and assets and to carry on its business as now conducted. Capitol is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not prevent or hinder the consummation of the Merger.

5.4 Legal Authority, Binding Effect.  Except for the Bank Stockholder Approval and the Capitol Stockholder Approval, each of Bank and Capitol has all requisite corporate power and authority (i) to enter into, execute and deliver this Agreement (subject to receipt of all necessary approvals from Governmental Entities) and each agreement, document and instrument to be executed and delivered by Capitol or Bank pursuant to this Agreement (the “Related Documents”) and (ii) to perform all of its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Documents have been duly and validly authorized by all necessary corporate action in respect thereof on the part of each of Capitol and Bank. This Agreement has been duly and validly executed and delivered by Capitol and Bank and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of Capitol and Bank, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exceptions”).

5.5 No Violation, Conflict, Etc.  Except as disclosed on Schedule 5.5, none of (i) the execution and delivery of this Agreement or any Related Document, (ii) the consummation of the transactions contemplated hereby or thereby, or (iii) the compliance by Capitol or Bank with any of the provisions hereof or thereof in any case does or will (A) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Capitol or Bank, (B) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of any Lien upon any property or asset of Capitol or Bank pursuant to, any note, bond, mortgage, indenture, deed of trust, or other contract to which Capitol or Bank is a party or by which Capitol or Bank is bound or to which any of Capitol’s or Bank’s property or assets is subject, or (C) subject to receipt of all required governmental approvals as described in Section 5.6 below, does or will constitute a violation of any order, writ, injunction, decree, judgment, governmental permit, license, statute, rule or regulation applicable to Capitol or Bank.

5.6 Regulatory Approvals.  Except for the filing of applications and notices with, and the consents and approvals of, as applicable, the Bank Regulators set forth on Schedule 5.6, and except for such filings, registrations, consents or approvals that are disclosed on Schedule 5.6, no consents, authorizations, approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Capitol or Bank in connection with the execution and delivery by Capitol or Bank of this Agreement and the Related Documents and the consummation by Capitol or Bank of the transactions contemplated hereby or thereby.

5.7 Regulatory Reports.  Bank has duly filed with the FDIC, the Nevada FID and any other applicable Bank Regulators, as the case may be, in correct form the reports, returns and filing information data required to be filed under applicable Laws, including any and all federal and state banking authorities, and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of applicable Laws. In connection with the most recent examinations of Bank by Bank Regulators, except as disclosed on Schedule 5.7, Bank was not required to correct or change any action, procedure or proceeding that has not been corrected or changed as required as of the date hereof. The Deposits of Bank are insured by the FDIC pursuant to the FDIA. Bank is an insured bank under the provisions of Chapter 16 of Title 12 of the United States Code Annotated, relating to the FDIC, and no act or default on the part of Bank has occurred which might adversely affect the status of Bank as an insured bank under said Chapter. Bank has not knowingly failed to file any suspicious activity report or any report with respect to money laundering generally required to be filed pursuant to the Bank Secrecy Act.

5.8 Loans.

(a) Schedule 5.8(a) contains a true, correct and complete listing of all Loans as of July 8, 2009, other than Excluded Loans (the “Retained Loans”). To the knowledge of Bank and Capitol, all Loans, including, without limitation any related security documentation, are genuine, valid and enforceable, and not subject to set-off, counterclaim or defense by the borrower or obligor (and no claim to set-off or defense has been asserted by the obligor).

(b) Schedule 5.8(b) lists (by obligor) the aggregate amount for each of the following to which Bank is a party (in each case, the amounts reflected thereon are as of July 6, 2009): (i) Loans under which the obligor is more than ninety (90) days past due with respect to any scheduled payment of principal or interest and (ii) Loans classified as “watch,” “loss,” “doubtful,” “substandard” or “special mention” by any Governmental Entity or by Bank’s internal credit review system.

(c) To the knowledge of Bank and Capitol, Bank has complied, and on the Closing Date will have complied, with all applicable Laws, in making or purchasing Loans. To the knowledge of Bank and Capitol, all Loans serviced by Bank or any Affiliate were serviced in accordance with the requirements of any applicable guaranty of any Governmental Entity, pursuant to commercially accepted standards and, as applicable for mortgage loans, subject to the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association.

(d) Bank has made available to Parent true and correct copies of the requested Loan files related to each individual Loan, note, borrowing arrangement and other requested commitment and information pertaining to all securities held for investment by Bank as of May 31, 2009.

5.9 Insider Loans.  Set forth on Schedule 5.9 is a list of any and all outstanding notes or other evidences of indebtedness executed and delivered by insiders of Bank to Bank. For purposes of this Section 5.9, “insider” shall mean any Affiliate, officer or director of Capitol or Bank or any stockholder of Capitol or Bank owning 1% or more of Bank’s or Capitol’s stock or any members of the immediate families or related interests of such officers, directors or stockholder, as the terms “immediate families” and “related interests” are defined in §§ 215.2(g) and (n) of Regulation O (12 C.F.R. §§ 215.2(g) and (n)).

5.10 Participation Loans.  Schedule 5.10 attached hereto contains a summary listing, including primary terms, of all outstanding Loans or other evidences of indebtedness in which Bank has participated with other parties either as the originating lender or as a participant.

5.11 Financial Statements; Internal Controls

(a) Capitol and Bank have previously delivered to Parent true and complete copies of the Bank Financial Statements. The Bank Financial Statements (i) are true, accurate and complete in all material respects, (ii) have been prepared in accordance with GAAP consistently applied, except as may be otherwise indicated in the notes thereto and except with respect to the interim statements for the omission of footnotes and (iii) fairly present in all material respects the financial condition of Bank as of the respective dates set forth therein and the results of operations, shareholders’ equity and cash flows of Bank for the respective periods set forth therein, subject in the case of interim statements to year-end adjustments. In addition, the Bank Financial Statements and other financial information of Bank provided by Capitol for inclusion in the Proxy Statement are in compliance with the applicable requirements of Regulation S-X and Regulation S-K.

(b) Bank has in place sufficient systems and processes that are customary for a financial institution and that are designed to (x) provide reasonable assurances regarding the reliability of the Bank Financial Statements and (y) in a timely manner accumulate and communicate to Bank’s principal executive officer the type of information that would be required to be disclosed in the Bank Financial Statements. Neither Bank nor, to Bank’s and Capitol’s knowledge, any Employee, auditor, accountant or representative of Capitol or Bank has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes or the accuracy or integrity of the Bank Financial Statements. There have been no instances of fraud by Bank, whether or not material, that occurred during any period covered by the Bank Financial Statements.

(c) During the periods covered by the Bank Financial Statements, Bank’s external auditor was independent of Bank and its management. Schedule 5.11(c) lists each written report by Bank’s external auditors to Bank’s or Capitol’s board of directors, or any committee thereof, or Bank’s or Capitol’s management concerning any period covered by the Bank Financial Statements, true and correct copies of which have been delivered to Parent.

5.12 Undisclosed Liabilities.   Except for liabilities: (a) recorded or reserved against on the Bank Balance Sheet; (b) incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice; or (c) as set forth in Schedule 5.12, Bank does not have any material debts, liabilities, demands or obligations of the nature required to be disclosed in a balance sheet prepared in accordance with GAAP (whether known or unknown, accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, or as a guarantor or otherwise). Bank does not have any “off-balance sheet arrangements” (as such term is defined in Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act).

5.13 Environmental Matters.  Except as disclosed in Schedule 5.13:

(a) To the knowledge of Bank and Capitol, except in compliance with applicable Environmental Laws, and in concentrations which would not be reasonably likely to result in an obligation to report to a regulatory agency, investigate or remediate any environmental condition at any real property owned, leased or operated by Bank whether directly, indirectly or in a fiduciary capacity (including, without limitation, the Bank Offices and any Other Real Estate Owned) (collectively, the “Real Property”), there are no Materials of Environmental Concern located in, on, over, under or at any Real Property.

(b) To the knowledge of Bank and Capitol, the Real Property, Bank and the Bank Business are in material compliance with all applicable Environmental Laws and have at all times during Bank’s operations been in material compliance with all applicable Environmental Laws. To the knowledge of Bank and Capitol, all real property formerly owned, leased or operated by Bank or any predecessor-in-interest thereof whether directly, indirectly or in a fiduciary capacity (collectively, the “Former Real Property”) has been in material compliance with applicable Environmental Laws during the ownership, lease or operation of Bank or any predecessor-in-interest thereof whether directly, indirectly or in a fiduciary capacity. Neither Capitol nor Bank has received any notice of any Environmental Claim or actual or threatened liability or obligation that is (i) pending or unresolved, (ii) arising under Environmental Laws and (iii) relating to any Real Property, Former Real Property or the conduct of the Bank Business.

(c) To the knowledge of Bank and Capitol, none of the Real Property or Former Real Property will result in material liability under any Environmental Law or a material Environmental Claim.

(d) Bank has not conducted or prepared, and is not otherwise in possession of, any environmental studies or reports conducted or prepared with respect to any Real Property or Former Real Property, as of the date hereof. Bank has provided to Parent a copy of all such studies and reports set forth on Schedule 5.13(d).

(e) None of the matters disclosed in Schedule 5.13, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Bank, the Bank Business or the Real Property.

5.14 Tax Matters.

(a) All Tax Returns required to be filed by or with respect to Bank (including Tax Returns of consolidated, combined, unitary or similar groups that include Bank (each an “Affiliated Group”) have been filed in a timely manner (taking into account all extensions of due dates). All such Tax Returns are accurate, correct and complete in all material respects.

(b) All Taxes owed by or with respect to Bank, whether nor not shown on a Tax Return, have been paid in full on a timely basis.

(c) There is no pending claim in a jurisdiction where Bank does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(d) The liability of Bank for unpaid Taxes did not, as of the dates of the Bank Financial Statements described in Section 5.11, exceed the current liability accruals for Taxes (excluding reserves for deferred Taxes) set forth on the Bank Financial Statements.

(e) There are no ongoing audits, examinations or claims procedures with respect to any Tax Returns or Taxes of Bank or any Affiliated Group, and no notice has been received from any Governmental Entity of the expected commencement of such a proceeding.

(f) Bank has a taxable year ending on December 31.

(g) Bank has not agreed to, and is not and will not be required to, make any adjustments under Code section 481(a) as a result of a change in accounting methods.

(h) Bank has not withheld and paid over to the proper Governmental Entities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or other third party.

(i) Bank is not a party to or subject to any Contract extending, or having the effect of extending, the period of assessment or collection of any Taxes, and no power of attorney with respect to any Taxes has been executed or filed with the IRS or any other taxing authority.

(j) Bank delivered to Parent correct and complete copies of all Tax Returns filed by or with respect to Bank (or if such Tax Returns are filed by an Affiliated Group, pro forma versions of such Tax Returns reflecting all items relating to Bank) for taxable years beginning after December 31, 2006.

(k) There are no Liens on the assets of Bank relating to or attributable to Taxes (other than Permitted Liens).

(l) No election or consent under Section 341 of the Code has been made with respect to Bank or with respect to any of the assets of Bank.

(m) Bank is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code and, at the Closing, Bank and Capitol shall provide Parent with a certificate to that effect (and the related notice to the Internal Revenue Service) that complies with sections 897 and 1445 of the Code and the related Treasury Regulations.

(n) Bank is not a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group of which Capitol is the common parent. Bank has no liability for the Taxes of another Person under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor, by contract or otherwise.

(o) Bank has not used a method of accounting that defers the recognition of income for tax purposes beyond the time of receipt of a cash payment or of the arising of an account or other receivable in favor of Bank.

(p) Bank has fully complied with all statutes and regulations with respect to the accounting for and paying over of unclaimed or abandoned funds.

5.15 Legal Proceedings.   Schedule 5.15 hereto lists all currently pending litigation and governmental or administrative proceedings or formal governmental investigations to which Bank is a party, either directly, indirectly or in a fiduciary capacity. There are no actions, suits, claims or proceedings instituted or pending or, to Bank’s or Capitol’s knowledge, threatened against Bank or Capitol or against any asset, interest or right of Bank or Capitol which, if adversely determined, would prevent or hinder the consummation of the Merger or have a Material Adverse Effect on Bank. Neither Bank nor Capitol is a party to any material writ, order, judgment, award, injunction or decree.

5.16 Compliance With Laws.

(a) Except as disclosed on Schedule 5.16(a), Bank is not, nor has it been, in violation of its Articles of Incorporation or Bylaws, is not and has not been in violation of any applicable Law or any order, rule or regulation of any federal, state, local or other Governmental Entity, or in default under any order, license, regulation or demand of any Governmental Entity and has not received notice of any of the foregoing. Except as disclosed on Schedule 5.16(a), Bank is not, nor has it been, subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks and holding companies thereof), and has received no written communication requesting that it enter into any of the foregoing.

(b) Schedule 5.16(b) lists each material consent, license, permit, grant or other authorization issued to Bank or any Employee by a Governmental Entity (i) pursuant to which Bank currently operates or holds any interest in any of its properties and assets or (ii) that is required for the operation of the Bank Business as currently conducted or as currently proposed to be conducted (collectively, the “Permits”). The Permits are in full force and effect and Bank is in material compliance with the terms and conditions of all Permits.

(c) Bank’s business is and has been, in all material respects, in compliance with all applicable Laws of all Governmental Entities to which it or its businesses is subject, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Truth in Lending Act, the Home Mortgage Disclosure Act, the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, the Bank Secrecy Act and other applicable fair lending laws and other laws relating to discriminatory business practices.

5.17 Employee Benefit Plans; Labor.

(a) Schedule 5.17(a) lists each Benefit Arrangement and Benefit Plan sponsored or maintained by Capitol or Bank pursuant to which any current or formed Employees of Bank, or current or former service providers to Bank, are participants. Schedule 5.17(a) also lists the sponsor (i.e., Capitol or Bank) of each Benefit Arrangement and Benefit Plan. Bank has made available to Parent correct and complete copies of (i) each Benefit Arrangement (or, in the case of any such Benefit Arrangement that is unwritten, descriptions thereof), (ii) the most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Benefit Arrangement (if any such report was required), (iii) the most recent summary plan description for each Benefit Arrangement for which such summary plan description is required and (iv) each trust agreement and insurance or group annuity contract relating to any Benefit Arrangement.

(b) (i) Each Benefit Arrangement that is intended to be tax qualified under Section 401(a) of the Code (each, a “Qualified Plan”), is tax qualified and Capitol has received a determination letter from the IRS upon which it may rely regarding each such Qualified Plan’s qualified status under the Code, and with respect to the Stockholder Representative’s ESOP, regarding its qualified status under the Code and status as an “employee stock ownership plan” under Sections 409 and 4975(e)(7) of the Code, for all statutory and regulatory changes with respect to plan qualification requirements for which the IRS will issue such a letter and (ii) no event has occurred since the date of the most recent determination letter or application therefor relating to any such Qualified Plan that would adversely affect the qualification of such Qualified Plan. Capitol has made available to Parent a correct and complete copy of the most recent determination letter received with respect to each Qualified Plan, as well as a correct and complete copy of each pending application for a determination letter, if any.

(c) None of Capitol, Bank or any of their ERISA Affiliates sponsors, maintains, contributes to, or has any liability or contingent liability, including, but not limited to, any “withdrawal liability,” as to any employee pension benefit plan (within the meaning of Section 3(2) of ERISA), including any multiemployer plan (within the meaning of Section 3(37)(A) of ERISA), subject to Sections 412 and 430 of the Code, Section 302 of ERISA or Title IV of ERISA. There is no encumbrance or Lien pursuant to Section 4068 of ERISA or Section 412(n) of the Code (as in effect prior to its repeal) or Section 430(k) of the Code in favor of or enforceable by the Pension Benefit Guaranty Corporation with respect to any of Bank’s assets. None of Capitol, Bank or any of their respective ERISA Affiliates (x) maintains, has established or has ever participated in a multiple employer welfare benefit arrangement as described in Section 3(40)(A) of ERISA, or (y) has any current or future obligation or liability with respect to a Benefit Arrangement pursuant to the provisions of a collective bargaining agreement, in each case on behalf of or with respect to any current or former employee, director, or other service provider of Bank or their beneficiaries.

(d) Except as listed on Schedule 5.17(d), no Benefit Arrangement provides for any health, life or other welfare-type benefit for current or future retired or terminated employees or their beneficiaries of Bank or current or future terminated non-employee service providers to Bank or their beneficiaries, other than COBRA.

(e) The Benefit Arrangements have been operated in compliance in all material respects with their terms and the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental Laws and regulations with respect to Bank’s employees. No claim has been threatened, asserted, instituted, or, to Bank’s and Capitol’s knowledge, is anticipated against any Benefit Arrangement (other than routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, Capitol, Bank, any of their respective ERISA Affiliates, any employee, officer, director, or other service provider of Capitol or Bank (whether current or former), or any of the assets of any trust of any of the Benefit Arrangements. Each Benefit Arrangement may be amended, terminated, modified or otherwise revised, other than with respect to the nondiscrimination rules and benefits protected under Sections 401(a)(4) and 411(d), respectively, of the Code, on and after the Closing Date, without further material liability to Parent, Merger Sub, any Affiliate of Parent, or Bank.

(f) All contributions, premiums, benefit payments and inter-company changes under or in connection with the Benefit Arrangements that are required to have been made in accordance with the terms of the Benefit

Arrangements or applicable Law for any period through the Closing Date have been timely made or properly accrued.

(g) None of Capitol, Bank or any ERISA Affiliate is obligated under any Benefit Arrangement or otherwise to pay or provide any separation, severance, termination or similar benefit, unemployment compensation, or withdrawal liability, or accelerate the time of payment, funding, or vesting or increase the amount of compensation or benefits due to any employee, director, independent contractor or other service provider of any of Capitol or Bank (whether current or former) or their beneficiaries as a result of any transaction contemplated by this Agreement or as a result of a change in control or ownership within the meaning of Section 280G of the Code (alone or in connection with any subsequent termination).

(h) Except as set forth in Schedule 5.17(h),:

(i) there are no collective bargaining agreements binding on Bank; none of the Employees of Bank is represented by a labor union, and, to the knowledge of Bank and Capitol, there is no, and since January 1, 2007, has been no, (a) organizational effort currently being made or threatened by or on behalf of any labor organization or trade union to organize any employees of Bank, and (b) no demand for recognition of any Employees of Bank has been made by or on behalf of any labor organization or trade unions.

(ii) there are no strikes, work stoppages, work slowdowns or lockouts pending or, to the knowledge of Bank and Capitol, contemplated or threatened against or involving Bank;

(iii) there are no legal proceedings pending or, to the knowledge of Bank and Capitol, threatened against or affecting Bank, relating to the alleged violation of any Law pertaining to labor relations or employment matters;

(iv) unfair labor practice charges, grievances or complaints or charges of discrimination, harassment, wrongful discharge, retaliatory act or similar actions filed against or, to the knowledge of Bank and Capitol, threatened against Capitol or Bank with the Equal Employment Opportunity Commission, the National Labor Relations Board or other governmental authority relating to employees of Bank.

(i) Schedule 5.17(i) contains a complete and accurate list of the names of each employee of Bank (“Bank Employee”) as of the date hereof. Bank has delivered to Parent the following information with respect to each Bank Employee: (i) date of hire, (ii) job title or position held, (iii) base salary or current wages or remuneration, (iv) employment status (i.e., active or on leave or disability and full-time or part-time) and (v) vacation and sick pay entitlement.

(j) There has been no mass layoff or plant closing as defined in the WARN Act or any similar state or local “plant closing” Law with respect to the employees of Bank.

5.18 Certain Contracts.

(a) Except as set forth in the Contracts attached to Schedule 5.18(a), Bank is not a party to, and neither receives nor is obligated to pay benefits under:

(i) any Contract relating to the borrowing of money by Bank or the guarantee by Bank of any obligation of any third party, other than Bank Deposits, federal funds purchased and securities sold under agreement to repurchase, all in the ordinary course of business consistent with past practice;

(ii) data processing, item processing or ATM Contracts;

(iii) any Contracts involving mortgages, deeds of trust, security agreements or suretyships, other than advances of expenses to employees in the ordinary course of business consistent with past practice;

(iv) any Contract pursuant to which Bank is obligated to indemnify any current or former director, officer, employee or agent of Bank (other than as provided in Bank’s bylaws or as otherwise required under Nevada law) or Capitol;

(v) any collective bargaining agreement;

(vi) any Contract which requires the payment by Bank of more than $15,000 annually or which cannot be terminated without penalty upon notice of thirty (30) days or less;

(vii) any Contract that involves a payment or series of payments of more than $15,000 individually or in the aggregate from or to Bank, other than (x) any agreement with a banking customer for the provision of banking services entered into by Bank in the ordinary course of business consistent with past practice, and (y) Loans made by, repurchase agreements made by, banker’s, acceptance of or Deposits by Bank in the ordinary course of business consistent with past practice;

(viii) any Contract containing covenants which limit the ability of Bank to compete in any line of business or with any Person or which involves any restrictions on the geographical area in which, or method by which, Bank may carry on its respective business (other than as may required by Law or any applicable regulatory authority);

(ix) any Contracts related to indebtedness for borrowed money where Bank is the borrower or obligor;

(x) any lease for real property;

(xi) any license, sublicense, services, technology or other agreement (i) pursuant to which any third party is authorized to use or provide services related to any Bank IP or (ii) pursuant to which Bank is authorized to use any Intellectual Property of any third party;

(xii) any Contracts for the future disposition or acquisition of any assets or properties, other than in the ordinary course of business consistent with past practice and not involving assets that are either material to Bank or having a fair market value an in excess of $15,000;

(xiii) any Contracts for any merger or other business combination;

(xiv) any Contracts concerning confidentiality or non-solicitation obligations; or

(xv) any outstanding offer, agreement, commitment or obligation to enter into any Contract or arrangement of the nature described in subsections (i) through (xiv) of this Section 5.18(a).

(b) Except as set forth on Schedule 5.18(b), (i) each Contract listed on Schedule 5.18(a) is valid and binding on Bank and, to the knowledge of Bank and Capitol, on the other parties thereto; and (ii) neither Bank nor, to the knowledge of Bank and Capitol, any other party, is in material default under any such contract, and no event has occurred which constitutes, or with the lapse of time, the giving of notice or both could constitute, a default by Bank or, to the knowledge of Bank and Capitol, a default by any other party under such contract.

5.19 Absence of Changes.  Except as set forth on Schedule 5.19, to the knowledge of Bank and Capitol, since December 31, 2008, there has not been:

(a) Any event or occurrence that has had or could reasonably be expected to have (individually or in the aggregate with any other event or occurrence) a Material Adverse Effect on Bank;

(b) Any (i) increase (other than those in the ordinary course of business consistent with past practice) in the wages, salaries, compensation, pension or other benefits payable or to become payable by Capitol or Bank to any Employee of Bank or agent, (ii) bonus, incentive compensation, service award or like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any Employee of Bank or agent, (iii) any new employment, severance or change of control agreement to which Capitol or Bank is a party, or (iv) any adoption of or material amendment to, or material modification of, any Benefit Arrangement except as required by the terms or such plan or applicable Law.

(c) Any issuance of or Contract to issue any shares of Bank Common Stock or other Rights;

(d) Any discharge or satisfaction of any Lien or payment of any obligation or liability by Bank other than current liabilities shown or reflected on the Bank Financial Statements or current liabilities incurred since that date in the ordinary course of business consistent with past practice;

(e) Any mortgage, pledge or subjection to Lien of any of Bank’s assets, real or personal, tangible or intangible, other than in the ordinary course of business consistent with past practice;

(f) The sale or transfer of any of Bank’s tangible assets, or the cancellation or release of any debts or claims owing to Bank;

(g) Entry by Bank into any other transaction other than in the ordinary course of business consistent with past practice;

(h) The sale, assignment, transfer or encumbrance by Bank of any trademarks, trade names or other intangible assets; or

(i) A decrease in the Core Deposits of Bank of five percent (5%) or more.

5.20 Brokers And Finders.  Except as set forth on Schedule 5.20, none of Capitol, Bank or any of the directors, officers or employees of either has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

5.21 Insurance.  Schedule 5.21 lists Bank’s insurance policies and binders of insurance and the amounts and types of insurance coverage available thereunder. All such policies of insurance (i) are in full force and effect and all premiums that are due and payable with respect thereto are currently paid; (ii) are adequate for the business conducted by Bank in respect of amounts, types and risks insured (other than the risk of terrorist attacks); and (iii) will remain in full force and effect until the Effective Time, subject to normal renewal policies and procedures, including, without limitation, the payment of premiums. There is no claim by Bank or any of its Affiliates pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed or that Bank has a reason to believe will be denied or disputed by the underwriters of such policies or bonds. There is no pending claim that would reasonably be expected to exceed the policy limits. All premiums due and payable under all such policies and bonds have been paid (or if installment payments are due, will be paid if incurred prior to the Closing) and Bank and its Affiliates are otherwise in material compliance with the terms of such policies and bonds. Except as provided in Section 8.3, neither Bank nor Capitol has knowledge of a threatened termination of, or premium increase with respect to, any of such policies. None of Bank or any of its Affiliates has ever maintained, established, sponsored, participated in or contributed to any self-insurance plan or program.

5.22 Accuracy And Availability Of Deposit Account Records.

(a) The deposit agreements and other documents relating to the deposit accounts of Bank to be delivered to Parent, or to which Parent and Merger Sub shall have unrestricted access after the Closing, will be all such documents in Bank’s possession or reasonably available to Bank at the Closing. Except as set forth on Schedule 5.22(a), none of the Deposits of Bank is a Brokered Deposit.

(b) Schedule 5.22(b) contains a true, correct and complete listing of all the Core Deposits of Bank as of June 30, 2009.

5.23 Properties.  (a) Bank has a valid leasehold interest in the real property (or portion thereof) described in Schedule 5.23(a)(1), together with the improvements thereon and real property rights and appurtenances pertaining thereto (individually and collectively, as the context may require, the “Leased Real Property”), free and clear of all Liens, other than any Permitted Liens. No such Permitted Lien materially impairs the use of the Leased Real Property for the purposes for which it is now operated. As of the Closing, Bank shall have good, marketable and insurable fee simple title to the real property described in Scheduled 5.23(a)(2) (the “Owned Real Property”), free and clear of all Liens, other than any Permitted Liens. Except as set forth in Schedules 5.23(a)(1) and 5.23(a)(2), Bank does not own or lease any real property.

(b) Attached to Schedule 5.23(b) is a true, correct and complete copy of the lease pursuant to which the Leased Real Property is leased to Bank (the “Real Property Lease”), including all amendments, modifications, supplements, renewals, extensions, guarantees and other documents and agreements with respect thereto). The Real Property Lease is valid, binding and in full force and effect and is enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exceptions, and, except as set forth in Schedule 5.23(b), has not been modified, amended, nor any provision thereof waived and constitutes the entire agreement between the lessor and lessee with respect to the Leased Real Property so demised. Bank has delivered all notices delivered or received by Bank relating to the Real Property Lease. With the exception of the suit commenced by Bank seeking recovery of its tenant improvement allowance captioned 1st Commerce Bank, Plaintiff vs. James J. Stevinson, a foreign corporation; and GBRK, LLC, a California limited liability company, Defendant; James J. Stevinson, a California corporation, and GBRK, LLC, a California limited liability company, Third Party Plaintiffs vs. Rick A. Abelson, an individual; and Camino Al Norte Holdings, LLC, a Nevada limited liability company; Camino Al Norte Ventures, LLC, a domestic limited liability company; Does I through XX; and Row Corporations I through XX, Third Party Defendants, Case No. A576649; neither Bank nor, to the knowledge of Bank and Capitol, any other party thereto, is or is alleged to be in material violation of or in material default in respect of, nor has there occurred any event or condition which (with or without notice or lapse of time or both) would constitute a material violation of or material default under, the Real Property Lease. None of the parties to the Real Property Lease has given notice of termination of, or is seeking to amend, the Real Property Lease.

(c) Except as attached to Schedule 5.23(c), Bank has not entered into any Contract, option or right of first refusal for the sale, transfer, lease, sublease, assignment or other disposition of the Leased Real Property (or any portion thereof) or the Owned Real Property (or any portions thereof).

(d) To the knowledge of Bank and Capitol, there are no outstanding material requirements from the lessor under the Real Property Lease requiring any repairs or work to be done with respect to the improvements constituting a part of the Leased Real Property or pertaining to the maintenance of such property in order to comply with the Real Property Lease. Neither Capitol nor Bank has received any notice of any actual or threatened liability or obligation arising under the Law of any Governmental Entity applicable to the Leased Real Property or the Owned Real Property.

(e) Bank has, or will have at the Effective Time, title, free and clear of all Liens, to all of the personal properties reflected on the statement of financial condition of Bank as of December 31, 2008 included in the Bank Financial Statements or acquired after such date, except for (i) Permitted Liens, (ii) those items that secure public or statutory obligations or any discount with, borrowing from, or obligations to any Federal Reserve Bank or FHLB, (iii) as reflected on the notes to the statement of financial condition of Bank as of December 31, 2008 included in the Bank Financial Statements, and (iv) as disclosed on Schedule 5.23(e).

(f) No Owned Real Property is comprised of a tax lot that also encompasses property that is not such Owned Real Property. There is no pending, or, to the knowledge of Bank and Capitol, threatened or contemplated condemnation, eminent domain or similar proceeding affecting any Owned Real Property or any portion thereof. To the knowledge of Bank and Capitol, there exists no fact or condition that would result in the termination of the existing access to the Owned Real Property.

5.24 Books And Records.   The minute books of Bank have been kept in the ordinary course of business and are complete in all material respects to corporate action taken by the Stockholders and the Bank’s Board of Directors, and are in compliance in all material respects with all applicable laws and regulations.

5.25 Condition of Assets.  Except as set forth on Schedule 5.25, there is no material asset used by Bank in the conduct of its business which is not either owned by Bank or leased to Bank under appropriate licenses or leases. Bank has good and valid title to, or, in the case of the Real Property and leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except Permitted Liens and as reflected in the Bank Financial Statements or as set forth on Schedule 5.25. All such assets owned or used by Bank are, and on the Closing Date will be, (i) adequate for the conduct of the Bank Business as currently conducted in all material respects and (ii) reasonably fit and suitable for the uses and purposes for which they were intended and in good operating condition subject to normal wear and tear and maintenance requirements, except where such failure to be in good operating condition would not materially impair the operation of Bank as presently conducted.

5.26 Location And Conduct Of Business.   Bank conducts all the customer operations of the Bank Business at the Bank Offices set forth on Schedule 5.26 and at no other locations.

5.27 Intellectual Property.

(a) Schedule 5.27(a)(i) to this Agreement contains a true, correct and complete listing of all Bank IP which, except as set forth on Schedule (a)(ii), constitutes all Intellectual Property necessary to conduct the Bank Business as currently conducted and currently proposed to be conducted. Bank owns, or has the right to use pursuant to a valid and enforceable license, sublicense, Services Agreement with CBL or similar agreement, all Intellectual Property that is used in or necessary for use in the Bank Business as currently conducted and currently proposed to be conducted, in each case, free and clear of Encumbrances. Registrations for Bank Owned IP are valid, subsisting, enforceable and in full force and effect, and there has been no claim by any third party contesting the validity, enforceability, use or ownership of any of the Bank Owned IP.

(b) Neither the Bank Business nor any Bank IP infringes, misappropriates, violates or conflicts with a third party’s Intellectual Property, and neither Capitol nor Bank has received notice claiming otherwise and there are no facts or circumstances that would reasonably be anticipated to result in any such claim. To the knowledge of Bank and Capitol, no third party is infringing, misappropriating or violating any Bank IP. There is no claim, suit, action or proceeding, pending or, to the knowledge of Bank and Capitol, threatened, against Bank asserting that Bank’s use of any Intellectual Property infringes the rights of any third party and no third party is known to Capitol or Bank to be infringing upon the rights of Bank in the Intellectual Property.

(c) Bank has taken commercially reasonable measures to (i) protect the proprietary nature of the Bank Owned IP and (ii) the confidential nature of personally identifiable information, including by using commercially reasonable efforts to provide for the signing by third parties with access to confidential information of valid and binding nondisclosure.

5.28 Related Party Transactions.  Except as set forth on Schedule 5.28, no Related Person of Bank is currently a party to any Contract with Bank, including, without limitation, any Contract providing for the employment of, furnishing of services by, rental of assets from or to, or otherwise requiring payments to any Related Persons or any of their Affiliates (each such agreement being a “Related Party Agreement”). Furthermore, except as expressly set forth in Schedule 5.28 attached hereto, no Related Person of Bank has, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation, firm, association or business organization which is a supplier, lessor, lessee, or competitor or potential competitor of Bank or any of its subsidiaries. There are no outstanding notes or accounts receivable from or payable to, or advances by or to, any Related Person. To the knowledge of Bank and Capitol, neither Bank nor any of its directors, officers, employees or agents, have: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments from corporate funds to officials of any Governmental Entities; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of Bank; (e) made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (f) made any other payment, favor or gift not fully deductible for federal income tax purposes.

5.29 Proxy Statement.  The information relating to Capitol and Bank furnished in writing by Capitol for inclusion in the Proxy Statement and the other matters to be voted on at the Stockholders’ Meeting, including but not limited to the information supplied by Capitol and contained in the Proxy Statement, will not, as of the date such information is provided promptly upon the request of Parent, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading (the “Information Standard”). Capitol will promptly update such information should it become aware of any material change and, promptly upon the request of Parent, confirm that such information satisfies the Information Standard as of a subsequent date.

5.30 Deposits; Deposit Summary

(a) All of the Deposits held by Bank (including the records and documentation pertaining to such Deposits) have been established and are held in material compliance with (i) all applicable policies, practices and procedures of Bank and (ii) all applicable Law, including anti-money laundering requirements. All of the Deposits held by Bank are insured to the maximum limit set by the FDIC and the FDIC premium and all assessments have been fully paid.

(b) To the knowledge of Bank and Capitol, there are no Contracts currently in force, that upon the occurrence of any event (including the execution of this Agreement), could result in the acceleration of any fixed term Deposits with Bank or any certificates of deposit issued by Bank.

(c) Attached hereto as Schedule 5.30(c) is a summary of the amounts and types of the Deposits held by Bank on July 7, 2009 and the weighted average interest rates being paid thereon as of May 31, 2009 (the “Deposit Summary”). The Deposit Summary was prepared by Bank from the books and records of Bank in the ordinary course of business consistent with past practice.

(d) Except as set forth on Schedule 5.30(d), none of the Deposits held by Bank are of public and governmental funds as to which there is required security posted by Bank.

5.31 Approval Of Stockholders.  The Merger to be authorized must be approved by a majority of the Shares.

5.32 Adequacy of Capital.  Bank’s risk-based capital and leverage capital are adequate and in compliance with the requirements of the FDIC’s capital maintenance requirements in 12 C.F.R. Part 325, Subpart A, including Appendices A (risk-based capital) and B (leverage capital), and Bank is considered well capitalized for purposes of the Prompt Corrective Action rules contained in 12 C.F.R. Part 325, Subpart B.

5.33 No Participation In TARP.  None of Bank’s Affiliates participates in the U.S. Treasury Department’s Troubled Asset Relief Program, including the Capital Purchase Program.

5.34 No Excess Payments.  None of Bank’s officers or directors would be entitled as a result of the Merger or any subsequent purchase of banking operations to compensation that would constitute excess parachute payments under Section 280G and 4999 of the Code.

5.35 No Other Representations Or Warranties.  Except for the representations and warranties contained in this Article 5, neither Capitol nor Bank makes additional representations or warranties, and each of Capitol and Bank hereby disclaims any other representations or warranties, whether made by Capitol and Bank or any of their respective officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any document entered into pursuant to the terms and conditions of this Agreement, or the transactions contemplated hereby, notwithstanding the delivery or disclosure to Parent, Merger Sub or their representatives of any documentation or other information with respect to any one or more of the foregoing.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to Bank as follows:

6.1 Organization, Standing And Authority Of Parent And Merger Sub; Charter Documents and Bylaws.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Nevada, respectively, with the corporate power and authority, and all required permits, licenses, approvals and qualifications, to own or lease all of its properties and assets and to carry on its business as now conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not be reasonably expected to prevent or hinder the consummation of the Merger. Each of Parent and Merger Sub has heretofore delivered or will make available to Capitol true and complete copies of the Articles of Incorporation and Bylaws of Parent and Merger Sub, as the case may be, as in effect as of the date hereof.

6.2 Legal Authority, Binding Effect, Ownership.  Merger Sub has and, except for the Parent Stockholder Approval, Parent has, all requisite corporate power and authority (i) to enter into this Agreement and each Related Document to be executed and delivered by Merger Sub and Parent, as the case may be (subject to receipt of all necessary approvals from Governmental Entities), and (ii) to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and each agreement, document and instrument to be executed and delivered to Capitol by Merger Sub and Parent pursuant to this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Merger Sub and Parent. This Agreement has been duly and validly executed and delivered by Merger Sub and Parent, and, assuming due authorization, execution and delivery by Capitol and Bank, constitutes a legal, valid and binding obligation of Merger Sub and Parent which is enforceable against Merger Sub and Parent in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exceptions.

6.3 No Violation, Conflict, Etc.  Except as disclosed on Schedule 6.3, none of (i) the execution and delivery of this Agreement or any Related Document, (ii) the consummation of the transactions contemplated hereby or thereby or (iii) compliance by each of Parent and Merger Sub with any of the provisions hereof or thereof in any case does or will (A) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of each of Parent and Merger Sub, (B) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or asset of Parent and Merger Sub pursuant to, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which each of Parent and Merger Sub is a party, or to which any of its properties or assets is subject, or (C) subject to receipt of all required governmental approvals as described in Section 6.4 below, does or will constitute a violation of any order, writ, injunction, decree, judgment, governmental permit, license, statute, rule or regulation applicable to Parent and Merger Sub.

6.4 Regulatory Approvals.  Except for the filing of applications and notices with, and the consents and approvals of, as applicable, the Bank Regulators set forth on Schedule 6.4, and except for such filings, registrations, consents or approvals that are disclosed on Schedule 6.4, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Parent or Merger Sub in connection with the execution and delivery by Parent and Merger Sub of this Agreement and the Related Documents and the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby.

6.5 Legal Proceedings.  There are no actions, suits, claims or proceedings instituted or pending or, to Parent’s knowledge, threatened against Parent or Merger Sub which, if adversely determined, would prevent or hinder the consummation of the transactions contemplated by this Agreement or have a Material Adverse Effect on Parent or Merger Sub. Neither Parent nor Merger Sub is a party to any material writ, order, judgment, award, injunction or decree.

6.6 Compliance With Laws.  Except as disclosed on Schedule 6.6, neither Parent nor Merger Sub is in violation of its Articles of Incorporation or Bylaws and has not received notice of violation of any applicable Law which would reasonably be expected to materially impair the validity or consummation of this Agreement or the transactions contemplated hereby, or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity. Neither Parent nor Merger Sub is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks and holding companies thereof), and has received no written communication requesting that it enter into any of the foregoing.

6.7 Brokers And Finders.  Except as set forth in Schedule 6.7, neither Parent nor Merger Sub nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

6.8 Financing.  Parent has sufficient funds to pay the Merger Consideration.

6.9 Investment Intent.   Parent is acquiring the Shares for its own account and not with the view toward distribution within the meaning of Section 2(a)(11) of the Securities Act if 1933, as amended other than in compliance with all applicable Laws, including United States federal securities Laws.

6.10 Funds Outside Of The Trust Account.   Parent has sufficient funds outside of the Trust Account to satisfy any claims for indemnification by a Stockholder Indemnified Party.

6.11 Non-Reliance.  Parent acknowledges and agrees that in entering into this Agreement it has not relied and is not relying on any representations, warranties or other statements whatsoever, whether written or oral (from or by Capitol or any Person acting on Capitol’s behalf) other than those expressly set out in this Agreement and Related Documents and that it will not have any right or remedy rising out of any representation, warranties or other statements not expressly set out in this Agreement or the Related Documents.

ARTICLE 7

COVENANTS OF BANK, CAPITOL AND CBL

7.1 Conduct Of Business.

(a) Affirmative Covenants.  During the period from the date of this Agreement to the Effective Time, except with the written consent of Parent, which consent will not be unreasonably withheld, conditioned or delayed, Bank will use its commercially reasonable best efforts to (i) operate its business only in the regular and ordinary course of business consistent with past practice (except as otherwise expressly contemplated by this Agreement) and (ii) preserve intact its business organization and assets and maintain its rights and franchises. Neither Capitol nor Bank shall knowingly take any action that would (A) adversely affect the ability of Bank or Capitol to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (B) adversely affect Capitol’s or Bank’s ability to perform its covenants and agreements under this Agreement. Bank shall not cancel, terminate or amend the Real Property Lease, or acquire (except for the acquisition of the Owned Real Property pursuant to foreclosure proceedings) or lease any other Real Property, in each case without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed). Without limiting the foregoing, Bank will, and Capitol will cause Bank to, perform in a prompt and timely manner, in accordance with its ordinary course of business consistent with past practice or existing business plans, all of its obligations with respect to the Bank Business.

(b) Negative Covenants.  From the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement or consented to by Parent in advance in writing, (which consent shall not be unreasonably withheld, conditioned or delayed), Bank shall not:

(i) except in the ordinary course of business consistent with past practice, sell, transfer, license or otherwise dispose of or discontinue any of its assets, business or properties (including Core Deposits) or permit or allow any of its assets or properties to be subjected to any Lien, other than Permitted Liens;

(ii) (A) issue any capital stock or other securities of Bank or make any change in the issued and outstanding capitol stock or securities of Bank; (B) issue or grant any Rights of any character relating to the authorized or issued capital stock of Bank, or any securities convertible into shares of such stock or such Rights; or (C) declare, make or pay any cash dividends or distributions to the holders of its capital stock;

(iii) effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of Bank’s capital stock;

(iv) approve any capital expenditure, individually or in the aggregate, in excess of $25,000;

(v) rollover, refinance, renew, cancel, release or otherwise modify any Retained Loans;

(vi) fail to maintain insurance coverage under insurance policies at presently existing levels so long as such insurance is available at commercially reasonable rates;

(vii) change, amend or waive any provisions of Bank’s Articles of Incorporation of Bylaws;

(viii) other than as required by applicable Law, (A) grant base salary, base wage or discretionary incentive compensation increases for any current employee, except in the ordinary course of business consistent with past practice; provided, however, that any such base salary, base wage or discretionary incentive compensation increase shall not exceed 3% of any such employee’s base salary, base wage or discretionary incentive compensation from the previous year; provided, further, that, except as authorized herein, no salary or wage increases shall be granted to any current employee that is a party to any employment, retention, change in control or similar agreement with Bank; (B) forgive any Loans to directors, officers or employees of Bank or Capitol or any Affiliate thereof; (C) enter into any employment, change of control or severance agreement with, or establish, adopt, enter into, or amend, any Benefit Arrangement for the benefit of, any current or former employee, director, officer or employee of Bank; (D) exercise any discretion to accelerate the vesting or payment of any compensation of benefit, or take any action to fund the payment of any benefit, under any Benefit Arrangement, except as may be contemplated by this Agreement; or (E) grant any new awards under any Benefit Arrangement.

(ix) except in the ordinary course of business consistent with past practice, acquire any collateralized mortgage obligations, incur any liabilities or obligations for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument (other than Deposits, federal funds purchased and securities sold under agreements to repurchase, in each case, in the ordinary course of business consistent with past practice), or acquire any equity, debt or other investment securities;

(x) incur any liabilities with respect to Brokered Deposits or extend or renew the term of any Brokered Deposit set forth on Schedule 5.22(a), provided, however, that Bank may extend or renew the term of any Brokered Deposit set forth on Schedule 5.22(a) for a period not to exceed three (3) months if such Brokered Deposit matures or expires prior to the Closing;

(xi) make application for the opening of any branch;

(xii) merge into, consolidate with, affiliate with, or be purchased or acquired by (assets or capital stock), any other Person, or permit any other to be merger, consolidated or affiliated with it or be purchased or acquired by it, or except to realize upon collateral in the ordinary course of its business, acquire a significant potion of the assets of any other Person, or sell a significant potion of its assets;

(xiii) settle any action, claim or proceeding filed or otherwise instituted against it;

(xiv) make any change in its accounting, credit risk or interest rate risk methods or practices, except changes as may be required by GAAP or by regulatory requirements;

(xv) make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any tax closing agreement, settle any claim for Taxes or assessments relating to Bank, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any claim for Taxes or assessments relating to Bank, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would increase the liability for Taxes of Bank for any period after the date of Closing;

(xvi) enter into any transaction with any Related Person other than in the ordinary course of business consistent with past practice and on terms no less favorable than could be negotiated on an arm’s length basis;

(xvii) knowingly take any action intended or reasonably likely to result in (A) a Material Adverse Effect on Bank, (B) any of the conditions to the transactions contemplated hereby set forth in Article 10 not being satisfied in a timely manner, or (C) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable Law;

(xviii) do anything to cause the termination of Bank’s FDIC deposit insurance;

(xix) repurchase (including by participation) any Excluded Loan or purchase Loans (including by participation) from Capitol or any Affiliate of Capitol; or

(xx) incur any indebtedness for borrowed money, including, without limitation, any draw-down by Bank on its line of credit with FHLB;

(xxi) agree to take any of the actions specified in this Section 7.1(b), except as contemplated by this Agreement.

7.2 Current Information.  During the period from the date of this Agreement to the Effective Time, Bank and Capitol will and will cause their representatives to confer with representatives of Parent and report the general status of Bank’s ongoing operations (including credit quality and related issues), customer communications, employee matters and other issues relating to Bank and the transactions contemplated hereby to the extent permitted by applicable Law, at such times as Parent may reasonably request. Bank shall promptly notify Parent of any material and adverse change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution of litigation or the threat of material litigation involving Bank. Bank shall provide to Parent reports regarding the Loans and Deposits as reasonably requested by Parent, as well as asset quality reports as reasonably requested by Parent, in each case, no more frequently than monthly, including but not limited to watch Loans, past due reports, non-performing assets, charge-offs, risk rating distribution, portfolio growth, industry and product concentrations and composition, and changes to off-balance sheet exposures. Bank shall also provide Parent with such information with respect to such events as Parent may reasonably request from time to time. As soon as submitted to the applicable federal banking agency, Capitol will deliver to Parent each of Bank’s quarterly Reports of Condition and Income, including all schedules thereto.

7.3 Advise of Changes.  Capitol shall promptly notify Parent of any change or event (a) that has had or would reasonably be expected to have a Material Adverse Effect on Bank, (b) which it believes would or would be reasonably likely to cause or constitute a breach of any of its or Bank’s representations, warranties or covenants contained herein, or (c) which it believes would or would be reasonably likely to cause any of the conditions set forth in Section 10.2 not being satisfied; provided, that a breach of this Section shall not be considered for purposes of determining the satisfaction of the closing conditions set forth in Section 10.2(a) and 10.2(b), or give rise to a right of termination under Article 12, if the underlying breach or breaches with respect to which Capitol failed to give notice would not result in the failure of the closing conditions set forth in Section 10.2 to be satisfied.

7.4 Commercially Reasonable Best Efforts.  Subject to the terms and conditions herein provided, Capitol agrees to use commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

7.5 Corporate And Other Consents.   Bank shall use commercially reasonable best efforts to secure all corporate and other non-regulatory consents with respect to those material contracts to which Bank is a party which consents are otherwise required to be obtained as listed on Schedule 7.5 in order to consummate the Merger, and Parent shall fully cooperate in order to obtain such consents. Bank shall provide copies of such consents to Parent upon Parent’s request. Capitol and CBL shall use best efforts to consummate the Exchange

Offer as promptly as practicable after the date hereof, and, upon consummation of the Exchange Offer, CBL shall promptly, and in any event within two (2) Business Days thereof, deliver the Capitol Stockholder Approval; provided, however, that, if the Exchange Offer is not consummated on or prior to August 15, 2009, Capitol and CBL shall use best efforts to obtain the Capitol Stockholder Approval and the Bank Stockholder Approval as soon as reasonably possible.

7.6 Access To And Retention Of Books And Records.  Upon execution of this Agreement, Bank and Capitol shall cause each of their respective officers, directors, and employees to provide Parent and its representatives, accountants and counsel reasonable access to the Real Property, Bank Offices, employees, depository records, loan files, Bank Financial Statements and all other documents and other information concerning Bank as Parent may reasonably request. Capitol shall provide Parent reasonable assistance in its investigation relating to the Real Property and Bank Offices; provided, that Parent’s investigation shall be conducted during normal business hours and in a manner that does not unreasonably interfere with Bank’s normal operations, customers and employee relations. On the Closing Date, Parent shall receive possession of (at the Bank Offices), and all right, title and interest of Bank in, all books and records relating to the Bank Business, the operation of the Bank Offices and the corporate existence and activities of Bank which are in the possession of Bank. Capitol will use its commercially reasonable best efforts to cause its auditors, BDO Seidman, LLP, to (a) continue to provide Parent and its advisors access to all of Capitol’s information used in the preparation of the Bank Financial Statements and (b) cooperate fully with any reviews performed by Parent or its advisors of any such financial statements or information; provided, that Parent shall reimburse Capitol for any out-of-pocket expenses incurred in connection therewith. Capitol shall use its commercially reasonable best efforts to participate in the preparation of the pro forma financial statements for inclusion in the Parent’s Proxy Statement.

7.7 Communications; Notices; Etc.  If required by applicable Law, after the Final Approval Date and prior to the Closing Date, on a date certain which is mutually agreeable to the Parties, Capitol shall send or cause Bank to send statements (or, in the event the Parties shall mutually agree, the Parties shall send a joint statement) to Bank’s customers announcing the transactions contemplated hereby. From time to time prior to the Closing, Parent may request consent to transmit certain communications to Bank customers with respect to regulatory, operational or administrative matters, and Capitol agrees that it will not unreasonably withhold such consent.

7.8 Exclusivity.  Capitol and Bank will not, and will not permit any of their Affiliates, to (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Bank (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

7.9 Disposition of Excluded Loans.  At or prior to the Closing, Capitol shall cause Bank to transfer to Capitol or any Affiliate of Capitol each of the Excluded Loans, without recourse to Bank. The purchase price for each such Excluded Loan shall be the Loan Price.

7.10 Guaranty.  CBL hereby unconditionally guarantees to Parent and Merger Sub the full prompt payment and punctual performance by Capitol and Bank of any and all obligations of Capitol or Bank arising under this Agreement, including, without limitation, those obligations arising under Article 11, but excluding Bank’s obligations pursuant to Section 9.15 hereof. The liability of CBL hereunder shall not be conditioned or contingent upon pursuit by Parent or Merger Sub of any remedies either may have against Capitol or Bank with respect to this Agreement. No exercise or nonexercise by Parent or Merger Sub of any right given to it hereunder, and no change, impairment or suspension of any right or remedy of Parent or Merger Sub hereunder, shall in any way affect CBL’s obligations hereunder.

7.11 General Release of Officers of Bank.  From and after the date hereof, Capitol shall use its best efforts to obtain a general release from the officers of Bank in the form attached hereto as Exhibit B.

ARTICLE 8

COVENANTS OF PARENT

8.1 Current Information.  During the period from the date of this Agreement to the Effective Time, to the extent that such could affect the consummation of the transactions contemplated hereby, Parent will promptly notify Capitol in writing, to the extent permitted by applicable Law, of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entity, or the institution or the threat of litigation involving Parent that would be reasonably expected to adversely affect the transactions contemplated by this Agreement, and, to the extent permitted by Law, Parent will also provide Capitol such information with respect to such events as Capitol may reasonably request from time to time.

8.2 Commercially Reasonable Best Efforts.  Subject to the terms and conditions herein, Parent agrees to use commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

8.3 Services and Insurance.  Notwithstanding anything contained herein to the contrary, Parent acknowledges and agrees that: (a) all services provided by CBL to Bank which are not specifically set forth in the Services Agreement shall cease as of the Effective Time; and (b) all insurance coverages procured by CBL for Bank, its employees, officers and directors shall cease as of the Effective Time.

ARTICLE 9

REGULATORY AND OTHER MATTERS

9.1 Regulatory Approvals.

(a) As soon as practicable after the date hereof, but in no event later than thirty (30) days after the date of this Agreement, each of Parent, Merger Sub, Capitol and Bank shall take all commercially reasonable best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the transactions contemplated by this Agreement. Parent, Merger Sub, Capitol and Bank will cooperate with each other and will each furnish the others and the others’ counsel with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of Bank, Capitol, Merger Sub or Parent to any Governmental Entity in connection with the Merger. Parent and Bank shall have the right to review in advance all filings and approve in advance all characterizations of the information relating to them and any of their respective subsidiaries which appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity. In addition, Parent and Bank shall each furnish to the others a final copy of each such filing (except for any confidential portions thereof) made in connection with the transactions contemplated by this Agreement with any Governmental Entity.

(b) The parties shall use their commercially reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing (except for any confidential portions thereof) or submission and in connection with any investigation or other inquiry relating to the Regulatory Approvals, including but not limited to Capitol, Bank, Parent and Merger Sub cooperating and using commercially reasonable best efforts to make, on a timely basis, all registrations, filings and applications with, give all notices to, and obtain any approvals, orders, qualifications and waivers from a Governmental Entity necessary for the consummation of the transactions contemplated hereby; provided, however, that, except as otherwise set forth herein, neither Bank, Capitol, or any of its Affiliates nor Parent, Merger Sub or any of its Affiliates shall be required to commence or be a plaintiff in any litigation or offer or grant any material accommodation (financial or otherwise) to any Person in connection with any such registration, filing, application, notice, approval, order, qualification or waiver. Capitol and Parent each shall, (ii) subject to applicable Law, permit the other Party to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written or material oral communication (or other correspondence or memoranda) between it and any Governmental Entity (except for any confidential portions thereof) and (iii) promptly inform each other of and supply to such other Party any communication (or other correspondence or memoranda) received by such party from, or given by such party to, the FDIC, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Nevada FID and any other state agency governing financial institutions or any other Governmental Entity, in each case regarding any of the transactions contemplated hereby.

(c) In furtherance and not in limitation of the parties obligations hereunder, if any objection is asserted with respect to the transactions contemplated hereby under any antitrust or competition law, Parent will use its commercially reasonable best efforts to resolve any antitrust concerns, federal, state, foreign or private, obtain all Regulatory Approvals and obtain termination of any applicable waiting periods and the termination of any outstanding federal or state judicial or administrative orders prohibiting the Closing so as to permit the prompt completion of the transactions contemplated hereby, including selling, holding separate or otherwise disposing of or conducting its business and the business of Bank in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct its business and the business of Bank in a specified manner, or such other required action.

9.2 Access And Investigation.  Without in any way limiting anything else contained in this Agreement, each Party shall, in connection with the procurement of any and all Regulatory Approvals, permit the other Parties and their representatives reasonable access to the properties and personnel of Bank and Parent, respectively, and shall disclose and make available to such other Parties all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Bank and Parent, including, without limitation, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority (except for any confidential portions thereof), accountants’ work papers, litigation files, loan files, plans affecting employees and any other business activities or prospects; provided, that such access shall be reasonably related to the procurement of the Regulatory Approvals hereunder and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations or violate applicable Law. Without in any way limiting anything else contained in this Agreement, Capitol, Bank and Merger Sub shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other Parties and their representatives; provided, that such access shall be reasonably related to the procurement of the Regulatory Approvals hereunder and shall not unduly interfere with normal operations.

9.3 Proxy Statement; Parent’s Stockholders’ Meeting.

(a) As promptly as practicable after the date of this Agreement, Parent shall prepare and file the Proxy Statement. As promptly as practicable after the date of this Agreement, Parent shall prepare and file and shall continue to prepare and file any other filings required under the Exchange Act, the Securities Act or any other similar Laws relating to the transactions contemplated hereby (collectively, the “Other Filings”). Parent shall notify Capitol promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other Governmental Entity for amendments or supplements to the Proxy Statement or any Other Filing or for additional information. As promptly as practicable after receipt thereof, Parent shall provide Capitol and its counsel with copies of all written correspondence between Parent or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. Parent shall permit and shall continue to permit Capitol and its counsel to participate in the preparation of the Proxy Statement and any exhibits, amendment or supplement thereto and shall consult with Capitol and its advisors concerning any comments from the SEC with respect thereto and shall not file the Proxy Statement or any exhibits, amendment or supplement thereto or any response letters to any comments from the SEC without the prior written consent of Capitol, with such consent not to have been and not to be unreasonably withheld or delayed; provided, however, that Parent shall be permitted to make such filing or response in the absence of such consent if the basis of Capitol’s failure to consent is Capitol’s unwillingness to permit the inclusion in such filing or response of information that, based on the advice of outside counsel to Parent, was or is required by the SEC and United States federal securities laws to be included therein. Parent agrees that the Proxy Statement and the Other Filings will comply in all material respects with all applicable Laws and the rules and regulations promulgated thereunder. Whenever any event occurred or occurs which would reasonably be expected to result in the Proxy Statement containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, Parent or Capitol, as the case may be, shall inform promptly the other Party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Parent, an amendment or supplement to the Proxy Statement. The Proxy Statement will be sent to the stockholders of Parent for the purpose of soliciting proxies from holders of Parent Common Stock to vote at the Parent Stockholders’ Meeting in favor of, among other things, this Agreement, the Merger and the other transactions contemplated hereby, and such other business as may properly come before the meeting or any adjournment or postponement thereof, in each case as set forth in the Proxy Statement.

(b) As soon as reasonably practicable following its approval by the SEC, Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Stockholders’ Meeting in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transaction contemplated hereby and the other voting matters.

(c) Parent shall comply, and Capitol shall provide Parent, as soon as reasonably practicable, with such information concerning Capitol and Bank reasonably requested by Parent that is necessary for the information concerning Capitol and Bank in the Proxy Statement and the Other Filings to comply, with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Stockholders’ Meeting.

(d) Subject to the fiduciary duties of its board of directors, Parent shall include in the Proxy Statement the recommendation of its board of directors that the holders of Parent Common Stock vote in favor of this Agreement, the Merger and the other transactions contemplated hereby, in each case as set forth in the Proxy Statement.

9.4 Form 8-K Filings.  Parent and Capitol shall cooperate in good faith with respect to the preparation of, and as promptly as practicable after the execution of this Agreement, Parent shall file with the SEC, a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement. Parent and Capitol shall cooperate in good faith with respect to the preparation of, and at least five days prior to the Closing, Parent shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by Capitol and its accountant, (“Transaction Form 8-K”). Prior to Closing, Parent and Capitol shall prepare the press release announcing the consummation of the transactions contemplated hereby (“Press Release”). Simultaneously with the Closing, Parent shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

9.5 Acknowledgement by Capitol.  Capitol hereby acknowledges that the aggregate gross proceeds from Parent’s initial public offering (“IPO”), including the proceeds received upon the consummation of the exercise of the over-allotment option, the proceeds received from a private placement that closed simultaneously with the first closing of the IPO and any accrued interest not released to Parent in accordance with the terms of the IPO, was placed in a trust account (the “Trust Account”) for the benefit of Parent’s public stockholders. Capitol further hereby acknowledges and agrees that Capitol does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account established by Parent (“Claim”) and hereby waives any Claim Capitol may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent and will not seek recourse against the Trust Account for any reason whatsoever.

9.6 No Securities Transactions.   Neither Capitol nor any of its Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Capitol shall use commercially reasonable best efforts to require each of its officers, directors, employees, agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirement.

9.7 Disclosure of Certain Matters.  Each of Parent and Capitol will provide the other with prompt written notice of any event, development or condition that (a) would cause any of the conditions set forth in Article 10 hereof will not be satisfied or (b) would require any amendment or supplement to the Proxy Statement.

9.8 Confidentiality.  All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information and subject to the Confidentiality Agreement, dated as of June 2009 (the “Confidentiality Agreement”), between Parent and CBL, which Confidentiality Agreement will continue in full force and effect in accordance with its terms. Capitol agrees to be bound by the Confidentiality Agreement as though a party thereto.

9.9 Post-Closing Tax Matters.

(a) Capitol shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Bank with respect to all taxable periods ending on or prior to the Closing Date. Capitol shall pay all Taxes due in connection with such Tax Returns and any other taxes due with respect to any period prior to and including the Effective Time. Capitol will allow Parent an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent they relate to Bank; if Capitol and Parent cannot agree as to the tax treatment of any item on such a Tax Return, the issue shall be submitted to a firm of independent certified public accountants selected by Capitol and Parent and the decision of that firm shall be final and binding.

(b) Parent and Capitol shall cooperate fully, as and to the extent reasonably requested by the other, in connection with the filing of Tax Returns of Bank pursuant to this Section 8.4 and any audit, litigation or other proceeding with respect to Taxes of Bank. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Capitol agrees (i) to retain all books and records with respect to Tax matters pertinent to Bank relating to any taxable period beginning before the Closing Date until one year past the expiration of the statute of limitations (and, to the extent notified by Parent or Capitol, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Bank or Capitol, as the case may be, shall allow the other Party to take possession of such books and records.

(c) Any tax sharing agreement between Capitol and/or any Affiliate on the one hand, and Bank, on the other hand, shall be terminated as of the Closing Date and will have no further force or effect for any taxable year (whether the current year, a future year, or a past year), and Bank shall have no further obligations thereunder.

(d) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred on account of the sale of Shares in connection with this Agreement, shall be paid by Capitol when due, and Capitol will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, Capitol will and Parent will, and each will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

9.10 Further Assurances.   On and after the Closing Date, Capitol and Parent will (a) provide such further assurances to each other, (b) execute and deliver all such further instruments and papers, (c) provide such records and information and (d) take such further action as may be appropriate to carry out the transactions contemplated by, and to accomplish the purposes of, this Agreement.

9.11 Employee Matters.

(a) Continued Employment.  Immediately following the Closing, Parent agrees that, subject to the passing of background and related checks subject to the sole discretion of Parent, to cause Bank to continue to employ on an at-will basis all of the Bank Employees (including Bank Employees who are not actively at work on account of illness, disability or approved leave of absence) except for those whose names are set forth on Schedule 9.11(a). Notwithstanding any provision herein to the contrary, neither Parent, Bank nor any of their Affiliates shall be obligated to continue to employ any Bank Employees for any specific period of time following the Closing. Bank Employees shall be credited for their length of service with, or credited by, Parent or Bank or their Affiliates for eligibility and vesting purposes (but not for purposes of benefit accrual) under any employee benefit plan maintained by Parent or Bank or any of their Affiliates for rank and file employees of Bank, solely to the extent recognized by the Parent under the applicable plan, program, or arrangement and solely to the extent such time period is recognized under the terms of the Parent’s plan, program or arrangement; provided such crediting does not result in any duplication of benefits.

(b) Cessation of Bank’s Adoption of Capitol’s Benefit Arrangements and Benefit Plans.  Prior to or at Closing, Capitol shall, and shall cause Bank and any other required party(ies), (i) to take all actions necessary to terminate Bank’s current adoption of all Benefit Arrangements and Benefit Plan, if any, effective as of the Closing Date, except those Benefit Arrangements listed on Schedule 9.11(b) (“Capitol Plan Cessation”), and (ii) to provide all required notices to Bank’s Employees, participants and beneficiaries of Capitol Plan Cessation in compliance with the terms of the respective Benefit Arrangements and Benefit Plans and any applicable Law. In no event shall any employee of Bank, or any non-employee service provider to Bank, be entitled to accrue any benefits under the respective Benefit Arrangements and Benefit Plans terminated pursuant to the Capitol Plan Cessation with respect to services rendered or compensation paid after the Closing Date. Bank shall be solely responsible for all obligations and liabilities under each Benefit Arrangement and Benefit Plan listed in Schedule 9.11(b), and no such obligations or liabilities shall be assumed or retained by Capitol or its Affiliates. Capitol and/or its Affiliates shall be solely liable for all obligations and liabilities under each Benefit Arrangement and Benefit Plan, except the Benefit Arrangements listed on Schedule 9.11(b), and no such obligations or liabilities shall be assumed or retained by Bank, Parent or Merger Sub. The parties agree that services provided to Bank or Parent by the Bank Employees listed on Schedule 5.17(i) and Al G. Gourrier following the Closing Date shall not be deemed to violate of any non-competition or non-solicitation covenant, or similar restriction, applicable to any such Bank Employees pursuant to any agreement or arrangement with Capitol or its Affiliates, including but not limited to the Employment Agreement dated April 16, 2007 between Capitol and Al G. Gourrier.

(c) Transition Matters Relating to Benefit Arrangements and Benefit Plans.  As Parent or any agent of Parent may reasonably request from Capitol and subject to any applicable Law relating to the privacy of protected health information, Capitol shall promptly provide to Parent and Bank such documents and information relating to the Benefit Arrangements and Benefit Plans listed in Schedule 5.17(a) as Parent or any agent of Parent may reasonably request.

(d) Capitol’s 401(k) and ESOP.  CBL shall fully vest each Bank Employee under CBC’s 401(k) Plan as of the Closing Date. CBL shall cause Bank to terminate Bank’s sponsorship of CBC’s ESOP, if any, and CBC’s 401(k) Plan effective immediately prior to the Closing Date in accordance with the terms of CBC’s ESOP and CBC’s 401(k) Plan, as applicable, and the Code, ERISA and any other applicable Law. As of the Closing, CBL shall assume and retain sponsorship of CBC’s ESOP and CBC’s 401(k) Plan and all obligation and liability thereunder. CBL shall provide all required notices of such termination to affected participants and beneficiaries of CBC’s ESOP and CBC’ 401(k) Plan, as applicable, and shall make all required filings, in accordance with the terms of CBC’ ESOP and CBC’s 401(k) Plan, as applicable, and the Code, ERISA and applicable law. CBL shall be solely responsible for the distribution or rollover of participants’ and beneficiaries’ and alternate payees’ benefits under CBC’s ESOP and CBC’s 401(k) Plan, as applicable, in accordance with the terms of CBC’s ESOP and CBC’s 401(k) Plan, as applicable, and ERISA, the Code, and applicable law, and neither Parent, any Affiliate nor Bank shall have any obligation or liability therefor or otherwise as to CBC’s ESOP or CBC’s 401(k) Plan, as applicable. CBL shall cause CBC’s 401(k) Plan to provide Bank’s employees with the option to voluntarily roll over their eligible account balances from CBC’s 401(k) Plan, as applicable, to a 401(k) plan sponsored by Bank, Parent or Merger Sub following the Closing Date, and subject to applicable law, Bank, Parent or Merger Sub shall cause such 401(k) plan to accept such transfers.

(e) Pre-Existing Conditions.  Following the Closing, Parent or Bank or their Affiliates shall use reasonable efforts to provide for the reasonable waiver of any limitations on eligibility, enrollment and benefits relating to any preexisting medical conditions of the Bank Employees and their eligible spouses, domestic partners (where applicable) and dependents. Following the Closing, Parent or Bank or their Affiliates shall use reasonable efforts to recognize, for purposes of annual deductible and out of pocket limits under any corresponding benefit programs that Parent or Bank or their Affiliates establish for the Bank Employees prior to the end of the calendar year in which the Closing occurs, deductible and out of pocket expenses paid by Acquired Employees and their respective dependents under any Benefit Plan listed in Schedule 5.17(a) that is sponsored by Capitol to the extent the Bank Employees participate in any such Parent- or Bank- or their Affiliate-established employee benefit plans.

(f) Services Agreement.  The undertakings and covenants in Section 9.11(a) through (e) of this Agreement shall be subject to the superseding terms and conditions of the Services Agreement.

(g) COBRA and WARN.  Capitol shall have the sole responsibility for providing health care continuation coverage to any employee or former of Capitol or Bank whose and all other M&A Qualified Beneficiaries (as defined in Treas. Reg. § 54.4980 B-9) pursuant to COBRA and any similar state or local statute who experience a qualifying event prior to or as of the Closing Date.

(h) Other.  No provision of this Agreement, including this Section 9.11, shall (i) create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Capitol or any of its Affiliates in respect of continued employment (or resumed employment) with Parent or any of its Affiliates or Capitol or any of its Affiliates, (ii) create any such rights in any such individuals in respect of any benefits that may be provided, directly or indirectly, under any Benefit Plan or any plan or arrangement which may be established by Parent or any of its Affiliates or (iii) constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Parent or any of its Affiliates.

9.12 Service/Trademarks.

(a) Capitol covenants that, from and after the Closing, Capitol shall not and shall cause its Affiliates not to, (i) use any Bank IP and (ii) use in any manner the name “1st Commerce Bank” or any substantially similar variation thereof.

(b) From and after the Closing, Parent shall use commercially reasonable efforts to cease using CBL’s trademarks/service marks set forth on Schedule 9.12(b)(1); provided, that Parent shall cover up and cease displaying any signage set forth on Schedule 9.12(b)(2) within ten (10) Business Days following the Closing (or such earlier date as may be required by applicable law, rule or regulation). Notwithstanding anything herein to the contrary, (i) nothing herein shall prevent use of any such trademarks/service marks on checkbooks, credit cards, ATM cards and other similar items used by Bank’s customers in circulation as of the Closing Date, provided, however, that to the extent such items are within Bank’s control, Bank will cease any such use within six (6) months following the Closing Date, and (ii) Parent may continue to use any perishable inventory at Bank for a period not to exceed six months from the Closing Date.

9.13 Public Announcements.  Other than the mutually agreed upon press releases and other materials to be issued upon the announcement of this Agreement, with respect to which the parties shall cooperate in good faith to jointly prepare, from and after the date hereof neither Party shall make any public announcement or public comment regarding this Agreement or the transactions contemplated herein without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned, or delayed), unless and only to the extent that (i) the furnishing or use of such information is required in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereunder or (ii) the furnishing or use of such information is required by applicable Law, legal proceedings or the rules or regulations of the SEC, the Nasdaq National Market or the New York Stock Exchange.

9.14 Services Agreement.  From and after the Closing, CBL shall provide certain services and other support functions to Bank such that the Bank Business can continue to operate as it did prior to the Closing. In furtherance of the foregoing, following the date hereof and prior to the Closing, Parent and CBL shall negotiate in good faith the terms and conditions of the services agreement (the “Services Agreement”) setting forth the terms and conditions with respect to such services and support that CBL will provide to Bank following the Closing. Schedule 9.14 lists the costs to Bank following the Closing pursuant to the Services Agreement.

9.15 Guaranty of Lease.  CBL and Capitol, at their sole cost and expense, shall use their commercially reasonable best efforts to obtain a release and termination of the Lease Guaranty. Parent and Bank shall indemnify CBL for any Damages incurred by CBL under the Lease Guaranty, to the extent such Damages arise from any breach by Bank of its obligations under the Real Property Lease from and after the Effective Time.

9.16 Termination of MOU.  From and after the date hereof, Parent and Capitol shall cooperate with Bank and Parent to have the MOU terminated, released and satisfied as soon as reasonably practicable.

ARTICLE 10

CLOSING CONDITIONS

10.1 Conditions To Each Party’s Obligations Under This Agreement.  The respective obligations of each Party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

(a) Legal Proceedings.  None of the Parties shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which challenges, enjoins or prohibits the consummation of the Merger. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any legislative body or Governmental Entity which prohibits, restricts or makes illegal the consummation of the Merger. There shall be no action, suit, claim, litigation or proceeding before any administrative or judicial body or threatened against Capitol, Bank, Parent or Merger Sub or any of their respective officers or directors, that would be reasonably expected to materially and adversely affect the ability of Parent to own or control Bank or the ability to consummate the Merger as provided in this Agreement.

(b) Regulatory Approvals.  All necessary governmental approvals, permissions or consents if any shall have been obtained and shall not have been revoked, and all legally required notices to depositors shall have been made, and the legally required waiting or protest periods, of or relating to licenses, approvals and consents shall have been met (all of such approvals, conditions, permissions, licenses and consents, together with the regulatory approvals required under Sections 5.6 and 6.4 hereof, as set forth on Schedule 10.1(b) shall herein collectively be referred to as the “Regulatory Approvals”).

10.2 Conditions To The Obligations Of Parent And Merger Sub Under This Agreement.  The obligations of Parent and Merger Sub under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties.  All of the representations and warranties of Capitol and Bank contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except to the extent that such representations and warranties are qualified by the term “material,” or such other materiality threshold, in which case such representations and warranties (as so written, including the term “material”) shall be true and correct in all respects at and as of the Effective Time, and Capitol and Bank shall have delivered to Parent a certificate to such effect signed by its respective Chief Executive Officer and Chief Financial Officer.

(b) Agreements and Covenants.  Capitol and Bank shall have performed in all material respects all obligations, except where the performance of such obligations were qualified by materiality, in which case Capitol or Bank shall have performed in all respects, and complied with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time under this Agreement, and Parent shall have received certificates signed on behalf of Capitol and Bank by their respective Chief Executive Officer and Chief Financial Officer to such effect dated as of the Effective Time.

(c) Consents.  Capitol and Bank shall have obtained consents necessary for the transfer of those agreements identified on Schedule 7.5 for which consent is required to effect the Merger.

(d) Parent Stockholder Approval.  The Parent Stockholder Approval shall have been obtained.

(e) Parent Common Stock.  Holders of less than thirty percent (30%) of the shares of Parent Common Stock issued in Parent’s IPO shall have (i) voted against the consummation of the transactions contemplated hereby, and (ii) exercised their rights to convert their shares into a pro rata share of the Trust Account in accordance with Parent’s Amended and Restated Certificate of Incorporation.

(f) Closing Deliveries.  Parent shall have received all of Capitol’s and Bank’s Closing deliveries pursuant to Article 3.

(g) SEC Compliance.  Immediately prior to Closing, Parent shall be in compliance in all material respects with the reporting requirements applicable to it under the Exchange Act.

(h) Stockholders Approval; Dissenters’ Rights.  The Bank Board Approval and the Bank Stockholder Approval shall have been obtained and shall be in full force and effect. Stockholders holding a majority of the outstanding shares of Bank Common Stock shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby. Stockholders holding not more than 25% of the outstanding shares of Bank Common Stock shall have exercised, or have continuing rights to exercise, Dissenters’ Rights with respect to the transactions contemplated by this Agreement.

(i) Continuation of Bank.  Bank shall remain FDIC insured with no action pending, threatened or contemplated to terminate FDIC deposit insurance.

10.3 Conditions To The Obligations Of Capitol And Bank Under This Agreement.  The obligations of Capitol and Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except to the extent that such representations and warranties are qualified by the term “material,” or such other materiality threshold, in which case such representations and warranties (as so written, including the term “material”) shall be true and correct in all respects at and as of the Effective Time, and Parent and Merger Sub shall have delivered to Bank a certificate of Parent and Merger Sub to such effect signed by its respective executive officer as of the Effective Time.

(b) Agreements and Covenants.  Parent and Merger Sub shall have performed in all material respects all obligations, except where the performance of such obligations were qualified by materiality, in which case Capitol or Bank shall have performed in all respects and complied with all agreements or covenants of Parent to be performed or complied with by it at or prior to the Effective Time under this Agreement, and Bank shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect dated as of the Effective Time.

(c) Capitol Stockholder Approval.  The Capitol Stockholder Approval shall have been obtained.

ARTICLE 11

INDEMNIFICATION

11.1 Indemnification.

(a) Parent’s Indemnification Obligations.  Subject to any limitations in this Section and Section 11.3, Parent shall indemnify, defend and hold the Stockholders and their respective Affiliates, and each of their directors, officers, employees, partners, members, agents (each, a “Stockholder Indemnified Party” and collectively, the “Stockholder Indemnified Parties”) harmless from and against any and all losses, damages, costs, expenses, Taxes, liabilities, penalties and fines (including reasonable attorneys’ fees) (collectively, “Damages”) incurred by them, whether known or unknown, fixed or contingent, to the extent arising from:

(i) any breach of, or inaccuracy contained in, any representation or warranty of Parent set forth in this Agreement, any Related Document or any schedule or certificate delivered by or on behalf of Parent in connection herewith or any claim by a third party which, if true, would constitute a breach of any such representation or warranty; or

(ii) Parent’s failure to perform or otherwise fulfill any of its agreements, covenants, obligations or undertakings hereunder and in accordance with the terms hereof.

(b) Capitol’s Indemnification Obligations.  Subject to any limitations in this Section and Section 11.3, Capitol shall indemnify, defend and hold Parent, Merger Sub, Bank (as to Bank, from and after the Effective Time only) and each of their Affiliates, and each of their respective directors, officers, employees, partners, members, agents (each, a “Parent Indemnified Party” and collectively, the “Parent Indemnified Parties”), harmless from and against and in respect of any and all Damages incurred by them, whether known or unknown, fixed or contingent, to the extent arising from:

(i) any breach of, or inaccuracy contained in, any representation or warranty of Capitol or Bank set forth in this Agreement, any Related Document or any schedule or certificate delivered by or on behalf of Capitol or Bank in connection herewith or any claim by a third party which, if true, would constitute a breach of any such representation or warranty;

(ii) Capitol’s or Bank’s failure to perform or otherwise fulfill any of its agreements, covenants, obligations or undertakings hereunder and in accordance with the terms hereof; or

(iii) any liability of Bank for Taxes or any liability of Bank to make payments to or indemnify any other Person with respect to Taxes (x) for any Taxable period prior to and including the Effective Time, (y) resulting from or attributable to Bank having been or ceasing to be a member of any Affiliated Group, or (z) as a transferee or successor, by contract or otherwise as a result of transactions, contracts or arrangements occurring or entered into on or before the Closing Date.

11.2 Indemnification Procedures.

(a) If any Stockholder Indemnified Party or Parent Indemnified Party (each, an “Indemnified Party”) seeks indemnification under this Article 11, the Indemnified Party shall promptly notify the indemnifying party (the “Indemnifying Party”) in writing after learning of the occurrence of any event that is asserted to be an indemnifiable event pursuant to this Agreement, which notice shall include information, in reasonable detail, relating to the claim and, if available or known, an estimate of the liability; provided, however, that no failure or delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Article 11, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give such notice. If such event involves the claim of any third party, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, assume control over (in which case the Indemnifying Party shall assume all expense with respect thereto) the defense, settlement, adjustment or compromise of such claim, demand or lawsuit and to retain counsel (not reasonably objected to by the Indemnified Party); provided, however, that the Indemnifying Party shall not have the right to assume such defense of a claim by a third party (i) which involves an amount (when taken together with the aggregate amount of all claims for Damages pending under this Article 11) that is in excess of the unused cap on the

Indemnifying Party’s obligations pursuant to Section 11.3(d) or (ii) if there is a reasonable probability that such third party claim may materially and adversely affect the Indemnified Party other than as a result of monetary damages or other money payments. The Indemnifying Party’s option to assume the defense of such claim may be exercised by an irrevocable written acknowledgment by the Indemnifying Party to the Indemnified Party, within 30 days following notice of such claim from the Indemnified Party (or earlier, if the Indemnified Party reasonably requires an earlier determination), that it is undertaking and will prosecute the defense of the claim under such indemnity agreements (at the sole cost and expense of the Indemnifying Party) and confirming that the claim is one with respect to which the Indemnifying Party is obligated to indemnify and that it will be able to pay the full amount of potential liability in connection with such claim.

(b) The Indemnified Party shall have the right to employ counsel at the Indemnified Party’s own expense (except that the Indemnifying Party shall be liable to the Indemnified Party for reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof) and to participate in such action or claim, including settlement or trial, as long as such participation does not substantially interfere with the Indemnifying Party’s defense of such claim or action.

(c) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed, before entering into any settlement, adjustment or compromise of such claim or ceasing to defend against such claim; provided, that such settlement, adjustment, compromise or cessation of such claim shall include a release from all liability and shall involve only the payment of monetary Damages in respect of such claims.

(d) If the Indemnifying Party does not assume control over the defense of such claim as provided in Section 11.2(a), the Indemnified Party shall have the right to defend the claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party.

(e) In the event that the Indemnifying Party reimburses the Indemnified Party for any third party claim, the Indemnified Party shall remit to the Indemnifying Party any reimbursement that the Indemnified Party subsequently receives for such third party claim.

(f) Upon the payment in full of any claim hereunder, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person (excluding any third party insurance provider) with respect to the subject matter of such claim.

11.3 Limitations on Indemnification; Other Qualifications.

(a) The Parties hereto agree that their respective remedies under Article 11 of this Agreement are their exclusive remedies under this Agreement, including without limitation, any matter based on the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any party hereto contained herein or based on the failure of any covenant, agreement or undertaking herein (other than claims of fraud or intentional misrepresentation), and the Parties hereto hereby waive any claims with respect to any other right of contribution or indemnity available against any Indemnifying Party hereunder in such capacity on the basis of common law, statute or otherwise beyond the express terms of this Agreement; provided, however, that this exclusive remedy for damages does not preclude a Party from bringing an action for specific performance or other equitable remedy not involving the payment of monetary damages.

(b) Notwithstanding any other provision of this Agreement, the liability for indemnification of any Indemnifying Party under this Agreement shall not exceed the actual damages of the party entitled to indemnification and shall not include incidental, indirect, special, punitive, exemplary or other similar damages or diminution in value, other than any such damages awarded to a third party.

(c) Capitol shall not be required to indemnify the Parent Indemnified Parties and Parent shall not be required to indemnify the Stockholder Indemnified Parties pursuant to this Article 11 for any Damages arising out of matters described in Section 11.1(b)(i) or 11.1(a)(i), respectively, unless the aggregate amount of Damages incurred by the Parent Indemnified Parties arising out of matters described in Section 11.1(b)(i), on the one hand, or the Stockholder Indemnified Parties arising out of matters described in Section 11.1(a)(i), on the other hand, exceeds Three Hundred Thousand Dollars ($300,000) and then only for the amount of such Damages in excess of Three Hundred Thousand Dollars ($300,000). No Parent Indemnified Party or Stockholder Indemnified Party shall be deemed to have suffered any Damages as a result of a breach of a representation or warranty giving rise to a right of indemnification under Section 11.1(b)(i) or 11.1(a)(i), respectively, unless all Damages arising out of that breach (together with all matters substantially related to the matter underlying that breach) equal or exceed $5,000; provided, however, that the aggregate amount of Damages that either the Parent Indemnified Parties or the Stockholder Indemnified Parties shall be deemed not to have been suffered by reason of the foregoing clause shall not exceed $50,000.

(d) The maximum aggregate liability of the Stockholder Indemnified Parties for indemnification pursuant to Section 11.1(b)(i), and the Parent Indemnified Parties’ sole and exclusive recourse for indemnification for Damages resulting in indemnification claims thereunder, shall be limited to One Million Dollars ($1,000,000) in the aggregate.

(e) The maximum aggregate liability of the Parent Indemnified Parties for indemnification pursuant to Section 11.1(a)(i), and the Stockholder Indemnified Parties’ sole and exclusive recourse for indemnification for Damages resulting in indemnification claims thereunder, shall be limited to One Million Dollars ($1,000,000) in the aggregate.

(f) The limitations contained in Section 11.3(c) shall not apply to (i) any claims of common law fraud made against Capitol or Bank or (ii) any claim for indemnification pursuant to Section 11.1(a)(i) or 11.1(b)(i) in connection with a breach of the representation and warranties contained in Section 5.1, Section 5.2, Section 5.3, Section 5.4, Section 6.1 and Section 6.2.

(g) The limitations contained in Section 11.3(d) and Section 11.3(e) shall not apply to (i) any claims of common law fraud by Capitol or Bank or (ii) any claim for indemnification pursuant to Section 11.1(a)(i) or 11.1(b)(i) in connection with a breach of the representation and warranties contained in Section 5.1, Section 5.2, Section 5.3, Section 5.4, Section 5.8, Section 5.9, Section 5.10, Section 5.22, Section 5.30, Section 6.1 and Section 6.2.

(h) No Stockholder Indemnified Party shall be required to make any payment for any Damages disclosed in the Schedules to this Agreement.

11.4 Limitations On Losses.   Anything in this Agreement or otherwise to the contrary notwithstanding:

(a) In determining the amount of any claim for which a claiming party is entitled to indemnification pursuant to this Article 11, there shall be subtracted an amount equal to all insurance proceeds received by such claiming party with respect to such claim, net of any increase in insurance premiums incurred by the claiming party which can be reasonably demonstrated by such party to be directly related to such claim and any tax benefit that is actually recognized for tax purposes through an increase or reduction of taxes otherwise due.

(b) No Party shall be entitled to indemnification for the amount of any Damages in excess of the amount of such Damages which would have been incurred, but for: (i) the unlawful conduct of such Party; or (ii) the breach or default by such Party of any representation, warranty, covenant, obligation or agreement under this Agreement.

(c) For purposes of the indemnification provisions in this Article 11, the determination of (i) whether any representation, warranty or covenant has been breached and (ii) the amount of any Damages shall be made without giving effect to any “Material Adverse Effect” qualification or any materiality or similar qualification contained in the representations, warranties, covenants or agreements herein.

11.5 Treatment of Indemnification Payments.  Any indemnification payment under this Agreement shall be treated by the Parties as an adjustment of the Merger Consideration and neither party shall take a position on a Tax Return or otherwise inconsistent therewith.

ARTICLE 12

TERMINATION

12.1 Termination.  This Agreement may be terminated prior to the Effective Time:

(a) at any time by the mutual written agreement of Parent and Capitol;

(b) by either Capitol or Parent (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a material breach on the part of the other Party of any representation, warranty or agreement contained herein which cannot be or has not been cured within thirty (30) days after written notice by Capitol or Parent to the other of such breach;

(c) by either Capitol or Parent, with thirty (30) days’ prior written notice or such shorter period as required by a court or Bank Regulator, or Law, if any court or Bank Regulator shall finally determine that the subject of this Agreement violates any Law and the terms of this Agreement cannot be amended to meet all legal requirements to the satisfaction of such court or Bank Regulator;

(d) at the election of either Parent or Capitol, if the Closing shall not have occurred on or before October 31, 2009 (the “Termination Date”), or such later date as shall have been agreed to in writing by Parent and Capitol; provided, that no Party may terminate this Agreement pursuant to this Section 12.1(d) if the failure of the Closing to have occurred on or before said date was due to such Party’s breach of any of its obligations under this Agreement;

(e) by either Capitol or Parent if final action has been taken by a regulatory authority whose approval is required or sought in connection with this Agreement and the transactions contemplated hereby, which final action (i) has become unappealable and (ii) does not approve this Agreement or the transactions contemplated hereby; or

(f) by Capitol if Parent has not filed for Regulatory Approvals by thirty (30) days after the date of this Agreement.

12.2 Effect Of Termination.

(a) In the event of termination of this Agreement pursuant to any provision of Section 12.1, this Agreement shall forthwith become void and have no further force and there shall be no liability or further obligation on the part of any Party hereto or its officers, directors or stockholders, except that (i) the provisions of Article 13 and Section 9.8 and this Section 12.2, and any other Section that, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect and (ii) each Party shall remain liable for any breach of this Agreement prior to its termination.

(b) Whether or not the Merger is consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses.

ARTICLE 13

MISCELLANEOUS

13.1 Survival.  The Parties agree that all of the representations and warranties contained in this Agreement shall survive for a period of fifteen months subsequent to the Closing Date; provided, however, that the representations and warranties set forth in (a) Sections 5.1, 5.2, 5.3, 5.4, 6.1 and 6.2 shall survive the Closing and continue in full force and effect indefinitely, and (b) Sections 5.14 and 5.16 shall survive the Closing and continue in full force and effect until ninety (90) days after the applicable statutes of limitations expire. Notwithstanding the foregoing, if at the stated expiration of any survival period there shall be pending any indemnification claim by a person, such person shall continue to have the right to seek such indemnification with respect to such claim notwithstanding such expiration. The covenants and agreements of the Parties contained in this Agreement shall survive the Closing indefinitely.

13.2 Notices.  All notices required or permitted under this Agreement shall be given in writing, shall reference this Agreement and shall be deemed to have been delivered and given (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient or, if not, then on the next Business Day; (c) five days after having been sent by registered or certified U.S. mail, return receipt requested, postage and charges prepaid; (d) one (1) Business Day after deposit with a nationally-recognized commercial overnight courier, specifying next day delivery, with written verification of receipt; or (e) by email with the original transmitted by one of the other methods specified above (which shall be deemed received in accordance with the provisions of subsections (a)-(d)). All communications shall be sent to the addresses set forth on SCHEDULE II  or to such other address as may be designated by a Party by giving written notice to the other Parties pursuant to this Section 13.2.

13.3 Assignment And Binding Effect.  No Party may assign its rights or obligations under this Agreement without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that (a) Parent or Merger Sub, at its discretion, may assign its rights and obligations under this Agreement to one or more Affiliates, as long as upon identification of such Affiliate or Affiliates, Parent or Merger Sub, as applicable, shall cause each such Affiliate to enter into such agreements as shall be necessary to bind it as an additional party to this Agreement; (b) Capitol may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of CBL in connection with a sale, transfer or assignment by Capitol of any Shares of Bank Common Stock to such subsidiary, provided, however, that (i) such acquisition shall not be inconsistent with or have an adverse effect upon Capitol’s, CBL’s or Bank’s ability to timely consummate the transactions contemplated hereby, (ii) Capitol, CBL and each such transferee subsidiary agree in writing to be jointly and severally liable for their obligations hereunder, and (iii) such transferee subsidiary shall enter into such agreements as shall be necessary to bind it as an additional party to this Agreement. Notwithstanding anything to the contrary contained herein, in the event of any such assignment, the Parent and Merger Sub or Capitol, as the case may be, shall remain liable for any liabilities under this Agreement. All terms of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the Parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the Parties to this Agreement and for the benefit of no other person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement.

13.4 Complete Agreement.  This Agreement, including any and all Exhibits and Schedules hereto and thereto, and the Confidentiality Agreement, represent the entire agreement of the Parties with respect to the subject matter hereof and thereof including but not limited to that certain letter of intent between the Parties. All prior negotiations between the Parties are merged into this Agreement, and there are no understandings or agreements other than those incorporated herein and therein.

13.5 Modifications And Waivers.  This Agreement may not be modified except in a writing duly executed by the Parties. Any waiver must be in writing.

13.6 Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

13.7 Severability.  In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and the Parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision that, insofar as practical, implements the purposes and intents of this Agreement.

13.8 Governing Law; Consent To Jurisdiction, Waiver Of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to its principles of conflicts of laws. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of Nevada located in Clark County and the United States District Court for the District of Nevada for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each Party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

13.9 Headings; Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation hereof. The use of the singular pronoun in this Agreement shall be deemed to be or include the plural (and vice versa), whenever appropriate. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

13.10 Mutual Drafting.  This Agreement is the mutual product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties and shall not be construed for or against any Party.

13.11 Specific Performance.  Each of the Parties hereto acknowledges that the other Party would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Accordingly, each of the Parties hereto agrees that, without the necessity of proving actual damages or posting bond or other security, the other Party shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

1st COMMERCE BANK

By: /s/	Tom Mangione

Name:	Tom Mangione

Title:	Chairman

CAPITOL DEVELOPMENT BANCORP LIMITED V

By: /s/	Cristin Reid

Name:	Cristin Reid

Title:	Chairman

CAPITOL BANCORP LIMITED (for purposes of Section 7.5, Section 7.10, 9.8, Section 9.11(d), Section 9.14 and Section 9.15)

By: /s/	Joseph D. Reid

Name:	Joseph D. Reid

Title:	Chairman

GLOBAL CONSUMER ACQUISITION CORP.

By: /s/	Jason N. Ader

Name:	Jason N. Ader

Title:	Chief Executive Officer

WL INTERIM BANK

By: /s/	Jason N. Ader

Name:	Jason N. Ader

Title:	Chief Executive Officer

[SIGNATURE PAGE TO MERGER AGREEMENT]

SCHEDULE I

DEFINITIONS

“Affidavit” shall have the meaning set forth in Section 2.8(f).

“Affiliate” shall mean any Person that, directly or indirectly, through one or more intermediaries, (a) owns or controls another Person, (b) is owned or controlled by another Person, or (c) is under common control or ownership with another Person. For purposes of the definition of Affiliate, the term (i) “ownership” means the direct or indirect beneficial ownership of more than 5.0% of the equity securities of a Person, or, in the case of a Person that is not a corporation, more than 5.0% of the voting and/or equity interest, and (ii) “control” (including the terms “controlled by,” and “under common control or ownership with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Affiliated Group” shall have the meaning set forth in Section 5.14(a).

“Articles of Merger” shall have the meaning set forth in Section 2.2.

“Balance Sheet Date” shall mean March 31, 2009.

“Bank” shall mean 1st Commerce Bank, a Nevada-chartered non-member bank.

“Bank Balance Sheet” shall mean the unaudited consolidated balance sheet of Bank as of the Balance Sheet Date.

“Bank Board Approval” shall have the meaning set forth in the recitals hereto.

“Bank Business” shall mean any and all services, functions and activities conducted or performed by Bank, and all assets, rights and liabilities related thereto as currently conducted.

“Bank Common Stock” shall mean the common stock, par value $5.00 per share, of Bank.

“Bank Employee” shall have the meaning set forth in Section 5.17(i).

“Bank Financial Statements” shall mean (i) the audited balance sheets of Bank as of December 31, 2008, December 31, 2007 and December 31, 2006 and the related statements of operations, changes in shareholders’ equity and cash flows of Bank for each of the years ended December 31, 2008 and December 31, 2007, and the period from October 18, 2006 (date of inception) to December 31, 2006 (including related notes and schedules, if any), (ii) the unaudited balance sheets of Bank as of March 31, 2009 and 2008 and the related statements of operations, shareholders’ equity and cash flows of Bank for the three month periods ended March 31, 2009 and 2008, (iii ) Management’s Discussion and Analysis of Financial Condition and Results of Operations as required by Item 303 of Regulation S-K for each of the years ended December 31, 2008 and December 31, 2007, and the period from October 18, 2006 (date of inception) to December 31, 2006 (including related notes and schedules, if any), and (iv) Bank’s quarterly Reports of Condition and Income, including all schedules thereto, submitted to the applicable federal banking agency for the quarter ended June 30, 2009.

“Bank IP” shall mean all Intellectual Property owned, used or held for use by Bank or any Affiliate in the operation of the Bank Business.

“Bank Offices” shall mean the banking and trust offices and other premises operated by Bank as of the date hereof and as of the Effective Time at which its Bank Business is conducted.

“Bank Owned IP” shall mean all Intellectual Property owned by Bank or any Affiliate.

“Bank Regulator” shall mean the FDIC, the Office of the Nevada FID, or any other federal or state regulatory agency with authority over any of the Parties or Bank.

“Bank Stockholder Approval” shall have the meaning set forth in Section 3.3(b)(iv).

“Bankruptcy and Equity Exceptions” shall have the meaning set forth in Section 5.4.

“Benefit Arrangement” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) and any other plan, program, agreement, arrangement, obligation or practice, whether or not legally enforceable, including, without limitation, any pension, profit sharing, severance, welfare, fringe benefit, employee loan, retirement, medical, welfare, employment or consulting, severance, stay or retention bonuses or compensation, executive or incentive compensation, sick leave, vacation pay, plant closing benefits, disability, workers’ compensation, retirement, deferred compensation, bonus, stock option or purchase or other stock-based, tuition reimbursement or scholarship, employee discount, meals, travel, or vehicle allowances, plan, program, agreement, arrangement, obligation or practice, any plans subject to Code Section 125, and any plans or arrangements providing benefits or payments in the event of a change of control, change in ownership or effective control or sale of assets (i) established, sponsored, maintained, or contributed to, or required to be contributed to, by Capitol, Bank or any ERISA Affiliate, on behalf of any current or former director, employee, agent, independent contractor, or service provider of Bank, or their beneficiaries, or (ii) pursuant to which Capitol, Bank or any ERISA Affiliate has any obligation (whether contingent or otherwise) with respect to any such persons.

“Benefit Plan” shall have the meaning given in ERISA Section 3(3), together with plans or arrangements that would be so defined if they were not (i) otherwise exempt from ERISA by that or another section, (ii) maintained outside the United States, or (iii) individually negotiated or applicable only to one person.

“Brokered Deposit” shall mean “brokered deposit” as defined in 12 C.F.R. 337.6(a)(2).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in Michigan, Nevada, or New York are authorized or required to close for regular banking business.

“Capitol” shall mean Capitol Development Bancorp Limited V, a Michigan corporation with its principal place of business in Lansing, Michigan, its success and assigns.

“Capitol Stockholder Approval” means the approval of this Agreement, the Merger and the other transactions contemplated hereby by the holders of a majority of all the issued and outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class.

“CBC’s 401(k) Plan” shall mean the Benefit Arrangement sponsored by Capitol that includes a tax-qualified cash or deferred arrangement.

“CBC’s ESOP” shall mean the Benefit Arrangement sponsored by Capitol that is a tax-qualified employee stock ownership plan.

“CBL” shall have the meaning set forth in the recitals hereto.

“Capitol Plan Cessation” shall have the meaning set forth in Section 9.11(b).

“Certificates” shall have the meaning set forth in Section 2.8(b)(i).

“Certification Statement” means a certification by the chief financial officer of Capitol or Parent, as the case may be, to the effect that (A) the Estimated Balance Sheet or Final Balance Sheet, as applicable, has been prepared in good faith and in accordance with GAAP and, to the extent consistent with GAAP, consistent with the Model Balance Sheet, and (B) the Estimated Tangible Book Value Statement or the Final Tangible Book Value Statement, as applicable, has been prepared in accordance with this Agreement.

“Claim” shall have the meaning set forth in Section 9.5.

“Closing” shall have the meaning set forth in Section 3.1.

“Closing Accountant” shall have the meaning set forth in Section 4.1(d).

“Closing Date” shall have the meaning set forth in Section 3.1.

“Closing Merger Consideration” shall have the meaning set forth in Section 4.1(b).

“Closing Payment” shall have the meaning set forth in Section 3.2.

“COBRA” means the group health plan continuation of coverage requirements of Part 6 of Subtitle B of Title 1 of ERISA, Section 4980B of the Code, and any similar and applicable stat law requirement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” shall have the meaning set forth in Section 9.8.

“Contract” shall mean, including, without limitation, any agreement, indenture or other instruments, agreements, notes, franchises, leases, licenses, commitments, arrangements or understandings, written or oral.

“Core Deposit” shall mean any and all Deposits, other than a Brokered Deposits.

“Damages” shall have the meaning set forth in Section 11.1(a).

“Deposit” shall mean a deposit as defined in 12 U.S.C. Section 1813(l), including, without limitation, outstanding cashier’s checks and other official checks and all uncollected items included in the depositor’s balances and credited on the books and records of Bank.

“Deposit Summary” shall have the meaning set forth in Section 5.30(c).

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“Dissenters’ Rights Sections” shall have the meaning set forth in Section 2.6(c).

“Dissenting Shares” shall have the meaning set forth in Section 2.6(c).

“Effective Time” shall mean the date and time specified pursuant to Section 2.2 hereto as the effective time of the Merger.

“Employee” shall mean any current, former or retired employee, officer, or director of Bank.

“Environmental Claim” shall mean any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising under Environmental Law or out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern, including, without limitation, the actual or alleged offsite transportation, treatment, storage, or disposal of Materials of Environmental Concern.

“Environmental Laws” shall mean any foreign, federal, state or local law, common law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation, restoration or pollution of human health or the environment (including, without limitation, air, indoor air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law shall include, without limitation, (x) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq; and all comparable state and local laws, and (y) any common law (including, without limitation, common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any entity required to be aggregated in a controlled group or affiliated service group with Capitol for purposes of ERISA or the Code (including under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA), at any relevant time.

“Estimated Balance Sheet” shall have the meaning set forth in Section 4.1(b).

“Estimated Documents” shall have the meaning set forth in Section 4.1(b).

“Estimated Tangible Book Value” shall mean Bank’s good faith estimate of Tangible Book Value as of the Closing, as reflected on the Estimated Tangible Book Value Statement.

“Estimated Tangible Book Value Statement” shall have the meaning set forth in Section 4.1(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall have the meaning set forth in Section 2.8(a).

“Exchange Offer” means the offer described in the Form S-4 Registration Statement under the Securities Act, as filed by CBL with the SEC on July 7, 2009.

“Excluded Loans” shall mean all Loans of Bank, other than the Retained Loans.

“FDIA” shall mean the Federal Deposit Insurance Act, as amended.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

“Federal Reserve Board” shall have the meaning set forth in Section 9.1(b).

“FHLB” shall mean Federal Home Loan Bank, or any successor thereto.

“FHLB Stock” shall mean ownership interests issued by any FHLB.

“Final Approval Date” shall mean the date on which the last Regulatory Approval required to permit consummation of the Merger has been obtained.

“Final Balance Sheet” shall have the meaning set forth in Section 4.1(c).

“Final Documents” shall have the meaning set forth in Section 4.1(c).

“Final Merger Consideration” shall have the meaning set forth in Section 4.1(e).

“Final Tangible Book Value” shall have the meaning set forth in Section 4.1(d).

“Final Tangible Book Value Statement” shall have the meaning set forth in Section 4.1(c).

“Former Real Property” shall have the meaning set forth in Section 5.13(b).

“GAAP” means generally accepted accounting principles in effect in the United States as of the date of each financial statement, as applicable, to which this Agreement refers.

“Governmental Entity” shall mean any federal, state, municipal, foreign or other governmental department, authority, commission, board, court, administrative agency bureau, body or instrumentality.

“Indemnified Party” shall have the meaning set forth in Section 11.2(a).

“Indemnifying Party” shall have the meaning set forth in Section 11.2(a).

“Information Standard” shall have the meaning set forth in Section 5.29.

“Intellectual Property” shall mean, whether or not registered, (a) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations, applications and renewals for any of the foregoing (and reissues, divisions, continuations, re-examinations and extensions thereof for purposes of clause (a)); (e) trade secrets and know-how; and (f) computer software in both source code and object code (including but not limited to data, data bases and documentation.

“IPO” shall have the meaning set forth in Section 9.5.

“knowledge of Bank” or “known” means actual knowledge of such fact or other matter by Al Gourrier, President of Bank

“knowledge of Capitol” or “known” means actual knowledge of such fact or other matter by any of its directors or officers.

“Landlord” means Camino Al Norte, LLC.

“Law” shall mean any federal, state, foreign, or local law, statute, ordinance, rule, wage, order, regulation, writ, injunction, directive, judgment, administrative interpretation, treaty, decree, administrative or judicial decision and any other executive, legislative, regulatory or administrative proclamation.

“Lease Guaranty” means, with respect to the Real Property Lease, that certain guarantee by CBL to the Landlord, its successors and assigns of the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provide to be performed and observed by Bank, its successors and assigns.

“Leased Real Property” shall have the meaning set forth in Section 5.23(a).

“Letter of Transmittal” shall have the meaning set forth in Section 2.8(b)(i).

“Lien(s)” means any mortgage, security interest, pledge, hypothecation, assignment, Deposit arrangement, lease, reservation, encroachment, encumbrance, restriction, easement, overlap, charge, preference, priority or other security agreement or title defect.

“Loan Price” means, with respect to any Excluded Loan, an amount in cash equal to the outstanding principal amount thereof, plus accrued and unpaid interest, late charges and any other charges thereon, as of the date such Excluded Loan is transferred pursuant to Section 7.9.

“Loans” shall mean all notes and other evidences of indebtedness executed and delivered to Bank (including participation interests therein) reflected in the records of Bank or in the Bank Financial Statements.

“Material Adverse Effect” means, with respect to any Party, any event, occurrence or circumstance that, by itself or together with other events, occurrences or circumstances, has had or is reasonably likely to have a material and adverse effect on the assets, liabilities, profits, condition (financial or otherwise), prospects, operations, loans, securities, deposit accounts, business or properties of such Party or that could impair the ability of such Party to perform its obligations hereunder, other than any such change or effect attributable to or resulting from (i) changes in interest rates or general economic conditions or a general decline in the securities market resulting in a reduction in the market value of securities on which fee income is calculated; provided, that such events or conditions do not have a disproportionate or unique effect on Bank or Capitol, (ii) any change in banking or similar Laws of general applicability or interpretations thereof by courts or Governmental Entities or (iii) any change in GAAP or applicable regulatory accounting principles.

“Materials of Environmental Concern” shall mean pollutants, contaminants, wastes, toxic substances, asbestos-containing materials, polychlorinated biphenyls, petroleum, petroleum derivatives, and petroleum products and any other materials regulated under Environmental Laws.

“Merger” shall have the meaning set forth in the recitals hereto.

“Merger Sub” shall have the meaning set forth in the recitals hereto.

“Merger Consideration” shall have the meaning set forth in Section 3.2.

“Model Balance Sheet” shall have the meaning set forth in Section 4.1(a).

“MOU” means the memorandum of understanding entered into as of May 14, 2009, by and among Bank, the Regional Director of the FDIC and the Commissioner of the Nevada FID.

“Nevada FID” means the Division of Financial Institutions of the Nevada Department of Business and Industry.

“Nevada Law” shall have the meaning set forth in the recitals hereto.

“Other Real Estate Owned” means real estate acquired by Bank between the date of this Agreement and the Closing Date in the course of the foreclosure of any Loan made by Bank prior to the date of this Agreement or of any Loan made or assumed by Bank after the date of this Agreement.

“Other Filings” shall have the meaning set forth in Section 9.3(a).

“Owned Real Property” shall have the meaning set forth in Section 5.23(a).

“Parent” means Global Consumer Acquisition Corp., a Delaware corporation.

“Parent Common Stock” means the common stock of Parent.

“Parent Indemnified Party” shall have the meaning set forth in Section 11.1(b).

“Parent Stockholder Approval” means the approval by the holders of Parent Common Stock of, among other things, the this Agreement, the Merger and the other transactions contemplated hereby and such other business as may properly come before the meeting or any adjournment or postponement thereof

“Permits” shall have the meaning set forth in Section 5.16(b).

“Permitted Liens” means (i) Liens for current taxes and assessments not yet due and payable; (ii) Liens of landlords, carriers, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice for sums not yet past due, to the extent the amount of the underlying claim is credited against the Merger Consideration; (iii) any recorded Lien (other than for funded indebtedness) encumbering the interest of the landlord (under the Real Property Lease) in the Leased Real Property; and (iv) the UCC-1 Financing Statement, filed February 27, 2009, with Bank, as debtor, and Federal Home Loan Bank of San Francisco, as secured party.

“Per Share Additional Payment Amount” means the dollar amount equal to the quotient of (i) Total Additional Payment Amount divided by (ii) the Total Outstanding Common Stock.

“Per Share Closing Payment” means the dollar amount equal to the quotient of (i) the Closing Payment divided by (ii) the Total Outstanding Common Stock.

“Per Share Merger Consideration” shall have the meaning set forth in Section 2.6(a).

“Person” shall mean an individual, corporation, partnership, limited liability company, unincorporated association, trust, joint venture or other organization or entity or Governmental Entity and shall include any successor (by merger or otherwise) of such entity.

“Press Release” shall have the meaning set forth in Section 9.4.

“Proxy Statement” means the proxy statement to be filed with the SEC for the purpose of soliciting proxies from Parent’s stockholders to obtain the requisite approval of the transactions contemplated and such other matters to be held at the Stockholders’ Meeting.

“Qualified Plan” shall have the meaning set forth in Section 5.17(b).

“Real Property” shall have the meaning set forth in Section 5.13(a).

“Real Property Lease” shall have the meaning set forth in Section 5.23(b).

“Regulatory Approvals” shall have the meaning set forth in Section 10.1(b).

“Related Documents” shall have the meaning set forth in Section 5.4.

“Related Party Agreement” shall have the meaning set forth in Section 5.28.

“Related Person” of a specified Person means: (w) any past or present stockholder, member, partner, director, officer or employee of such specified Person or any Affiliate or relative, or Affiliate of a relative, of any of the foregoing; (x) any Affiliate of such specified Person; or (y) in the case of a natural Person, any member of such Person’s family or any Affiliate or relative of such family member);

“Retained Loans” shall have the meaning set forth in Section 5.8(a).

“Rights” means warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments that obligate an entity to issue, dispose of, redeem or acquire any of its capital stock or other ownership interests or that provide for compensation based on the equity appreciation of such entity’s capital stock.

“Schedules” shall have the meaning set forth in Article 5.

“SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Services Agreement” shall have the meaning set forth in Section 9.14.

“Shares” means shares of Bank Common Stock.

“Stockholder” or “Stockholders” means the holders of Shares.

“Stockholder Indemnified Party” shall have the meaning set forth in Section 11.1(a).

“Stockholders’ Meeting” means the meeting of the holders of Parent Common Stock to be called and held for the purpose of soliciting proxies from Parent’s stockholders to obtain the requisite approval of the transactions contemplated hereby.

“Surviving Corporation” shall have the meaning set forth in Section 2.1.

“Tangible Book Value” means stockholders’ equity less any intangible assets, in each case as determined in accordance with GAAP and the accounting policies used in connection with the Model Balance Sheet.

“Target Tangible Book Value” means $5,500,000.

“Tax” or “Taxes” means (a) all Federal, state, local and foreign taxes and other assessments and governmental charges of a similar nature (whether imposed directly or through withholdings), including any interest, penalties and additions to tax applicable thereto, (b) any liability for payment of amounts described in clause (a) as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any liability for payment of amounts described in clause (a) or (b) as a result of any tax sharing, tax indemnity or allocation agreement or any other express or implied agreement to indemnify any other person for amounts described in clause (a) or (b).

“Tax Return” means any federal, state, local or foreign return, declaration, report, claim for refund or information return or statement required to be filed with any Governmental Entity in connection with the determination, assessment, collection or payment of Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Date” shall have the meaning set forth in Section 12.1(d).

“Total Additional Payment Amount” shall have the meaning set forth in Section 4.1(e).

“Total Outstanding Common Stock” means the total number of Shares issued and outstanding immediately prior to the Effective Time

“Transaction Form 8-K” shall have the meaning set forth in Section 9.4.

“Trust Account” shall have the meaning set forth in Section 9.5.

“WARN” shall have the meaning set forth in Section 9.11(g).

ANNEX B

FORM OF
CERTIFICATE OF AMENDMENT
OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GLOBAL CONSUMER ACQUISITION CORP.

Global Consumer Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  The Board of Directors of the Corporation (the “Board”), acting by unanimous affirmative vote at a meeting of the Board at which every director was present in accordance with Section 141 of the General Corporation Law of the State of Delaware, adopted a resolution authorizing the Corporation (i) to amend the Amended and Restated Certificate of Incorporation of the Corporation to revise the definition of “Business Combination” as that term appears in the Article SIXTH of the Amended and Restated Certificate of Incorporation of the Corporation, to revise Paragraph A and Paragraph B of Article SIXTH of the Amended and Restated Certificate of Incorporation of the Corporation, as set forth herein and (ii) to file this Certificate of Amendment:

The second sentence of Article SIXTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety and amended and restated as follows:

“A “Business Combination” shall mean the initial acquisition by the Corporation of one or more assets or operating businesses through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination.”

The second sentence of Paragraph A of Article SIXTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety and amended and restated as follows:

“In the event a majority of the IPO Shares cast at a meeting of stockholders of the Corporation to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination.”

The first sentence of Paragraph B of Article SIXTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety and amended and restated as follows:

“In the event a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock (“IPO Shares”) issued in the Corporation’s initial public offering (“IPO”) of securities who voted his her or its IPO Shares with respect to the Business Combination may, contemporaneous with such vote, demand the Corporation convert his, her or its IPO Shares into cash.”

SECOND:  That at a meeting and vote of stockholders, the holders of at least majority in interest of record of the issued and outstanding shares of common stock of the Corporation have approved said amendment in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Global Consumer Acquisition Corp., has caused this certificate to be signed by its Chief Executive Officer, this   day of          , 2009.

GLOBAL CONSUMER ACQUISITION CORP.

By:
Jason N. Ader
Chief Executive Officer

B-1

Annex C

FORM OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GLOBAL CONSUMER ACQUISITION CORP.

Pursuant to Section 245 of the
Delaware General Corporation Law

Global Consumer Acquisition Corp., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Global Consumer Acquisition Corp. The date of filing of its original Certificate of Incorporation with the Secretary of State was June 28, 2007 under the name of Global Consumer Acquisition Corp.

2. This Amended and Restated Certificate of Incorporation of Global Consumer Acquisition Corp. has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law by the directors and stockholders of the Corporation.

3. This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

4. This Amended and Restated Certificate of Incorporation shall be effective on the date of filing with the Secretary of State of the State of Delaware.

The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST:  The name of the corporation is Western Liberty Bancorp (hereinafter sometimes referred to as the “Corporation”).

SECOND:  The registered office of the corporation is to be located at 2711 Centerville Road Suite 400, Wilmington, Delaware, 19808, New Castle County. The name of its registered agent at that address is Corporation Service Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation; provided, however, that in the event a Business Combination (as defined below) is not consummated prior to the Termination Date (as defined below), then the purposes of the Corporation shall automatically, with no action required by the Board of Directors or the stockholders, on the Termination Date be limited to effecting and implementing the dissolution and liquidation of the Corporation and the taking of any other actions expressly required to be taken herein on or after the Termination Date and the Corporation’s powers shall thereupon be limited to those set forth in Section 278 of the DGCL and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein. This Article Third may not be amended without the affirmative vote of at least 95% of the IPO Shares (as defined below) cast at a meeting of stockholders of the Corporation.

FOURTH:  The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is 101,000,000, of which 100,000,000 shall be Common Stock, par value $0.0001 per share and 1,000,000 shares shall be Preferred Stock, par value $0.0001 per share.

(A) Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

(B) Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH:  The Corporation’s existence shall be perpetual.

SIXTH:  Intentionally Omitted

SEVENTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(A) Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

(B) The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation.

(C) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

(D) In addition to the powers and authorities herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

EIGHTH:  (A) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

(B) The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’

fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

NINTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH:  The Corporation hereby elects not to be governed by Section 203 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed on its behalf by an authorized officer on this           day of          , 2009.

GLOBAL CONSUMER ACQUISITION CORP.

By:
Name:     Jason N. Ader

Title:	Chief Executive Officer

Annex D

August 28, 2009

Global Consumer Acquisition Corp.
1370 Avenue of the Americas, 28th Floor
New York, New York 10019

Ladies and Gentlemen:

We have acted as special Delaware counsel to Global Consumer Acquisition Corp., a Delaware corporation (the “Company”), in connection with the proposed amendment to the certificate of incorporation of the Company. In this connection, you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:

(i) the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on November 20, 2007 (the “Certificate of Incorporation”);

(ii) the Bylaws of the Company, as presently in effect (the “Bylaws”);

(iii) the form of Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”), a copy of which is attached hereto as Exhibit A;

(iv) the Form S-1 of the Company, as filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2007, in connection with the Company’s initial public offering (“IPO”);

(v) the proxy statement proposed to be filed with the SEC in connection with, among other things, the Certificate of Amendment (the “Proxy Statement”); and

(vi) the Merger Agreement, dated as of July 13, 2009 (the “Merger Agreement”), among the Company, WL Interim Bank, a Nevada corporation (“Merger Sub”), 1st Commerce Bank, a Nevada-chartered non-member bank (“1st Commerce Bank”), Capitol Development Bancorp Limited V, a Michigan corporation, and Capitol Bancorp Limited, a Michigan corporation, which provides for the merger of Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank continuing as a wholly-owned subsidiary of the Company (the “Merger”).

With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (c) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. For the purpose of rendering our opinion as expressed herein, we have not reviewed any document other than the documents set forth above, and, except as set forth in this opinion, we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own, but rather have relied as to factual matters solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

BACKGROUND

We have been advised, and accordingly assume for purposes of our opinion as expressed herein, that (i) the Company has entered into the Merger Agreement; (ii) the Company has considered and analyzed numerous acquisition opportunities in its search for an attractive business combination, none of which were believed to be as attractive to its public stockholders as the Merger, (iii) the Merger would not constitute a

“Business Combination” within the meaning of Article Sixth of the Certificate of Incorporation, because the Company will not be acquiring one or more assets or operating businesses with a fair market value of at least 80% of the Company’s net assets held in trust (net of taxes and other specified amounts) at the time of the Merger; (iv) pursuant to Article Third of the Certificate of Incorporation, the failure to consummate a Business Combination prior to the “Termination Date”1 will result in the dissolution and liquidation of the Company; and (v) in order to consummate a “Business Combination” prior to the Termination Date, the Company is proposing to adopt the amendments to the Certificate of Incorporation set forth in the Certificate of Amendment.

As set forth on Exhibit A hereto, the Certificate of Amendment would (i) eliminate from the definition of “Business Combination” the provision requiring that the Company’s initial acquisition of one or more assets or operating businesses have a fair market value of at least 80% of the Company’s net assets held in trust (net of taxes and other specified amounts) at the time of the acquisition, (ii) amend paragraph A of Article Sixth to eliminate the provision prohibiting the Company from consummating any Business Combination if the holders of an aggregate of 30% or more in interest of the IPO Shares (as defined in the Certificate of Incorporation)2exercise their conversion rights as provided in paragraph B of Article Sixth, and (iii) amend paragraph B of Article Sixth to provide that if a Business Combination is approved and is consummated, any stockholder holding IPO Shares who voted his, her or its shares with respect to the Business Combination, rather than just those holders of IPO Shares who voted against the Business Combination, may demand a conversion of such holder’s IPO Shares into cash. Thus, if the Certificate of Amendment is adopted and becomes effective, the Merger would constitute a “Business Combination” and holders of IPO Shares who affirmatively vote their IPO Shares with respect to the Merger and demand that such shares be converted into cash would be entitled to receive a pro rata portion of the amount held in the Trust Account (as defined in the Certificate of Incorporation), net of taxes payable and accrued interest released to the Company as calculated in accordance with the Certificate of Incorporation (the “Conversion Rights”). Moreover, such stockholders’ vote on any proposal other than the proposal to approve the Merger will have no impact on their Conversion Rights.

Article Sixth of the Certificate of Incorporation provides, in relevant part, as follows:

SIXTH: The following paragraphs A through F shall apply during the period commencing upon the filing of this Amended and Restated Certificate of Incorporation and terminating upon the earlier to occur of: (i) the consummation of Business Combination or (ii) the Termination Date and may not be amended prior thereto without the affirmative vote of at least 95% of the IPO Shares cast at a meeting of stockholders of the Corporation.  A “Business Combination” shall mean the initial acquisition by the Corporation of one or more assets or operating businesses with a fair market value of at least 80% of the Company’s net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the acquisition through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination.

(A) Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event a majority of the IPO Shares cast at a meeting of stockholders of the Corporation to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if holders of an aggregate of 30% or more in interest of the IPO Shares exercise their conversion rights described in paragraph B below.

1 Article Fifth of the Certificate of Incorporation provides that the “Termination Date” is November 27, 2009.
2 We understand that the IPO Shares constitute all of the Company’s common stock issued in the IPO and held by the public.

(B) In the event a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock (“IPO Shares”) issued in the Corporation’s initial public offering (“IPO”) of securities who voted against the Business Combination may, contemporaneous with such vote, demand the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert, subject to the availability of lawful funds therefor, such shares at a per share conversion price equal to (i) the amount held in the Trust Account (net of taxes payable and accrued interest released to the Corporation, up to a maximum of $4,100,000, as described in paragraph C below and calculated as of two business days prior to the consummation of the Business Combination), divided by (ii) the total number of IPO Shares.

***

(E) Unless and until the Corporation has consummated a Business Combination as permitted under this Article Sixth, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, stock purchase, asset acquisition, exchangeable share transaction or otherwise.

(F) A holder of IPO Shares shall be entitled to receive funds from the Trust Account only (i) in the event of a liquidation of the Trust Account to holders of the IPO Shares in connection with the termination of the Corporation’s existence on the Termination Date, pursuant to the terms of the investment management trust agreement governing the Trust Account or (ii) in the event he, she or it demands conversion of such IPO Shares in accordance with paragraph B above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account. A holder of shares issued prior to the consummation of the IPO shall not have any right or interest of any kind in or to the Trust Account.

Thus, the underlined language in the introductory clause of Article Sixth of the Certificate of Incorporation purports to require the approval of 95% of the IPO Shares cast at a meeting of stockholders of the Company to amend paragraphs A through F thereof. We assume for purposes of our opinion as expressed herein that requiring the approval of 95% of the shares of the public stockholders cast at a meeting of stockholders to amend the certificate of incorporation of a public corporation effectively eliminates that corporation’s power to amend its certificate of incorporation.

DISCUSSION

You have asked our opinion whether Article Sixth may be amended as provided in the Certificate of Amendment. For the reasons set forth below, in our opinion, the relevant provision in the introductory clause of Article Sixth of the Certificate of Incorporation, which effectively eliminates the Company’s (and, consequently, the Company’s directors and stockholders) statutory power to amend paragraphs A through F of Article Sixth during the period commencing upon the effectiveness of the Certificate of Incorporation and terminating upon the earlier of the consummation of the Business Combination or the Termination Date (the “Target Acquisition Period”) by the vote of 95% of the IPO Shares cast at a meeting of stockholders, is not a valid certificate of incorporation provision under the General Corporation Law.3 Thus, Article Sixth may be

3 Technically, of the amendments contemplated by the Certificate of Amendment, only the proposed amendments to paragraphs A and B of Article Sixth implicate the supermajority voting requirement set forth in the introductory clause of Article Sixth. Such supermajority voting requirement, by its terms, only applies to amendments to paragraphs A through F of Article Sixth. The proposed amendment to the definition of “Business Combination” would result in an amendment to the introductory clause of Article Sixth, but not to paragraphs A through F thereof. Thus, the introductory clause of Article Sixth, by the clear and express terms of the Certificate of Incorporation, is not subject to such supermajority voting requirement. See Centaur Partners, IV v. Nat’l Intergroup, Inc., 582 A.2d 923, 927 (Del. 1990) (noting that a supermajority voting requirement must be “clear and unambiguous” and that any such requirement must be “positive, explicit, clear and readily understandable”).

amended as provided in the Certificate of Amendment, subject to compliance with the amendatory procedures set forth in Section 242(b) of the General Corporation Law.

Section 242(a) of the General Corporation Law provides that:

[a]fter a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment. . . .

8 Del. C. § 242(a). In addition, Section 242(b) of the General Corporation Law provides that:

Every amendment [to the Certificate of Incorporation] ... shall be made and effected in the following manner: (1) [i]f the corporation has capital stock, its board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders... If a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has been duly adopted in accordance with this section shall be executed, acknowledged and filed and shall become effective in accordance with § 103 of this title.

8 Del. C. § 242(b) (emphasis added). Thus, Section 242(a) grants Delaware corporations broad statutory power to amend their certificates of incorporation to the extent permitted under Delaware law, including to the extent contemplated by the Certificate of Amendment, subject to compliance with the amendatory procedures set forth in Section 242(b). Implicit in the language of Section 242 is that the power to amend the certificate of incorporation is a fundamental power of Delaware corporations vested in directors and stockholders of a corporation. Nothing in Section 242 suggests that this statutory power may be entirely eliminated by a provision of the certificate of incorporation with respect to certain provisions thereof. Indeed, the mandatory language in Section 242(b) supports the proposition that the corporation’s broad power to amend the certificate of incorporation cannot be eliminated. Section 242(b) mandates that, absent a provision permitting the board to abandon a proposed amendment, “a certificate setting forth the amendment ... shall be executed, acknowledged and filed and shall become effective” upon obtaining the requisite board and stockholder approvals. 8 Del. C. § 242(b)(1) (emphasis added).

In our opinion, the provision in the introductory clause of Article Sixth of the Certificate of Incorporation that purports to eliminate the statutory power of the Company (and, consequently, of the directors and stockholders of the Company) to amend paragraphs A through F of Article Sixth of the Certificate of Incorporation is contrary to the laws of the State of Delaware and, therefore, is invalid pursuant to Section 102(b)(1) of the General Corporation Law. Section 102(b)(1) provides that a certificate of incorporation may contain:

Any provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders . . . ; if such provisions are not contrary to the laws of [the State of Delaware].

8 Del. C. § 102(b)(1) (emphasis added). Thus, the ability to curtail the powers of the corporation, the directors and the stockholders through the certificate of incorporation is not without limitation. Any provision in the certificate of incorporation that is contrary to Delaware law is invalid. See Lions Gate Entm’t Corp. v. Image Entm’t Inc., 2006 WL 1668051, at *7 (Del. Ch. June 5, 2006) (footnote omitted) (noting that a charter provision “purport[ing] to give the Image board the power to amend the charter unilaterally without a shareholder vote” after the corporation had received payment for its stock “contravenes Delaware law [i.e., Section 242 of the General Corporation Law] and is invalid.”). In Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952), the Court found that a charter provision is “contrary to the laws of [Delaware]” if it transgresses “a statutory enactment or a public policy settled by the common law or implicit in the General

Corporation Law itself.” The Court in Loew’s Theatres, Inc. v. Commercial Credit Co., 243 A.2d 78, 81 (Del. Ch. 1968), adopted this view, noting that “a charter provision which seeks to waive a statutory right or requirement is unenforceable.”4

That the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations is supported by Delaware case law. Delaware courts have repeatedly held that a reservation of the right to amend the certificate of incorporation is a part of any certificate of incorporation, whether or not such reservation is expressly included therein.5 See, e.g., Maddock v. Vorclone Corp., #147 A. 255 (Del. Ch. 1929); Coyne v. Park & Tilford Distillers Corp., 154 A.2d 893 (Del. 1959); Weinberg v. Baltimore Brick Co., 114 A.2d 812, 814 (Del. 1955); Morris v. American Public Utilities Co., 122 A. 696, 701 (Del. Ch. 1923). See also 2 David A. Drexler, Lewis S. Black, Jr. & A. Gilchrist Sparks, III, Delaware Corporation Law & Practice, § 32.02 (2005) (“No case has ever questioned the fundamental right of corporations to amend their certificates of incorporation in accordance with statutory procedures. From the earliest decisions, it has been held that every corporate charter implicitly contains as a constituent part thereof every pertinent provision of the corporation law, including the provisions authorizing charter amendments.”); 1 R. Franklin Balotti & Jesse A. Finkelstein, The Delaware Law of Corporations & Business Organizations § 8.1 (2007 Supp.) (“The power of a corporation to amend its certificate of incorporation was granted by the original General Corporation Law and has continued to this day.”) (footnotes omitted); 1 Edward P. Welch, Andrew J. Turezyn & Robert S. Saunders, Folk on the Delaware General Corporation Law § 242.2.2, GCL-VIII-13 (2007-1 Supp.) (“A corporation may ... do anything that section 242 authorizes because the grant of amendment power contained in section 242 and its predecessors is itself a part of the charter.”) (citing Goldman v. Postal Tel., Inc., 52 F.Supp. 763, 769 (D. Del. 1943); Davis v. Louisville Gas & Electric Co., 142 A. 654, 656-58 (Del. Ch. 1928); Morris, 122 A. at 701; Peters v. United States Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921));

Peters, 114 A. at 600 (“There is impliedly written into every corporate charter in this state, as a constituent part thereof, every pertinent provision of our Constitution and statutes. The corporation in this case was created under the General Corporation Law ... That law clearly reserves to this corporation the right to amend its certificate in the manner proposed.”).

In Davis v.  Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), the Court of Chancery interpreted this reserved right to amend the certificate of incorporation broadly and observed that the legislature, by granting broad powers to the stockholders to amend the certificate of incorporation, “recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these questions so as to leave them fixed for all time.” Id. at 657. Indeed, the Court queried, “[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intracorporate and in a sense private powers,” i.e., by an alteration of the terms of the certificate of incorporation? Id. The Court further

4 We note that Section 102(b)(4) of the General Corporation Law expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the General Corporation Law. 8 Del. C. § 102(b)(4) (“the certificate of incorporation may also contain ... [p]rovisions requiring for any corporate action, the vote of a larger portion of the stock ...or a larger number of the directors, than is required by this chapter.”). While Section 102(b)(4) permits certificate of incorporation provisions to require a greater vote of directors or stockholders than is otherwise required by the General Corporation Law, in our view, nothing in Section 102(b)(4) purports to authorize a certificate of incorporation provision that entirely eliminates the power of directors and stockholders to amend the certificate of incorporation, with respect to certain provisions thereof or otherwise, as expressly permitted by Section 242. See also Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (questioning the validity of a certificate of incorporation provision requiring the vote or consent of 100% of the preferred stockholders to amend the certificate of incorporation in any manner which reduced the pecuniary rights of the preferred stock because the 100% vote requirement made such provision “practically irrepealable”).
5 This principle is also codified in Section 394 of the General Corporation Law. See 8 Del. C. § 394.

confirmed the important public policy underlying the reservation of the right to amend the certificate of incorporation:

The very fact that the [General Corporation Law]...deal[s] in great detail with innumerable aspects of the [certificate of incorporation] in what upon a glance would be regarded as relating to its private as distinguished from its public character, has some force to suggest that the state, by dealing with such subjects in the statute rather than by leaving them to be arranged by the corporate membership, has impliedly impressed upon such matters the quality of public interest and concern.

Id.

While there is no definitive case law addressing the enforceability or validity, under Delaware law or otherwise, of a certificate of incorporation provision that attempts to effectively prohibit amendments to certain provisions thereof, in our view, such a provision would be invalid. Indeed, in confirming the fundamental importance of a corporation’s power to amend the certificate of incorporation, Delaware courts have suggested, in dicta, that such provision might be unenforceable. See, e.g., Jones Apparel Group, Inc. v. Maxwell Shoe Co., 883 A.2d 837 (Del. Ch. 2004) (indicating that the statutory power to recommend to stockholders amendments to the certificate of incorporation is a core duty of directors and noting that a certificate of incorporation provision purporting to eliminate a core duty of the directors would likely contravene Delaware public policy); Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342, 347, 351 (Del. 1930) (finding that, despite the absence of common stockholders who held the “sole” power to vote on amendments to the certificate of incorporation, an amendment to the certificate of incorporation nonetheless had been validly approved by the preferred stockholders, given that the holders of preferred stock, by “the very necessities of the case,” had the power to vote where no common stock had been validly issued because the corporation would otherwise be “unable to function”); Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (questioning the validity of a certificate of incorporation provision requiring the vote or consent of 100% of the preferred stockholders to amend the certificate of incorporation in any manner which reduced the pecuniary rights of the preferred stock because the 100% vote requirement made such provision “practically irrepealable”).

More recently, the Court in Jones Apparel suggested that the right of directors to recommend to stockholders amendments to the certificate of incorporation is a “core” right of fundamental importance under the General Corporation Law. In Jones Apparel, the Delaware Court of Chancery examined whether a certificate of incorporation provision eliminating the power of a board of directors to fix record dates was permitted under Section 102(b)(1) of the General Corporation Law. While the Court upheld the validity of the record date provision, it was quick to point out that not all provisions in a certificate of incorporation purporting to eliminate director rights would be enforceable. Jones Apparel, 883 A.2d at 848. Rather, the Court suggested that certain statutory rights involving “core” director duties may not be modified or eliminated through the certificate of incorporation. The Jones Apparel Court observed:

[Sections] 242(b)(1) and 251 do not contain the magic words [“unless otherwise provided in the certificate of incorporation”] and they deal respectively with the fundamental subjects of certificate amendments and mergers. Can a certificate provision divest a board of its statutory power to approve a merger? Or to approve a certificate amendment? Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue]. I also think that the use by our judiciary of a more context- and statute-specific approach to police “horribles” is preferable to a sweeping rule that denudes § 102(b)(1) of its utility and thereby greatly restricts the room for private ordering under the DGCL.

Id. at 852. While the Court in Jones Apparel recognized that certain provisions for the regulation of the internal affairs of the corporation may be made subject to modification or elimination through the private ordering system of the certificate of incorporation and bylaws, it suggested that other powers vested in directors — such as the power to amend the certificate of incorporation — are so fundamental to the proper functioning of the corporation that they cannot be so modified or eliminated. Id.

As set forth above, the statutory language of Section 242 and Delaware case law confirm that the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations as a matter of Delaware public policy. Moreover, Delaware case law also suggests that the fundamental power to amend the certificate of incorporation is a core right of the directors of a Delaware corporation. Because the provision in the introductory clause of Article Sixth of the Certificate of Incorporation purports to eliminate the fundamental power of the Company (and the “core” right of the Company’s directors) to amend paragraphs A through F thereof during the Target Acquisition Period, such provision is contrary to the laws of the State of Delaware and, therefore, is invalid.

Given our conclusion that paragraphs A and B of Article Sixth may be amended as provided in the Certificate of Amendment subject to compliance with the amendatory procedures set forth in Section 242(b) of the General Corporation Law, you have asked our opinion as to the vote required for approval of the Certificate of Amendment. Section 242(b) of the General Corporation Law provides the default voting requirements for an amendment to the certificate of incorporation. Under Section 242(b)(1), the Board would be required to adopt a resolution setting forth the amendments proposed (i.e., the amendments set forth in the Certificate of Amendment) and declaring their advisability prior to submitting such amendments to the stockholders entitled to vote on amendments to the Certificate of Incorporation. The Board may adopt such resolution by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, or, alternatively, by unanimous written consent of all directors. See 8 Del. C. §§ 141(b), 141(f). After such amendments have been duly approved by the Board, they must then be submitted to the stockholders of the Company for a vote thereon. The affirmative vote (or written consent) of a majority of the outstanding stock entitled to vote thereon would be required for approval of such amendments. See 8 Del. C. §§ 242(b)(1), 228(a). The default voting requirements set forth above may be increased to require a greater vote of the directors or stockholders by a provision in the certificate of incorporation or the bylaws (in the case of the Board). See 8 Del. C. §§ 102(b)(4), 141(b), 216, 242(b)(4).6 However, any certificate of incorporation or bylaw provision purporting to impose a supermajority or unanimous voting requirement must be “clear and unambiguous.” Centaur Partners, IV v. Nat’l Intergroup, Inc., 582 A.2d 923, 927 (Del. 1990). Moreover, a charter or bylaw provision which purports to alter the statutory default voting requirements must be “positive, explicit, clear and readily understandable” because such provisions give a minority the power to veto the will of the majority, thus effectively disenfranchising the majority. Id. (quoting Standard Power & Light Corp. v. Inv. Assocs., Inc., 51 A.2d 572, 576 (Del. 1947)). Because there is no valid provision in the Certificate of Incorporation or Bylaws purporting to impose a different or greater vote of the directors or stockholders for the approval of an amendment to the Certificate of Incorporation, in our view, the statutory default voting requirements would apply to the approval of the Certificate of Amendment by the directors and stockholders of the Company.

CONCLUSION

Based upon and subject to the foregoing, and subject to the limitations stated herein, it is our opinion that the Certificate of Amendment, if duly adopted by the Board of Directors of the Company (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and duly approved by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the General Corporation Law, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the General Corporation Law.

The foregoing opinion is limited to the General Corporation Law. We have not considered and express no opinion on any other laws or the laws of any other state or jurisdiction, including federal laws regulating securities or any other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

6 See supra note 4 and accompanying text.

The foregoing opinion is rendered for your benefit in connection with the matters addressed herein. We understand that you may furnish a copy of this opinion letter to the SEC in connection with the matters addressed herein. We further understand that you may include this opinion letter as an annex to the Proxy Statement for the special meeting of stockholders of the Company to consider and vote upon the Certificate of Amendment, and we consent to your doing so. Except as stated in this paragraph, this opinion letter may not be furnished or quoted to, nor may the foregoing opinion be relied upon by, any other person or entity for any purpose without our prior written consent.

Very truly yours,

/s/  Richards, Layton & Finger, P.A.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

GLOBAL CONSUMER ACQUISITION CORP.
1370 Avenue of the Americas, 28th Floor
New York, New York 10019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBAL CONSUMER ACQUISITION CORP.
SPECIAL MEETING OF STOCKHOLDERS
September 30, 2009
The stockholder(s) hereby appoint(s) Daniel Silvers, and Andrew Nelson, and each of them, as proxies, each with the power of substitution and resubstitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Global Consumer Acquisition Corp. (the “Company”) that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 A.M., Eastern Time, on September 30, 2009, at the offices of the Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, and at any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED HEREIN. THE GCAC BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS LISTED HEREIN.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED REPLY ENVELOPE
(Continued and to be signed on the reverse side)

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GLOBAL CONSUMER ACQUISITION CORP.
Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.globalconsumeracquisition.com.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
▼ DETACH AND RETURN THIS PORTION ONLY ▼

Please mark your votes like this	☒
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3a, 3b, 3c, 3d, 3e, 3f, 4 and 5. THE GCAC BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.	To approve the 1st Commerce Merger Agreement, among GCAC, WL Interim Bank, 1st Commerce Bank, Capitol Development and Capitol Bancorp, which, provides for the merger of WL Interim Bank with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming our wholly owned subsidiary — the Acquisition Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

If you voted with respect to the Acquisition Proposal and you hold shares of GCAC common stock issued in the GCAC initial public offering, you may exercise your conversion rights and demand that GCAC convert your shares of common stock into a pro rata portion of the trust account by marking the box below. If you exercise your conversion rights, then you will be exchanging your shares of GCAC common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the acquisition is completed and you voted with respect to the Acquisition Proposal, demand that GCAC convert your shares into cash and deliver your stock to GCAC’s transfer agent physically or electronically upon closing. Failure to (a) vote with respect to the Acquisition, (b) check the following box, (c) deliver your stock certificate to GCAC’s transfer agent or deliver your shares electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System, and (d) submit this proxy in a timely manner will result in the loss of your conversion rights. In making your decision as to the Acquisition Proposal, please consider that pursuant to our Amended and Restated Certificate of Incorporation, if the Acquisition is not approved, stockholders will not be permitted to convert their shares into their pro rata portion of our trust account, even if such stockholders elected to exercise their conversion rights, and we will likely be forced to liquidate all of the assets held in our trust account. We believe that such liquidation will likely not occur until early 2010.

	I Hereby Exercise My Conversion Rights			☐

2.	To approve the issuance of (i) restricted stock units to certain of our current directors and officers (50,000 to each of Messrs. Coles, Frankel, Schulhof and Silvers) and (ii) restricted stock to each of Mark Daigle, George A. Rosenbaum Jr. and Laus M. Abdo (approximately 91,556 to Mr. Daigle, 25,432 to Mr. Rosenbaum, and 101,729 to Mr. Abdo) — the Restricted Stock and Unit Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3a.	To approve an amendment to our Amended and Restated Certificate of Incorporation to change the definition of “Business Combination” to remove the requirement that the initial acquisition of one or more assets or operating businesses have a fair market value of at least 80% of our net assets held in trust at the time of acquisition.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3b.	To approve an amendment to our Amended and Restated Certificate of Incorporation to remove the prohibition on the consummation of a Business Combination if holders of an aggregate of 30% or more in interest of the shares of our common stock issued in our initial public offering exercise their conversion rights.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3c.	To approve an amendment to our Amended and Restated Certificate of Incorporation to remove the requirement that only holders of shares of our common stock issued in our initial public offering who vote against the acquisition may convert their shares into cash.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3d.	To approve an amendment to our Amended and Restated Certificate of Incorporation to change our name from “Global Consumer Acquisition Corp.” to “Western Liberty Bancorp”.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3e.	To approve an amendment to our Amended and Restated Certificate of Incorporation to change our corporate existence to perpetual.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3f.	To approve an amendment to our Amended and Restated Certificate of Incorporation to remove provisions that will not longer be applicable to us after the acquisition — the amendments set forth in 3a-f above are referred to collectively as the Charter Amendment Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Election of the following directors:	FOR all nominees	WITHHOLD
		listed below except	AUTHORITY to vote
		as marked to the	for all nominees
		contrary below ☐	listed below ☐

Jason N. Ader, Daniel B. Silvers, Mark Daigle, Richard A.C. Coles, Michael B. Frankel, Dr. Leonard E. Goodall, Dr. William Stephan and Robert G. Goldstein

(Instruction: To withhold authority to vote for any individual nominee,

strike a line through that nominee’s name in the list above)

5.	To approve the proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies — the Adjournment Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Date	Signature (Joint Owners)	Date

Note:	Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

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